As filed with the Securities and Exchange Commission on October 2, 2002

     Registration No. 333-97847

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST FEDERAL BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6035 (Primary Standard Industrial Classification Code Number)	37-1397683 (I.R.S. Employer Identification Number)

109 East Depot Street
Colchester, Illinois 62326
(309) 776-3225
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

James J. Stebor
President and Chief Executive Officer
109 East Depot Street
Colchester, Illinois 62326
(309) 776-3225
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Paul M. Aguggia, Esq. Aaron M. Kaslow, Esq. Muldoon Murphy & Faucette LLP 5101 Wisconsin Avenue, N.W. Washington, D.C. 20016 (202) 362-0840	Kip A. Weissman Jenkens & Gilchrist, P.C. 1919 Pennsylvania Avenue, N.W Washington, D.C. 20006 (202) 326-1500

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par
value $0.01 per share	229,904	N/A	$4,402,662	(3)

(1)	Represents the estimated maximum number of shares of common stock issuable by First Federal Bancshares, Inc. upon the consummation of the merger with PFSB Bancorp, Inc. and computed based on the estimated maximum number of shares, including shares issuable upon the exercise of outstanding stock options (229,904), that may be exchanged for the securities being registered. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(f)(1), the registration fee for the First Federal Bancshares, Inc. common stock is based on the market value of PFSB Bancorp, Inc. common stock, par value $.01 per share, on September 26, 2002 ($19.15). Pursuant to Rule 457(f)(3), the cash portion of the merger consideration to be paid by First Federal Bancshares, Inc. in connection with the transaction has been deducted from the value of the securities to be received by First Federal Bancshares, Inc. in the transaction.

(3)	On October 23, 2001, First Federal Bancshares, Inc. paid an excess registration fee of $807.32 in connection with the filing of a Registration Statement on Form S-8 (Registration No. 333-72140) on October 24, 2001. On August 9, 2001, First Federal Bancshares, Inc. offset the registration fee of $444 in connection with the initial filing of this Registration Statement on Form S-4 (Registration No. 333-97847) against the excess fee originally paid on October 23, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[PFSB LOGO]

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

     The boards of directors of First Federal Bancshares, Inc. and PFSB Bancorp, Inc. have agreed to a merger of our companies. In the merger, each share of PFSB common stock will be converted into either $21.00 in cash or shares of FFBI common stock. Based on the closing price of $19.15 per share of FFBI common stock on September 26, 2002, each share of PFSB common stock that is exchanged for FFBI common stock would be converted into 23.04 shares of FFBI common stock having a value of $1,203. However, the number and value of the shares of FFBI common stock to be exchanged for each share of PFSB common stock will be based on the average closing price of FFBI common stock over a measurement period before the closing of the merger. FFBI common stock is listed on the Nasdaq National Market under the symbol FFBI.

     You will be able to elect to receive cash, FFBI common stock or a combination of cash and FFBI common stock for your shares of PFSB common stock. Regardless of your choice, however, elections will be limited by the requirement that 50% of the shares of PFSB common stock be exchanged for FFBI common stock. Therefore the allocation of cash and FFBI common stock that you will receive will depend on the elections of other PFSB stockholders. The federal income tax consequences of the merger to you will depend on whether you receive cash, stock or a combination of cash and stock in exchange for your shares of PFSB common stock.

     We cannot complete the merger unless we obtain the necessary government approvals and unless the stockholders of PFSB approve the merger agreement. PFSB will hold a special meeting of its stockholders on November 13, 2002 at 2:00 p.m., local time at 123 West Lafayette Street, Palmyra, Missouri to consider and vote on this merger proposal. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger and the transactions contemplated by the merger agreement. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the merger.

     This document contains a more complete description of the stockholders meeting, the terms of the merger and the procedures for electing to receive stock or cash. This document also contains information regarding the business of FFBI and PFSB. Please review this entire document carefully.

     Your board of directors believes that the merger is in the best interests of you, our shareholders, and recommends that you vote in favor of the merger.

/s/ Eldon R. Mette Eldon R. Mette President and Chief Executive Officer PFSB Bancorp, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement-prospectus or determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

Proxy Statement-Prospectus dated October 2, 2002
and first mailed to stockholders on or about October 10, 2002

     This document incorporates important business and financial information about PFSB from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. You may read and copy these documents at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. See “Where You Can Find More Information” on page 76.

     You also may request copies of these documents from PFSB. PFSB will provide you with copies of these documents, without charge, upon written or oral request to:

PFSB Bancorp, Inc.
123 West Lafayette Street
Palmyra, Missouri 63461
Attention: Ronald L. Nelson
Telephone: (573) 769-2134

     In order to receive timely delivery of the documents in advance of the PFSB special meeting of stockholders, you should make your request no later than November 5, 2002.

PFSB Bancorp, Inc.
123 West Lafayette Street
Palmyra, Missouri 63461
(573) 769-2134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     A special meeting of stockholders of PFSB Bancorp, Inc. will be held at 123 West Lafayette Street, Palmyra, Missouri on November 13, 2002, at 2:00 p.m., local time, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 4, 2002, by and between First Federal Bancshares, Inc. and PFSB Bancorp, Inc., pursuant to which PFSB will merge with and into FFBI and each share of common stock, par value $.01 per share, of PFSB will be converted into the right to receive, at the election of the holder, either shares of common stock, par value $.01 per share, of FFBI or cash, all on and subject to the terms and conditions contained therein; and

2.	To transact any other business as may properly come before the meeting or any adjournment or postponement.

     Only stockholders of record at the close of business on September 26, 2002 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.

     PFSB stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of PFSB common stock under applicable provisions of Missouri law. In order to perfect dissenters’ rights, PFSB stockholders must file a written objection to the merger with PFSB before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Missouri statutory provisions is included as Appendix C to the accompanying proxy statement-prospectus and a summary of the provisions can be found under the caption “The Merger—Rights of Dissenting Stockholders.”

By Order of the Board of Directors /s/ Ronald L. Nelson Ronald L. Nelson Corporate Secretary

Palmyra, Missouri
October 10, 2002

     The board of directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

Questions and Answers about the Merger	1

Summary	3

Risk Factors	12

Comparative Per Share Data	14

Selected Historical Financial Information	15
Selected Historical Financial
Information for FFBI	16
Selected Historical Financial
Information for PFSB	17
Summary Selected Pro Forma
Combined Data	18

Market Price And Dividend Information	19

Special Meeting of PFSB Stockholders	20
Place, Date and Time	20
Purpose of the Meeting	20
Who Can Vote at the Meeting;
Record Date	20
Attending the Meeting	20
Quorum and Vote Required	20
Shares Held by PFSB Officers and
Directors and by FFBI	21
Voting by Proxy	21
Revocability of Proxies	21
Solicitation of Proxies	21
Participants in Palmyra Savings’s
ESOP and 401(k) Plan	21

Ownership of PFSB Common Stock	23

The Merger	24
The Parties to the Merger	24
Form of the Merger	24
Conversion of PFSB Common Stock	25
Cash or Stock Election	27
Election Procedures; Surrender of
Stock Certificates	28
Treatment of PFSB Stock Options	29
Treatment of PFSB Stock Awards	29
Material Federal Income Tax
Consequences of the Merger	29
Background of the Merger	32
Recommendation of the PFSB Board;
PFSB’s Reasons for the Merger	36
Opinion of PFSB’s Financial Advisor	37
Rights of Dissenting Stockholders	43
Interests of Our Directors and Officers
in the Merger that Differ From
Your Interests	44
Regulatory Approvals Needed to
Complete the Merger	45
Accounting Treatment of the Merger	46
Resale of FFBI Common Stock	46

The Merger Agreement	47
Terms of the Merger	47
When Will the Merger be Completed	47
Conditions to Completing the Merger	47
Conduct of Business Before the
Merger	48
Covenants of PFSB and FFBI in the
Merger Agreement	51
Representations and Warranties Made
by FFBI and PFSB in the Merger
Agreement	54
Terminating the Merger Agreement	54
Termination Fee	55
Expenses	55
Changing the Terms of the Merger
Agreement	56
Board of Directors	56
Management Following the Merger	57

Pro Forma Financial Information	59

A Warning About Forward-Looking
Statements	66

Description of FFBI Common Stock	67
General	67
Common Stock	67
Preferred Stock	67

Comparison of Rights of Stockholders	68
Authorized Stock	68
Voting Rights	68
Required Vote for Authorization of
Certain Actions	69
Dividends	69
Stockholders’ Meetings	69
Action by Stockholders Without a
Meeting	70
Board of Directors	70

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Amendment of the Bylaws	71
Amendment of the Certificate of
Incorporation/Articles of
Incorporation	71

Selected Provisions in the Certificate of
Incorporation and Bylaws of FFBI	72
Business Combinations with Invested
Stockholders	72
Limitation on Voting Rights	73
Evaluation of Offers	73
Board of Directors	73
Stockholder Action by Written
Consent; Special Meetings of
Stockholders	74
Advance Notice Provisions for
Stockholder Nominations and
Proposals	74
Preferred Stock	74
Amendment of Certificate of
Incorporation	75
Delaware Corporate Law	75

Legal Matters	76

Experts	76

Where You Can Find More Information	76

Stockholder Proposals and Nominations	77

APPENDIX A	Agreement and Plan of Merger, dated as of June 4, 2002, between First Federal Bancshares, Inc. and PFSB Bancorp, Inc.

APPENDIX B	Fairness Opinion of RP Financial, LC.

APPENDIX C	Section 351.455 of the Missouri General and Business Corporations Law

APPENDIX D	Financial and Business Information for First Federal Bancshares, Inc.

APPENDIX E	PFSB Bancorp, Inc. 2001 Annual Report to Stockholders and Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 2002

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Questions and Answers about the Merger

Why is PFSB merging with FFBI?

     Our companies are proposing to merge because we believe that the merger will benefit our stockholders, customers and employees. We believe the merger will create a stronger financial services company that will be better positioned to compete in the financial services industry in Illinois and Missouri through expanded operations and market coverage. In addition, the value of the cash and FFBI common stock to be issued in the merger in exchange for PFSB common stock represents a premium over the market value of PFSB common stock.

What am I being asked to vote on and how does my board recommend that I vote?

     You are being asked to vote FOR the adoption of the Agreement and Plan of Merger dated as of June 4, 2002 providing for the merger of PFSB with and into FFBI. The PFSB board of directors has determined that the proposed merger is in the best interests of PFSB stockholders, has approved the merger agreement and recommends that PFSB stockholders vote FOR the adoption of the merger agreement.

What vote is required to adopt the merger agreement?

     The adoption of the merger agreement requires the affirmative vote of at least two-thirds of the outstanding shares of PFSB common stock.

What will I receive in the merger?

     Under the merger agreement, at your election, each share of PFSB common stock you own will be exchanged for either shares of FFBI common stock or $21.00 in cash. You may elect either of these options and, if you desire, you may elect to exchange some of your PFSB shares for cash and some of your PFSB shares for FFBI shares. The number of shares of FFBI common stock to be exchanged for each share of PFSB common stock will be based on the average closing price of FFBI common stock over a ten day trading period shortly before the closing of the merger.

     Elections will be limited by, among other things, a requirement that 50% of the total number of outstanding shares of PFSB common stock be exchanged for FFBI common stock. Therefore, the form of consideration you receive will depend in part on the elections of other PFSB stockholders.

     FFBI will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of FFBI common stock that you would otherwise be entitled to receive.

How do I elect to receive cash, stock or a combination of both for my PFSB stock?

     A form for making an election will be sent to you separately on or about the date this proxy statement-prospectus is mailed. For your election to be effective, your properly completed election form, along with your PFSB stock certificates or an appropriate guarantee of delivery, must be sent to and received by Computershare Trust Company, Inc., the exchange agent, on or before 5:00 p.m., Mountain time, on November 12, 2002. Do not send your election form together with your proxy card. Instead, use the separate envelope specifically provided for the election form and your stock certificates. If you do not make a timely election you will be allocated FFBI common stock and/or cash depending on the elections made by other stockholders.

How do I exchange my PFSB stock certificates?

     If you make an election, you must return your PFSB stock certificates or an appropriate guarantee of delivery with your election form. Shortly after the merger, the exchange agent will allocate cash and FFBI common stock among PFSB stockholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your PFSB stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your PFSB stock certificates with your proxy card.

What should I do now?

     After you have read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the special meeting.

If my shares are held in “street name” by my broker, bank or nominee, will my broker, bank or nominee automatically vote my shares for me?

     No. Your broker, bank or nominee will not be able to vote your shares of PFSB common stock unless you provide instructions on how to vote. You should instruct your broker, bank or nominee how to vote your shares by following the procedures your broker provides. If you do not provide instructions to your broker, bank or nominee, your shares will not be voted, and this will have the effect of voting against adoption of the merger agreement. Please check the voting form used by your broker, bank or nominee to see if it offers telephone or internet voting.

Who can help answer my questions?

     If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

Eldon R. Mette
President and Chief Executive Officer
PFSB Bancorp, Inc.
123 West Lafayette Street
Palmyra, Missouri 63461
Telephone: (573) 769-2134

Summary

     This summary does not contain all of the information that is important to you. You should carefully read this entire document and the other documents which accompany this document to fully understand the merger. See “Where You Can Find More Information.”

THE COMPANIES

First Federal Bancshares, Inc. 109 E. Depot Street Colchester, Illinois 62326 (309) 776-3225

FFBI is the savings and loan holding company for First Federal Bank. First Federal operates six banking offices in west central Illinois. At June 30, 2002, FFBI had total assets of $242.9 million, deposits of $194.2 million and stockholders’ equity of $43.1 million.

For information on FFBI’s business and financial statements and a discussion of FFBI’s recent results of operations, see Appendix D.

PFSB Bancorp, Inc. 123 West Lafayette Street Palmyra, Missouri 63461 (573) 769-2134

PFSB is the savings and loan holding company for Palmyra Savings. Palmyra Savings operates three banking offices in northeastern Missouri. At June 30, 2002, PFSB had total assets of $71.6 million, deposits of $62.1 million and stockholders’ equity of $9.2 million.

For financial statements and a discussion of PFSB’s results of operations for the year ended September 30, 2001 and the three and nine months ended June 30, 2002, see Appendix E for PFSB’s 2001 annual report to stockholders and Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

THE SPECIAL MEETING

Place, Date and Time (page 20)

A special meeting of stockholders of PFSB will be held at Palmyra Savings’s main office at 123 West Lafayette Street, Palmyra, Missouri on November 13, 2002 at 2:00 p.m., local time.

Purpose of the Meeting (page 20)

At the special meeting, PFSB stockholders will be asked to approve the merger agreement with FFBI and to transact any other business that may properly come before meeting.

Who Can Vote at the Meeting (page 20)

You can vote at the special meeting of PFSB stockholders if you owned PFSB common stock at the close of business on September 26, 2002. You will be able to cast one vote for each share of PFSB common stock you owned at that time. As of September 26, 2002, there were 420,059 shares of PFSB common stock outstanding.

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What Vote is Required for Approval of the Merger Agreement (page 20)

In order to approve the merger agreement, the holders of at least two-thirds of the outstanding shares of PFSB common stock entitled to vote must vote in its favor. You can vote your shares by attending the special meeting and voting in person or by completing and mailing the enclosed proxy card. As of September 26, 2002, directors and executive officers of PFSB owned approximately 11.1% of the outstanding common stock of PFSB.

THE MERGER

Overview of the Transaction (page 24)

We propose a business combination in which PFSB will merge with FFBI. FFBI will be the surviving corporation in the merger.

Each PFSB Share Will Be Exchanged for Either Shares of FFBI or $21.00 in Cash (page 27)

As a PFSB stockholder, upon the closing of the merger, each of your shares of PFSB common stock will automatically be converted into the right to receive either shares of FFBI common stock or $21.00 in cash. You may elect either of these options and, if you desire, you may elect to exchange some of your PFSB shares for cash and some of your PFSB shares for FFBI shares. The number of shares of FFBI common stock to be exchanged for each share of PFSB common stock will be based on the average closing price of FFBI common stock over a ten day trading period shortly before the closing of the merger as follows:

If the average price is:	Then the exchange ratio will be:
1. $13.09 or less	1. 1.364
2. Greater than $13.09 and less than $14.83	2. $17.85 divided by average closing price
3. $14.83 or more and less than $20.07	3. 1.203
4. $20.07 or more	4. $24.15 divided by average closing price

On September 26, 2002, FFBI common stock closed at $19.15 per share on the Nasdaq National Market. If this were the average closing price of FFBI common stock during the measurement period, then, because the price is between $14.83 and $20.07, PFSB stockholders who receive FFBI common stock would receive 1.203 shares of FFBI common stock for each share of PFSB common stock that they own.

The amount of cash and/or stock that you receive may differ from the amounts that you elect due to the allocation and proration procedures in the merger agreement. The merger agreement generally provides that 50% of the PFSB common stock will be converted into FFBI common stock and 50% of the PFSB common stock will be converted into

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cash. Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, you should carefully read the tax information beginning on page 29.

How to Elect to Receive Cash or Stock and Exchange Your PFSB Stock Certificates (page 28)

The exchange agent or, if your PFSB common stock is held in “street name,” your broker, bank or nominee, will send you a form for making the election on or about the date this proxy statement-prospectus is being mailed. The election form allows you to elect to receive cash, FFBI common stock, or a combination of cash and stock or to make no election.

For your election to be effective, you must return your properly completed election form, along with your PFSB stock certificates or an appropriate guarantee of delivery to:

Computershare Trust Company, Inc. 350 Indiana Street, Suite 800 Golden, Colorado 80401

on or before 5:00 p.m., Mountain time, on November 12, 2002. Computershare Trust Company, Inc. will act as exchange agent in the merger and in that role will process the exchange of PFSB stock certificates for either cash or FFBI common stock. Shortly after the merger, the exchange agent will allocate cash and FFBI common stock among PFSB stockholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your PFSB stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your PFSB stock certificates with your proxy cards.

If you have a preference for receiving either FFBI stock or cash for your PFSB stock, you should complete and return the election form. If you do not make an election you will be allocated FFBI common stock and/or cash depending on the elections made by other stockholders. Please remember, however, that even if you do make an election, you might not receive the amount of cash and/or stock that you elect due to the requirement that 50% of the shares of PFSB common stock be exchanged for FFBI common stock.

We make no recommendation as to whether you should elect to receive cash or stock in the merger. You must make your own decision with respect to your election.

Comparative Market Prices and Share Information (page 14)

The following table shows the closing price per share of FFBI common stock, the most recent closing price per share of PFSB common stock and the equivalent per share
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price for PFSB common stock assuming a shareholder receives only FFBI common stock in exchange for his or her PFSB common stock and giving effect to the merger on (1) June 3, 2002, which is the last business day preceding the public announcement of the proposed merger; and (2) September 26, 2002, which is the last practicable trading day before the printing of this document. The equivalent per share price of PFSB common stock was computed by multiplying the price of FFBI common stock by the exchange ratio that would be used if the average closing price of FFBI common stock during the measurement period used to calculate the exchange ratio were equal to the closing price of FFBI common stock on the date indicated.

	FFBI Common Stock	PFSB Common Stock	Equivalent Price Per Share of PFSB Stock
June 3, 2002	$17.45	$13.25	$21.00
September 26, 2002	$19.15	$20.95	$23.04

Tax Consequences of the Merger (page 29)

Your federal income tax treatment will depend primarily on whether you exchange your PFSB common stock solely for FFBI common stock, solely for cash or for a combination of FFBI common stock and cash. If you exchange your PFSB shares solely for FFBI common stock, you should not recognize gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your PFSB shares solely for cash, you should recognize capital gain or loss on the exchange. If you exchange your PFSB shares for a combination of FFBI common stock and cash, you should recognize capital gain, but not any loss, on the exchange. The actual federal income tax consequences to you of electing to receive cash, FFBI common stock or a combination of cash and stock will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply.

This tax treatment may not apply to all PFSB stockholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

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We will not be obligated to complete the merger unless we each receive a legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free to FFBI and PFSB for U.S. federal income tax purposes. In that case, the U.S. federal income tax treatment of the merger will be as we have described it above. This opinion, however, will not bind the Internal Revenue Service and thus the tax consequences could be different than set forth in the opinion.

PFSB’s Board of Directors Recommends That Stockholders Approve the Merger

PFSB’s board of directors believes that the merger is fair and in the stockholders’ best interests, and unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

For a discussion of the circumstances surrounding the merger and the factors considered by PFSB’s board of directors in approving the merger agreement, see page 32.

PFSB’s Financial Advisor Believes the Merger Consideration Is Fair to Stockholders (page 37)

RP Financial, LC. has delivered to PFSB’s board of directors its opinion that, as of the date of this document, the merger consideration is fair to the holders of PFSB common stock from a financial point of view. A copy of this opinion is provided as Appendix B to this document. You should read it completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by RP Financial in providing this opinion. PFSB has agreed to pay RP Financial $60,000 plus expenses for its services in connection with the merger.

You Have Dissenters’ Rights in the Merger (page 43)

Missouri law provides you with dissenters’ rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to receive payment in cash of the fair value of your shares as determined in a judicial proceeding. To exercise your dissenters’ rights you must:
(1) deliver to PFSB, at or prior to the special meeting, a written objection to the merger; (2) not vote in favor of the merger; and (3) deliver to PFSB, within 20 days after the completion of the merger, a written demand for the payment of the fair value of your shares of PFSB common stock as of the day prior to the date of the special meeting. Notices should be addressed to PFSB’s Corporate Secretary and sent to PFSB at 123 West Lafayette Street, Palmyra, Missouri 63461. Your failure to follow exactly the procedures specified under Missouri law will result in the loss of your dissenters’ rights. A copy of the dissenters’ rights provisions of Missouri law is provided as Appendix C to this document.

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Interests of PFSB’s Directors and Officers in the Merger That Differ From Your Interests (page 44)

Some of PFSB’s directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in PFSB. The members of PFSB’s board of directors knew about these additional interests, and considered them, when they approved the merger. These include:

•	severance payment to Eldon R. Mette, President and Chief Executive Officer of PFSB, under his existing employment contract and a consulting agreement that he will enter into upon completion of the merger;

•	the vesting of unvested PFSB stock options and restricted stock awards as a result of completion of the merger;

•	provisions in the merger agreement relating to the indemnification of directors and officers and insurance for directors and officers of PFSB for events occurring before the merger;

•	the appointment of one director of PFSB (Eldon R. Mette) to the board of directors of FFBI and First Federal; and

•	FFBI’s maintenance of an advisory board consisting of all of the PFSB directors except for Eldon R. Mette.

Regulatory Approval Needed to Complete the Merger (page 45)

We cannot complete the merger unless it is first approved by the Office of Thrift Supervision. FFBI has filed the required application with the Office of Thrift Supervision. As of the date of this document, we have not received the approval of the Office of Thrift Supervision. While we do not know of any reason why we would not be able to obtain this approval in a timely manner, we cannot be certain when or if we will receive it.

Purchase Accounting Treatment (page 46)

FFBI will account for the merger using the purchase method accounting. Under this method of accounting, FFBI will record the fair market value of PFSB’s assets and liabilities on its financial statements. The difference between the purchase price paid by FFBI and the fair market value of PFSB’s tangible and identifiable intangible assets net of its liabilities will be recorded on FFBI’s books as “goodwill.”

8

THE MERGER AGREEMENT

A copy of the merger agreement is provided as Appendix A to this proxy statement-prospectus. Please read the entire merger agreement carefully. It is the legal document that governs the merger.

Conditions to Completing the Merger (page 47)

The completion of the merger depends on a number of conditions being met. These conditions include:
•	approval of the merger agreement by PFSB’s stockholders;

•	approval of the merger by regulatory authorities;

•	receipt of tax opinions that the merger qualifies as a tax- free reorganization;

•	the continued accuracy of certain representations and warranties made on the date of the merger agreement; and

•	the absence of adverse changes in certain aspects of PFSB’s operations and financial position.

We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Dividend Limits (page 49)

PFSB has agreed that, until completion of the merger and unless permitted by FFBI, it will not pay any cash or stock dividends or make any other distribution on its capital stock, other than regular quarterly cash dividends on PFSB common stock not in excess of $0.075 per share.

Agreement Not to Solicit Other Proposals (page 51)

PFSB has agreed not to initiate, solicit, encourage, facilitate, obtain or endorse any acquisition proposal with a third party. Despite the agreement of PFSB not to solicit other acquisition proposals, the board of directors of PFSB may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the PFSB board of directors:

•	after receipt of advice from outside legal counsel, in good faith deems such action to be necessary for the proper discharge of its duties to PFSB stockholders; and

•	after consultation with its financial advisor, determines in good faith that the transaction presented by such unsolicited acquisition proposal is a more favorable transaction than the transaction contemplated by the merger agreement with FFBI.

9

Terminating the Merger Agreement (page 54)

FFBI and PFSB can agree at any time not to complete the merger, even if PFSB’s stockholders have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement if:

•	the stockholders of PFSB do not approve the merger;

•	a required regulatory approval is denied or a governmental authority blocks the merger;

•	we do not complete the merger by March 31, 2003; or

•	the other party makes a misrepresentation, breaches a warranty or fails to satisfy or fulfill a covenant that would have a material adverse effect on the party seeking to terminate the merger agreement.

FFBI may also terminate the merger agreement if the PFSB board of directors withdraws or revises its recommendation to its stockholders to approve the merger agreement.

In addition, PFSB may terminate the merger agreement if the value of FFBI common stock falls below $13.09 and FFBI common stock underperforms by more than 15% the S&L Index of Thrifts with Assets less than $250 million, as determined during the seven day period commencing on the last day of the measurement period, unless FFBI elects to increase the exchange ratio.

Termination Fee (page 55)

PFSB must pay FFBI a termination fee of $250,000 if FFBI terminates the merger agreement as a result of the failure of PFSB’s board of directors to recommend approval of the merger or the withdrawal, qualification or revision of its recommendation to approve the merger. If within 12 months after such termination, PFSB consummates or enters into any agreement with respect to an acquisition proposal, PFSB must pay an additional termination fee of $175,000.

PFSB must pay FFBI a termination fee of $425,000 if within 12 months after the merger agreement is terminated, PFSB consummates or enters into any agreement with respect to an acquisition proposal and if the merger agreement is terminated under either of the following circumstances:

•	if FFBI terminates the merger agreement as a result of a willful breach of the merger agreement by PFSB, and an acquisition proposal from a third party has been publicly announced, disclosed or communicated or made known to PFSB at any time after the date of the merger agreement and prior to the date of termination; or

•	if either party terminates the merger agreement as a result of the failure of PFSB’s stockholders to approve

10

the merger, and an acquisition proposal from a third party has been publicly announced, disclosed or communicated or made known to PFSB at any time after the date of the merger agreement and prior to the date of the PFSB stockholders meeting.

Under no circumstances will PFSB be required to pay more than $425,000 in the aggregate under the termination fee provisions.

We May Amend the Terms of the Merger and Waive Some Conditions (page 56)

We can agree to amend the merger agreement, and each of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, if the PFSB stockholders approve the merger agreement, they must approve any amendment or waiver that reduces or changes the consideration to be received by the PFSB stockholders in the merger.

11

Risk Factors

     In addition to the other information included in this proxy statement-prospectus (including the matters addressed in “A Warning About Forward-Looking Statements”), you should carefully consider the matters described below in determining whether to approve the merger agreement.

You may receive a form of consideration different from what you elect

     The consideration to be received by PFSB stockholders in the merger is subject to the requirement that 50% of the shares of PFSB common stock be exchanged for FFBI common stock and 50% be exchanged for cash. The merger agreement contains proration and allocation methods to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in FFBI common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash. The type of consideration you receive may also be affected by the requirement that the value of the stock portion of the merger consideration be equal to at least 45% of the merger consideration.

Because the market price of FFBI common stock may fluctuate, you cannot be sure of the market value of the FFBI common stock that you may receive in the merger

     Upon the closing of the merger, each of your shares of PFSB common stock will automatically be converted into the right to receive either shares of FFBI common stock or $21.00 in cash. The number and value of shares of FFBI common stock to be exchanged for each share of PFSB common stock will be based on the average closing price of FFBI common stock over a ten day trading period shortly before the closing of the merger. Changes in the price of FFBI common stock from the date of the merger agreement and from the date of this proxy statement-prospectus may affect the market value of FFBI common stock that you will receive on the date of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in FFBI’s businesses, operations and prospects and regulatory considerations. Many of these factors are beyond FFBI’s control.

The price of FFBI common stock might decrease after the merger

     Following the merger, many holders of PFSB common stock will become stockholders of FFBI. FFBI common stock could decline in value after the merger. For example, during the twelve-month period ending on September 26, 2002 (the most recent practicable date prior to the printing of this proxy statement-prospectus), the closing price of FFBI common stock varied from a low of $14.83 to a high of $19.86 and ended that period at $19.15. The market value of FFBI common stock fluctuates based upon general market economic conditions, FFBI’s business and prospects and other factors.

Directors and officers of PFSB have potential conflicts of interest in the merger

     You should be aware that the directors and officers of PFSB have interests in the merger that are different from, or in addition to, the interests of PFSB stockholders generally. In addition, all PFSB directors have entered into a voting agreement with FFBI related to the merger. Among other things, the PFSB directors have agreed to vote the approximately 9.2% of the outstanding shares of PFSB common stock they beneficially own in favor of the merger agreement.

The opinion obtained by PFSB from its financial advisor will not reflect changes in circumstances prior to the merger

     On June 4, 2002, and as updated on the date of this proxy statement-prospectus, RP Financial delivered to the PFSB board its opinion as to the fairness from a financial point of view to the stockholders of PFSB, as of that date, of the aggregate merger consideration to be received by them under the merger agreement. This opinion did not reflect changes that may occur or may have occurred after the date of this document, to the operations and prospects of FFBI or PFSB, general market and economic conditions and other factors.  Moreover, PFSB does not intend to request an updated opinion from RP Financial. As a result of the foregoing, PFSB stockholders should be aware that the opinion of RP Financial does not address the fairness of the aggregate merger consideration at any time other than as of the date of this document.

FFBI may experience difficulties in managing its growth and in effectively integrating PFSB.

     There can be no assurances that FFBI will be able to adequately and profitably manage its growth, and effectively integrate the operations of PFSB. Acquiring PFSB will involve risks commonly associated with acquisitions, including:

•	potential exposure to liabilities of PFSB;

•	difficulty and expense of integrating the operations and personnel of PFSB;

•	potential disruption to the business of FFBI;

•	potential diversion of the time and attention of management of FFBI; and

•	impairment of relationships with, and the possible loss of, key employees and customers of PFSB.

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Comparative Per Share Data

     The following table shows information about our income per common share, dividends per share and book value per share, and similar information as if the merger had occurred on the date indicated (which we refer to as “pro forma” information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods and made certain assumptions. See “Pro Forma Financial Information”.

     The information listed as “per equivalent PFSB share” was obtained by multiplying the pro forma amounts by an exchange ratio of 1.203. We present this information to reflect the fact that some PFSB stockholders will receive shares of FFBI common stock for each share of PFSB common stock exchanged in the merger. Because the exchange ratio will be based on the price of FFBI common stock during a measurement period prior to the completion of the merger, the actual exchange ratio may be more or less than 1.203. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

     In connection with the merger, the FFBI board of directors authorized the repurchase of 300,000 shares of its common stock for the purpose of issuing the repurchased shares to PFSB stockholders. The pro forma information presented in this proxy statement-prospectus is based on the assumption that these shares have been repurchased.

     The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document. See “Pro Forma Financial Information.”

	FFBI Historical	PFSB Historical		Pro Forma Combined		Per Equivalent PFSB Share(1)
Book value per share:
At June 30, 2002	$21.50	$22.06		$21.60	(2)	$25.98

Cash dividends declared per share:
Six months ended June 30, 2002	$0.16	$0.15		$0.16	(3)	$0.19
Year ended December 31, 2001	0.29	0.30		0.29	(3)	0.35

Diluted net income per share:
Six months ended June 30, 2002	$0.53	$0.10		$0.56		$0.67
Year ended December 31, 2001	0.91	0.26	(4)	0.97	(5)	1.17

(1)	The per equivalent PFSB share amounts are computed by multiplying the pro forma combined amounts by a factor of 1.203 to reflect the exchange ratio in the merger.
(2)	The pro forma combined book value per share of FFBI common stock is based upon the pro forma combined common stockholders’ equity for FFBI and PFSB divided by total pro forma common shares of the combined entities.
(3)	Pro forma dividends per share represent FFBI’s historical dividends per share.
(4)	Information for PFSB is for its fiscal year ended September 30, 2001.
(5)	Pro forma combined net income per share is based upon the pro forma combined net income of FFBI for its fiscal year ended December 31, 2001 and PFSB for its fiscal year ended September 30, 2001.
14

Selected Historical Financial Information

     The following tables show summarized historical financial data for FFBI and PFSB. You should read this summary financial information in connection with FFBI’s and PFSB’s historical financial information. Financial information for FFBI for periods before 2000 reflects First Federal only, as FFBI did not commence operations until September 27, 2000. Financial information for PFSB for periods before 1999 reflects Palmyra Savings only, as PFSB did not commence operations until March 31, 1999.

     The audited financial statements of FFBI and the unaudited financial statements for FFBI for the six months ended June 30, 2002 and 2001 are included in Appendix D. The audited financial statements of PFSB are included in PFSB’s annual report to stockholders and the unaudited financial statements of PFSB for the nine months ended June 30, 2002 and 2001 are included in PFSB’s Quarterly Report on Form 10-QSB, both of which are included in Appendix E.

     Unaudited financial statements for FFBI for the six months ended June 30, 2002 and 2001 and for PFSB for the nine months ended June 30, 2002 and 2001 include normal, recurring adjustments necessary to fairly present the data for those periods. The unaudited data are not necessarily indicative of expected results of a full year’s operation.

Selected Historical Financial Information for FFBI

	At or For the Six Months Ended June 30,		At or For The Year Ended December 31,	At or For the Ten Months Ended December 31,	At or For the Year Ended February 29/28
	2002	2001	2001	2000	2000*	1999*	1998*
	(In thousands, except per share data)
Financial Condition Data:
Total assets	$242,944	$245,186	$242,170	$237,602	$213,187	$201,171	$185,573
Loans receivable, net	107,765	114,032	112,911	115,619	113,602	101,834	105,260
Securities available-for-sale	86,700	88,984	97,106	42,592	29,441	26,622	37,925
Securities held-to-maturity	19,915	23,887	10,036	61,619	58,927	51,524	25,640
Deposits	194,180	194,263	192,784	184,878	182,572	176,682	162,824
Total borrowings	4,000	2,000	4,000	5,000	6,000	—	—
Total equity	43,072	46,908	43,701	45,867	24,025	23,337	21,636

Operating Data:
Interest income	$ 6,516	$ 8,134	$ 15,417	$ 12,898	$ 13,660	$ 13,295	$ 12,917
Interest expense	3,026	4,741	9,135	8,186	8,642	8,350	7,819

Net interest income	3,490	3,393	6,282	4,712	5,018	4,945	5,098
Provision for loan losses	7	—	103	71	119	6	27

Net interest income after
provision for loan losses	3,483	3,393	6,179	4,641	4,899	4,939	5,071
Noninterest income	209	310	588	287	291	236	249
Noninterest expense	2,078	1,880	3,854	2,684	2,845	2,723	2,663

Income before income taxes	1,614	1,823	2,913	2,244	2,345	2,452	2,657
Income tax provision	612	706	1,062	788	838	851	981

Net income	$ 1,002	$ 1,117	$ 1,851	$ 1,456	$ 1,507	$ 1,601	$ 1,676

Per Share Data:
Basic earnings per share(1)	$ 0.54	$ 0.54	0.91	0.22	*	*	*
Diluted earnings per share(1)	0.53	0.54	0.91	0.22	*	*	*
Dividends per share	0.16	—	0.29	0.05	*	*	*

Performance Ratios(2):
Return on average assets (3)	0.83%	0.92%	0.76%	0.78%	0.72%	0.83%	0.93%
Return on average equity (4)	4.57	4.79	4.01	6.01	6.55	7.37	8.28
Net interest margin (5)	2.94	2.88	2.64	2.56	2.06	2.10	2.37
Operating (noninterest) expense
to average total assets	1.72	1.55	1.58	1.43	1.36	1.40	1.47
Efficiency ratio(6)	56.18	52.78	56.10	53.69	54.59	52.56	49.80
Dividend payout ratio(7)	29.63	—	31.87	22.73	*	*	*

Asset Quality Ratios:
Non-performing loans to total
loans	0.60%	0.75%	0.80%	0.94%	0.89%	0.76%	1.06%
Allowance for loans losses to
non-performing loans (8)	92.53	65.82	59.01	52.48	47.73	58.44	43.43
Allowance for loan losses to
total loans	0.56	0.49	0.47	0.49	0.42	0.45	0.46

*	Operating as a mutual institution
(1)	Earnings per share for the ten months ended December 31, 2000 reflects earnings since September 27, 2000.
(2)	Ratios have been annualized where applicable.
(3)	Net income divided by average total assets.
(4)	Net income divided by average total equity.
(5)	Net interest income as a percentage of average interest-earning assets.
(6)	Noninterest expense divided by the sum of net interest income and noninterest income.
(7)	Dividends paid divided by net income per basic share.
(8)	Nonperforming loans consist of nonaccrual loans and loans greater than 90 days delinquent and still accruing.
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Selected Historical Financial Information for PFSB

	At or For the Nine Months Ended June 30,		At or For the Year Ended September 30,
	2002	2001	2001	2000	1999	1998*	1997*
	(In thousands, except per share data)
Financial Condition Data:
Total assets	$71,593	$ 68,440	$70,044	$70,044	$66,445	$59,476	$58,433
Investment securities available-
for-sale	8,346	7,542	6,036	8,870	9,816	7,087	8,509
Investment securities held-to-
maturity	175	2,244	900	7,427	7,484	5,589	5,093
Mortgage-backed securities held-
to-maturity	5,602	4,757	6,970	3,099	3,650	2,584	2,828
Loans receivable, net	50,128	47,366	49,901	44,529	41,385	40,513	38,394
Deposits	62,060	59,295	60,736	56,385	53,139	52,724	51,412
FHLB advances	—	—	—	4,250	2,500	500	1,000
Total equity, substantially
restricted	9,226	8,950	9,136	9,263	10,645	6,048	5,715

Operating Data:
Interest income	$ 3,432	$ 3,554	$ 4,757	$ 4,537	$ 4,292	$ 4,164	$ 4,133
Interest expense	1,855	2,414	3,162	2,865	2,665	2,685	2,626

Net interest income	1,577	1,140	1,595	1,672	1,627	1,479	1,507
Provision for loan losses	41	8	19	—	—	25	21

Net interest income after
provision for loan losses	1,536	1,132	1,576	1,672	1,627	1,454	1,486
Noninterest income	66	55	82	59	145	75	63
Noninterest expense	1,402	1,168	1,539	1,483	1,309	1,104	1,035

Income (loss) before income taxes	200	19	119	248	463	425	514
Income taxes	90	(4)	20	78	163	149	182

Net income (loss)	$ 110	$ 23	$ 99	$ 170	$ 300	$ 276	$ 332

Per Share Data:
Basic income (loss) per share	$ 0.30	$ 0.06	$ 0.26	$ 0.40	$ 0.58	*	*
Diluted income (loss) per share	0.28	0.06	0.26	0.39	—	*	*
Dividends per share	0.15	0.15	0.30	0.30	—	*	*

Performance Ratios:
Return on average assets (1)	0.21%	0.04%	0.14%	0.25%	0.47%	0.47%	0.57%
Return on average equity (2)	1.59	0.33	1.07	1.75	3.48	4.64	6.49
Net interest margin (3)	3.03	2.28	2.39	2.57	2.66	2.62	2.70
Operating (noninterest) expense to
average total assets	2.62	2.26	2.24	2.21	2.07	1.88	1.79
Efficiency ratio(4)	85.33	97.74	91.77	85.67	73.87	71.04	65.92
Dividend payout ratio (5)	0.50	2.50	1.15	0.75	—	*	*

Asset Quality Ratios:
Nonperforming loans to
net loans (6)	0.43%	0.57%	0.83%	0.34%	0.33%	0.54%	0.47%
Allowance for loan losses to non-
performing loans	158.60	106.03	72.52	186.02	203.75	127.82	140.82
Allowance for loan losses to
gross loans	0.68	0.60	0.59	0.62	0.66	0.68	0.64

*	Operating as a mutual institution
(1)	Net income divided by average total assets.
(2)	Net income divided by average total equity.
(3)	Net interest income as a percentage of average interest-earning assets.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Dividends paid divided by net income per basic share.
(6)	Nonperforming loans consist of loans accounted for on a nonaccrual basis and loans greater than 90 days delinquent.
17

Summary Selected Pro Forma Combined Data

     The following table shows selected financial information on a pro forma combined basis giving effect to the merger as if the merger had become effective at the end of the periods presented, in the case of balance sheet information, and at the beginning of each period presented, in the case of income statement information. The pro forma information reflects the purchase method of accounting.

     We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the new company would have been had our companies been combined during these periods.

     You should read this summary pro forma information in conjunction with the information under “Pro Forma Financial Information” and with the historical information in this document on which it is based.

	Six Months Ended June 30, 2002	Year Ended December 31, 2001
	(In thousands, except per share data)
Pro forma combined income statement data:
Interest income	$8,688	$20,026
Interest expense	4,109	12,109
Net interest income	4,579	7,917
Provision for loan losses	27	122
Net interest income after provision for loan losses	4,552	7,795
Non-interest income	256	670
Non-interest expense	3,092	5,441
Net income	1,041	1,945

Pro forma per share data:
Basic net income	$ 0.57	$ 0.98
Diluted net income	0.56	0.97

June 30, 2002
(In thousands)
Pro forma combined balance sheet data:
Total assets	$304,854
Loans receivable, net	157,678
Deposits	256,650
Total stockholders’ equity	42,226

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Market Price And Dividend Information

     FFBI common stock is listed on the Nasdaq National Market under the symbol “FFBI.” PFSB common stock is listed on the OTC Bulletin Board under the symbol “PFSI.”

     The following table lists the high and low bid prices per share for FFBI common stock and PFSB common stock and the cash dividends declared by FFBI and PFSB for the periods indicated.

	FFBI Common Stock			PFSB Common Stock
	High	Low	Dividends	High	Low	Dividends
2000
Quarter ended March 31, 2000	$ *	$ *	$ *	$10.88	$9.75	$ —
Quarter ended June 30, 2000	*	*	*	12.00	10.38	0.15
Quarter ended September 30, 2000	12.81	12.69	—	11.88	11.13	—
Quarter ended December 31, 2000	13.38	12.50	0.05	12.19	10.50	0.15

2001
Quarter ended March 31, 2001	17.30	14.38	0.05	12.00	10.88	—
Quarter ended June 30, 2001	15.50	13.13	0.08	11.80	11.00	0.15
Quarter ended September 30, 2001	17.03	15.60	0.08	11.95	10.06	—
Quarter ended December 31, 2001	16.69	14.83	0.08	12.21	10.11	0.15

2002
Quarter ended March 31, 2002	17.00	16.00	0.08	12.85	11.92	—
Quarter ended June 30, 2002	18.50	16.52	0.08	20.50	12.33	0.15
Quarter ended September 30, 2002
(through September 26, 2002)	19.86	17.50	0.08	20.95	20.43	0.075

*FFBI common stock began trading on September 28, 2000.

     You should obtain current market quotations for FFBI common stock as the market price of FFBI common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet or by calling your broker.

     As of September 26, 2002, there were approximately 473 holders of record of FFBI common stock. As of September 26, 2002, there were approximately 312 holders of record of PFSB common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or “street” name through brokerage firms.

     Following the merger, the declaration of dividends will be at the discretion of FFBI’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of FFBI, applicable state law and government regulations and other factors deemed relevant by FFBI’s board of directors. Federal law limits the ability of First Federal and Palmyra Savings to pay dividends to FFBI. The merger agreement restricts cash dividends payable on PFSB common stock pending consummation of the merger. See “The Merger Agreement—Conduct of Business Before the Merger.”

Special Meeting of PFSB Stockholders

Place, Date and Time

     The meeting will be held at Palmyra Savings’ main office at 123 West Lafayette Street, Palmyra, Missouri on November 13, 2002, at 2:00 p.m., local time.

Purpose of the Meeting

     The purpose of the meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters brought before the meeting.

Who Can Vote at the Meeting; Record Date

     You are entitled to vote your PFSB common stock if the records of PFSB showed that you held your shares as of the close of business on September 26, 2002. As of the close of business on that date, a total of 420,059 shares of PFSB common stock were outstanding. Each share of common stock has one vote. As provided in PFSB’s articles of incorporation, record holders of PFSB’s common stock who beneficially own, either directly or indirectly, in excess of 10% of PFSB’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of PFSB common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of PFSB common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

     Quorum. The special meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

     Vote Required. Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of PFSB common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Shares Held by PFSB Officers and Directors and by FFBI

     As of September 26, 2002, directors and executive officers of PFSB beneficially owned 46,617 shares of PFSB common stock, not including shares that may be acquired upon the exercise of stock options. This equals 11.1% of the outstanding shares of PFSB common stock. As of the same date, none of FFBI or its directors and executive officers beneficially owned any shares of PFSB common stock. All seven PFSB directors entered into voting agreements with FFBI to vote all shares of PFSB common stock owned by them on September 26, 2002 in favor of the proposal to approve the merger agreement.

Voting by Proxy

     The board of directors of PFSB is sending you this document for the purpose of requesting that you allow your shares of PFSB common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of PFSB common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by PFSB’s board of directors. PFSB’s board of directors unanimously recommends a vote “FOR” approval of the merger agreement.

     If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. PFSB does not know of any other matters to be presented at the meeting.

     If your PFSB common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this document.

Revocability of Proxies

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of PFSB in writing before your common stock has been voted at the special meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

     PFSB will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of PFSB may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. PFSB will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. PFSB has retained Regan & Associates to assist in soliciting proxies for a fee of $3,500 plus reimbursable expenses.

Participants in Palmyra Savings’ ESOP and 401(k) Plan

     If you participate in the Palmyra Savings Employee Stock Ownership Plan or if you hold shares through Palmyra Savings’ Employees’ Savings and Profit Plan (401(k) plan), you will receive a voting instruction form for each plan that reflects all shares you may vote under the plan to which the form relates. Under the terms of the employee stock ownership plan, all shares held in the employee stock ownership plan are voted by the employee stock ownership plan trustees, but each participant in the employee stock ownership plan may direct the trustees how to vote the shares of PFSB common stock allocated to his or her employee stock ownership plan account. Unallocated shares of PFSB common stock held by the employee stock ownership plan trust and allocated shares for which no timely voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties. Under the terms of the 401(k) plan, a participant is entitled to direct the trustee as to the shares in the PFSB Bancorp, Inc. Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustees is November 4, 2002.

Ownership of PFSB Common Stock

     The following table provides information as of September 26, 2002 with respect to persons known to PFSB to be the beneficial owners of more than 5% of PFSB’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Palmyra Savings	44,720	(1)	10.65%
Employee Stock Ownership Plan
123 West Lafayette Street
Palmyra, Missouri 63461

(1)	As of September 26, 2002, 12,298 shares have been allocated to participants’ accounts. The trustees of the employee stock ownership plan are L. Edward Schaeffer, Eldon R. Mette and Ronald L. Nelson. See “Special Meeting of PFSB Stockholders-Participants in Palmyra Savings’ ESOP and 401(k) Plan” for a discussion of the employee stock ownerships plan’s voting procedures.

     The following table provides information about the shares of PFSB common stock that may be considered to be owned by each director and by all directors and executive officers of PFSB as a group as of September 26, 2002. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (1)		Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Mark K. Bross	470		—	* %
Albert E. Davis	10,782	(3)	1,243	2.85
Robert M. Dearing	4,782		1,243	1.43
Steve W. Lewis	—		—	—
James D. Lovegreen	4,782		1,243	1.43
Eldon R. Mette	10,759	(4)	6,708	4.09
L. Edward Schaeffer	7,025	(5)	—	1.67
All directors and executive officers as a	46,617		16,771	14.51%
group (8 persons)

*	Less than 1% of shares outstanding.
(1)	Includes 470 shares of unvested restricted stock awarded to each of Messrs. Schaeffer, Davis, Dearing and Lovegreen, 353 shares of unvested restricted stock awarded to Mr. Bross and 2,281 shares of unvested restricted stock awarded to Mr. Mette. Each participant has voting but not investment power as to the shares of unvested restricted stock.
(2)	Based on 420,059 shares of Company common stock outstanding and entitled to vote as of September 26, 2002, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.
(3)	Includes 3,000 shares owned by Mr. Davis’ spouse.
(4)	Includes 1,944 shares allocated to Mr. Mette under the employee stock ownership plan, for which Mr. Mette has voting but not investment power. Does not include 32,422 shares held by Palmyra Savings’ employee stock ownership plan, for which Mr. Mette serves as a trustee.
(5)	Includes 1,000 shares owned by Mr. Schaeffer’s spouse. Does not include 32,422 shares held by Palmyra Savings’ employee stock ownership plan, for which Mr. Schaeffer serves as a trustee.

23

The Merger

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement-prospectus as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

The Parties to the Merger

     First Federal Bancshares, Inc. FFBI was organized as a Delaware business corporation in 2000 to be the savings and loan holding company for First Federal in connection with the conversion of First Federal from mutual to stock form of ownership. The conversion was completed on September 27, 2000. As a savings and loan holding company, FFBI is subject to regulation by the Office of Thrift Supervision. Since its formation, FFBI’s principle activity has been to direct and coordinate the business of First Federal.

     First Federal is a federally chartered savings bank located in Colchester, Illinois. First Federal is regulated by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. First Federal conducts business in west central Illinois from its home office in Colchester (McDonough County), its two branch offices in Quincy (Adams County) and its branch offices located in Mt. Sterling (Brown County) and Macomb and Bushnell (McDonough County). First Federal is a community-oriented financial institution dedicated to financing home ownership and serving the financial needs of consumers and businesses in its market area.

     For information on FFBI’s business and financial statements and a discussion of FFBI’s recent results of operations, see Appendix D.

     PFSB Bancorp, Inc. PFSB was organized as a Missouri business corporation in 1998 to be the savings and loan holding company for Palmyra Savings in connection with the conversion of Palmyra Savings from mutual to stock form of ownership. The conversion was completed on March 31, 1999. As a savings and loan holding company, PFSB is subject to regulation by the Office of Thrift Supervision. Since its formation, PFSB’s principal activity has been to direct and coordinate the business of Palmyra Savings.

     Palmyra Savings is a federally chartered savings bank headquartered in Palmyra, Missouri. Palmyra Savings is regulated by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. Palmyra Savings conducts business from its main office in Palmyra (Marion County) and two branch offices located in Canton (Lewis County) and Kahoka (Clark County). Palmyra Savings is a community-oriented financial institution dedicated to financing home ownership and other consumer needs.

     For financial statements of PFSB and a discussion of PFSB’s recent results of operations, see PFSB’s 2001 annual report to stockholders and Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, both of which accompany this document as Appendix E.

Form of the Merger

     The PFSB and the FFBI boards of directors each have unanimously approved a merger agreement that provides for the merger of PFSB with and into FFBI. FFBI will survive the merger. Upon completion of the merger, each share of PFSB common stock will be converted into the right to receive, at the election of the holder, either $21.00 in cash or a number of shares of FFBI common stock established by a formula in the merger agreement. The common stock of FFBI will continue to trade on the Nasdaq National Market under the symbol FFBI after completion of the merger.

Conversion of PFSB Common Stock

     When the merger becomes effective, each share of PFSB common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder’s election, either (a) $21.00 in cash without interest or (b) shares of FFBI common stock and cash instead of fractional shares. A PFSB stockholder’s receipt of either cash and/or stock, however, is subject to the allocation and proration procedures as well as other provisions in the merger agreement. See “—Cash or Stock Election.”

     The number of shares of FFBI common stock into which each PFSB share will be exchanged will be based on the price of FFBI common stock over a measurement period prior to the closing. The measurement period will consist of the ten trading days ending on the latter of the date of the special meeting or the date on which the Office of Thrift Supervision approves the merger. The number of shares of FFBI common stock to be exchanged for each share of PFSB common stock will be determined as follows:

If the average closing price of FFBI common stock during the measurement period is:	Then the number of shares of FFBI common stock that will be exchanged for each share of PFSB common stock will be:

• $13.09 or less	• 1.364

• Greater than $13.09 and less than $14.83	• $17.85 divided by the average closing price

• $14.83 or more and less than $20.07	• 1.203

• $20.07 or more	• $24.15 divided by the average closing price

     If the average closing price of FFBI common stock during the measurement period is less than $13.09 and FFBI’s common stock has underperformed the SNL Index of Thrifts with Assets less than $250 million by more than 15% during the period beginning on June 4, 2002 and ending on the last day of the measurement period, then PFSB may elect to terminate the merger agreement unless FFBI elects to increase the exchange ratio. See “The Merger Agreement — Terminating the Merger.”

     The following table illustrates the calculation of the exchange ratio and the value of the shares of FFBI common stock that you may receive in the merger. On September 26, 2002, the closing price of FFBI common stock was $19.15. We can give you no assurance as to what the market price of FFBI common stock will be if and when the merger is completed, and you are advised to obtain current market quotations for FFBI common stock and PFSB common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving FFBI common stock, you should carefully read the information included below under “— Tax Consequences to PFSB Stockholders.”

Average Closing Price of FFBI Common Stock During Measurement Period	Resulting Exchange Ratio	Value of FFBI Common Stock to be Received (1)
$12.50	1.364	$17.05
12.75	1.364	17.39
13.00	1.364	17.73

13.09	1.364	17.85	Exchange ratio limitation(2)

13.25	1.347	17.85
13.50	1.322	17.85
13.75	1.298	17.85
14.00	1.275	17.85
14.25	1.253	17.85
14.50	1.231	17.85
14.75	1.210	17.85

14.83	1.203	17.85	Merger price limitation

15.00	1.203	18.05
15.25	1.203	18.35
15.50	1.203	18.65
15.75	1.203	18.95
16.00	1.203	19.26
16.25	1.203	19.56
16.50	1.203	19.86
16.75	1.203	20.16
17.00	1.203	20.46
17.25	1.203	20.76

17.45	1.203	21.00	FFBI stock price on day before announcement of merger

17.50	1.203	21.06
17.75	1.203	21.36
18.00	1.203	21.66
18.25	1.203	21.96
18.50	1.203	22.26
18.75	1.203	22.56
19.00	1.203	22.87
19.25	1.203	23.17
19.50	1.203	23.47
19.75	1.203	23.76
20.00	1.203	24.06

20.07	1.203	24.15	Merger price limitation

20.25	1.193	24.15
20.50	1.178	24.15

(1)	Calculated by multiplying the average closing price of FFBI common stock during the measurement period by the resulting exchange ratio. The actual value of the shares at the time FFBI stock certificates are delivered or the shares become available may be more or less than the amounts shown due to fluctuations in the market price of FFBI common stock.
(2)	If the average closing price of FFBI common stock during the measurement period is less than $13.09 and FFBI's common stock has underperformed the SNL Index of Thrifts with Assets less than $250 million by more than 15% during the period beginning on June 4, 2002 and ending on the last day of the measurement period, then PFSB may elect to terminate the merger agreement unless FFBI elects to increase the exchange ratio. See "The Merger Agreement — Terminating the Merger."

Cash or Stock Election

     Under the terms of the merger agreement, PFSB stockholders may elect to convert their shares into cash, FFBI common stock or a mixture of cash and FFBI common stock. All elections of PFSB stockholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that the number of shares of PFSB common stock to be converted into FFBI common stock in the merger must be 50% of the total number of shares of PFSB common stock issued and outstanding on the date of the merger and that the total value of the stock portion of the merger consideration must be equal to at least 45% of the merger consideration. We are not making any recommendation as to whether PFSB stockholders should elect to receive cash or FFBI common stock in the merger. Each holder of PFSB common stock must make his or her own decision with respect to such election.

     It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if PFSB stockholders in the aggregate elect to receive more or less of the FFBI common stock than FFBI has agreed to issue. These procedures are summarized below.

•	If Stock Is Oversubscribed: If PFSB stockholders elect to receive more FFBI common stock than FFBI has agreed to issue in the merger, then all PFSB stockholders who have elected to receive cash or who have made no election will receive cash for their PFSB shares and all stockholders who elected to receive FFBI common stock will receive a pro rata portion of the available FFBI shares plus cash for those shares not converted into FFBI common stock.

•	If Stock Is Undersubscribed: If PFSB stockholders elect to receive fewer shares of FFBI common stock than FFBI has agreed to issue in the merger, then all PFSB stockholders who have elected to receive FFBI common stock will receive FFBI common stock and those stockholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by PFSB stockholders who have made no election is sufficient to make up the shortfall in the number of FFBI shares that FFBI is required to issue, then all PFSB stockholders who elected cash will receive cash, and those stockholders who made no election will receive both cash and FFBI common stock in whatever proportion is necessary to make up the shortfall.

•	If the number of shares held by PFSB stockholders who have made no election is insufficient to make up the shortfall, then all PFSB stockholders who made no election will receive FFBI common stock and those PFSB stockholders who elected to receive cash will receive cash and FFBI common stock in whatever proportion is necessary to make up the shortfall.

     Notwithstanding these rules, as described under “—Tax Consequences for PFSB Stockholders,” it may be necessary for FFBI to reduce the number of shares of PFSB common stock that will be converted into the right to receive cash and correspondingly increase the number of shares of PFSB common stock that will be converted into FFBI common stock. If this adjustment is necessary, stockholders who elect to receive cash or a mixture of cash and stock may be required on a pro rata basis to receive a greater amount of FFBI common stock than they otherwise would have received.

     No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive FFBI common stock or cash in amounts that vary from the amounts you elect to receive.

Election Procedures; Surrender of Stock Certificates

     An election form is being mailed separately from this proxy statement-prospectus to holders of shares of PFSB common stock on or about the date this proxy statement-prospectus is being mailed. Each election form entitles the holder of the PFSB common stock to elect to receive cash, FFBI common stock, or a combination of cash and stock, or make no election with respect to the merger consideration you wish to receive.

     To make an effective election, you must submit a properly completed election form, along with your PFSB stock certificates representing all shares of PFSB common stock covered by the election form (or an appropriate guarantee of delivery) to Computershare Trust Company, Inc. on or before 5:00 p.m., Mountain time, on November 12, 2002. Computershare Trust Company, Inc. will act as exchange agent in the merger and in that role will process the exchange of PFSB stock certificates for cash and/or FFBI common stock. Shortly after the merger, the exchange agent will allocate cash and stock among PFSB stockholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your PFSB stock certificates after the merger is completed. In any event, do not forward your PFSB stock certificates with your proxy cards.

     You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed later dated election form received by the exchange agent prior to the election deadline or by withdrawal of your stock certificates by written notice prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either FFBI stock and/or cash for your PFSB stock, you should complete and return the election form. If you do not make an election, you will be allocated FFBI common stock and/or cash depending on the elections made by other stockholders.

     We make no recommendation as to whether you should elect to receive cash, stock or a combination of cash and stock in the merger. You must make your own decision with respect to your election. Generally, the merger will be a tax-free transaction for PFSB stockholders to the extent they receive FFBI common stock. See “—Tax Consequences for PFSB Stockholders.”

     If certificates for PFSB common stock are not immediately available or you are unable to send the election form and other required documents to the exchange agent prior to the election deadline, PFSB shares may be properly exchanged, and an election will be effective, if:

•	such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States;

•	the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

•	the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged PFSB shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with The Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

PFSB stockholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of PFSB common stock designated as non- 28 election shares. PFSB stock certificates represented by elections that have been revoked will be promptly returned without charge to the PFSB stockholder revoking the election upon written request.

     After the completion of the merger, the exchange agent will mail to PFSB stockholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their PFSB common stock certificates for the merger consideration. Until you surrender your PFSB stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any FFBI common stock into which your PFSB shares have been converted. When you surrender your PFSB stock certificates, FFBI will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of PFSB common stock. PFSB stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If your PFSB stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, either Computershare Trust Company, Inc. or our transfer agent, Registrar and Transfer Company, will send you instructions on how to provide evidence of ownership.

Treatment of PFSB Stock Options

     At the effective time of the merger, each option to purchase shares of PFSB common stock outstanding and unexercised immediately prior to the effective time will become vested, to the extent not already vested, will become an option to purchase FFBI common stock and will have the same terms as the options they replace. However, from and after the effective time, each stock option granted and outstanding under PFSB stock-based incentive plan may be exercised solely for shares of FFBI common stock. The number of shares of FFBI common stock issuable upon exercise of each former PFSB stock option will be equal to the number of shares of PFSB’s common stock subject to the option immediately prior to the merger multiplied by the exchange ratio. The exercise price per share of FFBI common stock issuable upon exercise of each former PFSB’s stock option will be equal to the exercise price per share of PFSB’s common stock subject to the option immediately prior to the merger divided by the exchange ratio, rounded to the nearest cent. Each stock option which is an “incentive stock option” will be adjusted as required by the Internal Revenue Code in order to continue as an incentive stock option for federal income tax purposes. FFBI will take all corporate action necessary to reserve a sufficient additional number of shares of FFBI common stock for future issuance in satisfaction of its obligations with respect to these options.

Treatment of PFSB Stock Awards

     At the effective time of the merger, each share of restricted stock outstanding at the effective time and issued pursuant to the PFSB stock-based incentive plan, to the extent not already vested, will vest and will represent a right to receive the merger consideration.

Material Federal Income Tax Consequences of the Merger

     The following discussion addresses the material United States federal income tax consequences of the merger to holders of PFSB common stock. This discussion applies only to PFSB stockholders that hold their PFSB common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities;

foreign persons; stockholders who received their PFSB common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and stockholders who hold PFSB common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.

     This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement-prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

     It is a condition to the obligations of FFBI and PFSB to complete the merger that FFBI receive an opinion of Muldoon Murphy & Faucette LLP and that PFSB receive an opinion of Jenkins & Gilchrist, P.C. to the effect that (1) the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (2) FFBI and PFSB will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (3) except to the extent of any cash received in lieu of a fractional share interest in FFBI common stock, no gain or loss will be recognized by stockholders of PFSB who exchange their PFSB common stock for FFBI common stock in the merger.

     In rendering their opinions, counsel may require and rely upon representations contained in letters and certificates to be received from officers of FFBI, PFSB and others. Neither of these tax opinions will be binding on the Internal Revenue Service or the courts, and we do not intend to request any ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger.

     Although the merger agreement allows us to waive the condition that we receive tax opinions from our respective counsel, we currently do not anticipate doing so.

     The federal income tax consequences of the merger to you will depend primarily on whether you exchange your PFSB common stock for solely FFBI common stock (except for cash received instead of a fractional share of FFBI common stock), solely cash or a combination of stock and cash. Regardless of whether you elect to receive FFBI common stock, cash or a combination of stock and cash, the federal income tax consequences will depend on the actual merger consideration that you receive.

     Exchange Solely for FFBI Common Stock. No gain or loss will be recognized by a PFSB stockholder who receives solely shares of FFBI common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of PFSB common stock. The tax basis of the shares of FFBI common stock received by a PFSB stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of FFBI common stock, as discussed below) to the basis of the PFSB common stock surrendered in exchange for the FFBI common stock. The holding period of the FFBI common stock received will include the holding period of shares of PFSB common stock surrendered in exchange for the FFBI common stock, provided that such shares were held as capital assets of the PFSB stockholder at the effective time of the merger.

     Exchange Solely for Cash. A PFSB stockholder who receives solely cash in exchange for all of his or her shares of PFSB common stock (and is not treated as constructively owning FFBI common stock after the merger under the circumstances referred to below under “—Possible Dividend Treatment”) will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such stockholder’s tax basis in the PFSB common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the PFSB stockholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the PFSB stockholder’s holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

     Exchange for FFBI Common Stock and Cash. A PFSB stockholder who receives a combination of FFBI common stock and cash in exchange for his or her PFSB common stock will not be permitted to recognize any loss for federal income tax purposes. Such a stockholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain “realized” in the transaction. The amount of gain a PFSB stockholder “realizes” will equal the amount by which (a) the cash plus the fair market value at the effective time of the merger of the FFBI common stock received exceeds (b) the stockholders’ basis in the PFSB common stock to be surrendered in the exchange for the cash and FFBI common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of FFBI common stock received by such PFSB stockholder will be the same as the basis of the shares of PFSB common stock surrendered in exchange for the shares of FFBI common stock, adjusted as provided in Section 358(a) of the Internal Revenue Code for the cash received in exchange for such shares of PFSB common stock. The holding period for shares of FFBI common stock received by such PFSB stockholder will include such stockholder’s holding period for the PFSB common stock surrendered in exchange for the FFBI common stock, provided that such shares were held as capital assets of the stockholder at the effective time of the merger.

     A PFSB stockholder’s federal income tax consequences will also depend on whether his or her shares of PFSB common stock were purchased at different times at different prices. If they were, the PFSB stockholder could realize gain with respect to some of the shares of PFSB common stock and loss with respect to other shares. Such PFSB stockholder would have to recognize such gain to the extent such stockholder receives cash with respect to those shares in which the stockholder’s adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the merger of the FFBI common stock received, but could not recognize loss with respect to those shares in which the PFSB stockholder’s adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the merger of the FFBI common stock received. Any disallowed loss would be included in the adjusted basis of the FFBI common stock. Such a PFSB stockholder is urged to consult his or her own tax advisor respecting the tax consequences of the merger to that stockholder.

     Possible Dividend Treatment. In certain circumstances, a PFSB stockholder who receives solely cash or a combination of cash and FFBI common stock in the merger may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized by that stockholder if the receipt of cash “has the effect of the distribution of a dividend.” The determination of whether a cash payment has such effect is based on a comparison of the PFSB stockholder’s proportionate interest in FFBI after the merger with the proportionate interest the stockholder would have had if the stockholder had received solely FFBI common stock in the merger. This could happen because of your purchase (or the purchase by a family member) of additional FFBI stock or a repurchase of shares by FFBI. For purposes of this comparison, the PFSB stockholder may be deemed to constructively own shares of FFBI common stock held by certain members of the stockholder’s family or certain entities in which the stockholder has an ownership or beneficial interest and certain stock options may be aggregated with the stockholder’s shares of FFBI common stock. The amount of the cash payment that may be treated as a dividend is limited to the stockholder’s ratable share of the accumulated earnings and profits of PFSB at the effective time of the merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the stockholder’s shares were held as capital assets at the effective time of the merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each PFSB stockholder, stockholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the merger.

     Cash in Lieu of Fractional Shares. A PFSB stockholder who holds PFSB common stock as a capital asset and who receives in the merger, in exchange for such stock, solely FFBI common stock and cash in lieu of a fractional share interest in FFBI common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

Background of the Merger

     Since the completion of PFSB’s initial public offering on March 31, 1999, PFSB’s board of directors and management from time to time have reviewed various strategic options available to PFSB including, among other things, continued independence, acquisitions of other institutions and mergers with and acquisitions by other institutions. The board of directors and management also prepared and updated on an annual basis a business plan and budget. On several occasions since the public offering, the board of directors and management, together with PFSB’s financial advisor, also reviewed the pro forma effect of various future strategies on earnings per share, book value per share, return on equity and other pertinent ratios. The board of directors also compared quantitative measures of PFSB’s performance with those of other financial institutions and monitored the local financial institution merger market. In addition, together with its financial advisor, PFSB’s board of directors has periodically analyzed the price PFSB would likely receive in a merger or acquisition transaction and compared such price to the present value of the future returns to stockholders of alternative strategies.

     During the years following the PFSB’s public offering, several factors influenced PFSB’s strategy for maximizing stockholder value. First, beginning at the end of the first year following the public offering, PFSB experienced operational and earnings challenges that were reflected in a decline in its interest rate spread. As a result, a major focus of the board of directors was improving PFSB’s financial results, an effort that began to bear fruit in the latter half of 2001. In addition, the board of directors and management had very little success in identifying smaller institutions that might wish to be acquired by PFSB. Finally, PFSB’s board of directors were cognizant of Office of Thrift Supervision regulations that would make it difficult for a third party to consummate a merger or sales transaction with PFSB within three years following Palmyra Savings’ mutual to stock conversion. For all of these reasons, during the period from 1999 to 2002, the board of directors focused primarily on internal improvements to PFSB’s operations as a mechanism to enhance stockholder value.

     During 2000 and 2001, management was informally approached by three institutions, including FFBI, to explore whether a merger might make sense. While management and the board of directors met informally with representatives of these institutions during September 2001, none of the institutions indicated a willingness to pay a price within the range the board of directors believed PFSB could achieve if it continued to execute its business plan.

     In the fall of 2001, the President and Chief Executive Officer of FFBI, James Stebor, met with the President and Chief Executive Officer of PFSB, Eldon Mette, and proposed a business combination between the two institutions. PFSB’s board of directors compared FFBI’s proposal with the value expected to be derived from the execution of PFSB’s business plan and with the pricing ratios of other merger transactions and determined, after review, that a merger at the price proposed by FFBI was not in the best interests of PFSB stockholders.

     Discussions between Mr. Mette and Mr. Stebor continued, and in late October 2001 FFBI and PFSB executed a mutual confidentiality agreement. Pursuant to this confidentiality agreement, PFSB provided FFBI with preliminary financial information for its fiscal year ended September 30, 2001. In November 2001, Mr. Stebor contacted Mr. Mette and, based on the information provided by PFSB, increased the price of the FFBI proposal, subject to due diligence. To assist in evaluating this proposal, PFSB consulted with RP Financial and thereafter entered into an agreement for RP Financial to act as financial advisor in connection with a possible transaction with FFBI. In connection with RP Financial’s consultation and engagement, PFSB’s board of directors reviewed RP Financial’s disclosures that it had provided services to FFBI in the recent past (including in connection with FFBI’s mutual to stock conversion in September 2000 and its strategic planning in the summer of 2001) and its statement that, if retained to advise PFSB with respect to the FFBI proposal, it would not provide any services to FFBI as long as merger discussions or negotiations with PFSB were taking place. After an in-depth review of the revised FFBI merger proposal and upon the advice of RP Financial, PFSB’s board of directors determined that a merger at the price proposed by FFBI was not in the best interests of stockholders.

     In December and January 2002, Mr. Mette received several telephone calls from representatives of a bank holding company that had previously expressed an interest in exploring an acquisition of PFSB. These representatives indicated that this institution wanted to open discussions on a transaction. In late January or early February 2002, Mr. Mette received a telephone call from the president of the bank holding company and was told that the price of such a transaction could range from $20 to $22 per share. This expression of interest was reiterated in a short February 13, 2002 letter from a vice president of this institution to Mr. Mette. While the February 13, 2002 letter did not indicate a transaction price or provide any other information regarding the proposal, it did indicate that the bank holding company was willing to pay the merger consideration in either cash or a combination of cash and stock.

     On February 9, 2002, FFBI sent a letter to Mr. Mette expressing its interest in entering into a business combination at $21 per share. This letter included a proposed term sheet that provided for a 50/50 cash/stock transaction similar to the current FFBI/PFSB merger except that the ratio for the exchange of shares would be fixed. At about the same time Mr. Stebor contacted Mr. Mette and indicated that, while FFBI very much wanted to enter into a merger transaction with PFSB, if PFSB were to open merger discussions with other parties, FFBI would withdraw its proposal. These sentiments were reiterated in a letter dated February 22, 2002.

     On February 20, 2002, PFSB’s board of directors held a comprehensive strategic planning meeting with its financial advisor and special counsel to review PFSB’s strategic alternatives and business plan. At that meeting, the board of directors reviewed not only PFSB’s business plan but also detailed quantitative analyses of PFSB’s future strategic options. The board of directors also reviewed the current mergers and acquisitions market for financial institutions and PFSB’s projected value in a merger or acquisition transaction based on various financial ratios.

     Among the matters considered at the February 20, 2002 board meeting was PFSB’s ability to generate future stockholder value as an independent institution. The board of directors noted a number of challenges in executing this strategy, including the continuing difficulty in increasing interest rate spread, the high degree of competition in PFSB’s market area, the possible retirement of PFSB’s Chief Executive Officer in the near future and the rising cost of operations. Although the board of directors discussed a number of measures it could take to address these issues, all involved a significant level of risk that might not be in the stockholders’ best interests.

     The board of directors then reviewed the two merger proposals. In particular, the board of directors noted the pro forma enhancements to earnings, the branch network and the balance sheet of the resulting institution under the FFBI proposal. After extensive analysis and consultation with PFSB’s financial advisor, PFSB’s board of directors concluded that, based on the pro forma financial ratios, the shares of the resulting institution could be well positioned for price appreciation. The board of directors also noted that the resulting institution would be positioned to expand the products and services available to PFSB’s customers and community members. Further, the board of directors noted that, upon the completion of the proposed merger, the exchanged shares would have greater liquidity than PFSB’s current shares and that PFSB stockholders who receive FFBI stock in the merger would experience an increase in dividends based upon FFBI’s current dividend rate and the proposed exchange ratio.

     With respect to the merger proposal made by the bank holding company, the board of directors noted that, since it was not currently a public reporting company and its shares were not publicly traded, such institution would find it extremely expensive and time consuming to issue shares to PFSB’s stockholders in connection with a merger between the two institutions. In addition, even if such institution were willing to undertake the effort and expense to register the distribution of its shares with the Securities and Exchange Commission and become a public reporting company, since only one-half of the consideration for the proposed transaction would consist of stock, there would be insufficient public float to qualify for listing on The Nasdaq Stock Market or any exchange and the market for such shares would likely be highly illiquid. Finally, since there currently is no liquid market for such shares, it would be quite difficult to value them. Based on the above and the advice of PFSB’s financial advisor, PFSB’s board of directors concluded that this merger proposal should be analyzed as a cash only transaction.

     PFSB’s board of directors then explored the possibility that the bank holding company could significantly increase the price of its proposal. In particular, the board of directors reviewed a financial analysis from PFSB’s financial advisor demonstrating that the bank holding company would not have the financial capacity to increase significantly the price of its proposal. The board of directors concluded that a significant increase in the price of such bank holding company’s proposal was unlikely because of its limited pro forma tangible capital.

     PFSB’s board of directors then reviewed the possible tax advantages to PFSB’s stockholders of a 50/50 stock/cash election transaction. The board of directors noted that many of PFSB’s stockholders were long-term stockholders who might want to take advantage of the tax deferral that could be available in a cash/stock election transaction such as the one proposed by FFBI.

     The board of directors next discussed whether it would be in the best interests of stockholders to contact the bank holding company to attempt to negotiate a higher price. Against the advantages of this strategy the directors weighed the possibility of premature public disclosure and the possibility that FFBI might withdraw its proposal (based on its repeated statements that it was not interested in pursuing discussions with PFSB if it held discussions with other potential merger partners). After extensive discussion, the board of directors concluded that it would not be in the best interests of stockholders for PFSB to risk trying to negotiate a better proposal with the bank holding company when its internal analysis indicated that such institution did not have the ability to pay a significantly higher price.

     The board of directors then discussed at length whether it might make sense for PFSB to contact other potential merger partners to attempt to obtain a more favorable merger proposal. PFSB’s financial advisor noted that, while it was always possible that a third party might make a more favorable proposal, the two merger proposals that PFSB had already received appeared to be within the range of fair value for the stockholders. Moreover, the board of directors noted after review and discussion with PFSB’s financial advisor that, because of economic conditions in PFSB’s market area, there were probably few institutions that would have an interest in merging with PFSB at an attractive price and that there were no apparent potential merger partners with a greater incentive and ability to pay an attractive price than the two institutions that had already submitted merger proposals. When these factors were weighed against the risk that FFBI might withdraw its proposal, the board of directors determined that it was not in the best interests of stockholders for PFSB to seek merger proposals from other parties.

     On February 21, 2002, PFSB’s board of directors met again to review the matters discussed in the prior day’s meeting. After extensive review and discussion of all of PFSB’s future strategic options, the board of directors determined to move forward on negotiations with FFBI. The board of directors also instructed management to attempt to hold the merger proposal of the bank holding company in suspension so that, if a satisfactory arrangement could not be reached with FFBI, PFSB could consider the merits of opening discussions with such other potential merger partner.

     Management, PFSB’s financial advisor and its counsel each had a number of discussions with their counterparts at FFBI during late February and early March 2002. Among the items discussed were the proposed price per share, the need for downside price protection on the stock portion of the proposed merger consideration and the termination fee that had been proposed by FFBI in connection with the transaction.

     On March 7, 2002, PFSB’s board of directors met to review the current status of the merger proposals. In particular, the board of directors reviewed a price protection mechanism that had been negotiated with FFBI whereby, in general, the appreciation and depreciation potential of the stock portion of the merger consideration would be limited to 15 percent except where FFBI’s stock declined by more than 25 percent in which case the stock exchange ratio would again be fixed and the value of the merger consideration would be permitted to decline further. In this regard, the board of directors reviewed an extensive analysis showing that, in order for the value of the overall merger consideration to fall by more than 7.5 percent, the FFBI stock price would have to decline by more than 25 percent. The board of directors reviewed in depth FFBI’s recent stock trading history and trading ratios and concluded that it was unlikely (although not impossible) that FFBI’s stock price would decline by more than 25 percent.

     PFSB’s board of directors then reviewed a termination fee proposal that had been made by FFBI. Based on data and advice provided by PFSB’s financial advisor, the board of directors concluded that the proposed termination fee was generally within the range of what was customary for other transactions. In addition, the board of directors noted the statement of FFBI that the existence of a substantial termination fee was a condition to its proposal. After review, the board of directors instructed PFSB’s financial advisor and counsel to attempt to negotiate a reduction in the amount of the termination fee and a limitation to its triggering events.

     On March 21 and 22, 2002, several top officers of FFBI and representatives of its financial advisor, legal counsel and accounting firm met with several top officers of PFSB and representatives of its financial advisor and law firm at an off-site location to conduct mutual due diligence. Among the matters discussed were PFSB’s nonresidential lending, its loan loss reserve practices and its financial results for the first quarter of 2002.

     During the weeks following the due diligence meeting, the parties negotiated the terms of the merger agreement. In addition, the parties addressed a number of issues relating to the differences between the lending and other operational policies of FFBI and PFSB and the level of PFSB’s core earnings. The final resolution of these issues did not occur until mid-May when the parties had filed their respective quarterly reports for the three months ended March 31, 2002 with the Securities and Exchange Commission.

     On May 28, 2002, Mr. Stebor contacted Mr. Mette and indicated that FFBI’s board of directors had approved the merger agreement as negotiated and would like to move forward for signature as soon as practical. This matter was considered by PFSB’s board of directors at its June 4, 2002 meeting. At that meeting, PFSB’s board of directors reviewed at length with the company’s financial advisor and legal counsel its business plan and its strategic options including continued independence and mergers with institutions other than FFBI. The board of directors also reviewed the financial ratios of the merger as well as other transactions and computed the value of the merger consideration based on the value of FFBI’s stock on a pro forma basis.

     At the June 4, 2002 meeting, RP Financial delivered its opinion that the merger consideration was fair to PFSB’s stockholders from a financial point of view. The board of directors reviewed this opinion carefully and considered RP Financial’s experience, qualifications and interest in the transaction. In addition, PFSB’s board of directors reviewed the merger agreement at length with counsel. After an extensive review, PFSB’s board of directors instructed management to execute the merger agreement and make a public announcement of the transaction.

Recommendation of the PFSB Board; PFSB’s Reasons for the Merger

     PFSB’s board of directors has unanimously approved the merger agreement and recommends that PFSB stockholders vote “FOR” the approval of the merger agreement.

     PFSB’s board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, PFSB and its stockholders. In approving the merger agreement, PFSB’s board of directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view. In arriving at its determination, PFSB’s board of directors also considered a number of factors, including the following:

•	Information concerning the businesses, earnings, operations, financial condition and prospects of PFSB and FFBI, both individually and as combined. The PFSB board of directors took into account the results of PFSB’s due diligence review of FFBI.

•	The opinion rendered by RP Financial, as financial advisor to PFSB, that the merger consideration is fair, from a financial standpoint, to PFSB stockholders (see “—Opinion of PFSB’s Financial Advisor”).

•	The terms of the merger agreement and the structure of the merger, including the fact that PFSB stockholders will have the opportunity to elect to receive either cash, FFBI common stock, or both, in exchange for their shares and that the merger is intended to qualify as a transaction of a type that is generally tax-free for U.S. federal income tax purposes and as a purchase for accounting purposes.

•	The extensive review made by the board of directors of various pricing and other data in an attempt to establish PFSB’s value in a merger or sales transaction.

•	The fact that the financial terms of the merger agreement provide PFSB with a right to terminate the transaction in the event that the market value of FFBI common stock declines by both (1) more than 25% and (2) more than 15% below an index of comparable saving institutions between June 4, 2002 and the end of a specific measurement period, all subject to FFBI’s right to increase the consideration to be paid to PFSB stockholders receiving common stock consideration in the merger.

•	The review conducted by the PFSB board of directors of the strategic options available to PFSB and the assessment of the PFSB board of directors that none of those options presented superior opportunities or were likely to create greater value for PFSB stockholders than the prospects presented by the proposed merger with FFBI.

•	The possible retirement of Eldon R. Mette, PFSB’s President and Chief Executive Officer.

•	The PFSB board of directors’ belief, after its review, that there was no potential merger partner with both a greater incentive to pursue a transaction with PFSB and a greater ability to pay a favorable merger price than FFBI.

•	The apparent capacity of FFBI to pay the merger consideration without third party financing.

•	FFBI’s statement that it intended to retain Palmyra Savings employees.

•	The proposed management of the combined company, including the fact that Mr. Mette will serve as a member of the FFBI board of directors.

•	The historical trading prices for PFSB common stock.

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•	The fact that, although not widely traded, the market for FFBI common stock after the merger is expected to be substantially broader than the current market for PFSB common stock.

•	PFSB stockholders who receive FFBI common stock will experience an increase in dividends, based on FFBI’s current dividend rate and the proposed exchange ratio.

•	The current and prospective economic, competitive and regulatory environment facing PFSB, FFBI and the financial services industry generally.

•	The PFSB board of directors’ assessment that PFSB would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as FFBI that had a larger infrastructure, wider selection of financial products and services and more prominent market position.

•	The PFSB board of directors’ belief that, while no assurances could be given, the level of execution risk in the merger appeared to be low and the business and financial advantages contemplated in connection with the merger appeared achievable within a reasonable time frame.

•	The likelihood of the Office of Thrift Supervision approving the merger.

•	The likelihood of PFSB stockholders approving the merger.

     The discussion of the information and factors considered by the PFSB board of directors is not intended to be exhaustive, but includes all material factors considered by the PFSB board of directors. In reaching its determination to approve and recommend the merger, the PFSB board of directors did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Opinion of PFSB’s Financial Advisor

     The board of directors of PFSB formally retained RP Financial in February 2002 to assist in evaluating its strategic alternatives, assist it in determining the value of PFSB in a merger or sales transaction, participate in the negotiation of the financial and other terms of any merger or sales transaction and, if requested, render its opinion with respect to the merger consideration from the financial point of view of the PFSB stockholders. In requesting RP Financial’s opinion, the board of directors of PFSB did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial might wish to conduct to enable it to give its opinion. RP Financial has delivered to PFSB its written opinion dated June 4, 2002, and its updated opinion as of the date of this proxy statement-prospectus, to the effect that, based upon and subject to the matters set forth therein, as of the date thereof, the merger consideration was fair to the PFSB stockholders from a financial point of view. The opinion of RP Financial is directed toward the consideration to be received by PFSB stockholders and does not constitute a recommendation to any PFSB stockholder to vote in favor of approval of the merger agreement. A copy of the RP Financial opinion is set forth as Appendix B to this proxy statement-prospectus, and PFSB stockholders should read it in its entirety. RP Financial has consented to the inclusion and description of its written opinion in this proxy statement-prospectus.

     RP Financial was selected by PFSB to act as its financial advisor because of RP Financial’s expertise in the valuation of businesses and their securities for a variety of purposes, including its expertise in connection with mergers and acquisitions of savings and loan associations, savings banks, savings and loan holding companies, commercial banks and bank holding companies. RP Financial has informed the board of directors of PFSB that it has worked previously for FFBI on consulting and valuation work. Pursuant to a letter agreement dated February 11, 2002 and executed by PFSB on February 14, 2002, RP Financial estimates that it will receive from PFSB total professional fees of approximately $60,000, of which $27,500 has been paid as of June 30, 2002, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the merger. In addition, PFSB has agreed to indemnify and hold harmless RP Financial, any affiliates of RP Financial, and the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial from and against any and all losses, claims, damages and liabilities, joint or several, in connection with RP Financial’s services pursuant to the engagement letter attributable to: (i) any untrue statement or alleged untrue statement of a material fact contained in the financial statements or other information furnished or otherwise provided by PFSB to RP Financial, either orally or in writing; (ii) the omission or alleged omission of a material fact from the financial statements or other information furnished or otherwise made available by PFSB to RP Financial, or (iii) any action or omission to act by PFSB, or PFSB’s respective officers, directors, employees or agents, which action or omission is willful or negligent. PFSB will be under no obligation to indemnify RP Financial if a court determines that RP Financial was negligent or acted in bad faith with respect to any actions or omissions of RP Financial related to a matter for which indemnification is sought. In addition, if RP Financial is entitled to indemnification from PFSB under the engagement letter, and in connection therewith incurs legal expenses in defending any legal action challenging the opinion of RP Financial where RP Financial is not negligent or otherwise at fault or is found by a court of law to be not negligent or otherwise at fault, PFSB will indemnify RP Financial for all reasonable expenses.

     In rendering its opinion, RP Financial reviewed the following material or conducted the following measures:

•	The merger agreement, dated June 4, 2002, including exhibits;

•	The following information for PFSB — (1) the annual audited financial statements for the fiscal years ended September 30, 1999, 2000 and 2001, included in its annual report to stockholders for the respective years, (2) stockholder, regulatory and internal financial and other reports through March 31, 2002, (3) its mutual-to-stock conversion prospectus dated February 11, 1999, (4) the annual stockholder proxy statements for the last three fiscal years, and (5) other securities filings;

•	The following information for FFBI — (1) the annual audited financial statements for the fiscal years ended December 31, 2000 and 2001, and fiscal year ended February 28, 2000, included in its annual report to stockholders and other securities filings, (2) stockholder, regulatory and internal financial and other reports through March 31, 2002, (3) its mutual-to-stock conversion prospectus, dated July 11, 2000, and its prospectus supplement, dated September 8, 2000, (4) the annual stockholder proxy statements for the last two fiscal years since FFBI’s completion of its mutual-to-stock conversion on September 27, 2000, and (5) other securities filings;

•	Discussions with management of PFSB and FFBI regarding the past and current business, operations, financial condition, and future prospects of both institutions separately and merged;

•	An analysis of the pro forma value of alternative strategies for PFSB as an independent institution;

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•	The competitive, economic and demographic characteristics nationally, regionally and in the local market area;

•	The potential impact of regulatory and legislative changes on financial institutions;

•	The financial terms of other recently completed and pending acquisitions of thrifts in Missouri, regionally and nationally with similar characteristics as PFSB;

•	FFBI’s financial condition as of March 31, 2002, regarding the perceived financial ability to complete the merger from a cash and capital perspective;

•	The estimated pro forma financial impact of the merger on FFBI and the pro forma per share data and the pro forma pricing ratios based on FFBI’s current market price, incorporating the potential effect of purchase accounting and anticipated merger synergies; and

•	The prospective strategic benefits of the merger to PFSB, including, but not limited to, expanded market area across state lines, enhanced delivery channels, broadened products and services including commercial lending and checking, increased stock liquidity, expanded management team, the opportunity to realize cost reductions and increased platform for future expansion.

     In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning PFSB and FFBI furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. PFSB and FFBI did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of PFSB or FFBI.

     RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger as set forth in the merger agreement to be consummated. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction will be imposed on FFBI that would have a material adverse effect on the ability of the merger to be consummated as set forth in the merger agreement.

     RP Financial’s opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of June 4, 2002 and as of the date of this proxy statement-prospectus. Events occurring after the most recent date could materially affect the assumptions used in preparing the opinion. In connection with rendering its opinion dated June 4, 2002, and updated as of the date of this proxy statement-prospectus, RP Financial performed a variety of financial analyses that are summarized below. Although the evaluation of the fairness, from a financial point of view, of the merger consideration was to some extent subjective based on the experience and judgment of RP Financial, and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. RP Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial’s opinion. In its analyses, RP Financial took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of PFSB and FFBI, as well as RP Financial’s experience in securities valuation, its knowledge of financial institutions, and its experience in similar transactions. With respect to the comparable transactions analysis described below, no public company utilized as a comparison is identical to PFSB and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for purposes of RP Financial providing its opinion as to the fairness of the merger consideration, and they do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial’s analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

     Additionally, RP Financial considered another expression of interest from a regional financial institution that is not publicly-traded, including the perceived ability of such institution to consummate an acquisition of PFSB, including the amount, form and value of the potential consideration and the pro forma financial impact of the merger to such institution.

     Comparable Transactions Analysis. RP Financial compared the merger on the basis of the multiples or ratios of reported earnings, book value, tangible book value, assets, tangible book premium to core deposits, and control premium relative to the pre-announcement trading price of PFSB with the same multiples or ratios of selected comparable completed and pending thrift mergers and acquisitions (referred to as the comparable transactions group). The comparable transactions group is comprised of 16 completed and pending thrift mergers and acquisitions announced after January 21, 2000 meeting the following criteria – assets between $25 million and $250 million and equity/assets over 8%, but excluding acquisitions of thrifts in mutual holding company form, mergers of equals transactions and those deals with limited or no available deal data. Ten of the 16 institutions comprising the comparable transactions group reflected all cash consideration and six reflected a combination of cash and stock of the acquiring company. The median selected financial data and acquisition pricing multiples or ratios at announcement of the comparable transactions group relative to the PFSB financial data and pricing multiples or ratios are shown below:

Comparable Transaction	PFSB Bancorp (1)
Assets ($000)	$ 100,046	$ 71,898
Equity/Assets (%)	14.35%	12.62%
Return on Average Assets (%)	0.64%	0.29%
Return on Average Equity (%)	3.70%	2.27%
Price/Earnings (x) (2)	27.64	x	38.89	x
Price/Book (%)	117.56%	96.83%
Price/Tangible Book (%)	117.56%	96.83%
Price/Assets (%)	20.02%	12.21%
Tangible Book Premium/
Core Deposits (%)	6.05%	-0.49%
Control Premium (%) (3)	38.64%	58.49%

(1)	Reflects financial data as of or for the trailing 12 months ended 3/31/02.

(2)	Reflects earnings for the trailing 12 months prior to the merger announcement.

(3)	Merger price relative to trading price 1 week prior to announcement.

Note: Pricing ratios are based on shares outstanding, and excludes the value of granted options.

     In comparison to the comparable transactions group, PFSB has a lower level of total assets, a lower ratio of equity to assets, and lower profitability relative to average assets and average equity. PFSB’s merger pricing ratios or multiples generally fell within the range of the pricing ratios or multiples of the comparable transactions group. The pricing ratios or multiples based on the merger consideration for the

PFSB common stock exceeded the median pricing ratios or multiples in terms of price/earnings and control premium, and fell below the median pricing ratios for price/book, price/tangible book, price/assets and tangible book premium/core deposits.

     In comparing the pricing ratios or multiples of the comparable transactions group to the merger, RP Financial took into consideration that:

•	The majority of these transactions were sale of control transactions for all cash, and only a minority of these transactions had continuing common stock ownership, such as in PFSB’s case;

•	FFBI’s stock pricing characteristics prior to the announcement of the merger appeared to be discounted relative to publicly-traded financially comparable thrifts in the midwest;

•	FFBI’s stock price was discounted relative to its book value per share as of March 31, 2002;

•	The merger is expected to be accretive to FFBI’s earnings per share and return on equity during the first year following the merger based upon the assumptions as presented in “Pro Forma Financial Information” before incorporating certain anticipated cost savings.

     Discounted Cash Flow Analysis. Using the discounted cash flow analysis, RP Financial estimated the present value per share of future dividends and the terminal value to PFSB’s current stockholders based on a continuation of PFSB’s current operating strategies over a five-year period and an assumed level of operating results set forth below. Specifically, RP Financial incorporated the following assumptions into the discounted cash flow analysis:

•	Annual asset growth of 2.5%;

•	First year return on average assets of 0.60%, and increasing 0.05% in each year thereafter;

•	First year dividends of $0.30 per share, and increasing 7.5% annually thereafter; and

•	Fifth year terminal value multipliers for earnings per share of 27.5 times and for book value per share of 1.175, with 67% weight given to the earnings result and 33% weight given to the book value result.

The cash flows were then discounted to present value using two discount rates, a low of 12% and a high of 15%. In applying these assumptions, RP Financial considered the following:

•	PFSB has grown its assets at a similar annual rate since completion of the stock conversion;

•	PFSB’s average profitability (based upon return on average assets) since the stock conversion has been below 0.30%, but in the current fiscal year its return on average assets has approached 0.40%;

•	Certain differences between PFSB’s financial characteristics and those of the comparable transactions group, whose multiples were used for the terminal value calculation.

     The merger consideration falls in the middle of the range of the present values, or $19.21 per share at the high discount rate and $21.85 per share at the low discount rate.

     Pro Forma Impact Analysis. In view of the stock component of the merger consideration and the Board’s strategic reasons for the merger, RP Financial considered the pro forma impact of the merger on FFBI’s financial condition, operating results and stock pricing ratios. Specifically, RP Financial considered that the merger is anticipated to:

•	Be accretive to FFBI’s pro forma earnings per share, incorporating a limited amount of merger synergies;

•	Leverage FFBI’s tangible equity; and

•	Increase FFBI’s return on equity.

     RP Financial considered the pro forma impact of the merger on FFBI’s per share data and favorable pricing ratios based on FFBI’s pre-announcement trading price relative to other publicly-traded financially comparable thrifts in the midwest. RP Financial also took into account FFBI’s strategic objectives following the merger, including additional growth and capital management. RP Financial also considered other benefits of the merger, including the potential for increased liquidity of the stock given FFBI’s larger size, greater market capitalization and higher shares outstanding than PFSB, the increased dividends per share for continuing stockholders as a result of the exchange ratio, the enhanced ability to pursue growth given the expanded market area, enhanced products and services and delivery systems for PFSB customers, and expanded management team.

     As described above, RP Financial’s opinion and presentation to the board of directors of PFSB was one of many factors taken into consideration by the board of directors of PFSB in making its determination to approve the merger agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the board of directors of PFSB on June 4, 2002, and updated as of the date of this proxy statement-prospectus in connection with its opinion as of those dates, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix B, which PFSB stockholders are urged to read in its entirety.

Rights of Dissenting Stockholders

     Under Missouri law, you will have dissenters’ rights with respect to the merger. If you follow the procedures set forth in Section 351.455 of the Missouri General and Business Corporations Law, these rights will entitle you to receive the fair value of your shares of PFSB common stock rather than having your shares converted into the right to receive the cash payment and/or shares of FFBI common stock as described above. Accompanying this prospectus-proxy statement as Appendix C is a copy of the text of Section 351.455 of the Missouri General and Business Corporations Law, which prescribes the procedures for the exercise of dissenters’ rights and for determining the fair value of PFSB common stock. PFSB stockholders electing to exercise dissenters’ rights must comply with the provisions of Section 351.455 of the Missouri General and Business Corporations Law in order to perfect their rights. PFSB and FFBI will require strict compliance with the statutory procedures.

     The following is intended as a brief summary of the material provisions of the Missouri statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 351.455 of the Missouri General Business and Corporations Law, the full text of which appears in Appendix C of this prospectus-proxy statement.

     If you wish to exercise your dissenters’ rights, you must satisfy each of the following conditions:

•	You must deliver to PFSB prior to or at the special meeting a written objection to the merger. This written objection must be in addition to and separate from any proxy or vote

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abstaining from or against the merger. Voting against or failing to vote for the merger agreement by itself does not constitute a written objection within the meaning of Section 351.455.

•	You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, will constitute a waiver of your dissenters’ rights in respect of the shares so voted and will nullify any previously filed written objection.

•	You must make a written demand on FFBI, as the surviving corporation, within 20 days after the merger is consummated for the fair value of your shares. This written demand must be in addition to and separate from any written objection delivered to PFSB at or prior to the special meeting.

     FFBI will notify all PFSB stockholders who deliver a written objection to PFSB and who do not vote in favor of the merger of the completion of the merger. The fair value of dissenters’ shares shall be determined as of the day prior to the special meeting.

     If within 30 days after the completion of the merger, the value of a dissenting stockholder’s shares is agreed upon between the dissenting stockholder and FFBI, payment for the dissenting stockholder’s shares will be made within 90 days after the completion of the merger upon surrender of the certificate(s) representing such shares.

     If within 30 days after the completion of the merger the dissenting stockholder and FFBI do not agree as to the fair value of such stockholder’s shares, then, within 60 days after such 30 day period, the dissenting stockholder may file a petition asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against FFBI for the amount of such fair value as of the day prior to the special meeting, together with interest thereon. The “fair value” determined by the court may be more or less than the amount offered to PFSB stockholders under the merger agreement. The judgment will be payable only upon the surrender of the dissenting stockholders certificates representing such stockholder’s shares of PFSB common stock. A dissenting stockholder who does not file a petition within the specified time frame will be conclusively presumed to have approved the merger consideration as described above and will receive the merger consideration as described above in exchange for his or her shares.

     The failure of a holder of PFSB common stock to vote against approval of the merger agreement will not itself constitute a waiver of the right to receive payment for his or her shares, nor will a vote against approval of the merger agreement satisfy the notice requirements referred to above.

Interests of Our Directors and Officers in the Merger that Differ From Your Interests

     Some members of PFSB’s management and board of directors may have interests in the merger that are in addition to or different from the interests of PFSB stockholders. PFSB’s board of directors was aware of these interests and considered them in approving the merger agreement.

     Employment Agreement with Eldon R. Mette. Eldon R. Mette, President and Chief Executive Officer of PFSB and Palmyra Savings, currently has an employment agreement with PFSB and Palmyra Savings that provides Mr. Mette with a severance payment and continuation of certain employee benefits if he is terminated following a change in control of PFSB or Palmyra Savings. The merger with FFBI will constitute a change in control of PFSB and Palmyra Savings and, as a result of Mr. Mette’s termination of employment after completion of the merger, he will receive a severance payment in the amount of $215,000.

     Consulting and Non-Competition Agreement with Mr. Mette. FFBI would like to secure the assistance of Mr. Mette in the operation of the Missouri branches following the completion of the merger. Consequently, FFBI has offered and Mr. Mette has indicated his intent to accept on the effective date of the merger, a consulting and non-competition agreement with FFBI. Under this agreement, Mr. Mette will advise FFBI with respect to deposit and lending activities in PFSB’s market area, as well as maintain and develop customer relationships. The agreement will have a one-year term and will provide for Mr. Mette to be paid $5,835 on a monthly basis for his services as a consultant and in consideration of being subject to the non-competition requirements.

     Vesting of PFSB Restricted Stock. Directors, officers and employees of PFSB received grants of restricted stock under PFSB’s 2000 Stock-Based Incentive Plan, with vesting of the shares to occur over a period of five years. Under the terms of the plan, all unvested restricted shares of PFSB common stock will become vested upon a change in control of PFSB. The merger will constitute a change in control of PFSB. As of June 30, 2002, the directors and executive officers of PFSB held a total of 6,661 shares of unvested restricted stock, which will be converted into the right to receive the same merger consideration as all other shares of PFSB common stock. The following table reflects the number of shares of unvested restricted stock held by each director and the value of the merger consideration that each will receive in exchange for their shares, assuming a merger consideration value of $21.00.

Name and Title	Number of Unvested Shares of Restricted Stock	Total Merger Consideration Value for Unvested Shares or Restricted Stock
Mark K. Bross	353	$ 7,413
Albert E. Davis	470	9,870
Robert M. Dearing	470	9,870
Steve W. Lewis	—	—
James D. Lovegreen	470	9,870
Eldon R. Mette	2,281	47,901
L. Edward Schaeffer	470	9,870

     PFSB Stock Options. Under the terms of the PFSB stock-based incentive plan, all outstanding options to purchase PFSB common stock under PFSB’s stock option plan will become vested upon completion of the merger. As of June 30, 2002, the directors and executive officers of PFSB held options to purchase a total of 25,778 shares of PFSB common stock with a weighted average exercise price of $10.25.

     Appointment of PFSB Director to the FFBI and First Federal Board of Directors. Upon completion of the merger, FFBI will appoint Eldon R. Mette to the boards of directors of FFBI and First Federal. Mr. Mette will be paid the same fees payable to FFBI’s and First Federal’s directors.

     Maintenance of an Advisory Board. For a period of at least one year, FFBI will maintain an advisory board for the purpose of advising FFBI on its Missouri operations. Each director of PFSB, other than Eldon R. Mette, will be invited to serve on the advisory board. Each advisory board member will be paid $100 a month.

     Termination of Palmyra Savings ESOP. Palmyra Savings will terminate its employee stock ownership plan upon completion of the merger. The plan will repay its existing loan from PFSB and will allocate the surplus cash and FFBI common stock to the accounts of the plan participants, including Mr. Mette, in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the plan.

     Protection of PFSB Directors and Officers Against Claims. FFBI has agreed to indemnify and hold harmless each present and former director and officer of PFSB for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Missouri law as in effect at the time of closing. This indemnification extends to liability arising out of the transactions contemplated by the merger agreement. FFBI has also agreed to advance any related costs to each of these persons as they are incurred. FFBI has also agreed that it will maintain a policy of directors’ and officers’ liability insurance coverage for the benefit of PFSB’s directors and officers for three years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

Regulatory Approvals Needed to Complete the Merger

     Completion of the merger is subject to prior approval of the Office of Thrift Supervision. In reviewing applications for transactions of this type, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. FFBI filed an application with the OTS on July 31, 2002.

     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of First Federal and Palmyra Savings in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. First Federal and Palmyra Savings each received a “Satisfactory” rating during their last federal Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the OTS before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While we believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger, or that the Attorney General of the State of Missouri will not challenge the merger, or if any proceeding is instituted or challenge is made, as to the result of the challenge.

     The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Merger Agreement—Conditions to Completing the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under “The Merger Agreement—Conditions to Completing the Merger.”

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting PFSB common stock to FFBI common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Accounting Treatment of the Merger

     FFBI will account for the merger as a purchase, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of PFSB will be recorded on FFBI’s consolidated balance sheet at their estimated fair value at the effective date of the merger. The amount by which the purchase price paid by FFBI exceeds the fair value of the net tangible and identifiable intangible assets acquired by FFBI through the merger will be recorded as goodwill. Financial statements of FFBI issued after the effective date of the merger will reflect these values and will not be restated retroactively to reflect the historical position or results of operations of PFSB.

Resale of FFBI Common Stock

     The shares of FFBI common stock to be issued to stockholders of PFSB in the merger have been registered under the Securities Act of 1933. Shares of FFBI common stock issued in the merger may be traded freely and without restriction by those stockholders not deemed to be “affiliates” of PFSB, as that term is defined in the rules under the Securities Act. FFBI common stock received by those stockholders of PFSB who are deemed to be “affiliates” of PFSB at the time the merger is submitted for vote of the stockholders of PFSB may be resold without registration under the Securities Act only to the extent provided for by Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of PFSB is an individual or entity that controls, is controlled by or is under common control with, PFSB, and may include the executive officers and directors of PFSB, as well as certain principal stockholders of PFSB. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

     PFSB has agreed in the merger agreement to use its best efforts to cause each person who is an affiliate of PFSB for purposes of Rule 145 under the Securities Act to deliver to FFBI a written agreement intended to ensure compliance with the Securities Act.

The Merger Agreement

     The following describes material provisions of the merger agreement. This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated by reference into this proxy statement-prospectus.

Terms of the Merger

     The merger agreement provides for a business combination in which PFSB will merge with FFBI. FFBI will be the surviving corporation in the merger.

     As a result of the merger, except as noted below, each outstanding share of PFSB common stock will be converted into the right to receive, at the election of the holder, either shares of FFBI common stock or $21.00 in cash. See “The Merger–Conversion of PFSB Common Stock.” FFBI will not issue fractions of shares of FFBI common stock, but instead will pay each holder of PFSB common stock who would otherwise be entitled to a fraction of a share of FFBI common stock an amount in cash determined by multiplying that fraction by the average closing price of FFBI common stock over a measurement period prior to the completion of the merger. If there is a change in the number or classification of shares of FFBI outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Shares of PFSB common stock held directly or indirectly by FFBI will be canceled and retired upon completion of the merger, and no payment will be made for them. Canceled shares will not include shares held by either PFSB or FFBI in a fiduciary capacity or in satisfaction of a debt previously contracted. Holders of shares for which dissenters’ rights have been exercised will be entitled only to the rights granted by Missouri law.

When Will the Merger be Completed

     The closing of the merger will take place on a date designated by FFBI that is no later than 30 days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or waived, unless we agree to a later date. See “—Conditions to Completing the Merger.” On the closing date, FFBI will file a certificate of merger with the Delaware Secretary of State and articles of merger with the Missouri Secretary of State merging PFSB into FFBI. The merger will become effective at the time stated in the certificate of merger and articles of merger.

     FFBI and PFSB expect to complete the merger in the fourth calendar quarter of 2002. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See “The Merger—Regulatory Approvals Needed to Complete the Merger.” Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before March 31, 2003, unless failure to complete the merger by that time is due to a misrepresentation, breach of warranty or failure to fulfill a covenant by the party seeking to terminate the agreement. See “—Terminating the Merger Agreement.”

Conditions to Completing the Merger

     FFBI’s and PFSB’s obligations to consummate the merger are conditioned on the following:

•	approval of the merger agreement by PFSB stockholders;

•	receipt of all required regulatory approvals without any materially adverse conditions and the expiration of all statutory waiting periods;

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•	no party to the merger being subject to any legal order that prohibits consummating any part of the transaction, no governmental entity having instituted any proceeding for the purpose of blocking the transaction, and the absence of any statute, rule or regulation that prohibits completion of any part of the transaction;

•	the registration statement of which this proxy statement-prospectus forms a part being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state “blue sky” approvals;

•	receipt by us of all consents and approvals from third parties (other than those required from government agencies) required to complete the merger, unless failure to obtain those consents or approvals would not have a material adverse effect on FFBI after completion of the merger;

•	receipt by each of us of opinions from our respective legal counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

•	the other party having performed in all material respects its obligations under the merger agreement, the other party’s representations and warranties being true and correct as of the date of the merger agreement and as of the closing date, and receipt of a certificate signed by the other party’s chief executive officer and chief financial officer to that effect.

     The obligation of PFSB to complete the merger is also conditioned on FFBI having deposited the cash portion of the merger consideration with the exchange agent.

     We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

     PFSB has agreed that, until completion of the merger and unless permitted by FFBI, neither it nor its subsidiaries will:

General Business

•	conduct its business other than in the regular, ordinary and usual course consistent with past practice;

•	fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

•	take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

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Indebtedness

•	incur any indebtedness or become responsible for the obligations of any person or entity, other than the creation of deposit liabilities, borrowings from the Federal Home Loan Bank that mature within one year and sales of certificates of deposit that mature within five years; provided, however, that in no event will such borrowings from the Federal Home Loan Bank exceed an aggregate of $1,000,000;

•	prepay any such indebtedness so as to cause itself to incur a prepayment penalty thereunder;

Capital Stock

•	adjust, split, combine or reclassify its capital stock;

•	pay any cash or stock dividends or make any other distribution on its capital stock, other than regular quarterly cash dividends on PFSB common stock not in excess of $0.075 per share and dividends paid by PFSB’s subsidiaries to PFSB;

•	grant any stock appreciation rights or limited rights under any of its benefit plans or grant any third party a right to acquire any of its shares of capital stock;

•	issue any securities convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of outstanding stock options;

Dispositions

•	dispose of any of its material assets or cancel or release any indebtedness, other than in the ordinary course of business or pursuant to commitments existing as of the date of the merger agreement;

Investments

•	make any equity investment other than pursuant to commitments existing as of the date of the merger agreement;

Contracts

•	enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving the payment of less than $20,000 per year, and those specifically permitted by the merger agreement;

Loans

•	make, renew, increase, extend or purchase any loans, advances, credit enhancements or extensions, other than existing loan commitments and those in conformity with lending policies in effect as of the date of the merger agreement in amounts not to exceed an aggregate of $250,000 with respect to any one borrower;

•	make or increase any loan or extension of credit or commit to make or increase any such loan or extension of credit to any director or executive officer of PFSB or Palmyra Savings, except for loans or extensions of credit on terms made available to the general public and other than renewals of existing loans or commitments to loan;

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Employees

•	increase the compensation or fringe benefits of any of its employees or directors, except in the ordinary course of business consistent with past practice;

•	pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any employees or directors;

•	become a party to, amend or commit to any benefit plan or employment agreement;

•	voluntarily accelerate the vesting or the lapsing of any restrictions with respect to any stock options or other stock-based compensation;

•	elect any new executive officer or director;

•	hire any employee with an annual total compensation in excess of $25,000;

Settling Claims

•	settle any claim against it for more than $25,000 or impose or agree to material restrictions on its operations;

Governing Documents

•	amend its articles of incorporation or bylaws;

Sale of Securities

•	restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

Investment in Debt Securities

•	make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

Capital Expenditures

•	make any capital expenditures other than pursuant to binding commitments and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

Branches

•	establish or commit to establish any new branch or other office or file an application to relocate or terminate the operation of an existing banking office;

Accounting

•	change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory guidelines;

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Merger Agreement

•	take any action that is intended or expected to result in any of its representations and warranties under the merger agreement being or becoming untrue in any material respect or in the conditions to the merger not being satisfied or in a violation of a provision of the merger agreement;

•	knowingly take any action that would prevent or impede the merger from qualifying as a reorganization under 368(a) of the IRC; and

Other Agreements

•	agree to take, commit to take any or adopt any resolutions in support of any of the foregoing actions.

FFBI has agreed that, until the completion of the merger and unless permitted to by PFSB, it will not:

•	conduct its business or make stockholder distributions other than in the regular, ordinary and usual course consistent with past practice;

•	fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

•	take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

•	take any action that is intended or expected to result in any of its representations and warranties under the merger agreement being or becoming untrue in any material respect or in the conditions to the merger not being satisfied or in a violation of a provision of the merger agreement;

•	knowingly take any action that would prevent or impede the merger from qualifying as a reorganization under 368(a) of the IRC;

•	amend its certificate of incorporation or bylaws in a manner that would materially and adversely effect the benefits of the merger to PFSB stockholders; and

•	agree to take, commit to take or adopt any resolutions in support of any of the foregoing actions.

Covenants of PFSB and FFBI in the Merger Agreement

     Agreement Not to Solicit Other Proposals. PFSB has agreed not to initiate, solicit, encourage, facilitate, obtain or endorse any acquisition proposal with a third party. An acquisition proposal includes the following:

•	any merger, consolidation, share exchange, business combination, or other similar transaction involving PFSB or its subsidiaries;

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•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of PFSB;

•	any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of PFSB; and

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Despite the agreement of PFSB not to solicit other acquisition proposals, the board of directors of PFSB may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the PFSB board of directors:

•	after consultation with and receipt of advice from outside legal counsel, in good faith deems such action to be necessary for the proper discharge of its duties to PFSB stockholders under applicable law; and

•	after consultation with its financial advisor, determines in good faith that the transaction presented by such unsolicited acquisition proposal, taking into account all legal, financial and regulatory aspects of the proposal, the person making the proposal and the prospects and interests of PFSB and its stockholders, is a more favorable transaction (a “superior proposal”) than the transaction contemplated by the merger agreement with FFBI.

     If PFSB receives a proposal or information request from a third party or enters into negotiations with a third party regarding a superior proposal, PFSB must notify FFBI and provide FFBI with information about the third party and its proposal.

     Employee Matters. Each person who is an employee of Palmyra Savings as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of First Federal. FFBI will make available employer provided health and other employee welfare benefit plans to each continuing employee on the same basis that it provides such coverage to FFBI employees. Former employees of Palmyra Savings will be treated as new employees for purposes of FFBI’s pension plan and employee stock ownership plan; provided, however, that continuing employees will receive credit for service with Palmyra Savings for purposes of vesting and determination of eligibility to participate in FFBI’s pension plan, but not accrual of benefits. FFBI has also agreed to honor all vested benefits or other vested amounts earned or accrued under PFSB employee benefit plans, contracts and arrangements.

     Indemnification of PFSB Officers and Directors. FFBI has agreed to indemnify and hold harmless each present and former director and officer of PFSB for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Missouri law as in effect at the time of closing. FFBI has also agreed that it will maintain a policy of directors’ and officers’ liability insurance coverage, or provide a policy providing comparable coverage and amounts on terms no less favorable than PFSB’s current policy, for the benefit of PFSB’s directors and officers who are currently covered by insurance for three years following consummation of the merger, subject to a cap on the amount of annual premiums.

     Certain Other Covenants. The merger agreement also contains other agreements relating to our conduct before consummation of the merger, including the following:

•	After all requisite approvals necessary to consummate the merger are obtained, Palmyra Savings will modify and change its loan, litigation, real estate valuation and investment

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and asset/liability management policies and practices so as to be more consistent with those of First Federal.

•	PFSB will give FFBI reasonable access during normal business hours to PFSB property, books, records and personnel and furnish all information FFBI may reasonably request.

•	PFSB will promptly provide FFBI with a copy of all documents filed with the Securities and Exchange Commission, each report filed with its banking regulators, each management report provided to its board of directors and each public press release.

•	PFSB will meet with FFBI on a regular basis to discuss and plan for the conversion of PFSB data processing and related electronic information systems.

•	FFBI and PFSB will use their reasonable best efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions.

•	FFBI and PFSB will use their reasonable best efforts to obtain all third party consents necessary to consummate the merger.

•	PFSB will take any necessary action to exempt FFBI and this transaction from any anti-takeover provisions contained in PFSB’s articles of incorporation or bylaws or federal or state law.

•	FFBI and PFSB will use all reasonable efforts to take all actions necessary to consummate the merger and the transactions contemplated by the merger agreement.

•	PFSB and FFBI will consult with each other regarding any public statements about the merger and any filings with any governmental entity or with any national securities exchange or market.

•	FFBI will file a registration statement, of which this proxy statement-prospectus forms a part, with the Securities and Exchange Commission registering the shares of FFBI common stock to be issued in the merger to PFSB stockholders.

•	PFSB will take all actions necessary to convene meetings of its stockholders to vote on the merger agreement. The PFSB board of directors will recommend at the stockholder meeting that the stockholders vote to approve the merger and will use its reasonable best efforts to solicit stockholder approval, unless it determines that such actions would not comply with its fiduciary obligations to PFSB stockholders.

•	Prior to completion of the merger, FFBI will notify The Nasdaq Stock Market of the additional shares of FFBI common stock that FFBI will issue in exchange for shares of PFSB common stock.

•	PFSB will use its reasonable best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act to deliver to FFBI a letter to the effect that such person will comply with Rule 145.

•	FFBI and PFSB will notify each other of any material contract defaults and any events that would reasonably be likely to result in a material adverse effect on the other. They also will notify each other of any communication from a third party regarding the need to obtain that party’s consent in connection with the merger.

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•	FFBI and PFSB will take appropriate board action to exempt PFSB directors and officers from short-swing profit liability that could arise under the federal securities laws in connection with the transactions being completed by the merger agreement.

•	PFSB will pay dividends on its common stock on a quarterly basis and each of FFBI and PFSB will coordinate with the other the payment of dividends on FFBI common stock and PFSB common stock.

Representations and Warranties Made by FFBI and PFSB in the Merger Agreement

     FFBI and PFSB have made certain customary representations and warranties to each other in the merger agreement relating to our businesses. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the merger unless the change does not have a material negative impact on our business, financial condition or results of operations. See “—Conditions to Completing the Merger.”

Terminating the Merger Agreement

     The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by PFSB stockholders, as follows:

•	with the mutual consent of FFBI and PFSB;

•	by either party, if the stockholders of PFSB fail to approve the merger agreement (provided that PFSB will only be entitled to terminate for this reason if it has complied with its obligations under the merger agreement with respect to its stockholder meeting);

•	by either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the merger or the transactions contemplated by the merger agreement;

•	by either party, if the merger is not consummated by March 31, 2003, unless failure to complete the merger by that time is due to a misrepresentation, breach of a warranty or failure to fulfill a covenant by the party seeking to terminate the agreement;

•	by either party, if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that cannot be cured within a specified time and that would have a material adverse effect on the other party; or

•	by FFBI, if the board of directors of PFSB does not recommend approval of the merger in the proxy statement-prospectus or withdraws or revises its recommendation in a manner adverse to FFBI.

     In addition, PFSB may terminate the merger agreement if during the 10 consecutive trading days ending on the date that the OTS approves the merger or PFSB stockholders approve the merger, whichever is later (the “measurement date”), both of the following are satisfied:

•	the average closing price of the FFBI common stock during such period is less than $13.09; and

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•	FFBI’s common stock has underperformed the SNL Index of Thrifts with Assets less than $250 million by more than 15% during the period beginning on June 4, 2002 and ending on the measurement date.

     This right to terminate lasts for seven business days starting on the measurement date. If PFSB elects to terminate the merger, FFBI will have the right to cancel the termination by increasing the exchange ratio to the lesser of:

•	the number of FFBI shares having a value equal to $17.85 (based on the average closing price during the measurement period); or

•	the number of FFBI shares having a value that would not have underperformed the decline in the index by more than 15% (based on the average closing price during the measurement period).

     FFBI will have five business days after receiving notice of termination from PFSB to exercise its right to increase the exchange ratio. Whether PFSB would exercise its right to terminate the merger agreement and whether FFBI would exercise its right to increase the exchange ratio will depend on the facts and circumstances as they exist at the time.

Termination Fee

     The merger agreement requires PFSB to pay FFBI a fee of $250,000 if FFBI terminates the merger agreement as a result of the failure of PFSB’s board of directors to recommend approval of the merger or the withdrawal, qualification or revision of its recommendation to approve the merger. If within 12 months after such termination, PFSB consummates or enters into any agreement with respect to an acquisition proposal, PFSB must pay an additional termination fee of $175,000.

     The merger agreement also requires PFSB to pay FFBI a fee of $425,000 if within 12 months after the merger agreement is terminated, PFSB consummates or enters into any agreement with respect to an acquisition proposal and if the merger agreement is terminated under either of the following circumstances:

•	if FFBI terminates the merger agreement as a result of a willful breach of the merger agreement by PFSB, and an acquisition proposal from a third party has been publicly announced, disclosed or communicated or made known to PFSB at any time after the date of the merger agreement and prior to the date of termination; or

•	if either party terminates the merger agreement as a result of the failure of PFSB’s stockholders to approve the merger, and an acquisition proposal from a third party has been publicly announced, disclosed or communicated or made known to PFSB at any time after the date of the merger agreement and prior to the date of the PFSB stockholders meeting.

     Under no circumstances will PFSB be required to pay more than $425,000 in the aggregate under the termination fee provisions.

Expenses

     Each of FFBI and PFSB will pay its own costs and expenses incurred in connection with the merger, except that FFBI and PFSB will share equally the expense of filing, printing and mailing this proxy statement-prospectus.

Changing the Terms of the Merger Agreement

     Before the completion of the merger, FFBI and PFSB may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by PFSB stockholders, FFBI and PFSB can make no amendment or modification that would reduce the amount or alter the kind of consideration to be received by PFSB’s stockholders under the terms of the merger.

Board of Directors

     After completion of the merger, the board of directors of FFBI and First Federal will consist of all of the current directors of FFBI and First Federal, respectively, and Eldon R. Mette, President, Chief Executive Officer and director of PFSB and Palmyra Savings.

Management Following the Merger

     Information regarding the expected composition of the board of directors of FFBI after the completion of the merger is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of June 30, 2002. The indicated period of service as a director includes the period of service as a director of First Federal or, in the case of Mr. Mette, Palmyra Savings.

   Terms ending in 2003:

     B. Bradford Billings has served as the President and Chief Executive Officer of Blessing Corporate Services, a healthcare systems corporation in Quincy, Illinois since January 2001. Prior to January 2001, Mr. Billings served as the Senior Vice President and Chief Operating Officer of Blessing Hospital in Quincy, Illinois since 1981. Age 54. Director since April 1, 2002.

     Gerald L. Prunty served as President and Chief Executive Officer of First Federal from 1969 until his retirement in 1994. Mr. Prunty serves as Chairman of the Board of Directors of First Federal. Age 73. Director since 1967.

     James J. Stebor has served as President and Chief Executive Officer of the Company since April 2000 and as President of First Federal since 1994. Mr. Stebor has been employed by First Federal since 1977. Age 53. Director since 1990.

   Terms ending in 2004:

     Dr. Stephan L. Roth is a retired family physician. Age 77. Director since 1976.

     Richard D. Stephens is a retired attorney serving as Of Counsel to the law firm of Flack, McRaven & Stephens in Macomb, Illinois. Age 74. Director since 1966.

   Terms ending in 2005:

     Franklin M. Hartzell is a partner in the law firm of Hartzell, Glidden, Tucker & Hartzell in Carthage, Illinois. Mr. Hartzell also serves as Director and Secretary of Pioneer Lumber Company, located in Dallas City, Illinois. Mr. Hartzell serves as Chairman of the Board of Directors of First Federal Bancshares. Age 78. Director since 1965.

     Murrel Hollis is a partner and the president of Martin-Hollis Funeral Home in Bushnell, Illinois. Mr. Hollis is also the owner and operator of the Hollis Farm. Age 61. Director since 1992.

     Eldon R. Mette has been employed with Palmyra Savings since 1969. Before becoming President of Palmyra Savings in January 1999, he served as Executive Vice President beginning in September 1969. Mr. Mette has served as President and Chief Executive Officer of PFSB since December 1998. Age 65. Director since 1988.

Directors’ Compensation

     First Federal pays a fee of $700 to each of its directors for attendance at each regular board meeting. First Federal Bancshares pays an annual fee of $1,200 to each member of its board of directors plus the Chairman of the Board receives an additional annual fee of $5,000. In addition, First Federal Bancshares pays a fee of $50 to each member of the audit committee for each committee meeting attended and a fee of $25 to each member of the Executive Committee for each committee meeting attended.

Executive Officers Who Are Not Directors

     After completion of the merger, the executive officers and key employees of FFBI and First Federal will consist of the current executive officers and key employees of FFBI and First Federal and Ronald L. Nelson, Vice President, Treasurer and Secretary of PFSB and Palmyra Savings. Mr. Nelson will serve as Vice President of First Federal.

     The following sets forth certain information regarding the executive officers and key employees of FFBI and First Federal who are not also directors after completion of the merger. The following individuals are elected annually and hold office until their successors have been elected and qualified or until they are removed or replaced. Ages are as of June 30, 2002.

     Peggy L. Higgins has served as Assistant Treasurer of the Company and Treasurer of First Federal since 2000. Ms. Higgins has also served as Senior Vice President of First Federal since 1998. Prior to becoming Senior Vice President, Ms. Higgins served as a Vice President. She has been affiliated with First Federal since 1976. Age 48.

     Cathy D. Pendell has served as Treasurer of the Company and Senior Vice President of First Federal since 2000 and 1998, respectively. Ms. Pendell was named Chief Financial Officer of First Federal in 2002. Prior to becoming Senior Vice President, Ms. Pendell served as a Vice President. She has been affiliated with First Federal since 1976. Ms. Pendell is a certified public accountant. Age 42.

     Millie R. Shields has served as Senior Vice President of First Federal since 1998. Prior to becoming Senior Vice President, Ms. Shields served as a Vice President. She has been affiliated with First Federal since 1978. Age 42.

     Ronald A. Feld has served as Secretary of the Company and Vice President and Secretary of First Federal since 2000, 1987 and 1990, respectively. In 1995, Mr. Feld became Branch Manager of First Federal’s Colchester office. He has been affiliated with First Federal since 1984. Age 60.

     Mark A. Tyrpin joined First Federal in September 1999 as Vice President and head of the commercial loan department. From 1990 until joining First Federal, Mr. Tyrpin was with Bank of America (formerly, NationsBank), most recently with the title of Vice President/Commercial Loan Manager. Age 36.

     Ronald L. Nelson has been employed with Palmyra Savings since 1973. He has served as Vice President and Treasurer since 1978, and Secretary since 1999. Age 48.

Pro Forma Financial Information

      The following unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2002 and the unaudited pro forma condensed combined consolidated statements of income for six months ended June 30, 2002 and the year ended December 31, 2001 give effect to the pending merger, accounted for as a purchase. FFBI's fiscal year ends December 31 and PFSB's fiscal year ends September 30. The historical Consolidated Statements of Income of PFSB's as presented in the unaudited pro forma condensed combined statements of income for the six months and full fiscal year periods are for the six months ended March 31, 2002 and the year ended September 30, 2001, respectively.

     The unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial statements of FFBI and PFSB under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the merger had been consummated at the end of the period presented. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger as if the merger had been consummated on January 1 of each of the periods presented. The unaudited pro forma condensed combined consolidated financial statements do not give effect to the anticipated cost savings in connection with the merger.

     You should read the unaudited pro forma condensed combined consolidated financial statements in conjunction with the consolidated historical financial statements of FFBI and PFSB, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. In addition, FFBI will incur costs in acquiring PFSB. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and costs and, accordingly, does not attempt to predict or suggest future results.

     Pro forma per share amounts for the combined company are based on a 1.203 exchange ratio.

First Federal Bancshares, Inc. and PFSB Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of June 30, 2002 (In thousands)

	Actual (Unaudited)		Pro Forma		Pro Forma
	FFBI	PFSB	Adjustments		Combined
ASSETS
Cash and cash equivalents	$ 24,564	$ 5,261	$ (392	)(b)
			(300	)(c)
			(242	)(f)
			(4,391	)(g)
			(5,235	)(i)	19,265
Time deposits in other financial institutions
financial institutions	588	—	—		588
Securities available-for-sale	86,700	8,855	—		95,555
Securities held-to-maturity	19,915	5,777	6	(d)	25,698
Loans	107,765	50,128	(215	)(d)	157,678
Real estate owned	88	57	—		145
Premises and equipment	1,543	968	—		2,511
Accrued interest receivable	1,416	499	—		1,915
Other assets	365	48	85	(d)	498
Core deposit intangible	—	—	400	(e)	400
Goodwill	—	—	601	(k)	601

Total assets	$ 242,944	$ 71,593	($ 9,683)		$ 304,854

LIABILITIES
Deposits	$ 194,180	$ 62,060	$ 410	(d)	$ 256,650
Advances from borrowers for					—
taxes and insurance	271	57	—		328
Federal Home Loan Bank Advances	4,000	—	—		4,000
Accrued interest payable and other liabilities	1,421	250	(21	)(j)	1,650

Total liabilities	199,872	62,367	389		262,628

STOCKHOLDERS’ EQUITY
Common stock	22	6	(6	)(a)	22
Additional paid-in capital	21,481	4,950	(4,950	)(a)	21,481
Unearned ESOP	(1,480)	(302)	302	(a)	(1,480)
Unearned stock awards	(1,151)	(119)	119	(a)	(1,151)
Treasury stock	(4,221)	(1,645)	1,645	(a)
			(5,235	)(i)
			4,389	(h)	(5,067)
Retained earnings	27,436	6,301	(6,301	)(a)	27,436
Other comprehensive income	985	35	(35	)(a)	985

Total stockholders’ equity	43,072	9,226	(10,072)		42,226

Total liabilities and equity	$ 242,944	$ 71,593	($ 9,683)		$ 304,854

Book value per share	$ 21.50	$ 22.06	—		$ 21.60

See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.
(a)	Reflects the elimination of PFSB equity.
(b)	Reflects the capitalization of FFBI costs related to the acquisition.
(c)	Reflects the payment of PFSB costs related to the acquisition.
(d)	Reflects the adjustments to record loans, deposits and securities at fair value, including the related deferred taxes.
(e)	Reflects the recording of identifiable intangible assets acquired in the merger.
(f)	Reflects the payment of employment agreements for PFSB employees to a change in control.
(g)	Reflects the purchase of 50% of PFSB outstanding stock at $21 per share.
(h)	Reflects the exchange of 50% of PFSB outstanding common stock for 1.203 shares of FFBI common stock.
(i)	Reflects the purchase of 300,000 shares of FFBI common stock at $17.45 per share.
(j)	Reflects accrual of the data processing termination fees, net of tax, and the tax effects of the employment agreement.
(k)	Reflects goodwill resulting from the merger.
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First Federal Bancshares, Inc. and PFSB Unaudited Pro Forma Condensed Combined Consolidated Statement of Income For the Six Months Ended June 30, 2002 (In thousands, except share data)

	Actual (Unaudited)		Pro Forma		Pro Forma
	FFBI	PFSB	Adjustments		Combined
INTEREST INCOME:
Loans	$3,928	$ 1,826	$ 16	(a)	$5,770
Securities	2,417	420	(1	)(f)	2,836
Other	171	—	(89	)(d)	82

Total interest income	6,516	2,246	(74)		8,688

INTEREST EXPENSE:
Deposits	2,951	1,177	(94	)(b)	4,034
Federal Home Loan Bank advances	75	—	—		75

Total interest expense	3,026	1,177	(94)		4,109

Net interest income	3,490	1,069	20		4,579
Provision for loan losses	7	20	—		27

Net interest income after provision for loan losses	3,483	1,049	20		4,552

NON-INTEREST INCOME:
Service charges	63	44	—		107
Other fee income	63	—	—		63
Gain on sale of securities	53	4	—		57
Other	30	(1)	—		29

Total other income	209	47	—		256

NON-INTEREST EXPENSE:
Compensation and benefits	1,301	460	—		1,761
Occupancy and equipment	159	84	—		243
Data processing	259	53	—		312
Federal insurance premiums	48	5	—		53
Advertising	51	24	—		75
Professional fees	84	215	—		299
Other	176	149	24	(c)	349

Total other expense	2,078	990	24		3,092

Income before income taxes	1,614	106	(4)		1,716
Income taxes	612	64	(1	)(e)	675

Net income	$ 1,002	$ 42	$ (3)		$ 1,041

Basic earnings per share	$ 0.54	$ 0.11	—		$ 0.57
Diluted earnings per share	0.53	0.10	—		0.56

See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(a)	Reflects accretion of discount recorded on loans.
(b)	Reflects accretion of fair value adjustment to deposits acquired.
(c)	Reflects amortization of core deposit intangible recorded at acquisition.
(d)	Reflects lost interest on cash paid. (1.68% rate)
(e)	Reflects tax effect of all other adjustments at 38.74%.
(f)	Reflects amortization of premium recorded on securities.

61

First Federal Bancshares, Inc. and PFSB Unaudited Pro Forma Condensed Combined Consolidated Statement of Income For the Year Ended December 31, 2001 (In thousands, except share data)

	Actual (Unaudited)		Pro Forma		Pro Forma
	FFBI	PFSB	Adjustments		Combined
INTEREST INCOME:
Loans	$ 8,941	$3,561	$ 31	(a)	$ 12,533
Securities	5,898	1,087	(2	)(f)	6,983
Other	578	109	(177	)(d)	510

Total interest income	15,417	4,757	(148)		20,026

INTEREST EXPENSE:
Deposits	9,008	3,069	(188	)(b)	11,889
Federal Home Loan Bank advances	127	93	—		220

Total interest expense	9,135	3,162	(188)		12,109

Net interest income	6,282	1,595	40		7,917
Provision for loan losses	103	19	—		122

Net interest income after provision for loan losses	6,179	1,576	40		7,795

OTHER INCOME:
Service charges	138	67	—		205
Other fee income	135	—	—		135
Gain on sale of securities	819	12	—		831
Impairment loss	(596)	—	—		(596)
Other	92	3	—		95

Total other income	588	82	—		670

OTHER EXPENSE:
Compensation and benefits	2,199	878	—		3,077
Occupancy and equipment	353	173	—		526
Data processing	428	96	—		524
Federal insurance premiums	96	11	—		107
Advertising	98	49	—		147
Professional fees	177	131	—		308
Other	503	201	48	(c)	752

Total other expense	3,854	1,539	48		5,441

Income before income taxes	2,913	119	(8)		3,024

Income taxes	1,062	20	(3	)(e)	1,079

Net income	$ 1,851	$ 99	$ (5)		$ 1,945

Basic earnings per share	$ 0.91	$ 0.26	—		$ 0.98
Diluted earnings per share	0.91	0.26	—		0.97

See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(a)	Reflects accretion of discount recorded on loans.
(b)	Reflects accretion of fair value adjustment to deposits acquired.
(c)	Reflects amortization of core deposit intangible recorded at acquisition.
(d)	Reflects lost interest on cash paid.
(e)	Reflects tax effect of all other adjustments at 38.74%.
(f)	Reflects amortization of premium recorded on securities.

62

Notes to the Unaudited Pro Forma Condensed Combined
Consolidated Financial Statements

Note 1. Basis of Presentation

     The unaudited Pro Forma Condensed Combined Consolidated Financial Data has been prepared assuming the merger will be accounted for under the purchase method and is based on the historical consolidated financial statements of FFBI and the historical consolidated financial statements of PFSB, which have been adjusted to reflect the historical cost of PFSB’s assets at their fair value. In addition, pro forma adjustments have been included to give effect to events that are directly attributable to the merger and expected to have a continuing impact on the combined company. Pro forma adjustments for the Pro Forma Condensed Combined Consolidated Statements of Income include amortization of core deposit intangible and other adjustments based on the allocated purchase price of net assets acquired.

Note 2. Calculation of the Purchase Price and Goodwill

     The preliminary calculation of the cost to acquire PFSB is described in the table below (in thousands):

Cash payment to PFSB stockholders at $21 per share for 50% of the
418,195 shares of PFSB common stock outstanding	$ 4,391
Market value of First Federal common stock to be issued assuming that 50% of PFSB’s common stock outstanding will be
exchanged for 1.203 shares of First Federal common stock
assumed to be $17.45 per share)	4,389
Cost of acquisition incurred by First Federal	392

$ 9,172

Historical net assets of PFSB	$ 9,226
Accrual of PFSB after-tax merger related charges, data processing
termination fees, and other adjustments	(521)
Fair market value adjustments as of June 30, 2002:
Loans	(215)
Securities	6
Deposits	(410)
Core deposit intangible	400
Goodwill	601
Deferred taxes on purchase accounting adjustments	85

$ 9,172

Note 3. PFSB Merger Related Charges

     In connection with the merger, PFSB expects to incur pre-tax merger related charges of approximately $661,000. These charges are expected to include $242,000 in change-of-control, severance and other employee related payments, $119,000 in data processing termination fees, and $300,000 in investment banking, legal and accounting fees. An accrual for the merger related charges and the related tax effect of $140,000 has been reflected in the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of June 30, 2002.

Note 4. First Federal Merger Related Charges

     In connection with the merger, FFBI expects to incur pre-tax merger related charges of approximately $392,000, consisting of investment banking, legal and accounting fees. These fees have been reflected as a component of the purchase price of PFSB.

Note 5. Stockholders’ Equity

     Pursuant to the merger agreement, stockholders of PFSB will be entitled to elect to receive, in exchange for each share of common stock held, either $21.00 in cash or shares of FFBI common stock, or a combination thereof. The election process, however, is subject to limitations that will cause the aggregate purchase price to be comprised of 50% FFBI common stock and 50% cash. Based on the outstanding number of shares of PFSB common stock at June 30, 2002, in the aggregate, PFSB stockholders will receive $4.39 million in cash ($21.00 per share for 209,098 shares) and 251,544 shares of First Federal common stock (assuming an exchange ratio of 1.203 shares of FFBI common stock per share of PFSB common stock). The 251,544 shares will be issued out of treasury. Approximately 1,954,884 shares of FFBI common stock will be outstanding for the combined company after the merger.

Note 6. Average Shares Outstanding

     The pro forma weighted average shares outstanding is based on the historical FFBI weighted average shares outstanding plus 251,544 shares of FFBI common stock to be issued to PFSB stockholders.

Note 7. Pro Forma Condensed Combined Statement of Operations Adjustments

     For purposes of determining the pro forma effect of the PFSB acquisition on the statement of income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1 with respect to each of the periods:

	Six Months Ended June 30, 2002	Year Ended December 31, 2001
	(In thousands)
Yield adjustment for interest income on securities	$ (1)	$ (2)
Yield adjustment for interest income on loans	16	31
Amortization of core deposit intangible	(24)	(48)
Yield adjustment for lost interest on cash paid	(89)	(177)
Yield adjustment for interest expense on deposits	94	188

	(4)	(8)
Tax benefits of pro forma adjustments	(1)	(3)

	$ (3)	$ (5)

64

The following assumptions were utilized for purposes of determining the pro forma effect of the PFSB acquisition on the statement of income:

	Weighted average Remaining Term Useful Life	Method of Amortization/Accretion or Depreciation
Securities	36 months	Straight Line
Loans	7 years	Straight Line
Core deposit intangible	10 years	Accelerated Method
Deposits	4 years	Interest Method

     In addition to the above assumptions, reductions in interest income on cash balances as a result of the cash payment to the PFSB stockholders are calculated based on a 1.68% interest rate. Income tax expense is adjusted based on a combined federal and state tax rate of 38.74%.

     In accordance with Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets goodwill will not be amortized, but will be reviewed for impairment at least annually.

A Warning About Forward-Looking Statements

     This proxy statement-prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of FFBI and PFSB, as well as certain information relating to the merger. These statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “estimates” or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	expected cost savings from the merger may not be fully realized or realized within the expected time frame;

•	revenues following the merger may be lower than expected;

•	competitive pressures among financial services companies may increase significantly;

•	costs or difficulties related to the integration of the business of FFBI and PFSB may be greater than expected;

•	changes in the interest rate environment may reduce interest margins;

•	general economic conditions, either nationally or in Missouri or Illinois, may be less favorable than expected;

•	legislative or regulatory changes may adversely affect the business in which FFBI or PFSB is engaged; and

•	changes may occur in the securities markets.

     FFBI does not intend to update or otherwise revise any forward-looking statements to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, FFBI does not intend to update or revise the forward-looking statements to reflect changes in general economic or industry conditions.

     See “Where You Can Find More Information.”

Description of FFBI Common Stock

General

     FFBI is authorized to issue 4,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of FFBI’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Common Stock

     Dividends. FFBI can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. The payment of dividends by FFBI is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of FFBI are entitled to receive and share equally in any dividends as may be declared by the board of directors of FFBI out of funds legally available for the payment of dividends. If FFBI issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. The holders of common stock of FFBI possess exclusive voting rights in FFBI. They elect FFBI’s board of directors and act on any other matters as are required to be presented to them under applicable law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. FFBI’s certificate of incorporation, however, provides that a holder of FFBI common stock who owns, together with certain affiliates or persons acting in concert, in excess of 10% of the then-outstanding shares of common stock cannot vote any shares in excess of 10%. If FFBI issues preferred stock, holders of preferred stock may also possess voting rights.

     Liquidation. In the event of liquidation, dissolution or winding up of FFBI, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of FFBI available for distribution. If FFBI issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of FFBI are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     FFBI may issue preferred stock with such designations, powers, preferences and rights as FFBI’s board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in connection with the merger and there are no plans to issue preferred stock.

Comparison of Rights of Stockholders

     The rights of stockholders of FFBI are currently governed by FFBI’s certificate of incorporation, bylaws and applicable provisions of the Delaware General Corporation Law. The rights of stockholders of PFSB are currently governed by PFSB’s articles of incorporation, bylaws and applicable provisions of the General and Business Corporations Law of Missouri. If we complete the merger, PFSB stockholders who receive FFBI common stock will become FFBI stockholders and their rights will likewise be governed by FFBI’s certificate of incorporation and bylaws and the Delaware General Corporation Law.

     The following is a summary of the material differences between the rights of a PFSB stockholder and the rights of a FFBI stockholder. This summary is not a complete statement of the differences between the rights of PFSB stockholders and the rights of FFBI stockholders and is qualified in its entirety by reference to the governing law of each corporation and to the certificate or articles of incorporation and bylaws of each corporation. Copies of FFBI’s and PFSB’s certificate or articles of incorporation and bylaws are on file with the Securities and Exchange Commission.

Authorized Stock

FFBI

•	The FFBI certificate of incorporation authorizes 5,000,000 shares of capital stock, consisting of 4,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of serial preferred stock, $.01 par value.

•	As of June 30, 2002, there were 2,003,340 shares of FFBI common stock issued and outstanding.

•	As of June 30, 2002, there were no shares of preferred stock issued or outstanding.

PFSB

•	The PFSB articles of incorporation authorize 6,000,000 shares of capital stock, consisting of 5,000,000 common stock, $.01 par value, and 1,000,000 shares of serial preferred stock, $.01 par value.

•	As of June 30, 2002, there were 418,195 shares of PFSB common stock issued and outstanding.

•	Same.

Voting Rights

FFBI

•	The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

•	Each share of common stock is entitled to one vote. Beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.

•	Holders of common stock may not cumulate their votes for the election of directors.

PFSB

•	Same.

•	Same.

•	Same.

68

Required Vote for Authorization of Certain Actions

FFBI

•	At least 80% of the outstanding shares of voting stock must approve certain “business combinations” involving an “interested stockholder” or any “affiliate of an “interested stockholder.” See “Selected Provisions In The Certificate of Incorporation And Bylaws Of FFBI—Business Combinations with Related Persons.” However, if a majority of directors not affiliated with the interested stockholder approves the business combination or certain pricing criteria are satisfied, a majority vote of the outstanding shares is sufficient to approve a business combination.

PFSB

•	At least 80% of the outstanding shares of voting stock must approve certain “business combinations” involving an “interested shareholder”or any “affiliate” of an “interested shareholder.” In addition, a business combination with an interested shareholder must be approved by at least a majority of outstanding shares of voting stock other than shares beneficially owned by the interested shareholder. However, if a majority of directors approves a memorandum of understanding regarding the business combination prior to the time the interested shareholder becomes an interested shareholder, a two-thirds vote of the outstanding shares is sufficient to approve a business combination.

Dividends

FFBI

•	Holders of common stock are entitled, when declared by the FFBI Board, to receive dividends, subject to the rights of holders of preferred stock.

PFSB

•	Same.

Stockholders’ Meetings

FFBI

•	FFBI must deliver notice of the meeting and, in the case of a special meeting, a description of its purpose no fewer than ten days and no more than 60 days before the meeting to each stockholder entitled to vote.

•	Only the board of directors may call a special meeting.

•	For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not less than ten days or more than 60 days before the meeting.

•	The board of directors or any stockholder entitled to vote may nominate directors for election or propose new business.

PFSB

•	PFSB must deliver notice of the meeting and, in the case of a special meeting, a description of its purpose no fewer than ten days and no more than 70 days before the meeting to each stockholder entitled to vote.

•	Only the President or the board of directors may call a special meeting.

•	For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than 70 days before the meeting.

•	Same.

69

FFBI

•	To nominate a director or propose new business, stockholders must give written notice to the Secretary of FFBI not less than 90 days nor more than 120 days prior to the meeting. However, if FFBI gives less than 100 days’ notice or prior public disclosure of the meeting, written notice of the stockholder proposal or nomination must be delivered to the Secretary not later than ten days following the date notice of the meeting was mailed to stockholders or public disclosure of the meeting was made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

PFSB

•	To nominate a director or propose new business, stockholders must give written notice to the Secretary of PFSB not less than 60 days nor more than 90 days prior to the meeting. However, if PFSB gives less than 71 days’ notice or prior public disclosure of the meeting, written notice of the stockholder proposal or nomination must be delivered to the Secretary not later than ten days following the date notice of the meeting was mailed to stockholders or public disclosure of the meeting was made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

Action by Stockholders Without a Meeting

FFBI

•	No action that requires the approval of the stockholders may be taken without a meeting by the written consent of stockholders.

PFSB

•	Action that may be taken at a meeting of stockholders may be taken by the unanimous written consent of the stockholders.

Board of Directors

FFBI

•	The certificate of incorporation provides that the number of directors shall be fixed by resolution of the board of directors. The bylaws provide that in the absence of a resolution fixing the number of directors, the number of directors shall be set at seven.

•	The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.

•	Vacancies on the board of directors will be filled by the remaining directors.

•	Directors may be removed only for cause by the vote of at least 80% of the outstanding shares entitled to vote for directors.

PFSB

•	The certificate of incorporation provides that the number of directors shall seven, but that the number may be fixed in the manner specified in the bylaws at no fewer than five nor more than 15. The bylaws provide that the number of directors may be set within the range specified in the articles of incorporation by a resolution adopted by a two-thirds majority of the board of directors.

•	Same.

•	Same.

•	Same.

70

Amendment of the Bylaws

FFBI

•	The bylaws may be amended or repealed only with the approval of at least a majority of the board of directors or by the vote of at least 80% of the outstanding shares.

PFSB

•	The bylaws may be amended or repealed with the approval of at least a majority of the board of directors, except the provisions regarding the number, term and qualifications for directors require the approval of two-thirds of the directors.

Amendment of the Certificate of Incorporation/Articles of Incorporation

FFBI

•	The certificate of incorporation may be amended or repealed upon approval of at least a majority of the board of directors and by a majority of shares entitled to vote on the matter, unless otherwise provided in the certificate of incorporation or Delaware law. However, amendments to the certificate of incorporation that would revise the provisions relating to the number, terms and classification, election and removal procedures for directors, the process for calling special meetings of stockholders, voting restrictions applicable to beneficial owners of 10% or more of the voting stock, stockholder approval of business combinations with interested stockholders, consideration of social and economic factors when evaluating a proposed business combination, indemnification of directors, officers and employees of FFBI, amendments of the bylaws and amendment of the certificate of incorporation require approval by at least 80% of the outstanding shares.

PFSB

•	The articles of incorporation may be amended or repealed upon approval of at least a majority of the board of directors and by a majority of shares entitled to vote on the matter unless otherwise provided in the articles of incorporation or Missouri law. However, amendments to the articles of incorporation that would revise the provisions relating to the number, terms and classifications, election and removal procedures for directors and stockholder approval of business combinations with interested stockholders require approval by at least 80% of the outstanding shares.

71

Selected Provisions in the Certificate of Incorporation
and Bylaws of FFBI

     FFBI’s certificate of incorporation and bylaws contain certain provisions that could make more difficult an acquisition of FFBI by means of a tender offer, proxy context or otherwise. Certain provisions will also render the removal of the incumbent board of directors or management of FFBI more difficult. These provisions may have the effect of deterring or defeating a future takeover attempt that is not approved by FFBI’s board of directors, but which FFBI stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in FFBI’s certificate of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Business Combinations with Interested Stockholders

     The certificate of incorporation requires the approval of the holders of at least 80% of FFBI’s outstanding shares of voting stock entitled to vote to approve certain “business combinations” with an “interested stockholder.” This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of FFBI’s board of directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. Under Delaware law, absent this provision, business combinations must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of FFBI and any other affected class of stock unless the transaction is with a person who owns 15% or more of the corporation’s voting stock.

     The term “interested stockholder” includes any individual, group acting in concert, corporation, partnership, association or other entity (other than FFBI or its subsidiary) who or which is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of voting stock of FFBI.

     A “business combination” includes:

•	any merger or consolidation of FFBI or any of its subsidiaries with any interested stockholder, affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

•	any sale or other disposition to or with any interested stockholder or its affiliate of 25% or more of the assets of FFBI or combined assets of FFBI and its subsidiaries;

•	the issuance or transfer to any interested stockholder or its affiliate by FFBI (or any subsidiary) of any securities of FFBI (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of FFBI;

•	the adoption of any plan for the liquidation or dissolution of FFBI proposed by or on behalf of any interested stockholder or its affiliate; and

•	any reclassification of securities, recapitalization, merger or consolidation of FFBI with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of

72

FFBI or subsidiary owned directly or indirectly, by an interested stockholder or its affiliate.

Limitation on Voting Rights

     FFBI’s certificate of incorporation provides that no record owner of any outstanding FFBI common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of FFBI common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the certificate of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of First Federal or FFBI or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by FFBI to be beneficially, owned by such person and his or her affiliates.

Evaluation of Offers

     The certificate of incorporation of FFBI further provides that the board of directors of FFBI, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of FFBI, (2) merge or consolidate FFBI with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of FFBI, may, in connection with the exercise of its judgment in determining what is in the best interest of FFBI and the stockholders of FFBI, give consideration to those factors that directors of any subsidiary (including First Federal) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: FFBI’s present and future customers and employees and those of its subsidiaries (including First Federal); the communities in which FFBI and First Federal operate or are located; the ability of FFBI to fulfill its corporate objectives as a savings and loan holding company; and the ability of First Federal to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the certificate of incorporation of FFBI, the board of directors may be in a stronger position to oppose such a transaction if the board concludes that the transaction would not be in the best interest of FFBI, even if the price offered is significantly greater than the then market price of any equity security of FFBI.

Board of Directors

     Classified Board. The board of directors of FFBI is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of FFBI.

     Filling of Vacancies; Removal. The certificate of incorporation provides that any vacancy occurring in the FFBI Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person appointed to fill a vacancy on the board of directors will serve until the expiration of his or her term. The certificate of incorporation of FFBI provides that a director may be removed from the board of directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

     Qualification. FFBI’s bylaws provide that to be eligible to serve on the board of directors of FFBI a person must reside in a county in which an office of First Federal is located or in an adjacent county. In addition, no person 70 years of age or older is eligible to be elected or appointed to the board of directors. This age limitation does not apply to the members of the initial board of directors of FFBI. Finally, the bylaws provide that no person will be eligible to serve on the Board of Directors who has, in the past 10 years, been subject to a supervisory action by a financial regulatory agency that involved fraud or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by more than a year in prison, or is currently charged with such a crime. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

Stockholder Action by Written Consent; Special Meetings of Stockholders

     Stockholders of FFBI must act only through an annual or special meeting. Stockholders cannot act by written consent in lieu of a meeting. The certificate of incorporation provides that only a majority of the board of directors of FFBI may call special meetings of the stockholders of FFBI. Stockholders are not able to call a special meeting or require that the board do so. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by FFBI. The provisions of FFBI’s certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the board of directors. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal between annual meetings over the opposition of the board of directors by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Proposals

     FFBI’s bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of FFBI. A person may not be nominated for election as a director unless that person is nominated by or at the direction of FFBI’s board of directors or by a stockholder who has given appropriate notice to FFBI before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given FFBI appropriate notice of its intention to bring that business before the meeting. FFBI’s Secretary must receive notice of the nomination or proposal not less than 90 days and not more than 120 days prior to the annual meeting. A stockholder who desires to raise new business must provide certain information to FFBI concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide FFBI with certain information concerning the nominee and the proposing stockholder.

     Advance notice of nominations or proposed business by stockholders gives FFBI’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

Preferred Stock

     The certificate of incorporation authorizes FFBI’s board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although FFBI’s board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. FFBI’s board of directors will make any determination to issue shares with those terms based on its judgment as to the best interests of FFBI and its stockholders.

Amendment of Certificate of Incorporation

     FFBI’s certificate of incorporation requires the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, acting by written consent, calling special meetings, the number and classification of directors, director and officer indemnification by FFBI and amendment of FFBI’s bylaws and certificate of incorporation. These supermajority voting requirements make it more difficult for the stockholders to amend these provisions of the FFBI certificate of incorporation.

Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the statute provides that a “person” who owns 15% or more of the outstanding voting stock of a Delaware corporation (an “interested stockholder”) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person became an interested stockholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute:

•	any business combination if, before the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation’s directors who are also officers and specific employee stock plans;

•	any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

•	certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, FFBI’s board of directors does not intend to propose any such amendment.

Legal Matters

     The validity of the shares of FFBI common stock to be issued in connection with the merger will be passed upon for FFBI by Muldoon Murphy & Faucette LLP, Washington, D.C.

Experts

     The financial statements of FFBI as of December 31, 2001 and 2000 and for the three fiscal years ended December 30, 2001 have been included in this proxy statement-prospectus in reliance upon the report of Crowe, Chizek and Company, LLP, independent certified public accountants, with respect to those financial statements, and upon the authority of that firm as experts in accounting and auditing.

     The financial statements of PFSB as of September 30, 2001 and 2000 and for each of the two fiscal years in the period ended September 30, 2001 included in the Annual Report to Stockholders delivered together with this proxy statement-prospectus have been audited by Moore, Horton & Carlson, P.C. independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

     FFBI has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution to PFSB stockholders of the shares of FFBI common stock to be issued in connection with the merger. The registration statement, including the exhibits, contains additional relevant information about FFBI and FFBI common stock. The rules and regulations of the SEC allow FFBI to omit certain information included in the registration statement from this proxy statement-prospectus.

     FFBI and PFSB file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that FFBI and PFSB file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. FFBI’s and PFSB’s public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at “http://www.sec.gov.”

     The SEC allows PFSB to “incorporate by reference” information into this proxy statement-prospectus. This means that PFSB can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that PFSB has previously filed with the SEC. These documents contain important information about PFSB’s financial condition.

PFSB SEC Filings (File No. 0-25355)

•	Annual Report on Form 10-KSB for the year ended September 30, 2001
•	Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002 (the latter accompanying this proxy statement-prospectus in Appendix E.)
•	Current Report on Form 8-K filed on June 6, 2002

76

     Documents incorporated by reference are available from PFSB without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from PFSB at the following address:

PFSB Bancorp, Inc. 123 West Lafayette Street Palmyra, Missouri 63461 Attention: Ronald L. Nelson, Corporate Secretary Telephone No. (573) 769-2134

     If you would like to request documents from PFSB, please do so by November 5, 2002 in order to receive them before the special meeting of stockholders. If you request any incorporated documents, PFSB will mail them to you by first-class mail, or other equally prompt means, within one business day of its receipt of your request.

     FFBI has supplied all information contained in this proxy statement-prospectus relating to FFBI, and PFSB has supplied all information relating to PFSB.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated October 2, 2002. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to stockholders nor the issuance of FFBI’s securities in the merger shall create any implication to the contrary.

Stockholder Proposals and Nominations

     PFSB will hold an annual meeting for the year ending September 30, 2002 only if the merger is not completed. Proposals that stockholders seek to have included in the proxy statement for PFSB’s next annual meeting, if one is held, must be received by PFSB no later than August 16, 2002. If next year’s annual meeting is held on a date more than 30 calendar days from January 24, 2002, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     PFSB’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary of PFSB not less than 60 nor more than 90 days before the date of the annual meeting; provided that if less than 71 days’ notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the meeting date was made. A copy of the bylaws may be obtained from PFSB.

                                                                      APPENDIX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 4, 2002

                                 BY AND BETWEEN

                         FIRST FEDERAL BANCSHARES, INC.

                                       AND

                               PFSB BANCORP, INC.

--------------------------------------------------------------------------------

                                       A-1

EXHIBITS

         Exhibit A       Form of Voting Agreement
         Exhibit B       Plan of Bank Merger
         Exhibit C       Form of Affiliate Letter

                                       A-2

                          AGREEMENT AND PLAN OF MERGER

         This is an AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of
June, 2002 ("AGREEMENT"), by and between FIRST FEDERAL BANCSHARES, INC., a
Delaware corporation ("FFBI"), and PFSB BANCORP, INC., a Missouri corporation
("PFSB").

                             INTRODUCTORY STATEMENT

         The Board of Directors of each of FFBI and PFSB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of FFBI or PFSB, as the case may be, and in the best long-term interests of the stockholders of FFBI or PFSB, as the case may be, and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies.

         The parties hereto intend that the Merger (as defined herein) shall qualify as a reorganization under the provisions of Section 368(a) of the IRC for federal income tax purposes.

         FFBI and PFSB each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

         As a condition and inducement to FFBI's willingness to enter into this
Agreement, each of the members of the Board of Directors of PFSB has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he will vote his shares of PFSB Common Stock in favor of this Agreement and the transactions contemplated hereby.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement:

         "ACQUISITION PROPOSAL" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving PFSB or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of
PFSB's consolidated assets in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of PFSB's capital stock

                                       A-3

or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

         "AGREEMENT" means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

         "ARTICLES OF MERGER" shall have the meaning given to that term in
SECTION 2.3.

         "BANK MERGER" shall have the meaning given to that term in SECTION
2.13.

         "BANK MERGER ACT" means the Bank Merger Act, as amended.

         "CASH CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(a).

         "CASH ELECTION" shall have the meaning given to that term in SECTION
2.6(b).

         "CASH ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(b).

         "CERTIFICATE" shall have the meaning given to that term in SECTION
2.6(c).

         "CERTIFICATE OF MERGER" shall have the meaning given to that term in
SECTION 2.3.

         "CLOSING" shall have the meaning given to that term in SECTION 2.2.

         "CLOSING DATE" shall have the meaning given to that term in SECTION
2.2.

         "CONTINUING EMPLOYEE" shall have the meaning given to that term in
SECTION 5.12(a).

         "CONVERTED OPTIONS" shall have the meaning given to that term in
SECTION 2.11(a).

         "CRA" means the Community Reinvestment Act.

         "DGCL" means the Delaware General Corporation Law.

         "DISCLOSURE LETTER" shall have the meaning given to that term in
SECTION 3.1.

         "DISSENTERS' SHARES" shall have the meaning given to that term in
SECTION 2.12.

         "EFFECTIVE TIME" shall have the meaning given to that term in SECTION
2.3.

                                       A-4

         "ELECTION DEADLINE" shall have the meaning given to that term in
SECTION 2.6(c).

         "ELECTION FORM" shall have the meaning given to that term in SECTION
2.6(a).

         "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous
Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
the Superfund Amendments and Reauthorization Act of 1986, the Federal Water
Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean
Water Act, the Federal Resource Conservation and Recovery Act of 1976, the
Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the
Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational
Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal
Hazardous Substances Transportation Act, the Emergency Planning and Community
Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the
National Environmental Policy Act, the Rivers and Harbors Appropriation Act or
any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA AFFILIATE" means any entity that is considered one employer with
PFSB under Section 4001(b)(1) of ERISA or Section 414 of the IRC.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" shall have the meaning given to that term in SECTION
2.6(c).

         "EXCHANGE RATIO" shall have the meaning given to that term in SECTION
2.5(a).

         "EXCLUDED SHARES" shall consist of (i) Dissenters' Shares and (ii)
shares held directly or indirectly by FFBI (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

         "FDIA" means the Federal Deposit Insurance Act, as amended.

                                       A-5

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FFBI" shall have the meaning given to that term in the preamble.

         "FFBI COMMON STOCK" means the common stock, par value $.01 per share, of FFBI.

         "FFBI PRICE" means the average of the closing sales price of FFBI
Common Stock, as reported on The Nasdaq Stock Market, for the Measurement
Period; provided, however, that in the event FFBI Common Stock does not trade on one or more of the trading days in the Measurement Period, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales price and number of days on which FFBI
Common Stock actually traded during the Measurement Period.

         "FFBI RATIO" shall have the meaning given to that term in SECTION
7.1(g).

         "FFBI'S REPORTS" shall have the meaning given to that term in SECTION
3.3(g).

         "FIRST FEDERAL" shall have the meaning given to that term in SECTION
2.13.

         "GAAP" means generally accepted accounting principles.

         "GOVERNMENT REGULATOR" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.

         "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality.

         "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas)
which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any
Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "HOLA" means the Home Owners' Loan Act, as amended.

         "INDEMNIFIED PARTY" shall have the meaning given to that term in
SECTION 5.13(a).

         "INDEX" shall have the meaning given to that term in SECTION 7.1(g).

         "INDEX RATIO" shall have the meaning given to that term in SECTION
7.1(g).

         "INDEX VALUE" shall have the meaning given to that term in SECTION
7.1(g).

                                      A-6

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

         "LETTER OF TRANSMITTAL" shall have the meaning given to that term in
SECTION 2.7(a).

         "LIEN" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

         "LOAN" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

         "LOAN PROPERTY" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "MAILING DATE" shall have the meaning given to that term in SECTION
2.6(a).

         "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of PFSB or FFBI, as the context may dictate, and its Subsidiaries taken as a whole; PROVIDED,
HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both FFBI and PFSB, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally within the region in which
FFBI and PFSB operate, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of FFBI or PFSB taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (iv) direct effects of compliance with this
Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this
Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

         "MAXIMUM INSURANCE AMOUNT" shall have the meaning given to that term in
SECTION 5.13(c).

         "MEASUREMENT PERIOD" means the ten consecutive trading days ending on the date of the Stockholder Meeting or the date on which the OTS approves the
Merger, whichever occurs later.

                                      A-7

         "MERGER" shall have the meaning given to that term in SECTION 2.1.

         "MERGER CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(a).

         "MGBCL" means the General and Business Corporations Law of Missouri.

         "MIXED ELECTION" shall have the meaning given to that term in SECTION
2.6(b).

         "NASD" means the National Association of Securities Dealers, Inc.

         "NON-ELECTION" shall have the meaning given to that term in SECTION
2.6(b).

         "NON-ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(b).

         "OTS" means the Office of Thrift Supervision.

         "PALMYRA ESOP" shall have the meaning given to that term in SECTION
5.12(d).

         "PALMYRA SAVINGS" shall have the meaning given to that term in SECTION
2.13.

         "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

         "PFSB" shall have the meaning given to that term in the preamble.

         "PFSB COMMON STOCK" means the common stock, par value $.01 per share, of PFSB.

         "PFSB EMPLOYEE PLANS" shall have the meaning given to that term in
SECTION 3.2(r)(i).

         "PFSB OPTION" shall have the meaning given to that term in SECTION
2.11(a).

         "PFSB PENSION PLAN" shall have the meaning given to that term in
SECTION 3.2(r)(iii).

         "PFSB QUALIFIED PLAN" shall have the meaning given to that term in
SECTION 3.2(r)(iv).

         "PFSB'S REPORTS" shall have the meaning given to that term in SECTION
3.2(g).

         "PROXY STATEMENT-PROSPECTUS" shall have the meaning given to that term in SECTION 5.9(a).

                                      A-8

         "REGISTRATION STATEMENT" shall have the meaning given to that term in
SECTION 5.9(a).

         "REPRESENTATIVE" shall have the meaning given to that term in SECTION
2.6(b).

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHORTFALL NUMBER" shall have the meaning given to that term in SECTION
2.6(e)(ii).

         "STOCK CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(a).

         "STOCK CONVERSION NUMBER" shall have the meaning given to that term in
SECTION 2.6(d).

         "STOCK ELECTION" shall have the meaning given to that term in SECTION
2.6(b).

         "STOCK ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(b).

         "STOCK ELECTION NUMBER" shall have the meaning given to that term in
SECTION 2.6(b).

         "STOCKHOLDER MEETING" shall have the meaning given to that term in
SECTION 5.8.

         "SUBSIDIARY" means a corporation, partnership, joint venture or other entity in which PFSB or FFBI, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

         "SUPERIOR PROPOSAL" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) PFSB's Board of
Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of PFSB than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (ii) is not conditioned on obtaining financing (and with respect to which FFBI has received written evidence of such person's ability to fully finance its Acquisition Proposal), (iii) is for 100% of the outstanding shares of PFSB Common Stock and (iv) is, in the opinion of PFSB's financial advisor,

more favorable to the stockholders of PFSB from a financial point of view than the transactions contemplated hereby (including any adjustments to the terms and conditions of such transactions proposed by FFBI in response to such Acquisition
Proposal).

         "SURVIVING CORPORATION" shall have the meaning given to that term in
SECTION 2.1.

                                      A-9

         "TAXES" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes and any applicable interest and penalties related thereto.

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, PFSB will merge with and into FFBI ("MERGER") at the
Effective Time. At the Effective Time, the separate corporate existence of PFSB shall cease. FFBI shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the DGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

         2.2 CLOSING. The closing of the Merger (the "CLOSING") will take place in the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue,
Washington, DC at 10:00 a.m. on the date designated by FFBI within thirty days following satisfaction or waiver of the conditions to Closing set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the
"CLOSING DATE").

         2.3 EFFECTIVE TIME. In connection with the Closing, FFBI shall duly execute and deliver a certificate of merger (the "CERTIFICATE OF MERGER") to the
Delaware Secretary of State for filing pursuant to the DGCL and FFBI and PFSB shall duly execute and deliver articles of merger (the "ARTICLES OF MERGER") to the Missouri Secretary of State for filing pursuant to the MGBCL. The parties will make all other filings or recordings required under the DGCL and the MGBCL.
The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later date or time as
FFBI and PFSB agree and specify in the Certificate of Merger and the Articles of
Merger (the date and time the Merger becomes effective being the "EFFECTIVE
TIME").

         2.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in the DGCL and the MGBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, FFBI shall possess all of the properties, rights, privileges, powers and franchises of PFSB and be subject to all of the debts, liabilities and obligations of PFSB.

         2.5 EFFECT ON OUTSTANDING SHARES OF PFSB COMMON STOCK.

                  (a) Subject to the provisions of SECTION 2.6 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of PFSB Common Stock issued and outstanding at the Effective
Time, other than Excluded Shares, shall become and be converted into, at the election of the holder

                                      A-10

as provided in and subject to the limitations set forth in this Agreement, either (i) the right to receive $21.00 in cash without interest (the "CASH
CONSIDERATION") or (ii) the number of shares of FFBI Common Stock equal to the
Exchange Ratio (as defined below) (the "STOCK CONSIDERATION"). The Cash
Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION." The "EXCHANGE RATIO" shall be equal
(rounded to the nearest one-thousandth) to (A) 1.364 if the FFBI Price is $13.09 or less, (B) the result obtained by dividing $17.85 by the FFBI Price if the
FFBI Price is greater than $13.09 and less than $14.83, (C) 1.203 if the FFBI
Price is $14.83 or more and less than $20.07 or (D) the result obtained by dividing $24.15 by the FFBI Price if the FFBI Price is $20.07 or more.

                  (b) Notwithstanding any other provision of this Agreement, no fraction of a share of FFBI Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, FFBI shall pay to each holder of PFSB
Common Stock who would otherwise be entitled to a fraction of a share of FFBI
Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the average of the closing sales price of FFBI
Common Stock as reported on The Nasdaq Stock Market during the ten consecutive trading days ending on the date of the Effective Time; provided, however, that in the event FFBI Common Stock does not trade on one or more of the trading days in such ten day period, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales price and number of days on which FFBI Common Stock actually traded during such ten day period.

                  (c) If, between the date of this Agreement and the Effective
Time, the outstanding shares of FFBI Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of PFSB Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                  (d) As of the Effective Time, each Excluded Share, other than
Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of FFBI
Common Stock that are held by PFSB, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no
Dissenters' Shares shall be converted into shares of FFBI Common Stock pursuant to this SECTION 2.5 but instead shall be treated in accordance with the provisions set forth in SECTION 2.12 of this Agreement.

         2.6 ELECTION AND PRORATION PROCEDURES.

                  (a) An election form in such form as PFSB and FFBI shall
mutually agree (an "ELECTION FORM") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of PFSB Common Stock as of a record date which shall be the same date as the

                                      A-11

record date for eligibility to vote on the Merger. The "MAILING DATE" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of PFSB Common Stock. FFBI shall make available Election Forms as may be reasonably requested by all persons who become holders of PFSB Common Stock after the record date for eligibility to vote on the Merger and prior to the
Election Deadline (as defined herein), and PFSB shall provide to the Exchange
Agent all information reasonably necessary for it to perform its obligations as specified herein.

                  (b) Each Election Form shall entitle the holder of shares of
PFSB Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "CASH ELECTION"), (ii) elect to receive the
Stock Consideration for all of such holder's shares (a "STOCK ELECTION"), (iii)
elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "MIXED ELECTION") or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the
Stock Consideration (a "NON-ELECTION"). Holders of record of shares of PFSB
Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "REPRESENTATIVE") may submit multiple Election
Forms, provided that such Representative certifies that each such Election Form covers all the shares of PFSB Common Stock held by that Representative for a particular beneficial owner. Shares of PFSB Common Stock as to which a Cash
Election has been made (including pursuant to a Mixed Election) are referred to herein as "CASH ELECTION SHARES." Shares of PFSB Common Stock as to which a
Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "STOCK ELECTION SHARES." Shares of PFSB Common Stock as to
which no election has been made are referred to as "NON-ELECTION SHARES." The aggregate number of shares of PFSB Common Stock with respect to which a Stock
Election has been made is referred to herein as the "STOCK ELECTION NUMBER."

                  (c) To be effective, a properly completed Election Form must be received by FFBI's registrar and transfer agent (the "EXCHANGE AGENT") on or before 5:00 p.m., Mountain time, on the third business day immediately preceding
PFSB's Stockholder Meeting (or such other time and date as PFSB and FFBI may mutually agree) (the "ELECTION DEADLINE"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates theretofore representing PFSB Common Stock ("CERTIFICATES") (or customary affidavits and, if required by FFBI pursuant to SECTION 2.7(i), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of PFSB Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any PFSB stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any PFSB stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice

                                      A-12

received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent.
All elections shall be revoked automatically if the Exchange Agent is notified in writing by FFBI and PFSB that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the
Election Deadline or (ii) revokes its Election Form prior to the Election
Deadline and does not submit a new properly executed Election Form prior to the
Election Deadline, the shares of PFSB Common Stock held by such stockholder shall be designated Non-Election Shares. FFBI shall cause the Certificates representing PFSB Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any
Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

                  (d) Notwithstanding any other provision contained in this
Agreement, 50% of the total number of shares of PFSB Common Stock outstanding at the Effective Time (the "STOCK CONVERSION NUMBER") shall be converted into the
Stock Consideration and the remaining outstanding shares of PFSB Common Stock
(excluding shares of PFSB Common Stock to be canceled as provided in SECTION
2.5(d) and Dissenters' Shares) shall be converted into the Cash Consideration;
PROVIDED, HOWEVER, that for federal income tax purposes, it is intended that the
Merger will qualify as a reorganization under the provisions of Section 368(a)
of the IRC and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the IRC, FFBI shall increase the number of shares of PFSB Common Stock that will be converted into the Stock
Consideration and reduce the number of shares of PFSB Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the
Stock Consideration will represent 45% of the value of the aggregate Merger
Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

                  (e) Within three business days after the later to occur of the
Election Deadline or the Effective Time, FFBI shall cause the Exchange Agent to effect the allocation among holders of PFSB Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

                           (i) If the Stock Election Number exceeds the Stock
Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock
Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Stock Conversion
Number and the

                                      A-13

denominator of which is the Stock Election Number and (B) the Cash Consideration
in respect of the remaining number of such holder's Stock Election Shares;

                           (ii) If the Stock Election Number is less than the
Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the
Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                                    (A) if the Shortfall Number is less than or
equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of
Non-Election Shares shall receive (1) the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x)
the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Non-Election Shares; or

                                    (B) if the Shortfall Number exceeds the
number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash
Election Shares shall receive (1) the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x)
the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Cash Election Shares.

                  For purposes of the foregoing calculations, Excluded Shares shall be deemed to be Cash Election Shares. For purposes of this SECTION 2.6(e), if FFBI is obligated to increase the number of shares of PFSB Common Stock to be converted into shares of FFBI Common Stock as a result of the application of the last clause of SECTION 2.6(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this SECTION
2.6(e).

         2.7 EXCHANGE PROCEDURES.

                  (a) Appropriate transmittal materials ("LETTER OF
TRANSMITTAL") in a form satisfactory to FFBI and PFSB shall be mailed as soon as practicable after the Effective Time to each holder of record of PFSB Common
Stock as of the Effective Time who did not previously submit a completed
Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of PFSB Common Stock to be converted thereby.

                                      A-14

                  (b) At and after the Effective Time, each Certificate (except as specifically set forth in SECTION 2.5) shall represent only the right to receive the Merger Consideration.

                  (c) Prior to the Effective Time, FFBI shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of
FFBI Common Stock to provide for payment of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of PFSB Common Stock, for exchange in accordance with this SECTION 2.7, an amount of cash sufficient to pay the aggregate Cash Consideration.

                  (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as FFBI may reasonably determine and (iii)
include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the
Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FFBI Common Stock that such holder has the right to receive pursuant to SECTION 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 2.5, if any,
(including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to SECTION 2.5, and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.5).
Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute FFBI
Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FFBI Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of PFSB Common Stock not registered in the transfer records of PFSB, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such PFSB
Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of FFBI and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (e) No dividends or other distributions declared or made after the Effective Time with respect to FFBI Common Stock issued pursuant to this
Agreement shall be remitted to any person entitled to receive shares of FFBI
Common Stock hereunder until such person surrenders his or her Certificates in accordance with this SECTION 2.7. Upon the surrender of such person's
Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of FFBI Common Stock represented by such person's Certificates.

                                      A-15

                  (f) The stock transfer books of PFSB shall be closed
immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of PFSB of any shares of
PFSB Common Stock. If, after the Effective Time, Certificates are presented to
FFBI, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 2.7.

                  (g) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 2.5, any dividends or other distributions to be paid pursuant to this SECTION 2.7 or any proceeds from any investments thereof that remains unclaimed by the stockholders of PFSB for six months after the Effective
Time shall be repaid by the Exchange Agent to FFBI upon the written request of
FFBI. After such request is made, any stockholders of PFSB who have not theretofore complied with this SECTION 2.7 shall look only to FFBI for the
Merger Consideration deliverable in respect of each share of PFSB Common Stock such stockholder holds, as determined pursuant to SECTION 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of FFBI (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of PFSB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (h) FFBI and the Exchange Agent shall be entitled to rely upon
PFSB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, FFBI and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (i) If any Certificate shall have been lost, stolen or
destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the
Exchange Agent or FFBI, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 2.5.

         2.8 EFFECT ON OUTSTANDING SHARES OF FFBI COMMON STOCK. At and after the
Effective Time, each share of FFBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

                                      A-16

         2.9 DIRECTORS OF FFBI AFTER EFFECTIVE TIME. Subject to SECTION 5.16,
immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of FFBI serving immediately prior to the
Effective Time.

         2.10 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of FFBI, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of FFBI, as in effect immediately prior to the Effective Time, shall be the bylaws of the
Surviving Corporation until thereafter amended in accordance with applicable law.

         2.11 TREATMENT OF STOCK OPTIONS AND RESTRICTED STOCK.

                  (a) Each option to purchase shares of PFSB Common Stock issued by PFSB and outstanding at the Effective Time (a "PFSB OPTION") pursuant to the
PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan shall be converted into an option to purchase shares of FFBI Common Stock as follows:

                           (i) The aggregate number of shares of FFBI Common
Stock issuable upon the exercise of the converted PFSB Option after the
Effective Time shall be equal to the product of the Exchange Ratio multiplied by the number of shares of PFSB Common Stock issuable upon exercise of the PFSB
Option immediately prior to the Effective Time, such product to be rounded to the nearest whole share of FFBI Common Stock; and

                           (ii) the exercise price per share of each converted
PFSB Option shall be equal to the quotient of the exercise price of such PFSB
Option immediately prior to the Effective Time divided by the Exchange Ratio, such quotient to be rounded to the nearest whole cent; PROVIDED, HOWEVER, that, in the case of any PFSB Option that is intended to qualify as an incentive stock option under Section 422 of the IRC, the number of shares of FFBI Common Stock issuable upon exercise of and the exercise price per share for such converted
PFSB Option determined in the manner provided above shall be further adjusted in such manner as may be necessary to conform to the requirements of Section 424(b)
of the IRC.

Options to purchase shares of FFBI Common Stock that arise from the operation of this SECTION 2.11 shall be referred to as "CONVERTED OPTIONS." All Converted
Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the PFSB Options that they replace.

                  (b) Before the Effective Time, FFBI will take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of FFBI Common Stock to provide for the satisfaction of its obligations with respect to the Converted Options. FFBI agrees to file, as soon as practicable after the Effective Time, a registration statement on Form S-8
(or

                                      A-17

any successor or other appropriate form) and make any state filings or obtain state exemptions with respect to the FFBI Common Stock issuable upon exercise of the Converted Options.

                  (c) At the Effective Time, each share of restricted stock
outstanding as of the Effective Time and issued pursuant to the PFSB Bancorp,
Inc. 2000 Stock-Based Incentive Plan, to the extent not already vested, shall vest and shall represent a right to receive the same rights provided to other holders of PFSB Common Stock pursuant to SECTION 2.5 above.

         2.12 DISSENTERS' RIGHTS. Notwithstanding any other provision of this
Agreement to the contrary, shares of PFSB Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger and who have filed with PFSB a written objection to the Merger (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger
Consideration. Such stockholders instead shall be entitled only to such rights as are granted by applicable law, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to payment of the fair value of their shares under the MGBCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 2.7 of the PFSB Certificate or PFSB Certificates
that, immediately prior to the Effective Time, evidenced such shares. PFSB shall give FFBI (i) prompt notice of any written objections to the Merger and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MGBCL consistent with the obligations of PFSB thereunder. PFSB shall not, except with the prior written consent of FFBI, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment or (z) waive any failure to timely deliver a written demand for payment or timely take any other action in accordance with the MGBCL.

         2.13 BANK MERGER. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, First Federal Bank ("FIRST FEDERAL"), a wholly owned subsidiary of FFBI, and Palmyra Savings ("PALMYRA SAVINGS"), a
wholly owned subsidiary of PFSB, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit B, pursuant to which Palmyra Savings will merge with and into First Federal (the "BANK MERGER"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

         2.14 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, FFBI may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as FFBI may reasonably determine to effect the purposes of this Agreement; PROVIDED,
HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration, (ii) change the intended federal income tax consequences of the transactions contemplated by this Agreement or (iii)
materially impede

                                      A-18

or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that FFBI elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 DISCLOSURE LETTERS. Prior to the execution and delivery of this
Agreement, FFBI and PFSB have each delivered to the other a letter (each, its
"DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate); provided, that no such fact, circumstance or event is required to be set forth in the
Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards of SECTION 6.2(a) or
SECTION 6.3(a) as applicable. The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Letter shall be deemed disclosed for all purposes of such party's Disclosure Letter.

         3.2 REPRESENTATIONS AND WARRANTIES OF PFSB. PFSB represents and warrants to FFBI that, except as disclosed in PFSB's Disclosure Letter:

                  (a) ORGANIZATION AND QUALIFICATION. PFSB is a corporation duly organized, validly existing and in good standing under the laws of the State of
Missouri and is registered with the OTS as a savings and loan holding company.
PFSB has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. PFSB is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse
Affect on PFSB.

                  (b) SUBSIDIARIES.

                           (i) PFSB's Disclosure Letter sets forth with respect
to each of PFSB's Subsidiaries its name, its jurisdiction of incorporation,
PFSB's percentage ownership, the number of shares of stock owned or controlled by PFSB and the name and number of shares held by any other person who owns any stock of the Subsidiary. PFSB owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to PFSB's right to vote or dispose of any equity securities of its Subsidiaries. PFSB's ownership interest in each of its Subsidiaries

                                      A-19

is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings associations.

                           (ii) Each of PFSB's Subsidiaries is a corporation
duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material
Adverse Affect on such Subsidiary.

                           (iii) The outstanding shares of capital stock of each
Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of PFSB are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                           (iv) No Subsidiary of PFSB other than Palmyra Savings
is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. Palmyra Savings is a qualified thrift lender pursuant to
Section 10(m) of the HOLA and its deposits are insured by the FDIC through the
Savings Association Insurance Fund to the fullest extent permitted by law.
Palmyra Savings is a member in good standing of the Federal Home Loan Bank of
Des Moines.

                  (c) CAPITAL STRUCTURE.

                           (i) The authorized capital stock of PFSB consists of:

                                    (A) 5,000,000 shares of PFSB Common Stock;
and

                                    (B) 1,000,000 shares of preferred stock, par
value $.01 per share.

                           (ii) As of the date of this Agreement:

                                    (A) 418,195 shares of PFSB Common Stock are
issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

                                      A-20

                                    (B) no shares of PFSB preferred stock are
issued and outstanding;

                                    (C) 41,613 shares of PFSB Common Stock are
reserved for issuance pursuant to outstanding PFSB Options.

                           (iii) Set forth in PFSB's Disclosure Letter is a
complete and accurate list of all outstanding PFSB Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options.

                           (iv) No bonds, debentures, notes or other
indebtedness having the right to vote on any matters on which stockholders of
PFSB may vote are issued or outstanding.

                           (v) Except as set forth in this SECTION 3.2(c), as of
the date of this Agreement, (A) no shares of capital stock or other voting securities of PFSB are issued, reserved for issuance or outstanding and (B)
neither PFSB nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating PFSB or any of its
Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of PFSB or obligating PFSB or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of PFSB or any of its
Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of PFSB or any of its Subsidiaries.

                  (d) AUTHORITY. PFSB has all requisite corporate power and
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of PFSB's Board of Directors, and no other corporate proceedings on the part of PFSB are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of PFSB Common Stock. This Agreement has been duly and validly executed and delivered by PFSB and constitutes a valid and binding obligation of PFSB, enforceable against PFSB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by PFSB do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment,

                                      A-21

decree, order, governmental permit or license to which PFSB or any of its
Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of PFSB or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PFSB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which PFSB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on PFSB.

                  (f) CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by
PFSB of this Agreement or the con summation by PFSB of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification of the shares of FFBI Common Stock to be issued in exchange for shares of PFSB
Common Stock under state securities or "blue sky" laws and (iv) the listing of the shares of FFBI Common Stock to be issued in exchange for shares of PFSB
Common Stock on The Nasdaq Stock Market. As of the date hereof, PFSB knows of no reason pertaining to PFSB why any of the approvals referred to in this SECTION
3.2(f) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(b).

                  (g) SECURITIES FILINGS. PFSB has filed with the SEC all
reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act (collectively, "PFSB'S REPORTS"). PFSB has made available to
FFBI an accurate and complete copy of (i) each of PFSB's Reports and (ii) each communication mailed by PFSB to its stockholders prior to the date hereof. None of PFSB's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of
PFSB's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of PFSB included in PFSB's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                                      A-22

                  (h) FINANCIAL STATEMENTS. PFSB has previously made available to FFBI copies of (i) the consolidated balance sheets of PFSB and its
Subsidiaries as of September 30, 2001 and 2000 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the two-year period ended September 30, 2001, together with the notes thereto, accompanied by the audit report of PFSB's independent public auditors, as reported in PFSB's Annual Report on Form 10-KSB for the year ended
September 30, 2001 filed with the SEC and (ii) the unaudited consolidated balance sheet of PFSB and its Subsidiaries as of March 31, 2002 and the related consolidated statements of income and cash flows for the six months ended March
31, 2002 and 2001, as reported in PFSB's Quarterly Report on Form 10-QSB for the period ended March 31, 2002 filed with the SEC. Such financial statements were prepared from the books and records of PFSB and its Subsidiaries, fairly present the consolidated financial position of PFSB and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of PFSB and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of PFSB and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

                  (i) UNDISCLOSED LIABILITIES. Neither PFSB nor any of its
Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of PFSB as of March 31, 2002 as included in PFSB's
Quarterly Report on Form 10-QSB for the period ended March 31, 2002, except for
(i) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on PFSB and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                  (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in PFSB's Reports filed with the SEC prior to the date of this Agreement, and except for actions and omissions of PFSB taken with the prior written consent of
FFBI in contemplation of the transactions contemplated hereby and for direct effects of compliance with this Agreement on the operating performance of PFSB, including expenses incurred by PFSB in consummating the transactions contemplated by this Agreement, since March 31, 2002, (i) PFSB and its
Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on PFSB or on the ability of PFSB to complete the transactions contemplated by this Agreement, (iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become

                                      A-23

payable by PFSB or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (iv) neither
PFSB nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees and (v) there has been no change in any accounting principles, practices or methods of PFSB or any of its Subsidiaries other than as required by GAAP.

                  (k) LITIGATION. There are no suits, actions or legal,
administrative or arbitration proceedings pending or, to the knowledge of PFSB, threatened against or affecting PFSB or any of its Subsidiaries or any property or asset of PFSB or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on
PFSB or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of PFSB, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against PFSB or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against PFSB or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on
PFSB.

                  (l) ABSENCE OF REGULATORY ACTIONS. Since December 31, 1997,
neither PFSB nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking.
There are no unresolved violations, criticisms or exceptions by any Government
Regulator with respect to any report or statement relating to any examinations of PFSB or its Subsidiaries.

                  (m) COMPLIANCE WITH LAWS. PFSB and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. PFSB and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither PFSB nor any of its
Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on PFSB.

                                      A-24

                  (n) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of PFSB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by PFSB or any of its
Subsidiaries have been paid in full or adequate provision has been made for any such taxes on PFSB's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of PFSB or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where PFSB or any of its
Subsidiaries do not file tax returns that PFSB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to PFSB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on PFSB's balance sheet (in accordance with GAAP). PFSB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. PFSB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and PFSB and each of its
Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither PFSB nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payments"
within the meaning of Section 280G of the IRC and neither PFSB nor any of its
Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a
PFSB Option or upon the issuance of any PFSB Common Stock), that would not be fully deductible by reason of Section 162(m) of the IRC.

                  (o) AGREEMENTS.

                           (i) PFSB and its Subsidiaries are not bound by any
material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with
PFSB's Reports.

                           (ii) PFSB's Disclosure Letter lists any contract,
arrangement, commitment or understanding (whether written or oral) not filed with PFSB's Reports to which PFSB or any of its Subsidiaries is a party or is bound:

                                    (A) with any executive officer or other key
employee of PFSB or any of its Subsidiaries the benefits of which are

                                      A-25

contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving PFSB or any of its Subsidiaries of the nature contemplated by this Agreement;

                                    (B) with respect to the employment of any
directors, officers, employees or consultants;

                                    (C) any of the benefits of which will be
increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this
Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

                                    (D) containing covenants that limit the
ability of PFSB or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, PFSB (including any successor thereof) or any of its
Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                                    (E) pursuant to which PFSB or any of its
Subsidiaries may become obligated to invest in or contribute capital to any entity;

                                    (F) not fully disclosed in PFSB's Reports
that relates to borrowings of money (or guarantees thereof) by PFSB or any of its Subsidiaries in excess of $50,000; or

                                    (G) which is a lease or license with respect
to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

                           (iii) Neither PFSB nor any of its Subsidiaries is in
default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of PFSB, no other party to any such agreement (excluding any loan or extension of credit made by PFSB or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on PFSB.

                  (p) INTELLECTUAL PROPERTY. PFSB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses,

                                      A-26

and neither PFSB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of PFSB and its
Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

                  (q) LABOR MATTERS. PFSB and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither PFSB nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is PFSB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving PFSB or any of its Subsidiaries pending or, to the knowledge of PFSB, threatened.

                  (r) EMPLOYEE BENEFIT PLANS.

                           (i) PFSB's Disclosure Letter contains a complete and
accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to,
"employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of PFSB or any of its Subsidiaries (hereinafter referred to collectively as the "PFSB EMPLOYEE PLANS"). PFSB has previously delivered or made available to FFBI true and complete copies of each agreement, plan and other documents referenced in PFSB's Disclosure Letter. There has been no announcement or commitment by PFSB or any of its Subsidiaries to create an additional PFSB Employee Plan, or to amend any PFSB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such PFSB Employee Plan.

                           (ii) There is no pending or threatened litigation,
administrative action or proceeding relating to any PFSB Employee Plan. All of the PFSB Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the PFSB Employee Plans which is likely to result in the imposition of any penalties or taxes upon PFSB or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

                           (iii) No liability to the Pension Benefit Guarantee
Corporation has been or is expected by PFSB or any of its Subsidiaries to be incurred with respect to any PFSB

                                      A-27

Employee Plan which is subject to Title IV of ERISA ("PFSB PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of
ERISA) currently or formerly maintained by PFSB or any ERISA Affiliate. No PFSB
Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each PFSB Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such PFSB
Pension Plan as of the end of the most recent plan year with respect to the respective PFSB Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such PFSB Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any PFSB
Pension Plan within the 12-month period ending on the date hereof. Neither PFSB nor any of its Subsidiaries has provided, or is required to provide, security to any PFSB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither PFSB, its Subsidiaries, nor
any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980.

                           (iv) Each PFSB Employee Plan that is an "employee
pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "PFSB QUALIFIED
PLAN") has received a favorable determination letter from the IRS, and PFSB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each PFSB Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and
4975(e)(7) of the IRC and the regulations thereunder in all material respects and any assets of any such PFSB Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                           (v) Neither PFSB nor any of its Subsidiaries has any
obligations for post-retirement or post-employment benefits under any PFSB
Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part
6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

                  (s) PROPERTIES.

                           (i) A description of each parcel of real property
owned by PFSB or a Subsidiary of PFSB is set forth in PFSB's Disclosure Letter.
PFSB and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character,

                                      A-28

amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. All real property and fixtures of PFSB and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by PFSB to be adequate for the current business of PFSB and its
Subsidiaries. To the knowledge of PFSB, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

                           (ii) PFSB and each of its Subsidiaries has good and
marketable title to all tangible personal property owned by it, free and clear of all Liens except such encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of PFSB and its
Subsidiaries that is leased rather than owned, neither PFSB nor any of its
Subsidiaries is in default under the terms of any such lease.

                           (iii) A description of all real property leased by
PFSB or a Subsidiary of PFSB is set forth in PFSB's Disclosure Letter. Each lease pursuant to which PFSB or any of its Subsidiaries as lessee, leases real or personal property, is valid and in full force and effect and neither PFSB nor any of its Subsidiaries, nor, to PFSB's knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease.

                  (t) FAIRNESS OPINION. PFSB has received the opinion of RP
Financial, LC. to the effect that, as of the date hereof, the Merger
Consideration is fair, from a financial point of view, to PFSB's stockholders.

                  (u) FEES. Other than financial advisory services performed for
PFSB by RP Financial, LC. pursuant to an agreement dated February 11, 2002, a true and complete copy of which has been previously delivered to FFBI, neither
PFSB nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for PFSB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

                  (v) ENVIRONMENTAL MATTERS.

                           (i) Each of PFSB and its Subsidiaries, the
Participation Facilities, and, to the knowledge of PFSB, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                           (ii) There is no suit, claim, action, demand,
executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of PFSB, threatened,

                                      A-29

before any court, governmental agency or board or other forum against PFSB or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any
Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by PFSB or any of its Subsidiaries or any
Participation Facility.

                           (iii) To the knowledge of PFSB, there is no suit,
claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or PFSB or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan
Property.

                           (iv) Neither PFSB nor any of its Subsidiaries has
received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental
Law.

                           (v) There are no underground storage tanks at any
properties owned or operated by PFSB or any of its Subsidiaries or any
Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by PFSB or any of its Subsidiaries or any Participation Facility.

                           (vi) During the period of (A) PFSB's or its
Subsidiary's ownership or operation of any of their respective current properties or (B) PFSB's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of PFSB, prior to the period of (A) PFSB's or its Subsidiary's ownership or operation of any of their respective current properties or (B) PFSB's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (w) LOAN PORTFOLIO; ALLOWANCE FOR LOAN LOSSES.

                           (i) With respect to each Loan owned by PFSB or its
Subsidiaries in whole or in part:

                                    (A) The note and the related security
documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                                      A-30

                                    (B) neither PFSB nor any of its
Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                                    (C) PFSB or a Subsidiary of PFSB is the sole
holder of legal and beneficial title to each Loan (or PFSB's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of PFSB or a Subsidiary of PFSB;

                                    (D) the original note and the related
security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

                                    (E) with respect to a Loan held in the form
of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (ii) Neither the terms of any Loan, any of the
documentation for any Loan, the manner in which any Loans have been administered and serviced, nor PFSB's practices of approving or rejecting Loan applications, violate any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any
state laws, rules and regulations relating to consumer protection, installment sales and usury.

                           (iii) The allowance for loan losses reflected in
PFSB's audited balance sheet at September 30, 2001 was, and the allowance for loan losses shown on the balance sheets in PFSB's Reports for periods ending after September 30, 2001, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (x) DEPOSITS. None of the deposits of Palmyra Savings is a
"brokered" deposit.

                  (y) ANTI-TAKEOVER PROVISIONS INAPPLICABLE. PFSB and its
Subsidiaries have taken all actions required to exempt FFBI, the Agreement, the
Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium,"
"control share acquisition" or similar laws or regulations.

                                      A-31

                  (z) MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or
director of PFSB, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of PFSB or any of its subsidiaries.

                  (aa) INSURANCE. In the opinion of management, PFSB and its
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by PFSB and its Subsidiaries are in full force and effect, PFSB and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

                  (bb) INVESTMENT SECURITIES; DERIVATIVES.

                           (i) Except for restrictions that exist for securities
that are classified as "held to maturity," none of the investment securities held by PFSB or any of its Subsidiaries is subject to any restriction
(contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                           (ii) Neither PFSB nor any of its Subsidiaries is a
party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract
(including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives."

                  (cc) INDEMNIFICATION. Except as provided in the articles of incorporation or bylaws of PFSB and the similar organizational documents of its
Subsidiaries, neither PFSB nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of PFSB and, to the knowledge of PFSB, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of PFSB or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

                  (dd) CORPORATE DOCUMENTS. PFSB has previously furnished or made available to FFBI a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of PFSB and each of
PFSB's Subsidiaries, as in effect as of the date of this Agreement. Neither PFSB nor any of PFSB's Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of PFSB and each of
PFSB's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

                                      A-32

                  (ee) PFSB INFORMATION. The information regarding PFSB and its
Subsidiaries to be supplied by PFSB for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof as relate only to FFBI or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (ff) COMMUNITY REINVESTMENT ACT COMPLIANCE. Palmyra Savings is
in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Palmyra Savings currently has a CRA rating of satisfactory or better. To the knowledge of PFSB, there is no fact or circumstance or set of facts or circumstances that would cause Palmyra Savings to fail to comply with such provisions or cause the CRA rating of Palmyra
Savings to fall below satisfactory.

                  (gg) TAX TREATMENT OF THE MERGER. PFSB has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section
368 of the IRC.

         3.3 REPRESENTATIONS AND WARRANTIES OF FFBI. FFBI represents and warrants to PFSB that, except as set forth in FFBI's Disclosure Letter:

                  (a) ORGANIZATION AND QUALIFICATION. FFBI is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware and is registered with the OTS as a savings and loan holding company.
FFBI has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. FFBI is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse
Affect on FFBI.

                  (b) SUBSIDIARIES.

                           (i) FFBI owns of record and beneficially all the
capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to FFBI's right to vote or dispose of any equity securities of its Subsidiaries. FFBI's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings associations.

                                      A-33

                           (ii) Each of FFBI's Subsidiaries is a corporation
duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material
Adverse Affect on FFBI.

                           (iii) The outstanding shares of capital stock of each
Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of FFBI are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                           (iv) No Subsidiary of FFBI other than First Federal
is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. First Federal is a qualified thrift lender pursuant to
Section 10(m) of the HOLA and its deposits are insured by the FDIC through the
Savings Association Insurance Fund to the fullest extent permitted by law. First
Federal is a member in good standing of the Federal Home Loan Bank of Chicago.

                  (c) CAPITAL STRUCTURE.

                           (i) The authorized capital stock of FFBI consists of:

                                    (A) 4,000,000 shares of FFBI Common Stock;
and

                                    (B) 1,000,000 shares of preferred stock, par
value $.01 per share.

                           (ii) As of the date of this Agreement:

                                    (A) 2,107,950 shares of FFBI Common Stock
are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

                                    (B) no shares of FFBI preferred stock are
issued and outstanding; and

                                      A-34

                                    (C) 208,549 shares of FFBI Common Stock are
reserved for issuance pursuant to outstanding grants or awards under FFBI's stock-based benefit plans.

                           (iii) No bonds, debentures, notes or other
indebtedness having the right to vote on any matters on which stockholders of
FFBI may vote are issued or outstanding.

                           (iv) Except as set forth in this SECTION 3.3(c), as
of the date of this Agreement, (A) no shares of capital stock or other voting securities of FFBI are issued, reserved for issuance or outstanding and (B)
neither FFBI nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating FFBI or any of its
Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of FFBI or obligating FFBI or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of FFBI or any of its
Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FFBI or any of its Subsidiaries.

                           (v) The shares of FFBI Common Stock to be issued in
exchange for shares of PFSB Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (d) AUTHORITY. FFBI has all requisite corporate power and
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of FFBI's Board of Directors, and no other corporate proceedings on the part of FFBI are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by FFBI and constitutes a valid and binding obligation of FFBI, enforceable against FFBI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by FFBI do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which FFBI or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of FFBI or the similar organizational documents of any of its
Subsidiaries or (iii) constitute a breach or violation of, or a default under
(or an event which, with due notice or lapse of time or both,

                                      A-35

would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of FFBI or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which FFBI or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a
Material Adverse Effect on FFBI.

                  (f) CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by
FFBI of this Agreement or the con summation by FFBI of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification of the shares of FFBI Common Stock to be issued in exchange for shares of FFBI
Common Stock under state securities or "blue sky" laws and (iv) the listing of the shares of FFBI Common Stock to be issued in exchange for shares of FFBI
Common Stock on The Nasdaq Stock Market. As of the date hereof, FFBI knows of no reason pertaining to FFBI why any of the approvals referred to in this SECTION
3.3(f) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(b).

                  (g) SECURITIES FILINGS. FFBI has filed with the SEC all
reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act (collectively, "FFBI'S REPORTS"). FFBI has made available to
PFSB an accurate and complete copy of (i) each of FFBI's Reports and (ii) each communication mailed by FFBI to its stockholders prior to the date hereof. None of FFBI's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of
FFBI's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of FFBI included in FFBI's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                  (h) FINANCIAL STATEMENTS. FFBI has previously made available to PFSB copies of (i) the consolidated balance sheets of FFBI and its
Subsidiaries as of December 31, 2001 and 2000 and related consolidated statements of income, cash flows and changes in stockholders' equity for the year ended December 31, 2001 and the ten months ended December 31, 2000,

                                      A-36

together with the notes thereto, accompanied by the audit report of FFBI's independent public auditors, as reported in FFBI's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the SEC and (ii) the unaudited consolidated balance sheet of FFBI and its Subsidiaries as of March 31, 2002 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the three months ended March 31, 2002 and 2001, as reported in FFBI's Quarterly Report on Form 10-Q for the period ended March 31,
2002 filed with the SEC. Such financial statements were prepared from the books and records of FFBI and its Subsidiaries, fairly present the consolidated financial position of FFBI and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of FFBI and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED,
HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of FFBI and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

                  (i) UNDISCLOSED LIABILITIES. Neither FFBI nor any of its
Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of FFBI as of March 31, 2002 as included in FFBI's
Quarterly Report on Form 10-Q for the period ended March 31, 2002, except for
(i) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on FFBI and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                  (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in FFBI's Reports filed with the SEC prior to the date of this Agreement, since
March 31, 2002, (i) FFBI and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on
FFBI or on the ability of FFBI to complete the transactions contemplated by this
Agreement.

                  (k) LITIGATION. There are no suits, actions or legal,
administrative or arbitration proceedings pending or, to the knowledge of FFBI, threatened against or affecting FFBI or any of its Subsidiaries or any property or asset of FFBI or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on
FFBI or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. There are no judgments, decrees, injunctions, orders or rulings of any Governmental

                                      A-37

Entity or arbitrator outstanding against FFBI or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a
Material Adverse Effect on FFBI.

                  (l) ABSENCE OF REGULATORY ACTIONS. Since December 31, 1997,
neither FFBI nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking.
There are no unresolved violations, criticisms or exceptions by any Government
Regulator with respect to any report or statement relating to any examinations of FFBI or its Subsidiaries.

                  (m) COMPLIANCE WITH LAWS. FFBI and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. FFBI and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither FFBI nor any of its
Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBI.

                  (n) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of FFBI or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by FFBI or any of its
Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FFBI's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FFBI or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where FFBI or any of its
Subsidiaries do not file tax returns that FFBI or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to FFBI or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FFBI's balance sheet (in accordance with GAAP). FFBI and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. FFBI and each of its

                                      A-38

Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FFBI and each of its
Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

                  (o) AGREEMENTS.

                           (i) FFBI and its Subsidiaries are not bound by any
material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with
FFBI's Reports.

                           (ii) Neither FFBI nor any of its Subsidiaries is in
default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of FFBI, no other party to any such agreement (excluding any loan or extension of credit made by FFBI or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on FFBI.

                  (p) FFBI INFORMATION. The information regarding FFBI and its
Subsidiaries to be supplied by FFBI for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof that relate only to PFSB or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange
Act and the rules and regulations thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities
Act and the rules and regulations thereunder.

                  (q) COMMUNITY REINVESTMENT ACT COMPLIANCE. First Federal is in
material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Federal currently has a CRA rating of satisfactory or better. To the knowledge of FFBI, there is no fact or circumstance or set of facts or circumstances that would cause First Federal to fail to comply with such provisions or cause the CRA rating of First Federal to fall below satisfactory.

                  (r) TAX TREATMENT OF THE MERGER. FFBI has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section
368 of the IRC.

                                      A-39

                  (s) AVAILABILITY OF FUNDS. FFBI has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate
Cash Consideration and to pay any other amounts payable pursuant to this
Agreement and to effect the transactions contemplated hereby.

                  (t) ENVIRONMENTAL MATTERS.

                           (i) Each of FFBI and its Subsidiaries, the
Participation Facilities, and, to the knowledge of FFBI, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                           (ii) There is no suit, claim, action, demand,
executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of FFBI, threatened, before any court, governmental agency or board or other forum against FFBI or any of its Subsidiaries or any
Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by FFBI or any of its Subsidiaries or any Participation Facility.

                           (iii) To the knowledge of FFBI, there is no suit,
claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or FFBI or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan
Property.

                           (iv) Neither FFBI nor any of its Subsidiaries has
received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental
Law.

                           (v) There are no underground storage tanks at any
properties owned or operated by FFBI or any of its Subsidiaries or any
Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by FFBI or any of its Subsidiaries or any Participation Facility.

                           (vi) During the period of (A) FFBI's or its
Subsidiary's ownership or operation of any of their respective current properties or (B) FFBI's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of FFBI, prior to the period of (A) FFBI's or its Subsidiary's ownership or operation of any of their respective current properties or (B) FFBI's or its Subsidiary's participation in the management of any

                                      A-40

Participation Facility, there was no contamination by or release of Hazardous
Material in, on, under or affecting such properties.

                                   ARTICLE IV
                           CONDUCT PENDING THE MERGER

         4.1 FORBEARANCES BY PFSB. Except as expressly contemplated or permitted by this Agreement and to the extent required by law or regulation, during the period from the date of this Agreement to the Effective Time, PFSB shall not, nor shall PFSB permit any of its Subsidiaries to, without the prior written consent of FFBI, which consent shall not be unreasonably withheld:

                  (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

                  (b) (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than the creation of deposit liabilities, borrowings from the Federal Home Loan Bank that mature within one year and sales of certificates of deposit that mature within five years; PROVIDED, HOWEVER, that in no event shall such borrowings from the Federal Home Loan Bank exceed an aggregate of $1,000,000;

                           (ii) prepay any indebtedness or other similar
arrangements so as to cause PFSB to incur any prepayment penalty thereunder;

                  (c) (i) adjust, split, combine or reclassify any capital
stock;

                           (ii) make, declare or pay any dividend, or make any
other distribution on its capital stock, except for regular quarterly cash dividends at a rate not in excess of $0.075 per share of PFSB Common Stock and dividends paid by any of PFSB's Subsidiaries for the purpose of enabling PFSB to pay such dividends;

                           (iii) grant any stock appreciation rights or any
limited rights under the PFSB Employee Plans or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                           (iv) issue any additional shares of capital stock or
any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options outstanding as of the date hereof;

                                      A-41

                  (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                  (e) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

                  (f) enter into, renew, amend or terminate any contract or
agreement, or make any change in any of its leases or contracts, other than with respect to those contracts or agreements individually involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by SECTION 4.1(g);

                  (g) make, renegotiate, renew, increase, extend, modify or
purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $250,000 with respect to any individual borrower or (ii) loans or advances as to which PFSB has a binding obligation to make such loans or advances as of the date hereof;

                  (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of PFSB or Palmyra Savings, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

                  (i) (i) increase in any manner the compensation or fringe
benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                           (ii) become a party to, amend (except as may be
required by law) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                           (iii) voluntarily accelerate the vesting of, or the
lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                                      A-42

                           (iv) elect to any senior executive office any person
who is not a member of its senior executive officer team as of the date of this
Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $25,000;

                  (j) settle any claim, action or proceeding involving payment by it of money damages in excess of $25,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

                  (k) amend its articles of incorporation or bylaws, or similar governing documents;

                  (l) restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                  (m) make any investment in any debt security, including
mortgage-backed and mortgage-related securities, other than U.S. government and
U.S. government agency securities with final maturities not greater than one year;

                  (n) make any capital expenditures other than pursuant to
binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

                  (o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

                  (p) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

                  (q) implement or adopt any change in its accounting
principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

                  (r) knowingly take any action that would prevent or impede the
Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

                  (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 4.1.

                  Any request by PFSB or response thereto by FFBI shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 4.1.

                                      A-43

         4.2 FORBEARANCES BY FFBI. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any
Governmental Entity, during the period from the date of this Agreement to the
Effective Time, FFBI shall not, nor shall FFBI permit any of its Subsidiaries to, without the prior written consent of PFSB, which shall not unreasonably be withheld:

                  (a) conduct its business or make shareholder distributions other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this
Agreement or to consummate the transactions contemplated hereby;

                  (b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective
Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

                  (c) knowingly take any action that would prevent or impede the
Merger from qualifying as a reorganization withing the meaning of Section 368 of the IRC;

                  (d) amend its certificate of incorporation or bylaws in a
manner that would materially and adversely effect the benefits of the Merger to the stockholders of PFSB; or

                  (e) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this SECTION 4.2.

                                    ARTICLE V
                                    COVENANTS

         5.1 ACQUISITION PROPOSALS.

                  (a) Except as permitted by this Agreement, PFSB shall not, and shall not authorize or permit any of its Subsidiaries or any of its
Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by PFSB or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an
Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than FFBI), regarding an
Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any

                                      A-44

violation of the restrictions set forth in the preceding sentence by any officer, director or employee of PFSB or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by PFSB or any of its Subsidiaries shall be deemed to be a breach of this SECTION 5.1 by PFSB. Notwithstanding the foregoing, PFSB may, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this SECTION 5.1, (x) furnish non-public information with respect to PFSB to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between FFBI and PFSB dated October
24, 2001 and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as PFSB's Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law.

                  (b) Nothing contained in this SECTION 5.1 shall prohibit PFSB from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

                  (c) PFSB will notify FFBI immediately orally (within one day)
and in writing (within three days) of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an
Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to FFBI any written materials received by PFSB or any of its Subsidiaries in connection therewith.
PFSB will keep FFBI informed of any developments with respect to any such
Acquisition Proposal, request or inquiry immediately upon the occurrence thereof. PFSB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. PFSB will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of SECTION 5.1(a) of the obligations undertaken in this SECTION 5.1. PFSB will promptly request each person (other than FFBI) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with PFSB or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of PFSB or any of its Subsidiaries. PFSB shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

         5.2 CERTAIN POLICIES AND ACTIONS OF PFSB. At the request of FFBI, PFSB shall cause Palmyra Savings to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of First Federal; PROVIDED, HOWEVER, that PFSB shall not be required to take such action prior to the date on which all regulatory and stockholder approvals required to consummate the transactions

                                      A-45

contemplated hereby are received, and until after receipt of written confirmation from FFBI that it is not aware of any fact or circumstance that would prevent completion of the Merger, and PROVIDED FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. PFSB's representations, warranties and covenants contained in this
Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 5.2.

         5.3 ACCESS AND INFORMATION.

                  (a) Upon reasonable notice, PFSB shall (and shall cause PFSB's
Subsidiaries to) afford FFBI and its representatives (including, without limitation, directors, officers and employees of FFBI and its affiliates and counsel, accountants and other professionals retained by FFBI) such reasonable access during normal business hours throughout the period prior to the Effective
Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to PFSB and PFSB's Subsidiaries as FFBI may reasonably request. Upon reasonable notice, FFBI shall (and shall cause First
Federal to) afford PFSB and its representatives (including, without limitation, directors, officers and employees of PFSB and its affiliates and counsel, accountants and other professionals retained by PFSB) such reasonable access during normal business hours throughout the period prior to the Effective Time to the executive officers of FFBI and First Federal and to such information regarding FFBI and its Subsidiaries as PFSB may reasonably request. No investigation by any party pursuant to this SECTION 5.3 shall affect or be deemed to modify any representation or warranty made by the other party in this
Agreement.

                  (b) From the date hereof until the Effective Time, PFSB shall, and shall cause PFSB's Subsidiaries to, promptly provide FFBI with (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of the Securities Act or the
Exchange Act, (ii) a copy of each report filed with federal or state banking regulators, (iii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of
Directors, (iv) a copy of each press release made available to the public and
(iv) all other information concerning its business, properties and personnel as
FFBI may reasonably request. Notwithstanding the foregoing, neither PFSB nor its
Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure relates to any party's compliance with this
Agreement or would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

                  (c) FFBI will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this
Agreement. Subject to the requirements of applicable

                                      A-46

law, FFBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION
5.3 unless such information (i) was already known to FFBI or an affiliate of
FFBI, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to FFBI or an affiliate of FFBI from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of PFSB or (iv) is or becomes readily ascertainable from published information or trade sources.

                  (d) From and after the date hereof, representatives of FFBI and PFSB shall meet on a regular basis to discuss and plan for the conversion of
PFSB's and its Subsidiaries' data processing and related electronic informational systems to those used by FFBI and its Subsidiaries with the goal of conducting such conversion simultaneously with the consummation of the Bank
Merger.

         5.4 APPLICATIONS; CONSENTS.

                  (a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all
Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. PFSB and FFBI shall furnish each other with all information concerning themselves, their respective subsidiaries, and their respective subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of FFBI, PFSB or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger. FFBI and PFSB shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to
FFBI and PFSB, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any
Governmental Entity pursuant to this SECTION 5.4(a).

                  (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

         5.5 ANTITAKEOVER PROVISIONS. PFSB and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt FFBI, First
Federal, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in PFSB's or its Subsidiaries' articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

                                      A-47

         5.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental
Entities, effecting all necessary registrations, applications and filings
(including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         5.7 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter PFSB and FFBI shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto; PROVIDED, HOWEVER, that nothing in this SECTION 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

         5.8 STOCKHOLDER MEETING. PFSB will submit to its stockholders this
Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, PFSB will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDER
MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. PFSB's Board of Directors will use all reasonable best efforts to obtain from PFSB's stockholders a vote approving this Agreement. Except as provided in this Agreement, (i) PFSB's Board of Directors shall recommend to
PFSB's stockholders approval of this Agreement, (ii) the Proxy Statement-
Prospectus shall include a statement to the effect that PFSB's Board of
Directors has recommended that PFSB's stockholders vote in favor of the approval of this Agreement and (iii) neither PFSB's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to FFBI, the recommendation of PFSB's Board of Directors that PFSB's stockholders vote in favor of approval of this
Agreement or make any statement in connection with the Stockholder Meeting inconsistent with such recommendation. Notwithstanding the foregoing, if PFSB's
Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the
Agreement to stockholders at the Stockholder Meeting it may submit the Agreement without recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the stockholders in the Proxy
Statement-Prospectus or an appropriate amendment or supplement thereto.

                                      A-48

         5.9 REGISTRATION OF FFBI COMMON STOCK.

                  (a) As promptly as reasonably practicable following the date hereof, FFBI shall prepare and file with the SEC a registration statement on
Form S-4 with respect to the issuance of FFBI Common Stock in the Merger (such
Form S-4, and any amendments or supplements thereto, the "REGISTRATION
STATEMENT"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the PFSB stockholders at the Stockholders
Meeting, which shall also constitute the prospectus relating to the shares of
FFBI Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY STATEMENT-PROSPECTUS").
PFSB will furnish to FFBI the information required to be included in the
Registration Statement with respect to its business and affairs and shall have the right to review and consult with FFBI and approve the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. FFBI shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the
Registration Statement effective as long as is necessary to consummate the
Merger and the transactions contemplated hereby. PFSB will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to PFSB's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. FFBI will advise PFSB, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the FFBI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at
any time prior to the Effective Time any information relating to FFBI or PFSB, or any of their respective affiliates, officers or directors, should be discovered by FFBI or PFSB which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-
Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by FFBI with the SEC and disseminated by PFSB to the stockholders of PFSB.

                  (b) FFBI shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of
PFSB and FFBI shall furnish all information concerning it and the holders of
PFSB Common Stock as may be reasonably requested in connection with any such action.

                  (c) Prior to the Effective Time, FFBI shall notify The Nasdaq
Stock Market of the additional shares of FFBI Common Stock to be issued by FFBI in exchange for the shares of PFSB Common Stock.

                                      A-49

         5.10 AFFILIATE LETTERS. PFSB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of PFSB under
Rule 145 of the Securities Act to deliver to FFBI as soon as practicable and prior to the mailing of the Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit C, providing that such person will comply with Rule 145.

         5.11 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which is reasonably likely to result in a Material Adverse Effect. Each of PFSB and FFBI shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this
Agreement.

         5.12 EMPLOYEE BENEFITS MATTERS.

                  (a) All persons who are employees of Palmyra Savings
immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the Effective Time, become employees of First Federal; PROVIDED, HOWEVER, that in no event shall any of Palmyra Savings' employees be officers of First
Federal, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of First Federal and that FFBI shall use reasonable efforts to offer a position to all employees of Palmyra Savings. Except for Continuing Employees
who enter into employment contracts with FFBI or First Federal, all of the
Continuing Employees shall be employed at the will of First Federal and no contractual right to employment shall inure to such employees because of this
Agreement.

                  (b) As of the Effective Time, FFBI shall make available
employer-provided health and other employee welfare benefit plans to each
Continuing Employee on the same basis as it provides such coverage to FFBI employees, except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar PFSB Employee Plan at the Effective Time.

                  (c) Each Continuing Employee shall be treated as a new
employee of FFBI for purposes of participation in FFBI's employee stock ownership plan and any defined benefit pension plan of FFBI or in which FFBI participates, provided, however, that with respect to such defined benefit pension plan Continuing Employees will receive credit for service with PFSB for purposes of vesting and determination of eligibility to participate, but not for accrual of benefits.

                                      A-50

                  (d) As soon as practicable following the date hereof but, in any event, prior to the Effective Time, Palmyra Savings shall take any and all action necessary to terminate its employee stock ownership plan (the "PALMYRA
ESOP") as of the Effective Time. The trustee of the Palmyra ESOP shall repay the existing loan of Palmyra ESOP and allocate any unallocated assets remaining after the loan is repaid in accordance with the terms of the Palmyra ESOP. Prior to any distributions to any participants in the Palmyra ESOP, the trustee for the Palmyra ESOP shall have received a favorable letter from the IRS related to the tax qualified status of the Palmyra ESOP upon termination.

                  (e) PFSB shall take such action to terminate the Palmyra
Savings Employees' Savings and Profit Sharing Plan not later than immediately prior to the Closing Date. Subject to receipt of a favorable determination letter from the IRS regarding the termination of such plan, distributions shall be made to participants as provided in the plan.

                  (f) The foregoing subparagraphs (d) and (e) notwithstanding,
FFBI agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the PFSB Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangement commitments or understandings described in PFSB's Disclosure Letter, including benefits which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

                  (g) On or before the Effective Time, PFSB shall pay annual bonuses for the year ending September 30, 2002 consistent with past practice as set forth in PFSB's Disclosure Letter; PROVIDED, HOWEVER, that if the Closing shall occur prior to September 30, 2002, such bonuses shall be based on net income of PFSB from October 1, 2001 through the end of the month prior to the month in which the Closing Date shall occur multiplied by a fraction, the numerator of which shall be the number of days from October 1, 2001 through and including the Closing Date and the denominator of which shall be the number of days from October 1, 2001 through and including the end of the month prior to the month in which the Closing Date shall occur.

         5.13 INDEMNIFICATION.

                  (a) From and after the Effective Time through the sixth
anniversary of the Effective Time, FFBI agrees to indemnify and hold harmless each present and former director and officer of PFSB and its Subsidiaries and each officer or employee of PFSB and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at PFSB's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses
(including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this
Agreement), whether asserted or claimed prior to, at or after the Effective
Time, as they are

                                      A-51

from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to
PFSB's certificate of incorporation and bylaws as in effect on the date of this
Agreement and to the fullest extent permitted by law.

                  (b) Any Indemnified Party wishing to claim indemnification under SECTION 5.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FFBI thereof, but the failure to so notify shall not relieve FFBI of any liability it may have hereunder to such
Indemnified Party if such failure does not materially and substantially prejudice FFBI.

                  (c) FFBI shall maintain PFSB's existing directors' and
officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by PFSB's existing policy, including FFBI's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Time; PROVIDED, HOWEVER, that in no event shall FFBI be obligated to expend, in order to maintain or provide insurance coverage pursuant to this SECTION 5.13(c), an amount per annum in excess of 150% of the amount of the annual premiums paid by PFSB as of the date hereof for such insurance ("MAXIMUM INSURANCE AMOUNT"); PROVIDED FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, FFBI shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum
Insurance Amount.

                  (d) In the event FFBI or any of its successors or assigns (i)
consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of FFBI assume the obligations set forth in this SECTION 5.13.

                  (e) The provisions of this SECTION 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

         5.14 SECTION 16 MATTERS. Prior to the Effective Time, PFSB and FFBI
shall take all such steps as may be required to cause any dispositions of PFSB
Common Stock (including derivative securities with respect to PFSB Common Stock)
or acquisitions of FFBI Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PFSB to be exempt under Rule 16b-3 promulgated under the Exchange Act. PFSB agrees to promptly furnish FFBI with all requisite information necessary for FFBI to take the actions contemplated by this SECTION 5.14.

                                      A-52

         5.15 DIVIDENDS. After the date of this Agreement, PFSB shall declare and pay dividends on the PFSB Common Stock on a quarterly basis and each of FFBI and PFSB shall coordinate with the other the payment of dividends with respect to the FFBI Common Stock and the PFSB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of FFBI Common Stock and PFSB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of FFBI Common Stock and/or PFSB Common Stock or any shares of FFBI Common Stock that any such holder receives in exchange for such shares of PFSB Common Stock in the Merger.

         5.16 BOARD OF DIRECTORS; ADVISORY BOARD.

                  (a) FFBI shall take all action necessary to appoint one member of PFSB's Board of Directors, selected by FFBI after consultation with PFSB, for a term ending in 2005, to the Boards of Directors of FFBI and First Federal
Bank, effective immediately following the Effective Time.

                  (b) For a period of one year from the Effective Time or such longer time as FFBI in its sole discretion shall determine, FFBI shall maintain a Missouri advisory board for the purpose of advising FFBI on its Missouri operations and generating additional business contacts for FFBI in Missouri.
Each director of PFSB as of the Effective Time, other than the person selected to serve on FFBI's Board of Directors, shall be invited to serve on the Missouri advisory board. Each advisory director shall be paid $100 per month.

                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement shall have been
approved by the requisite vote of PFSB's stockholders in accordance with applicable laws and regulations.

                  (b) REGULATORY APPROVALS. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;
PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would reasonably be likely to have or result in a Material Adverse Effect on FFBI and its Subsidiaries after the
Effective Time.

                  (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall

                                      A-53

have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

                  (d) REGISTRATION STATEMENT; BLUE SKY LAWS. The Registration
Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the
Registration Statement, and FFBI shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

                  (e) THIRD PARTY CONSENTS. FFBI and PFSB shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on FFBI (after giving effect to the consummation of the transactions contemplated hereby).

                  (f) TAX OPINIONS. FFBI and PFSB shall have received opinions of Muldoon Murphy & Faucette LLP and Jenkins & Gilchrist, A Professional
Corporation, respectively, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to PFSB and FFBI, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the
Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC, (ii) FFBI and PFSB will each be a party to that reorganization within the meaning of
Section 368(b) of the IRC and (iii) except to the extent of any cash received in lieu of a fractional share interest in FFBI Common Stock, no gain or loss will be recognized by the stockholders of PFSB who exchange their PFSB Common Stock for FFBI Common Stock pursuant to the Merger. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of FFBI, PFSB and others.

         6.2 CONDITIONS TO THE OBLIGATIONS OF FFBI. The obligations of FFBI to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by FFBI:

                  (a) PFSB'S REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties of PFSB contained in SECTIONS 3.2(a) (except as relates to qualification), (b) (except as relates to qualification), (c), (d),
(e)(i) and (ii), (y) and (gg) of this Agreement shall be true and correct
(except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of
PFSB contained in this Agreement

                                      A-54

(including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on
PFSB.

                  (b) PERFORMANCE OF PFSB'S OBLIGATIONS. PFSB shall have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                  (c) OFFICERS' CERTIFICATE. FFBI shall have received a
certificate signed by the chief executive officer and the chief financial or principal accounting officer of PFSB to the effect that the conditions set forth in SECTIONS 6.2(a) and (b) have been satisfied.

         6.3 CONDITIONS TO THE OBLIGATIONS OF PFSB. The obligations of PFSB to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by PFSB:

                  (a) FFBI'S REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties of FFBI contained in SECTIONS 3.3(a) (except as relates to qualification), (b) (except as relates to qualification), (c), (d),
(e)(i) and (ii), and (r) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the
Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of FFBI contained in this Agreement (including the representations and warranties set forth in the
Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a
Material Adverse Effect on FFBI.

                  (b) PERFORMANCE OF FFBI'S OBLIGATIONS. FFBI shall have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                  (c) OFFICERS' CERTIFICATE. PFSB shall have received a
certificate signed by the chief executive officer and the chief financial or principal accounting officer of FFBI to the effect that the conditions set forth in SECTIONS 6.3(a) and (b) have been satisfied.

                  (d) DEPOSIT OF MERGER CONSIDERATION. FFBI shall have deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration.

                                   ARTICLE VII
                                   TERMINATION

         7.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

                                      A-55

                  (a) by the mutual written consent of FFBI and PFSB; or

                  (b) by either FFBI or PFSB, in the event of the failure of
PFSB's stockholders to approve the Agreement at the Stockholder Meeting;
PROVIDED, HOWEVER, that PFSB shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 5.8; or

                  (c) by either FFBI or PFSB, if either (i) any approval,
consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii)
any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

                  (d) by either FFBI or PFSB, in the event that the Merger is not consummated by March 31, 2003, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;
or

                  (e) by either FFBI or PFSB (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this
Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in SECTIONS
6.2(a) and (b) or SECTIONS 6.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or

                  (f) by FFBI, if the Board of Directors of PFSB does not
publicly recommend in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Proxy
Statement-Prospectus that stockholders approve and adopt this Agreement, the
Board of Directors of PFSB withdraws, qualifies or revises such recommendation in any respect materially adverse to FFBI; or

                  (g) by PFSB, at any time during the seven-day period
commencing on the last day of the Measurement Period, if both of the following conditions are satisfied:

                           (i) The FFBI Price shall be less than $13.09; and

                           (ii) (A) the quotient obtained by dividing the FFBI
Price by $17.45 (such number being referred to herein as the "FFBI RATIO") shall be less than (B) the quotient obtained by dividing the Index Value on the last day of the Measurement Period by the Index Value on the date of this Agreement and subtracting 0.15 from such quotient (such number being

                                      A-56

referred to herein as the "INDEX RATIO"); subject, however, to the following three sentences. If PFSB elects to exercise its termination right pursuant to this SECTION 7.1(g), it shall give prompt written notice to FFBI; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned seven-day period. During the five-day period commencing with its receipt of such notice, FFBI shall have the option to elect to increase the
Exchange Ratio to equal (rounded to the nearest one-thousandth) the lesser of
(i) the quotient obtained by dividing (A) the product of $13.09 and the Exchange
Ratio (as then in effect) by (B) the FFBI Price, and (ii) the quotient obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the FFBI Ratio. If FFBI makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to PFSB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this SECTION 7.1(g) and this
Agreement shall remain in effect in accordance with its terms (except as the
Exchange Ratio shall have been so modified), and any references in this
Agreement to the Exchange Ratio shall thereafter be deemed to refer to the
Exchange Ratio as adjusted pursuant to this SECTION 7.1(g).

         For purposes of SECTION 7.1(g), the following terms shall have the meanings indicated:

                  "INDEX" shall mean the SNL Index of Thrifts with Assets less than $250 million.

                  "INDEX VALUE" on a given date shall mean the value of the
Index.

         If FFBI declares or effects a stock dividend, reclassification, recapitalization, split-up, combination or exchange of shares of similar transaction between the date of this Agreement and the last day of the
Measurement Period, the prices for FFBI Common Stock shall be appropriately adjusted for the purposes of applying this SECTION 7.1(g).

         7.2 TERMINATION FEE.

                  (a) If FFBI terminates this Agreement pursuant to SECTION
7.1(f), then PFSB shall make payment to FFBI of a termination fee in the amount of $250,000. Such amount shall be paid by wire transfer of immediately available funds within two business days following such termination. If within 12 months after such termination, PFSB shall consummate or enter into any agreement with respect to an Acquisition Proposal, then PFSB shall make payment to FFBI of an additional termination fee in the amount of $175,000. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

                  (b) If this Agreement is terminated by (i) FFBI pursuant to
SECTION 7.1(e) where the breach giving rise to such termination was willful or
(ii) either party pursuant to SECTION 7.1(b), and in any such case an
Acquisition Proposal has been publicly announced, disclosed or communicated or made known to the senior management or Board of Directors of PFSB at any time after the date of this Agreement and prior to the date of the Stockholders
Meeting, in the case of clause (ii), or the date of termination, in the case of clause (i), then PFSB shall make payment to FFBI of a termination fee in the amount of $425,000 if within 12 months

                                      A-57

after such termination, PFSB shall consummate or enter into any agreement with respect to an Acquisition Proposal. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

                  (c) Notwithstanding anything herein to the contrary, in no event shall the aggregate amount that PFSB must pay to FFBI pursuant to SECTIONS
7.2(a) and (b) exceed $425,000.

         7.3 EFFECT OF TERMINATION. In the event of termination of this
Agreement by either FFBI or PFSB as provided in SECTION 7.1, this Agreement shall forthwith become void and, subject to SECTION 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) SECTIONS 5.3(c), 7.2, and 8.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS

         8.1 INTERPRETATION. When a reference is made in this Agreement to
Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include,"
"includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

         8.2 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including SECTION 5.13 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

         8.3 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of PFSB, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of PFSB Common Stock or contravene any provision of the MGBCL, the DGCL or the federal banking laws, rules and regulations.

                                      A-58

         8.4 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         8.5 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

         8.6 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with the filing, printing and mailing of the Proxy Statement-Prospectus and Registration Statement shall be shared equally by FFBI and PFSB.

         8.7 NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice
(in accordance with this provision) to the other party hereto.

                  If to FFBI, to:

                                 First Federal Bancshares, Inc.
                                 109 East Depot Street
                                 Colchester, Illinois 62326
                                 Facsimile: (309) 776-3227
                                 Attention: James J. Stebor

                  With a copy to:

                                 Muldoon Murphy & Faucette LLP
                                 5101 Wisconsin Avenue, NW
                                 Washington, DC 20016
                                 Facsimile: (202) 966-9409
                                 Attention: Paul M. Aguggia, Esq.

                  If to PFSB, to:

                                 PFSB Bancorp, Inc.
                                 123 W. Lafayette Street
                                 Palmyra, Missouri 63461
                                 Facsimile: (573) 769-2137
                                 Attention: Eldon R. Mette

                                      A-59

                  With a copy to:

                                 Jenkens & Gilchrist, A Professional Corporation
                                 1919 Pennsylvania Avenue, N.W.
                                 Suite 600
                                 Washington, DC 20006
                                 Facsimile: (202) 326-1555
                                 Attention: Kip A. Weissman, Esq.

         8.8 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure
Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTION
5.13, which confers rights on the parties described therein, nothing in this
Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.9 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

                                      A-60

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized officers as of the date first above written.

                                       FIRST FEDERAL BANCSHARES, INC.

                                       By: /s/ James J. Stebor
                                           -------------------------------------
                                           James J. Stebor
                                           President and Chief Executive Officer

                                       PFSB BANCORP, INC.

                                       By: /s/ Eldon R. Mette
                                           -------------------------------------
                                           Eldon R. Mette
                                           President and Chief Executive Officer

                                      A-61

                                                                      Appendix B

RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants

                                                                 October 2, 2002

Board of Directors
PFSB Bancorp, Inc.
123 West Lafayette Street
Palmyra, Missouri  63461

Members of the Board:

         You have requested RP Financial, LC. ("RP Financial") to provide you with its opinion as to the fairness from a financial point of view to the shareholders of PFSB Bancorp, Inc., Palmyra, Missouri ("PFSB"), the savings and loan holding company for Palmyra Savings ("Palmyra Savings"), of the Agreement
and Plan of Merger (the "Agreement") dated June 4, 2002, by and among PFSB and
First Federal Bancshares, Inc. ("FFBI"), whereby at the Effective Time PFSB will merge with FFBI pursuant to which the PFSB shareholders will receive cash and stock of FFBI (the "Merger"), as described below. The Agreement, inclusive of exhibits, is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the
Agreement.

SUMMARY DESCRIPTION OF MERGER CONSIDERATION
-------------------------------------------

         At the Effective Time, each issued outstanding share of PFSB Common
Stock issued and outstanding, other than Excluded Shares (dissenters' shares or shares of PFSB Common Stock owned by FFBI), shall become and be converted into either (1) the right to receive $21.00 in cash without interest (the "Cash
Consideration") or (2) the number of shares of FFBI Common Stock equal to the
Exchange Ratio, as defined below (the "Stock Consideration"). The Cash
Consideration and the Stock Consideration are sometimes referred to collectively herein as the "Merger Consideration". The Exchange Ratio shall be equal (rounded to the nearest one-thousandth) to (A) 1.368 if the FFBI price is $13.05 or less,
(B) the result obtained by dividing $17.85 by the FFBI price if the FFBI price is greater than $13.05 and less than $14.79, (C) 1.207 if the FFBI price is
$14.79 or more and less than $20.01 or (D) the result obtained by dividing
$24.15 by the FFBI price if the FFBI price is $20.01 or more. No fractional shares of FFBI Common Stock will be issued and instead will receive cash
(rounded to the nearest whole cent) determined by multiplying such fraction by the average sales price of FFBI Common Stock on the Nasdaq National Market during the last 10 trading days prior to the Effective Time. Each holder of PFSB
Common Stock shall be provided the opportunity to elect to receive the Cash
Consideration, the Stock Consideration or a mix of the Cash Consideration and
the Stock Consideration, provided that 50% of the total number of shares of PFSB
Common Stock (excluding canceled shares and Dissenters' Shares) shall be converted into the Stock

--------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center                                         Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210                      Fax No.: (703) 528-1788
Arlington, VA 22209                                Toll-Free No.: (866) 723-0594
www.rpfinancial.com                                 E-Mail: mail@rpfinancial.com

                                      B-1

BOARD OF DIRECTORS
OCTOBER 2, 2002

Consideration and the remaining shares of PFSB Common Stock shall be converted into the Cash Consideration, and in no event will the amount of Stock
Consideration be less than 45% of the total Merger Consideration for federal income tax purposes. As of the Effective Time, each Excluded Share, other than
Dissenters Shares, shall be canceled for no exchange or payment made. All shares of PFSB Common Stock which are held in the treasury of PFSB or by any direct or indirect subsidiary of PFSB shall be canceled. As of the date of the Agreement, there were 418,195 shares of PFSB Common Stock issued and outstanding.

         At the Effective Time, each outstanding option to purchase shares of
PFSB Common Stock ("PFSB Option") issued and outstanding pursuant to PFSB's 2000
Stock-Based Incentive Plan ("SBIP"), shall be converted into an option to purchase shares of FFBI Common Stock ("Converted Options") as follows: (1) the aggregate number of shares of FFBI Common Stock issuable after the Effective
Time shall be equal to the product of the Exchange Ratio multiplied by the number of shares of PFSB Common Stock issuable upon exercise of the PFSB Option immediately prior to the Effective Time, rounded to the nearest whole share of
FFBI Common Stock; and (2) the exercise price per share of each converted PFSB
Option shall be the quotient of the exercise price of such PFSB Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent. All Converted Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the PFSB Options that they replace. As of the date of the Agreement, there were
41,613 granted PFSB Options.

         At the Effective Time, each restricted share of PFSB Common Stock awarded under the SBIP, whether or not vested or subject to other restrictions at the Effective Time, shall be converted into the right to receive the Merger
Consideration.

         Prior to the Effective Time, PFSB will terminate the Palmyra Savings
Employee Stock Ownership Plan ("ESOP") and the ESOP trustee shall repay the existing loan and allocate any unallocated shares to the ESOP participants after the loan has been repaid.

         PFSB may terminate the Merger at any time during the seven-day period commencing on the last day of the Measurement Period (i.e., the 10 consecutive trading days ending on the date of the Stockholder Meeting or the date on which the Office of Thrift Supervision approves the Merger, whichever occurs later), if both of the following conditions are satisfied:

         (1) The FFBI Price is less than $13.05; and

         (2) (A) the quotient obtained by dividing the FFBI Price by $17.40 (the
             "FFBI Ratio") shall be less than (B) the quotient obtained by dividing the value of the SNL Index of Thrifts with Assets less than $250 million (the "Index Value") on the last day of the
             Measurement Period by the Index Value on the date of the Agreement and subtracting 0.15 from such quotient (the "Index Ratio"). If
             PFSB properly elects to exercise its termination right, FFBI shall have the option to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (A) the product of $13.05 and the Exchange Ratio (as then in effect) by (B) the FFBI price, and (ii) the quotient obtained by dividing (A)

                                      B-2

BOARD OF DIRECTORS
OCTOBER 2, 2002

             the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the FFBI Ratio, thereby keeping the Agreement in effect.

RP FINANCIAL BACKGROUND AND EXPERIENCE
--------------------------------------

         RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of insured financial institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, mutual-to-stock conversions of thrift institutions, and business valuations for financial institutions for other purposes. As specialists in the valuation of securities of insured financial institutions, RP
Financial has experience in, and knowledge of, the markets for the securities of such institutions, including institutions operating in the midwest U.S., including Missouri and Illinois.

MATERIALS REVIEWED
------------------

         In rendering this opinion, RP Financial reviewed the following material: (1) the Agreement, dated June 4, 2002, including exhibits; (2) the following information for PFSB - (a) the annual audited financial statements for the fiscal years ended September 30, 1999, 2000 and 2001 included in the Annual
Report for the respective years, (b) shareholder, regulatory and internal financial and other reports through June 30, 2002, (c) the mutual-to-stock conversion Prospectus dated February 11, 1999, (d) the annual shareholder proxy statements for the last three fiscal years, and (e) other securities filings;
(3) the following information for FFBI - (a) the annual audited financial statements for the fiscal years ended December 31, 2000 and 2001 and fiscal year ended February 28, 2000, included in the Annual Report and other securities filings, (b) shareholder, regulatory and internal financial and other reports through June 30, 2002, (c) the Prospectus, dated July 11, 2000, and the
Prospectus Supplement, dated September 8, 2000, (d) the annual shareholder proxy statements for the last two fiscal years since FFBI's completion of mutual-to-stock conversion on September 27, 2000, and (e) other securities filings; (4) discussions with management of PFSB and FFBI regarding the past and current business, operations, financial condition, and future prospects of both institutions; (5) an analysis of the pro forma value of alternative strategies for PFSB as an independent institution; (6) the competitive, economic and demographic characteristics nationally, regionally and in the local market area;
(7) the potential impact of regulatory and legislative changes on financial institutions; (8) the financial terms of other recently completed and pending acquisitions of thrifts in Missouri, regionally and nationally with similar characteristics as PFSB; (9) FFBI's financial condition as of June 30, 2002 regarding the perceived financial ability to complete the Merger from a cash and capital perspective; (10) the estimated pro forma financial impact of the Merger to FFBI and the pro forma per share data and the pro forma pricing ratios based on FFBI's current market price, incorporating the potential effect of purchase accounting and anticipated Merger synergies; and (11) the prospective strategic benefits of the Merger to PFSB, including, but not limited to, expanded market area across state lines, enhanced delivery channels, broadened products and services including commercial lending and checking, increased stock liquidity, expanded management team, the opportunity to realize cost reductions and increased platform for future expansion.

                                      B-3

BOARD OF DIRECTORS
OCTOBER 2, 2002

         In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning
PFSB and FFBI furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. PFSB and FFBI did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of PFSB or FFBI.

         RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger as set forth in the
Agreement to be consummated. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on FFBI that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Agreement.

OPINION
-------

         It is understood that this letter is directed to the Board of Directors of PFSB in its consideration of the Agreement, and does not constitute a recommendation to any shareholder of PFSB as to any action that such shareholder should take in connection with the Agreement, or otherwise.

         It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

         It is understood that this opinion may be included in its entirety in any communication by PFSB or its Board of Directors to the stockholders of PFSB.
It is also understood that this opinion may be included in its entirety in any regulatory filing by PFSB or FFBI, and that RP Financial consents to the summary of this opinion in the proxy materials of PFSB, and any amendments thereto.
Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial's prior written consent.

         Based upon and subject to the foregoing, and other such matters we consider relevant, it is RP Financial's opinion that, as of the date hereof, the
Merger Consideration to be received by the holders of PFSB Common Stock, as described in the Agreement, is fair to such shareholders from a financial point of view.

                                                         Respectfully submitted,

                                                         RP FINANCIAL, LC.

                                                         /s/ RP Financial, LC.

                                      B-4

                                                                      APPENDIX C

                            MISSOURI REVISED STATUTES
                                   CHAPTER 351
                        GENERAL AND BUSINESS CORPORATIONS
                                 SECTION 351.455

         1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

         2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

         3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

         4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                                                                      APPENDIX D

         THIS APPENDIX CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE
MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL
FACTS, RATHER STATEMENTS BASED ON FIRST FEDERAL BANCSHARES, INC.'S CURRENT
EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES, INTENDED RESULTS AND FUTURE
PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS,"
"BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

         MANAGEMENT'S ABILITY TO PREDICT RESULTS OR THE EFFECT OF FUTURE PLANS
OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS WHICH COULD AFFECT ACTUAL RESULTS
INCLUDE INTEREST RATE TRENDS, THE GENERAL ECONOMIC CLIMATE IN THE MARKET AREA IN
WHICH FIRST FEDERAL BANCSHARES, INC. OPERATES, AS WELL AS NATIONWIDE, FIRST
FEDERAL BANCSHARES, INC.'S ABILITY TO CONTROL COSTS AND EXPENSES, COMPETITIVE
PRODUCTS AND PRICING, LOAN DELINQUENCY RATES AND CHANGES IN FEDERAL AND STATE
LEGISLATION AND REGULATION. THESE FACTORS SHOULD BE CONSIDERED IN EVALUATING THE
FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH
STATEMENTS. FIRST FEDERAL BANCSHARES, INC. ASSUMES NO OBLIGATION TO UPDATE ANY
FORWARD-LOOKING STATEMENTS.

            DESCRIPTION OF BUSINESS OF FIRST FEDERAL BANCSHARES, INC.

GENERAL

         First Federal Bancshares, Inc., ("FFBI") was organized as a Delaware business corporation in 2000 to be the savings and loan holding company for
First Federal Bank ("First Federal") in connection with the conversion of First
Federal from mutual to stock form of ownership. The conversion was completed on
September 27, 2000. FFBI has no significant assets, other than all of the outstanding shares of First Federal and the portion of the net proceeds it retained from its initial public offering, and no significant liabilities.
Accordingly, the following information, including the consolidated financial statements and related financial data, relates primarily to First Federal.

         First Federal operates as a community-oriented financial institution, specializing in the acceptance of retail deposits from the general public in the areas surrounding its six full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate loans. The principal lending activity of First Federal is the origination of mortgage loans for the purpose of purchasing or refinancing one- to four-family residential property. First Federal also originates multi-family and commercial real estate loans, residential construction loans, commercial business loans and a variety of consumer loans. First Federal originates loans primarily for long-term investment purposes. First Federal also invests in mortgage-backed securities, securities issued by the U.S. Government and state and local governments, and other permissible investments. First Federal's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investments. First Federal's primary sources of funds are deposits, principal and interest payments on loans and investments and advances from the Federal Home Loan Bank of Chicago.

MARKET AREA

         First Federal conducts business in west central Illinois from its home office in Colchester (McDonough County), its two branch offices in Quincy (Adams
County) and its branch offices located in Mt. Sterling (Brown County) and Macomb and Bushnell (McDonough County). First Federal's primary deposit gathering and lending area is concentrated in the communities surrounding its six banking offices and, to a lesser extent, in the surrounding counties.

         The market area served by First Federal is generally rural and has an agriculturally-based economy. Adams County, which is home to the city of Quincy, is a regional population and employment center for west central Illinois. Quincy has a diverse employment base and serves as a center for education, healthcare and related services.

COMPETITION

         First Federal faces intense competition for the attraction of deposits and origination of loans in its market area. Its most direct competition for deposits has historically come from the several financial institutions operating in First Federal's market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. While those entities still provide a significant source of competition for deposits, First Federal also currently faces significant competition for deposits from the mutual fund industry as customers seek alternative sources of investment for their funds. In this regard, First Federal also faces competition for investors' funds from their direct purchase of short-term money market securities and other corporate and government securities. First Federal's competition for loans comes primarily from financial institutions in its market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers.
Additionally, competition for loans may increase due to the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies. First
Federal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry,

                                      D-1

allowed banks to expand their geographic reach by providing services over the
Internet and made it possible for non- depository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-
Bliley Act, which permits affiliation among banks, securities firms and insurance companies, also will change the competitive environment in which First
Federal conducts business. Some of the institutions with which First Federal competes are significantly larger than First Federal and, therefore, have significantly greater resources. Competition for deposits and the origination of loans could limit First Federal's growth in the future.

LENDING ACTIVITIES

         GENERAL. First Federal's loan portfolio primarily consists of one- to four-family mortgage loans. To a lesser degree, First Federal's loan portfolio also includes multi-family and commercial real estate loans, residential construction loans, commercial business loans and a variety of consumer loans.
Most of First Federal's borrowers are located in the counties where its branches are located and in the surrounding counties.

         First Federal's loans are subject to federal laws and regulations.
Interest rates charged by First Federal on loans are affected principally by
First Federal's current asset/liability strategy, the demand for various types of loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the
Federal Reserve Board, legislative tax policies and governmental budgetary matters.

                                       D-2

         LOAN PORTFOLIO ANALYSIS. The following table presents the composition of First Federal's loan portfolio at the dates indicated. First Federal had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.

                                              AT DECEMBER 31,                               AT FEBRUARY 29/28,
                                 --------------------------------------  ----------------------------------------------------------
                                        2001                2000                2000               1999                 1998
                                 ------------------  ------------------  ------------------  ------------------  ------------------
                                           PERCENT             PERCENT             PERCENT             PERCENT             PERCENT
                                  AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                                                                      (DOLLARS IN THOUSANDS)

Real estate loans:
  One- to four-family .......... $ 75,904     66.98% $ 81,630     70.32%   80,383     70.52% $ 76,452     74.76% $ 77,203     72.99%
  Multi-family and commercial ..   19,973     17.62    15,767     13.58    15,580     13.67    12,767     12.49    14,922     14.11
  Construction .................      439      0.39       964      0.83     1,675      1.47       645      0.63     1,912      1.81
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total real estate loans ....   96,316     84.99    98,361     84.73    97,638     85.66    89,864     87.88    94,037     88.91
Commercial loans ...............    5,684      5.02     5,281      4.55     3,885      3.41       532      0.52       469      0.44
Consumer and other loans:
  Automobile ...................    5,055      4.46     5,599      4.82     5,874      5.15     5,658      5.53     5,061      4.78
  Home improvement .............    2,270      2.00     2,491      2.15     2,434      2.14     2,276      2.23     2,513      2.38
  Share loans ..................      931      0.82     1,004      0.87       783      0.68       787      0.77       707      0.67
  Other ........................    3,068      2.71     3,347      2.88     3,379      2.96     3,141      3.07     2,984      2.82
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total consumer and other
      loans ....................   11,324      9.99    12,441     10.72    12,470     10.93    11,862     11.60    11,265     10.65
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
    Total loans ................  113,324    100.00%  116,083    100.00%  113,993    100.00%  102,258    100.00%  105,771    100.00%
                                           ========            ========            ========            ========            ========
Less:
  Deferred loan origination
    fees and discounts .........      121                 108                  92                  33                 (25)
  Allowance for loan losses ....     (534)               (572)               (483)               (457)               (486)
                                 --------            --------            --------            --------            --------
    Total loans, net ........... $112,911            $115,619            $113,602            $101,834            $105,260
                                 ========            ========            ========            ========            ========

                                       D-3

         The following table presents certain information at December 31, 2001 regarding the dollar amount of loans maturing in First Federal's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.

                                                                             AT DECEMBER 31, 2001
                                                    ------------------------------------------------------------------------
                                                                MULTI-
                                                    ONE- TO   FAMILY AND
                                                     FOUR-    COMMERCIAL                                             TOTAL
                                                    FAMILY    REAL ESTATE  CONSTRUCTION   CONSUMER    COMMERCIAL     LOANS
                                                   --------   -----------  ------------   --------    ----------    --------
                                                                                (IN THOUSANDS)

Amounts due in:
   One year or less ..........................     $  1,974     $    680     $    351     $  1,669     $  2,140     $  6,814
   More than one year to three years .........       11,147        8,846           --        3,492        2,488       25,973
   More than three years to five years .......        6,791        3,664           --        4,853          845       16,153
   More than five years to 10 years ..........        4,824        2,292           --        1,310          211        8,637
   More than 10 years to 20 years ............       25,143        2,808           --           --           --       27,951
   More than 20 years ........................       26,025        1,683           88           --           --       27,796
                                                   --------     --------     --------     --------     --------     --------
      Total amount due .......................     $ 75,904     $ 19,973     $    439     $ 11,324     $  5,684     $113,324
                                                   ========     ========     ========     ========     ========     ========

         Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give First Federal the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

         The following table presents the dollar amount of all loans due after
December 31, 2002, which have fixed interest rates and floating or adjustable interest rates.

                                                                   DUE AFTER DECEMBER 31, 2002
                                                                ----------------------------------
                                                                 FIXED      ADJUSTABLE     TOTAL
                                                                --------    ----------    --------
                                                                         (IN THOUSANDS)

Real estate loans:
   One- to four-family ....................................     $ 18,035     $ 55,895     $ 73,930
   Multi-family and commercial ............................        9,144       10,149       19,293
   Construction ...........................................           --           88           88
                                                                --------     --------     --------
      Total real estate loans .............................       27,179       66,132       93,311
Consumer loans ............................................        9,655           --        9,655
Commercial loans ..........................................        2,116        1,428        3,544
                                                                --------     --------     --------
      Total loans .........................................     $ 38,950     $ 67,560     $106,510
                                                                ========     ========     ========

         ONE- TO FOUR-FAMILY REAL ESTATE LOANS. First Federal's residential mortgage loans are primarily structured as either one-year adjustable-rate mortgage loans or five-year balloon loans. The loan fees charged, interest rates and other provisions of First Federal's mortgage loans are determined by First
Federal on the basis of its own pricing criteria and market conditions.

         First Federal's adjustable-rate mortgage loans are based on an amortization schedule that ranges from 10 to 30 years. Interest rates and payments on First Federal's adjustable-rate mortgage loans generally are adjusted annually after one year based on the Federal Housing Finance Board's national average mortgage contract rate for major lenders on the purchase of previously occupied homes. The maximum amount by which the interest rate may be increased or decreased on First Federal's adjustable-rate mortgage loans is 2%
per year and the lifetime interest rate cap is generally 5% over the initial interest rate of the loan. First Federal qualifies the borrower based on the borrower's ability to repay the loan based on the maximum interest rate at the first adjustment. The terms and conditions of the adjustable-rate mortgage loans offered by First Federal, including the index for interest rates, may vary from time to time.

                                       D-4

         First Federal's balloon loans have a five-year term and payments based on an amortization schedule of up to 30 years. The interest rate on First
Federal's balloon loans is fixed for the term of the loan. First Federal typically notifies the borrower in writing 30 days before the end of the loan term of the maturity of the loan and that the loan must be repaid or the term extended. In most instances, a new rate is negotiated to meet market conditions and an extension of the loan is executed for another five-year term with an amortization schedule equal to the original amortization term less the prior balloon term(s). First Federal generally does not extend the loan if the borrower is delinquent or has had a poor payment history.

         First Federal also offers 30-year fixed rate mortgage loans through the
Federal Home Loan Bank's Mortgage Partnership Finance Program. Through this program, mortgage loans are funded and owned by the Federal Home Loan Bank and serviced by First Federal. At December 31, 2001, First Federal was servicing 73 loans totaling $5.0 million originated through the Mortgage Partnership Finance
Program.

         Most loans originated by First Federal conform to Fannie Mae and
Freddie Mac underwriting standards. However, First Federal also originates residential mortgage loans that are not originated in accordance with the purchase requirements of Freddie Mac or Fannie Mae. Although such loans satisfy
First Federal's underwriting requirements, they are considered "non-conforming"
because they do not satisfy collateral requirements, income and debt ratios, acreage limits, insurance requirements or various other requirements imposed by
Freddie Mac and Fannie Mae. Accordingly, First Federal's non-conforming loans could be sold only after incurring certain costs and/or discounting the purchase price. First Federal, however, currently does not intend to sell its loans.
First Federal has historically found that its origination of non-conforming loans has not resulted in high amounts of non-performing loans. In addition,
First Federal believes that these loans satisfy a need in First Federal's local community. As a result, First Federal intends to continue to originate non-conforming loans.

         Adjustable-rate mortgage loans help reduce First Federal's exposure to changes in interest rates. The retention of balloon loans in First Federal's loan portfolio, which through the use of extension agreements function like adjustable- rate mortgage loans, also helps reduce First Federal's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable-rate mortgage loans make First Federal's asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, First Federal has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in First
Federal's cost of funds during periods of rising interest rates. First Federal believes these risks, which have not had a material adverse effect on First
Federal to date, are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

         At December 31, 2001 First Federal had 3 and 36 loans originated through the Affordable Housing Loan Program and the Community Home Buyer
Program, respectively.

         MULTI-FAMILY AND COMMERCIAL REAL ESTATE LOANS. Most of the multi-family loans and commercial real estate loans originated by First Federal are five-year balloon loans with payments based on an amortization schedule of up to 20 years.
Generally, the maximum loan-to-value ratio for a multi-family or commercial real estate loan is 75%. First Federal requires written appraisals prepared by an approved independent appraiser of all properties located in Quincy, Illinois securing multi-family or commercial real estate loans in amounts over $50,000 and all properties located in the remainder of First Federal's market area securing multi-family or commercial real estate loans in amounts over $5,000.

         At December 31, 2001, First Federal's largest multi-family loan had a balance of $448,000 and was secured by a mortgage on an eight-duplex complex. At
December 31, 2001, this loan was performing according to its original terms. At
December 31, 2001, First Federal's commercial real estate loans were secured by a variety of properties, including retail and small office properties, farmland and churches. At December 31, 2001, First Federal's largest commercial real estate loan had an outstanding balance of $2.2 million. The loan is secured by a retail shopping center complex. At December 31, 2001, this loan was performing according to its original terms.

         Multi-family and commercial real estate lending affords First Federal an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one-
to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. First Federal seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to
75% for multi-family and commercial real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of

                                       D-5

the collateral and the management of the property securing the loan. First
Federal also attempts to minimize credit risk by lending almost solely on local properties to businesses with which First Federal is familiar. First Federal conducts a visual inspection for possible environmental compliance concerns and requires an environmental audit with respect to manufacturing facilities securing any loan over $200,000 and any other property where the inspection discloses possible problems. First Federal also generally obtains personal loan guarantees from financially capable parties.

         RESIDENTIAL CONSTRUCTION LOANS. First Federal originates construction loans to professional builders and to individuals for the construction and acquisition of personal residences. Most of First Federal's construction loans are made to individuals. First Federal's construction loans generally provide for the payment of interest only during the construction phase, which is usually six months. In the case of loans to individuals, at the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 80%.

         Before making a commitment to fund a construction loan, First Federal requires an appraisal of the property by a licensed appraiser. First Federal also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion.

         Construction lending generally involves a higher degree of risk than single-family permanent mortgage lending because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. Additional risk often exists because of the inherent difficulty in estimating both a property's value and the estimated cost of the property. If the estimate of construction cost proves to be inaccurate, First Federal may be required to advance funds beyond the amount originally committed to protect the value of the property. If the estimate of value upon completion proves to be inaccurate, First Federal may be confronted with a property whose value is insufficient to assure full repayment. First Federal has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties, limiting loans to builders for speculative construction projects and by having all construction loans to individuals convert to permanent mortgage loans at the end of the construction phase. It is also First
Federal's general policy to obtain regular financial statements and tax returns from builders so that it can monitor their financial strength and ability to repay.

         COMMERCIAL BUSINESS LOANS. First Federal offers a variety of commercial lending products that include term loans for equipment financing, term loans for business acquisitions, inventory financing and revolving lines of credit. In most cases, fixed-rate loans have terms up to 5 years and are fully amortizing.
Revolving lines of credit generally will have adjustable rates of interest and are governed by a borrowing base certificate, payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are generally indexed to the prime rate as published in THE
WALL STREET JOURNAL. Furthermore, as circumstances warrant, First Federal may utilize a loan agreement for commercial loans.

         In making commercial business loans, First Federal considers a number of factors, including the financial condition of the borrower, the nature of the borrower's business, economic conditions affecting the borrower, First Federal's market area, the management experience of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the collateral. Commercial loans are generally secured by a variety of collateral, including equipment, inventory and accounts receivable, and supported by personal guarantees.

         Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are larger in amount and of higher risk and typically are made on the basis of the borrower's ability to repay the loan from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.
To manage these risks, First Federal performs a credit analysis for each commercial loan at least annually. At December 31, 2001, First Federal's largest commercial loan was for $700,000 to an agriculture equipment manufacturer. This loan was performing in accordance with its original terms at December 31, 2001.

         CONSUMER LOANS. First Federal offers a variety of consumer loans, including fully amortized home equity loans and second mortgage loans and automobile loans.

         First Federal offers fixed-rate home improvement loans with terms up to eight years. The home improvement loans are FHA-insured loans in amounts up to
$25,000. The loan-to-value ratios of fixed-rate home improvement loans are generally limited to 80%.

         First Federal's second mortgage loans are generally either five-year, fixed-rate loans or five-year balloon loans. First Federal's second mortgages are limited to existing First Federal customers. The underwriting standards employed by First Federal for home equity loans and second mortgage loans include a determination of the applicant's credit

                                       D-6

history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan.

         First Federal also originates consumer loans secured by automobiles and, occasionally, boats and other recreational vehicles. First Federal offers fixed-rate automobile loans with terms of up to 60 months. Loan-to-value ratios and maximum loan terms vary depending on the age of the vehicle. At December 31,
2001, automobile loans were 44.6% of First Federal's consumer and other loans.

         Other consumer loans offered by First Federal include loans secured by various personal property and share loans. Loans secured by personal property generally have a fixed-rate and a maximum term of five years. Share loans are secured by deposits at First Federal.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

         LOANS TO ONE BORROWER. The maximum amount that First Federal may lend to one borrower is limited by regulation. At December 31, 2001, First Federal's regulatory limit on loans to one borrower was $5.0 million. At that date, First
Federal's largest amount of loans to one borrower, including the borrower's related interests, was approximately $3.4 million and consisted of commercial real estate loans located in West Central Illinois. These loans were performing according to their original terms at December 31, 2001.

         LOAN ORIGINATIONS, PURCHASES AND SALES. First Federal's lending activities are conducted by its employees operating through First Federal's offices. First Federal relies on advertising, referrals from realtors and customers, and personal contact by First Federal's staff to generate loan originations. First Federal does not use loan correspondents or other third-parties to originate loans and, in recent years, has not been an active purchaser of loans. In the past, First Federal purchased whole loans and participation interests in commercial and residential mortgage loans through a mortgage company in Colorado. First Federal has also participated in a small amount of loans through a group of institutions organized to lend to businesses in the Quincy, Illinois business district. Except for loans originated through the Federal Home Loan Bank's Mortgage Partnership Finance Program, First Federal
generally retains for its portfolio all of the loans that it originates. First
Federal's ability to originate adjustable-rate and balloon loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.

                                       D-7

         The following table presents total loans originated, purchased and repaid during the periods indicated. First Federal did not sell any loans during the periods indicated.

                                                          YEAR ENDED       TEN MONTHS ENDED     YEAR ENDED
                                                          DECEMBER 31,       DECEMBER 31,      FEBRUARY 29,
                                                              2001               2000              2000
                                                           ----------      ----------------    ------------
                                                                           (IN THOUSANDS)

Loans at beginning of period ......................        $  116,083         $  113,993        $  102,258
   Originations:
      Real estate:
         One- to four-family ......................             8,941              8,092            11,797
         Multi-family and commercial ..............             5,011              1,626             6,308
         Construction .............................             1,059              1,909             3,236
                                                           ----------         ----------        ----------
            Total real estate loans ...............            15,011             11,627            21,341

      Consumer:
         Home improvement .........................               953              1,157             1,258
         Automobile ...............................             3,344              2,683             3,824
         Other ....................................             3,008              2,530             4,638
                                                           ----------         ----------        ----------
            Total consumer loans ..................             7,305              6,370             9,720

      Commercial ..................................             4,833              4,066             6,754
                                                           ----------         ----------        ----------
            Total loans originated ................            27,149             22,063            37,815

Loans purchased ...................................               742                 --                --
Deduct:
   Principal loan repayments and prepayments ......            30,223             19,843            26,044
   Transfers to REO and repossessed assets ........               427                130                36
                                                           ----------         ----------        ----------
            Sub-total .............................            30,650             19,973            26,080
Net loan activity .................................            (2,759)             2,090            11,735
                                                           ----------         ----------        ----------
            Loans at end of period ................        $  113,324         $  116,083        $  113,993
                                                           ==========         ==========        ==========

                                      D-8

         NONPERFORMING ASSETS AND DELINQUENCIES. The following table presents information with respect to First Federal's nonperforming assets at the dates indicated.

                                                         AT DECEMBER 31,            AT FEBRUARY 29/28,
                                                        -----------------     -----------------------------
                                                         2001       2000       2000        1999       1998
                                                        ------     ------     ------      ------     ------
                                                                       (DOLLARS IN THOUSANDS)

Accruing loans past due 90 days or more:
   One- to four-family real estate .................    $  738     $  806     $  875      $  642     $  911
   Multi-family and commercial real estate .........        50         87         --          --         25
   Consumer ........................................        83        174        105         121        165
   Commercial ......................................        --         --         --          --         --
                                                        ------     ------     ------      ------     ------
      Total ........................................       871      1,067        980         763      1,101
Non-accruing loans:
   One- to four-family real estate .................        34         23         32          17         18
   Multi-family and commercial real estate .........        --         --         --          --         --
   Consumer ........................................        --         --         --           2         --
   Commercial ......................................        --         --         --          --         --
                                                        ------     ------     ------      ------     ------
      Total ........................................        34         23         32          19         18
Real estate owned (REO) ............................       195         --         48          60         25
Other repossessed assets ...........................        20         64         --          15         33
                                                        ------     ------     ------      ------     ------
      Total nonperforming assets ...................    $1,120     $1,154     $1,060      $  857     $1,177
                                                        ======     ======     ======      ======     ======
Total nonperforming loans
   as a percentage of total loans ..................      0.80%      0.94%      0.89%%      0.76%      1.06%
Total nonperforming assets
   as a percentage of total assets .................      0.46%      0.49%      0.50%%      0.43%      0.63%

         Interest income that would have been recorded for the year ended
December 31, 2001 had nonaccruing loans been current according to their original terms amounted to approximately $11,000. Interest related to these loans of approximately $1,000 was included in interest income for the year ended December
31, 2001.

         First Federal ceases accruing interest on loans when principal or interest payments are delinquent 90 days or more unless the loan is adequately collateralized and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

                                      D-9

         The following tables sets forth the delinquencies in First Federal's loan portfolio as of the dates indicated.

                                                                              AT DECEMBER 31
                                     -----------------------------------------------------------------------------------------------
                                                          2001                                            2000
                                     ----------------------------------------------   ----------------------------------------------
                                           60-89 DAYS           90 DAYS OR MORE            60-89 DAYS             90 DAYS OR MORE
                                     ---------------------    --------------------    ---------------------    ---------------------
                                      NUMBER    PRINCIPAL      NUMBER   PRINCIPAL      NUMBER    PRINCIPAL      NUMBER    PRINCIPAL
                                        OF      BALANCE OF       OF     BALANCE OF       OF      BALANCE OF       OF      BALANCE OF
                                      LOANS       LOANS        LOANS      LOANS        LOANS       LOANS        LOANS       LOANS
                                     -------   -----------    -------  -----------    -------   -----------    -------   -----------
                                                                          (DOLLARS IN THOUSANDS)

Real estate loans:
   One- to four-family ............       27      $  926          28      $  772           36      $1,210           21      $  829
   Multi-family and commercial ....        3          56           2          50            4         213            2          87
   Construction ...................       --          --          --          --           --          --           --          --
Consumer loans:
   Home improvement ...............        4          22           1          13            3          24            7          37
   Automobile .....................        5          42           9          49           14          92           23         129
   Other ..........................        3          16           4          21            1           6            3           8
Commercial loans ..................       --          --          --          --           --          --           --          --
                                      ------      ------      ------      ------       ------      ------       ------      ------
      Total .......................       42      $1,062          44      $  905           58      $1,545           56      $1,090
                                      ======      ======      ======      ======       ======      ======       ======      ======
Delinquent loans to total loans ...                 0.94%                   0.80%                    1.33%                    0.94%

                                                     AT FEBRUARY 29,
                                     ---------------------------------------------
                                                          2000
                                     ---------------------------------------------
                                           60-89 DAYS           90 DAYS OR MORE
                                     ---------------------    --------------------
                                      NUMBER    PRINCIPAL      NUMBER   PRINCIPAL
                                        OF      BALANCE OF       OF     BALANCE OF
                                      LOANS        LOANS       LOANS      LOANS
                                     -------   -----------    -------  -----------
                                                (DOLLARS IN THOUSANDS)

Real estate loans:
   One- to four-family.............       22      $  577          22      $  907
   Multi-family and commercial ....        2          66          --          --
   Construction....................        1          70          --          --
Consumer loans:
   Home improvement................        3          11           4          17
   Automobile......................       11          86          15          60
   Other...........................       --          --           2          28
Commercial loans...................       --          --          --          --
                                      ------      ------      ------      ------
      Total........................       39      $  810          43      $1,012
                                      ======      ======      ======      ======
Delinquent loans to total loans ...                 0.71%                   0.89%

                                         D-10

     REAL ESTATE OWNED. Real estate acquired by First Federal as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure, establishing a new cost basis.
Holding costs and declines in fair value after acquisition of the property result in charges to expense. At December 31, 2001, First Federal has real estate owned in the amount of $195,000, consisting of a single-family residence and a small building lot.

     ASSET CLASSIFICATION. Federal banking regulators have adopted various regulations and practices regarding problem assets of savings institutions.
Under such regulations, examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

     There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." First Federal monitors "special mention"
assets.

     The following table presents classified assets at December 31, 2001.

                                                LOSS                DOUBTFUL            SUBSTANDARD         SPECIAL MENTION
                                         ------------------   -------------------   -------------------   -------------------
                                         PRINCIPAL   NUMBER   PRINCIPAL    NUMBER   PRINCIPAL    NUMBER   PRINCIPAL    NUMBER
                                          BALANCE      OF      BALANCE       OF      BALANCE       OF      BALANCE        OF
                                                     LOANS                 LOANS                 LOANS                  LOANS
                                          ------     ------     ------     ------     ------     ------     ------     ------
                                                                        (DOLLARS IN THOUSANDS)

Real estate loans:
   One- to four-family ..............     $   --         --     $   --         --     $  146          4     $   57          4
   Multi-family and commercial ......         --         --         --         --         45          1         --         --
   Construction .....................         --         --         --         --         --         --         --         --
Consumer loans:
   Home improvement .................         --         --         --         --         12          1         --         --
   Automobile .......................         --         --         --         --         29          8         --         --
   Share loans ......................         --         --         --         --         --         --         --         --
   Other ............................         --         --         --         --         27          3         --         --
Commercial loans ....................         --         --         --         --         --         --         --         --
                                          ------     ------     ------     ------     ------     ------     ------     ------
         Total ......................     $   --         --     $   --         --     $  259         17     $   57          4
                                          ======     ======     ======     ======     ======     ======     ======     ======

         ALLOWANCE FOR LOAN LOSSES. In originating loans, First Federal recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. First Federal maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable income losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions.

         The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review First Federal's allowance for loan losses. Such agencies may require First Federal to make additional provisions for estimated losses based upon judgments different from those of management.

         In connection with assessing the allowance, loss factors are applied to various pools of outstanding loans. First Federal segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, business, consumer).

                                      D-11

Loss factors are derived using First Federal's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. Large dollar commercial real estate and commercial business loans are individually evaluated for impairment and specific reserves are allocated as needed.

         In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

         At December 31, 2001, First Federal's allowance for loan losses represented 0.47% of total loans and 59.01% of nonperforming loans. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while First Federal believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing
First Federal's loan portfolio, will not request First Federal to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect First Federal's financial condition and results of operations.

                                      D-12

         The following table presents an analysis of First Federal's allowance for loan losses.

                                                           YEAR ENDED   TEN MONTHS
                                                          DECEMBER 31,     ENDED         YEAR ENDED FEBRUARY 29/28,
                                                              2001      DECEMBER 31,  --------------------------------
                                                                           2000        2000         1999         1998
                                                          ------------    ------      ------       ------       ------
                                                                            (DOLLARS IN THOUSANDS)

Allowance for loan losses,
   beginning of period ................................     $  572        $  483      $  457       $  486       $  467
Charged-off loans:
   One- to four-family real estate ....................         --            --          --          (89)          --
   Multi-family and commercial ........................         --            --          --           --           --
   Consumer ...........................................       (178)           --         (93)         (73)          (8)
                                                            ------        ------      ------       ------       ------
      Total charged-off loans .........................       (178)           --         (93)        (162)          (8)
Recoveries on loans previously
   charged off:
   One- to four-family real estate ....................         --            --          --           64           --
   Multi-family and commercial ........................         --            15          --           --           --
   Consumer ...........................................         37             3          --           63           --
                                                            ------        ------      ------       ------       ------
      Total recoveries ................................         37            18          --          127           --
                                                            ------        ------      ------       ------       ------
Net loans charged-off .................................       (141)           18         (93)         (35)          (8)
Provision for loan losses .............................        103            71         119            6           27
                                                            ------        ------      ------       ------       ------
Allowance for loan losses, end of period ..............     $  534        $  572      $  483       $  457       $  486
                                                            ======        ======      ======       ======       ======

Allowance for loan losses
   to total loans .....................................       0.47%         0.49%       0.42%        0.45%        0.46%
Allowance for loan losses to nonperforming loans
   and troubled debt restructurings ...................      59.01         52.48       47.73        58.44        43.43
Recoveries to charge-offs .............................      20.79            --          --        78.40           --
Net charge-offs to average loans outstanding ..........       0.12            --        0.09         0.03         0.03

                                      D-13

          The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.

                                           AT DECEMBER 31,                                     AT FEBRUARY 29/28,
                        ----------------------------------------------------- ------------------------------------------------------
                                   2001                       2000                       2000                        1999
                        -------------------------- -------------------------- -------------------------- ---------------------------
                                 % OF      PERCENT          % OF      PERCENT          % OF      PERCENT           % OF      PERCENT
                               ALLOWANCE  OF LOANS        ALLOWANCE  OF LOANS        ALLOWANCE  OF LOANS         ALLOWANCE  OF LOANS
                                IN EACH    IN EACH         IN EACH    IN EACH         IN EACH    IN EACH          IN EACH    IN EACH
                               CATEGORY   CATEGORY        CATEGORY   CATEGORY        CATEGORY   CATEGORY         CATEGORY   CATEGORY
                               TO TOTAL   TO TOTAL        TO TOTAL   TO TOTAL        TO TOTAL   TO TOTAL         TO TOTAL   TO TOTAL
                        AMOUNT ALLOWANCE   LOANS   AMOUNT ALLOWANCE   LOANS   AMOUNT ALLOWANCE   LOANS   AMOUNT  ALLOWANCE   LOANS
                        ------ ---------  -------- ------ ---------  -------- ------ ---------  -------- ------  ---------  --------
                                                                  (DOLLARS IN THOUSANDS)

Real estate ..........  $  220   41.20%    84.99%  $  195   34.09%    84.73%  $  198   40.99%    85.66%  $  180    39.39%    87.88%
Consumer .............      88   16.48      9.99      156   27.27     10.72      163   33.75     10.93      142    31.07     11.60
Commercial ...........      99   11.98      5.02       99   17.31      4.55       73   15.11      3.41       --       --      0.52
Unallocated ..........     127   30.34        --      122   21.33        --       49   10.15        --      135    29.54        --
                        ------  ------             ------  ------             ------  ------             ------   ------
  Total allowance
    for loan losses ..  $  534  100.00%            $  572  100.00%            $  483  100.00%            $  457   100.00%
                        ======  ======             ======  ======             ======  ======             ======   ======

                              AT FEBRUARY 28,
                        --------------------------
                                   1998
                        --------------------------
                                 % OF      PERCENT
                               ALLOWANCE  OF LOANS
                                IN EACH    IN EACH
                               CATEGORY   CATEGORY
                               TO TOTAL   TO TOTAL
                        AMOUNT ALLOWANCE    LOANS
                        ------ ---------  --------
                          (DOLLARS IN THOUSANDS)

Real estate...........    $197   40.53%    88.91%
Consumer..............     151   31.07     10.65
Commercial............      --      --      0.44
Unallocated...........     138   28.40        --
                        ------  ------
  Total allowance
    for loan losses ..    $486  100.00%   100.00%
                        ======  ======    ======

                                      D-14

INVESTMENT ACTIVITIES

         Under federal law, First Federal has authority to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the
Federal Home Loan Bank of Chicago and certificates of deposit of federally insured institutions. Within certain regulatory limits, First Federal may also invest a portion of its assets in corporate securities, including non-mortgage, asset-backed instruments. Savings institutions like First Federal are also required to maintain an investment in Federal Home Loan Bank of Chicago stock.
First Federal is required under federal regulations to maintain a minimum amount of liquid assets.

         First Federal's Board of Directors has the overall responsibility for
First Federal's investment portfolio, including approval of First Federal's investment policy and appointment of First Federal's Investment Committee. The
Board of Directors reviews, updates and approves First Federal's investment policy at least quarterly. The Board of Directors also reviews on at least a quarterly basis an investment activities reporting package prepared by the
Investment Committee, which provides portfolio activity, risk levels and compliance with risk limits. The Investment Committee is responsible for approving major policies for conducting investment activities, including the establishment of risk limits and also ensures that management has the requisite skills to manage the risks associated with approved investment activities. First
Federal's Chief Executive Officer is authorized to make investment decisions consistent with First Federal's investment policy and the recommendations of
First Federal's Investment Committee and is primarily responsible for daily investment activities. The Investment Committee generally meets monthly with the
Chief Executive Officer in order to review and determine investment strategies and transactions.

         First Federal's investment policy is designed to complement First
Federal's lending activities, provide an alternative source of income through interest and dividends, diversify First Federal's assets and improve liquidity.
Investment decisions are made in accordance with First Federal's investment policy and are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, market expectations, First
Federal's liquidity, income and collateral needs and how the investment fits within First Federal's interest rate risk strategy.

         The primary objective of the investment portfolio is to maintain an adequate source of liquidity sufficient to meet regulatory and operating requirements, and to safeguard against deposit outflows, reduced loan amortization and increased loan demand. The investment portfolio primarily includes debt issues and mortgage-backed securities. All of First Federal's mortgage-backed securities are issued or guaranteed by agencies of the U.S.
Government. Accordingly, they carry lower credit risk than mortgage-backed securities of a private issuer. However, mortgage- backed securities still carry market risk, insofar as increases in market interest rates may cause a decrease in market value, and prepayment risk, which is risk that the securities will be repaid before maturity and that First Federal will have to reinvest the funds at a lower interest rate.

         First Federal's investment portfolio grew in 2000 and 2001 due to the low interest rate environment. This low interest rate environment led to a higher demand for long-term, fixed-rate loans, and caused borrowers to refinance adjustable-rate mortgage loans. First Federal began offering fixed-rate loans in
2000 but still experienced numerous pay-offs due to extreme competition for these loans both locally and nationally. During 2001, First Federal originated
$4.5 million of loans funded through the MPF program. This caused an increase in liquidity at First Federal, which First Federal invested in debt and mortgage-backed securities. As market conditions permit, First Federal intends to use funds from the sale and maturity of securities to make new loans or retire debt.

         Generally accepted accounting principles require that securities be categorized as either "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Debt securities may be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. First Federal does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         At December 31, 2001, First Federal did not own any securities, other than disclosed in the following table, that had an aggregate book value in excess of 10% of First Federal's retained earnings at that date.

                                      D-15

         The following table presents the amortized cost and fair value of First
Federal's securities, by type of security, at the dates indicated.

                                                                        AT DECEMBER 31,                      AT FEBRUARY 29,
                                                         ---------------------------------------------   ----------------------
                                                                  2001                   2000                     2000
                                                         ---------------------   ---------------------   ----------------------
                                                         AMORTIZED     FAIR      AMORTIZED     FAIR      AMORTIZED      FAIR
                                                           COST        VALUE       COST        VALUE       COST         VALUE
                                                         ---------   ---------   ---------   ---------   ---------    ---------
                                                                                    (IN THOUSANDS)

Securities:
   Debt securities held-to-maturity:
      Obligations of U.S. government agencies ........   $      --   $      --   $  58,783   $  58,117   $  55,801    $  52,917
      Other securities ...............................       9,431       9,402       1,329       1,343       1,329        1,328
                                                         ---------   ---------   ---------   ---------   ---------    ---------
            Total ....................................       9,431       9,402      60,112      59,460      57,130       54,245

   Debt securities available-for-sale:
      Obligations of U.S. Treasury and U.S.
         government agencies .........................       9,114       9,068       4,000       3,950       4,000        3,787
      Other securities ...............................      23,443      23,406         600         600         526          492
                                                         ---------   ---------   ---------   ---------   ---------    ---------
            Total ....................................      32,557      32,474       4,600       4,550       4,526        4,279

   Equity securities available-for-sale:
      FHLB stock .....................................       1,010       1,010         944         944         894          894
      FHLMC stock ....................................          31       1,730          29       1,757          26        1,110
      U.S. government mortgage securities fund .......      16,368      16,090      15,461      15,071      14,605       13,789
      Adjustable rate mortgage securities fund .......       8,630       8,667       3,227       3,228       2,093        2,068
                                                         ---------   ---------   ---------   ---------   ---------    ---------
         Total equity securities available-for-sale ..      26,039      27,497      19,661      21,000      17,618       17,861
                                                         ---------   ---------   ---------   ---------   ---------    ---------
         Total debt and equity securities ............      68,027      69,373      84,373      85,010      79,274       76,385

Mortgage-related securities:
   Mortgage-related securities held-to-
      maturity:
      FHLMC ..........................................         388         411         705         732         817          824
      FNMA ...........................................         209         212         802         799         968          955
      GNMA ...........................................           8           8          --          --          12           12
                                                         ---------   ---------   ---------   ---------   ---------    ---------
         Total mortgage-related securities
            held-to-maturity .........................         605         631       1,507       1,531       1,797        1,791

   Mortgage-related securities available-for-sale:
      FHLMC ..........................................      16,869      16,757       3,550       3,553       3,669        3,657
      FNMA ...........................................      19,598      19,439       4,010       4,028       2,369        2,255
      GNMA ...........................................         908         939       9,472       9,461       1,434        1,390
                                                         ---------   ---------   ---------   ---------   ---------    ---------
         Total mortgage-related securities
            available-for-sales ......................      37,375      37,135      17,032      17,042       7,472        7,302
                                                         ---------   ---------   ---------   ---------   ---------    ---------
            Total mortgage-related securities ........      37,980      37,766      18,539      18,573       9,269        9,093
         Net unrealized (losses) gains on
            available-for-sale securities ............       1,135          --       1,299          --        (174)          --
                                                         ---------   ---------   ---------   ---------   ---------    ---------
            Total securities .........................   $ 107,142   $ 107,139   $ 104,211   $ 103,583   $  88,369    $  85,478
                                                         =========   =========   =========   =========   =========    =========

                                      D-16

         The following presents the activity in the securities and
mortgage-backed securities portfolios for the periods indicated.

                                                                       YEAR ENDED       TEN MONTHS ENDED        YEAR ENDED
                                                                    DECEMBER 31, 2001   DECEMBER 31, 2000   FEBRUARY 29, 2000
                                                                    -----------------   -----------------   -----------------
                                                                                         (IN THOUSANDS)

MORTGAGE-RELATED SECURITIES:
   Mortgage-related securities, beginning of period ...........          $ 18,549           $  9,099             $ 10,396
   Purchases:
      Mortgage-related securities - held-to-maturity ..........                --                 --                   --
      Mortgage-related securities - available-for-sale ........            37,987             11,665                3,003
   Sales:
      Mortgage-related securities - available-for-sale ........           (16,147)                --                   --
      Gain on sale of mortgage related securities .............               159                 --                   --
   Repayments and prepayments:
      Mortgage-related securities .............................            (7,671)            (2,434)              (4,136)
   Increase (decrease) in net discount ........................                36                 39                   17
   Increase (decrease) in unrealized gain .....................               142                180                 (181)
                                                                         --------           --------             --------
   Mortgage-related securities, end of period .................          $ 33,055           $ 18,549             $  9,099
                                                                         ========           ========             ========
SECURITIES:
   Securities, beginning of period ............................          $ 85,662           $ 79,270             $ 67,750
   Purchases:
      Securities - held-to-maturity ...........................             8,192              2,952               18,803
      Securities - available-for-sale .........................            46,608              1,073                2,100
      Reinvestment of dividends ...............................             1,323              1,044                  933
   Sales:
      Securities - available-for-sale .........................            (3,610)                --                   --
      Gain on sale of securities available-for-sale ...........               660                 --                   --
   Redemption of FHLB stock ...................................                67                 --                  (35)
   Maturities and calls:
      Securities - held-to-maturity ...........................           (58,843)                --               (9,103)
      Securities - available-for-sale .........................            (5,917)                --                   --
   Increase (decrease) in net discount ........................               250                 31                    5
   Increase (decrease) in unrealized gain .....................              (305)             1,292               (1,183)
                                                                         --------           --------             --------
   Securities, end of period ..................................          $ 74,087           $ 85,662             $ 79,270
                                                                         ========           ========             ========

                                      D-17

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of First Federal's securities and mortgage-related securities as of December 31, 2001.

                                                                         AT DECEMBER 31, 2001
                                 ---------------------------------------------------------------------------------------------------
                                                     MORE THAN ONE YEAR    MORE THAN FIVE
                                  ONE YEAR OR LESS     TO FIVE YEARS     YEARS TO TEN YEARS  MORE THAN TEN YEARS         TOTAL
                                 ------------------  ------------------  ------------------  -------------------  ------------------
                                           WEIGHTED            WEIGHTED            WEIGHTED             WEIGHTED            WEIGHTED
                                 CARRYING  AVERAGE   CARRYING  AVERAGE   CARRYING  AVERAGE    CARRYING  AVERAGE   CARRYING  AVERAGE
                                   VALUE    YIELD      VALUE    YIELD      VALUE    YIELD       VALUE    YIELD      VALUE    YIELD
                                 --------  --------  --------  --------  --------  --------  ---------  --------  --------  --------
                                                                        (DOLLARS IN THOUSANDS)

Held-to-maturity securities:
   Debt securities:

      Municipal securities(1) .. $    200      7.92% $    928      6.76% $    201      8.61%  $     --        --% $  1,329     7.21%
      Obligations of U.S.
         Government agencies ...       --        --        --        --        --        --         --        --        --       --
   Mortgage-related securities .       14      6.24       463      6.44       120     13.35          8     12.01       605     7.88

   Corporate Bonds .............    8,102      4.55        --        --        --        --         --        --     8,102     4.55
                                 --------            --------            --------             --------            --------
      Total securities at
         amortized cost ........ $  8,316      4.63  $  1,391      6.65  $    321     10.38   $      8     12.01  $ 10,036     5.10
                                 ========            ========            ========             ========            ========

Available-for-sale securities:
   Debt securities:
      Municipals securities(1) .       --        --        77      7.58     1,421      4.71      1,167      5.52     2,665     5.15
      Obligations of U.S.
         Government agencies ...       --        --     3,041      4.24     6,027      6.29         --        --     9,068     5.60
      SLMA bonds ...............       --        --     2,000      2.11     9,647      2.38      9,094      2.43    20,741     2.44

   Equity securities ...........       --        --        --        --        --        --     27,497        --    27,497       --

   Mortgage-related securities .       --        --        --        --     4,010      5.53     33,125      5.51    37,135     5.51
                                 --------            --------            --------             --------            --------
      Total securities at fair
         value ................. $     --            $  5,118        --  $ 21,105        --   $ 70,883        --  $ 97,106       --
                                 ========            ========            ========             ========            ========

------------------------
(1)  Weighted average yield for municipal securities is presented on a tax equivalent basis based on an assumed tax rate of 34%.

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

         GENERAL. Deposits are the major external source of funds for First
Federal's lending and other investment activities. In addition, First Federal also generates funds internally from loan principal repayments and prepayments and maturing securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions.
First Federal may use borrowings from the Federal Home Loan Bank of Chicago to compensate for reductions in the availability of funds from other sources.
Presently, First Federal has no other borrowing arrangements aside from the
Federal Home Loan Bank.

         DEPOSIT ACCOUNTS. Nearly all of First Federal's depositors reside in
Illinois, Missouri, or Iowa. First Federal offers a wide variety of deposit accounts with a range of interest rates and terms. First Federal's deposit accounts consist of a variety of savings accounts, checking and NOW accounts, certificates of deposit, individual retirement accounts and money market accounts. The maturities of First Federal's certificate of deposit accounts range from 91 days to four years. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. First Federal reviews its deposit mix and pricing weekly.

         First Federal believes it is competitive in the interest rates it offers on its deposit products. First Federal determines the rates paid based on a number of factors, including rates paid by competitors, First Federal's need for funds and cost of funds, borrowing costs and movements of market interest rates. First Federal does not utilize brokers to obtain deposits and at December
31, 2001 had no brokered deposits.

                                      D-18

         The following table indicates the amount of First Federal's jumbo certificates of deposits by time remaining until maturity as of December 31,
2001. Jumbo certificates of deposits have principal balances of $100,000 or more.

                                                                                WEIGHTED
                                                                                AVERAGE
MATURITY PERIOD                                                 AMOUNT            RATE
---------------                                               ----------       ----------
                                                                (DOLLARS IN THOUSANDS)

Three months or less...................................         $ 6,568           5.74%
Over 3 through 6 months................................           2,338           4.05
Over 6 through 12 months...............................           4,397           3.84
Over 12 months.........................................           6,582           4.65
                                                                -------
      Total............................................         $19,885           4.64
                                                                =======

         The following table presents the deposit activity of First Federal for the periods indicated.

                                                      YEAR ENDED        TEN MONTHS ENDED        YEAR ENDED
                                                   DECEMBER 31, 2001    DECEMBER 31, 2000    FEBRUARY 29, 2000
                                                   -----------------    -----------------    -----------------
                                                                         (IN THOUSANDS)

Beginning balance................................       $184,878            $182,572             $176,682
Increase (decrease) before interest credited.....           (149)             (3,975)              (1,091)
Interest credited................................          8,055               6,281                6,981
                                                        --------            --------             --------
Net increase.....................................          7,906               2,306                5,890
                                                        --------            --------             --------
      Ending balance.............................       $192,784            $184,878             $182,572
                                                        ========            ========             ========

                                      D-19

         The following table sets forth the balances and changes in dollar amounts in the various accounts offered by First Federal between the dates indicated.

                                                    YEAR ENDED                     TEN MONTHS ENDED                 YEAR ENDED
                                                DECEMBER 31, 2001                  DECEMBER 31, 2000            FEBRUARY 29, 2000
                                         --------------------------------   --------------------------------   -------------------
                                                    PERCENT     INCREASE/              PERCENT     INCREASE/              PERCENT
                                          AMOUNT    OF TOTAL   (DECREASE)    AMOUNT    OF TOTAL   (DECREASE)    AMOUNT    OF TOTAL
                                         --------   --------    --------    --------   --------    --------    --------   --------
                                              (DOLLARS IN THOUSANDS)                        (DOLLARS IN THOUSANDS)

Savings accounts .....................   $ 19,248       9.98%   $  1,609    $ 17,639       9.54%   $ (1,916)   $ 19,555      10.71%
Money market deposits ................     21,839      11.33         416      21,423      11.58       3,106      18,317      10.03
NOW accounts .........................     17,187       8.92         (69)     17,256       9.34         (19)     17,275       9.46
Certificates maturing:
  Within 1 year ......................     86,601      44.92     (26,929)    113,530      61.41      14,637      98,893      54.17
  After 1 year, but within 2 years ...     31,286      16.23      22,340       8,946       4.84     (13,808)     22,754      12.46
  After 2 years, but within 5 years ..     13,467       6.98      10,026       3,441       1.86        (922)      4,363       2.39
                                         --------   --------    --------    --------   --------    --------    --------   --------
     Total certificates ..............    131,354      68.13       5,437     125,917      68.11         (93)    126,010      69.02
Noninterest-bearing deposits .........      3,156       1.64         513       2,643       1.43       1,228       1,415       0.78
                                         --------   --------    --------    --------   --------    --------    --------   --------
     Total ...........................   $192,784     100.00%   $  7,906    $184,878     100.00%   $  2,306    $182,572     100.00%
                                         ========   ========    ========    ========   ========    ========    ========   ========

                                      D-20

         BORROWINGS. First Federal has the ability to use advances from the
Federal Home Loan Bank of Chicago to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Chicago functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home
Loan Bank of Chicago, First Federal is required to own capital stock in the
Federal Home Loan Bank of Chicago and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the
U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At December 31, 2001, First Federal had the ability to borrow a total of approximately $20.2 million from the Federal Home Loan Bank of
Chicago.

         The following tables presents certain information regarding First
Federal's use of Federal Home Loan Bank of Chicago advances during the periods indicated.

                                                                            TEN MONTHS
                                                              YEAR ENDED       ENDED
                                                             DECEMBER 31,   DECEMBER 31,       YEAR ENDED
                                                                 2001           2000       FEBRUARY 29, 2000
                                                             ------------   ------------   -----------------
                                                                       (DOLLARS IN THOUSANDS)

FHLB advances and other borrowings:
   Average balance outstanding............................      $2,362         $4,789          $ 5,498
   Maximum amount outstanding at any month-end
      during the period...................................       4,000          7,000           14,000
   Balance outstanding at end of period...................       4,000          5,000            6,000
   Weighted average interest rate during the period.......        5.38%          6.80%            5.79%
   Weighted average interest rate at end of period........        4.36           6.24             6.16

SUBSIDIARY ACTIVITIES

         FFBI's sole subsidiary is First Federal.

PERSONNEL

         As of December 31, 2001, First Federal had 50 full-time employees and 6 part-time employees, none of whom is represented by a collective bargaining unit. First Federal believes its relationship with its employees is good.

                           REGULATION AND SUPERVISION

GENERAL

         As a savings and loan holding company, FFBI is required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. First Federal is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as the deposit insurer. First Federal is a member of the Federal Home Loan Bank
System and, with respect to deposit insurance, of the Savings Association
Insurance Fund managed by the Federal Deposit Insurance Corporation. First
Federal must file reports with the Office of Thrift Supervision and the Federal
Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Office of Thrift Supervision and/or the Federal Deposit
Insurance Corporation conduct periodic examinations to test First Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Office of Thrift Supervision, the
Federal Deposit Insurance Corporation or the Congress, could have a material adverse impact on the Company, First Federal and their operations. Certain of the regulatory requirements

                                      D-21

applicable to First Federal and to FFBI are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions and their holding companies set forth below does not purport to be a complete description of such statutes and regulations and their effects on First Federal and FFBI.

HOLDING COMPANY REGULATION

         FFBI is a nondiversified unitary savings and loan holding company within the meaning of federal law. Under prior law, a unitary savings and loan holding company, such as FFBI was not generally restricted as to the types of business activities in which it may engage, provided that First Federal continued to be a qualified thrift lender. SEE "FEDERAL SAVINGS INSTITUTION
REGULATION - QUALIFIED THRIFT LENDER TEST." The Gramm-Leach-Bliley Act of 1999
provides that no company may acquire control of a savings association after May
4, 1999 unless it engages only in the financial activities permitted for financial holding companies under the law or for multiple savings and loan holding companies as described below. Further, the Gramm-Leach-Bliley Act specifies that existing savings and loan holding companies may only engage in such activities. The Gramm-Leach-Bliley Act, however, grandfathered the unrestricted authority for activities with respect to unitary savings and loan holding companies existing prior to May 4, 1999, so long as its subsidiary savings institution continues to comply with the QTL Test. FFBI does not qualify for the grandfather and is limited to such activities. Upon any non-supervisory acquisition by FFBI of another savings institution or savings bank that meets the qualified thrift lender test and is deemed to be a savings institution by the Office of Thrift Supervision, FFBI would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary)
and would generally be limited to activities permissible for bank holding companies under Section 4(c)(8) of the Association Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain activities authorized by Office of Thrift Supervision regulation.

         A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company without prior written approval of the Office of Thrift Supervision and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance
Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of FFBI and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

         The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and
(ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions as described below. First Federal must notify the Office of Thrift Supervision 30 days before declaring any dividend to FFBI.
In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

         ACQUISITION OF THE HOLDING COMPANY. Under the Federal Change in Bank
Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire
10% or more of the FFBI's outstanding voting stock, unless the Office of Thrift
Supervision has found that the acquisition will not result in a change of control of the FFBI. Under the Federal Change in Bank Control Act, the Office of
Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

FEDERAL SAVINGS INSTITUTION REGULATION

         BUSINESS ACTIVITIES. The activities of federal savings institutions are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal associations

                                      D-22

may engage. In particular, many types of lending authority for federal association, E.G., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

         CAPITAL REQUIREMENTS. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8%
risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system), and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift
Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

         The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier
1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-
weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. At December 31, 2001, First Federal met each of its capital requirements.

         The following table presents First Federal's capital position at
December 31, 2001.

                                                                                  CAPITAL
                                                                       ----------------------------
                         ACTUAL         REQUIRED         EXCESS           ACTUAL         REQUIRED
                         CAPITAL         CAPITAL         AMOUNT          PERCENT          PERCENT
                       -----------    ------------    ------------     -----------     ------------
                                                 (DOLLARS IN THOUSANDS)

Tangible............     $32,888     $     493           $32,395          14.13%            1.50%
Core (Leverage).....      32,888         9,309            25,908          14.13             4.00
Risk-based..........      34,071         8,687            25,384          31.38             8.00

         PROMPT CORRECTIVE REGULATORY ACTION. The Office of Thrift Supervision
is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core)
capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be
"critically undercapitalized." Subject to a narrow exception, the Office of
Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift
Supervision within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

                                      D-23

         INSURANCE OF DEPOSIT ACCOUNTS. First Federal is a member of the Savings
Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semiannually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

         The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance
Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of First Federal. Management cannot predict what insurance assessment rates will be in the future.

         In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing
Corporation ("FICO") to recapitalize the predecessor to the Savings Association
Insurance Fund. During 2001, FICO payments for Savings Association Insurance
Fund members approximated 1.9 basis points.

         Insurance of deposits may be terminated by the Federal Deposit
Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of
Thrift Supervision. The management of First Federal does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         LOANS TO ONE BORROWER. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

         QUALIFIED THRIFT LENDER TEST. The Home Owners' Loan Act requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20%
of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments"
(primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

         A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of December 31, 2001, First Federal met the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

         LIMITATION ON CAPITAL DISTRIBUTIONS. Office of Thrift Supervision
regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift
Supervision is required prior to any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under
Office of Thrift Supervision regulations (I.E., generally, examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to Office of
Thrift Supervision of the capital distribution if, like First Federal, it is a subsidiary of a holding company. In the event First Federal's capital fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of more than normal supervision, First Federal's ability to make capital distributions could be restricted. In addition, the Office of Thrift
Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift
Supervision determines that such distribution would constitute an unsafe or unsound practice.

         ASSESSMENTS. Savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings

                                      D-24

institution's total assets, including consolidated subsidiaries, as reported in
First Federal's latest quarterly thrift financial report.

         TRANSACTIONS WITH RELATED PARTIES. First Federal's authority to engage in transactions with "affiliates" (E.G., any company that controls or is under common control with an institution, including FFBI and its non-savings institution subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances, that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         First Federal's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is also governed by federal law. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans First Federal may make to insiders based, in part, on First Federal's capital position and requires certain board approval procedures to be followed.

         ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

         STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness.
The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift
Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

FEDERAL HOME LOAN BANK SYSTEM

         First Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. First
Federal, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater.

         The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future
Federal Home Loan Bank advances increased, First Federal's net interest income would likely also be reduced. Recent legislation has changed the structure of the Federal Home Loan Banks funding obligations for insolvent thrifts, revised the capital structure of the Federal Home Loan Banks and implemented entirely voluntary membership for Federal Home Loan Banks. Management cannot predict the effect that these changes may have with respect to its Federal Home Loan Bank membership.

                                      D-25

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts
(primarily NOW and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a
3% reserve ratio is assessed on net transaction accounts up to and including
$41.3 million; a 10% reserve ratio is applied above $41.3 million. The first
$5.7 million of otherwise reservable balances (subject to adjustments by the
Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually. First Federal complies with the foregoing requirements.

COMMUNITY REINVESTMENT ACT

         Under the Community Reinvestment Act, as implemented by Office of
Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the
Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of an institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of applications by such institution. The Community Reinvestment Act requires public disclosure of an institution's Community Reinvestment Act rating. First Federal's latest
Community Reinvestment Act rating, received from the Office of Thrift
Supervision was "Satisfactory."

                           FEDERAL AND STATE TAXATION

FEDERAL INCOME TAXATION

         GENERAL. FFBI and First Federal report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to FFBI and First Federal in the same manner as to other corporations with some exceptions, including particularly First Federal's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to First Federal or FFBI. First Federal's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1997. For its 2001 tax year, First Federal's maximum federal income tax rate was 34%.

         BAD DEBT RESERVES. For fiscal years beginning before December 31, 1995, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

         Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves.
Approximately $2.3 million of First Federal's accumulated bad debt reserves would not be recaptured into taxable income unless First Federal makes a
"non-dividend distribution" to FFBI as described below.

         DISTRIBUTIONS. If First Federal makes "non-dividend distributions" to
FFBI, they will be considered to have been made from First Federal's unrecaptured tax bad debt reserves, including the balance of its reserves as of
February 28, 1988, to the extent of the "non-dividend distributions," and then from First Federal's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in First Federal's taxable income. Non-dividend distributions include distributions in excess of First
Federal's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of First
Federal's current or accumulated earnings and profits will not be so included in taxable income.

                                      D-26

         The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if First Federal makes a non-
dividend distribution to FFBI, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. First Federal does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

STATE TAXATION

         ILLINOIS STATE TAXATION. FFBI and First Federal is required to file
Illinois income tax returns and pay tax at an effective tax rate of 7.18% of
Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications, the primary one of which is the exclusion of interest income on United States obligations.

         DELAWARE STATE TAXATION. As a Delaware holding company not earning income in Delaware, FFBI is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the
State of Delaware.

                                      D-27

                             DESCRIPTION OF PROPERTY

PROPERTIES

         First Federal currently conducts its business through its main office located in Colchester, Illinois, and five other full-service banking offices, all of which it owns. First Federal plans to proceed with a bid-letting for a two- story addition to the office building owned by First Federal located at 101
N. 36th Street in Quincy. The projected cost is estimated at $500,000. The addition will house the commercial loan department and corporate offices plus add needed storage space and area for projected growth of the Quincy loan departments.

                                                              NET BOOK VALUE
                                                                OF PROPERTY
                                                               OR LEASEHOLD
                                          YEAR                IMPROVEMENTS AT
LOCATION                                ACQUIRED             DECEMBER 31, 2001
-----------                            -----------          -------------------
                                                               (IN THOUSANDS)

109 East Depot Street
Colchester, Illinois 62326                1940                     $  57

2001 Maine Street
Quincy, Illinois 62301                    1977                       264

101 North 36th Street
Quincy, Illinois 62301                    1988                       455

201 West Main Street
Mt. Sterling, Illinois 62353              1978                        28

430 West Jackson Street
Macomb, Illinois 61455                    1984                       388

190 East Hurst Street                     1989                       139
Bushnell, Illinois 61422

                                LEGAL PROCEEDINGS

         FFBI is not a party to any pending legal proceedings. Periodically, there have been various claims and lawsuits involving First Federal, such as claims to enforce liens, condemnation proceedings on properties in which First
Federal holds security interests, claims involving the making and servicing of real property loans and other issues incident to First Federal's business. First
Federal is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of First
Federal.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         FFBI is engaged primarily in attracting deposits from the general public and using these deposits to originate loans and purchase securities. The
Company derives revenues principally from interest earned on loans and securities and fees from other banking-related services. The operations of FFBI are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, primarily the Office of Thrift
Supervision and the Federal Deposit Insurance Corporation. FFBI's cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financings may be offered. FFBI's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans receivable and securities and the average rate paid on deposits and borrowings, as

                                      D-28

well as the relative amounts of such assets and liabilities. FFBI, like other thrift institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2002 AND DECEMBER 31, 2001

         Total assets at June 30, 2002 were $242.9 million compared to $242.2 million at December 31, 2001, an increase of $0.7 million. During the six months ended June 30, 2002, cash and cash equivalents increased $6.3 million, which reflects excess operating cash resulting from the timing of loan prepayments and an increase in customer deposits. Loans decreased $5.1 million primarily as a result of portfolio loans refinancing into the Federal Home Loan Bank Mortgage
Partnership Finance program and also to other competitors due to the lower interest rate environment. Securities available-for-sale decreased $10.4 million and securities held-to-maturity increased $9.9 million. The increase in held-to-maturity securities was primarily a result of proceeds from principal paydowns and maturities of securities available-for-sale being reinvested in securities held-to-maturity.

         The allowance for loan losses was $603,000 at June 30, 2002 and
$534,000 at December 31, 2001. There were no impaired loans at either date. The allowance for loan losses represented .56% of total loans and 92.53% of nonperforming loans at June 30, 2002 compared to .47% of total loans and 59.01%
of nonperforming loans at December 31, 2001. Nonperforming assets totaled
$798,000 and $1,119,000 at June 30, 2002 and December 31, 2001, respectively.
The ratio of non-performing assets to total assets at June 30, 2002 was .33%
compared to .46% at December 31, 2001.

         Total liabilities at June 30, 2002 were $199.9 million compared to
$198.5 million at December 31, 2001, an increase of $1.4 million, due to an increase in deposits of $1.4 million. The increased funds from deposits have been invested in interest-earning deposits at other institutions until such time as the funds can be redeployed into loans receivable or securities.

         Shareholders' equity at June 30, 2002 was $43.1 million compared to
$43.7 million at December 31, 2001, a decrease of $0.6 million. The decrease primarily reflects the repurchase of treasury stock totaling $1.9 million, offset by net income of $1.0 million and an increase in the fair value of securities available-for-sale, net of tax, of $290,000.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2001 AND 2000

         Total assets at December 31, 2001 were $242.2 million compared to
$237.6 million at December 31, 2000, an increase of $4.6 million. The growth in total assets primarily reflects an increase in cash and cash equivalents. During the year ended December 31, 2001 cash and cash equivalents increased $7.0 million, reflecting excess operating cash resulting from the timing of called and matured securities and loan prepayments due to the interest rate environment, as well as an increase in customer deposits. The increase in cash and cash equivalents was partially offset by a decrease in loans of $2.7 million, primarily due to an increased volume of refinancings as a result of the lower interest rate environment. In addition, some portfolio loans refinanced into the Federal Home Loan Bank Mortgage Partnership Finance program during
2001. This program allows First Federal to offer long-term fixed rate loans funded by the Federal Home Loan Bank, while First Federal maintains the customer relationship through the servicing of the loan. During the year ended December
31, 2001, securities available-for-sale increased $54.5 million as a result of calls and maturities of securities held-to-maturity being reinvested in securities available-for-sale. Total liabilities at December 31, 2001 were
$198.5 million compared to $191.7 million at December 31, 2000, an increase of
$6.8 million. The increase in total liabilities was primarily due to an increase in deposits of $7.9 million partially offset by a $1.0 million decrease in
Federal Home Loan Bank advances. The increase in deposits resulting from interest credited to depositors' accounts was used to pay down Federal Home Loan
Bank advances and purchase securities available for sale. Shareholders' equity at December 31, 2001 was $43.7 million compared to $45.9 million at December 31,
2000, a decrease of $2.2 million. The decrease was a result of the repurchase of
Company stock for $3.7 million, partially offset by net income of $1.9 million.
During 2001, FFBI repurchased 224,250 shares of common stock for the purpose of offsetting stock options and awards of restricted stock. In 2001, FFBI granted options to purchase 208,549 shares of common stock at a strike price of $15.10 per share and awarded 89,700 shares of restricted stock.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND
JUNE 30, 2001

         Net income decreased $79,000 to $485,000 for the quarter ended June 30,
2002 compared to the same period in 2001. The decrease was primarily a result of increased noninterest expense and decreased noninterest income, partially offset by an increase in net interest income.

         Net interest income was $1.8 million for the quarter ended June 30,
2002 compared to $1.7 for the same prior year quarter. The increase in net interest income was primarily a result of an increase in the net interest spread and the net interest margin to 2.42% and 2.93%, respectively, for the three months ended June 30, 2002 from 1.88% and 2.80% for the three months ended June
30, 2001. The average yield on interest-earning assets decreased to 5.43% for the three months ended June 30, 2002 from 6.75% for the three months ended June
30, 2001 while the average yield on interest-bearing liabilities decreased to
3.01% for the three months ended June 30, 2002 from 4.88% for the same period in
2001. These decreases reflect the overall decrease in market rates from 2001.
The increase in the spread and the margin was due largely to the decrease in the cost of funds exceeding the decrease in the yield on earning assets as interest-earning assets and interest-bearing liabilities repriced downward in reaction to the continued decreasing interest rate environment.

                                      D-29

         The provision for loan losses was zero for the quarters ended June 30,
2002 and June 30, 2001.

         On a quarterly basis, management of the Company meets to review the allowance for loan losses. Management classifies loans in compliance with regulatory classifications. Classified loans are individually reviewed to arrive at specific reserves for those loans. Once the specific portion of the allowance is calculated, management calculates a historical portion for each loan category based on loan loss history, peer data, current economic conditions and trends in the portfolio, including delinquencies and impairments, as well as changes in the composition of the loan portfolio. Although management believes that the allowance for loan losses reflected probable incurred losses on existing loans at June 30, 2002, there can be no assurance that such losses will not exceed estimated amounts. Future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the
Company's control. The allowance for loan losses as of June 30, 2002 was maintained at a level that represents management's best estimate of losses in the loan portfolio and such losses were both probable and reasonably estimatable.

         Noninterest income was $101,000 for the three-month period ended June
30, 2002 compared to $237,000 for the same period in 2001. The decrease in noninterest income was primarily a result of a decrease in net gain on the sale of securities in the amount of $110,000 and small decreases in other various income accounts.

         Noninterest expense was $1,097,000 and $969,000 for the quarters ended
June 30, 2002 and 2001. The increase in noninterest expense primarily reflects an increase in compensation and benefits expense of $147,000 associated with an increase in salaries of $49,000, an increase of $20,000 in employee benefits including health insurance and retirement funds, and expense of $68,000 associated with the restricted stock awards granted in October of 2001. Data processing expense increased $22,000 due to the implementation of new products such as internet banking. Other noninterest expenses decreased $37,000 as a result of a decrease in ATM expense and repossessed asset expense, the decrease in amortization of goodwill due to the fact that goodwill was fully amortized during 2001, and small decreases in various other accounts.

         The Company's federal income tax expense decreased $100,000 to $270,000 for the quarter ended June 30, 2002 compared to the same period in 2001. Income tax expense was approximately 36% of pretax income for the quarter ended June
30, 2002 and 39% of pretax income for the same prior year quarter.

COMPARISON OF RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
2001

         Net income decreased $115,000 to $1.0 million for the six months ended
June 30, 2002 compared to the same period in 2001. Return on average assets was
..83% for the six months ended June 30, 2002 compared to .92% for the six months ended June 30, 2001.

         Net interest income was $3.5 million for the six months ended June 30,
2002 compared to $3.4 for the same period in 2001. The increase in net interest income was primarily a result of an increase in the net interest spread and the net interest margin to 2.41% and 2.94%, respectively, for the six months ended
June 30, 2002 from 1.94% and 2.88% for the six months ended June 30, 2001. The average yield on interest-earning assets decreased to 5.49% for the six months ended June 30, 2002 from 6.90% for the same period in 2001 while the average yield on interest- bearing liabilities decreased to 3.08% for the six months ended June 30, 2002 from 4.96% for the same period in 2001. These decreases reflect an overall decrease in the market rates from 2001. The increase in the spread and the margin was due largely to the decrease in the cost of funds exceeding the decrease in the yield on earning assets as interest-earning assets and interest-bearing liabilities repriced downward in reaction to the continued
decreasing interest rate environment.

         The provision for loan losses was $7,000 for the six months ended June
30, 2002 and zero for the same period in 2001.

         Noninterest income was $209,000 for the six-month period ended June 30,
2002 compared to $310,000 for the prior period. The decrease in noninterest income was primarily a result of a decrease in net gain on the sale of securities in the amount of $88,000.

         Noninterest expense was $2.1 million and $1.9 million for the six months ended June 30, 2002 and 2001. The increase in noninterest expense primarily reflects an increase in compensation and benefits expense of $274,000 associated with an increase in salaries of $85,000, an increase of $34,000 in employee benefits including health insurance and retirement funds, and expense of $153,000 associated with the restricted stock awards granted in October of
2001. Data processing expense increased $52,000 due to the implementation of new products such as internet banking. Other noninterest expenses decreased $95,000 as a result of a decrease in ATM expense, a decrease in repossessed asset expense, a decrease in amortization of goodwill due to the fact that goodwill was fully amortized in 2001, and small decreases in various other accounts.

         The Company's federal income tax expense decreased $94,000 to $612,000 for the six-months ended June 30, 2002 compared to the same period in 2001.
Income tax expense was approximately 38% of pretax income for the six-month period ending June 30, 2002, and approximately 39% of pretax income for the same prior year period.

                                      D-30

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE
TEN MONTHS ENDED DECEMBER 31, 2000

         The following table compares results of operations for the year ended
December 31, 2001 to annualized results of operations for the year ended
December 31, 2000. The ten-month period has been annualized.

                                                                                        ANNUALIZED
                                                                    YEAR ENDED       TEN MONTHS ENDED
                                                                 DECEMBER 31, 2001   DECEMBER 31, 2000
                                                                 -----------------   -----------------
                                                                            (IN THOUSANDS)

SELECTED OPERATING DATA:
Total interest income ......................................          $ 15,417            $ 15,478
Total interest expense .....................................             9,135               9,823
                                                                      --------            --------
      Net interest income ..................................             6,282               5,655
Provision for loan losses ..................................               103                  85
                                                                      --------            --------
Net interest income after provision for loan losses ........             6,179               5,570
Noninterest income .........................................               588                 344
Noninterest expense:
   Compensation and benefits ...............................             2,199               1,732
   Other noninterest expense ...............................             1,655               1,489
                                                                      --------            --------
      Total noninterest expense ............................             3,854               3,221
                                                                      --------            --------
Income before income taxes .................................             2,913               2,693
Income tax provision .......................................             1,062                 946
                                                                      --------            --------

      Net income ...........................................          $  1,851            $  1,747
                                                                      ========            ========

         The following discussion refers to the annualized results of operations for the ten months ended December 31, 2000.

         GENERAL. Net income increased $104,000 to $1.9 million for the year ended December 31, 2001 compared to $1.7 million (annualized) for the ten months ended December 31, 2000. The increase was primarily a result of a $627,000 increase in net interest income, combined with a $244,000 increase in noninterest income, partially offset by a $631,000 increase in noninterest expense primarily related to compensation and benefits.

         INTEREST INCOME. Interest income for the year ended December 31, 2001 was $15.4 million compared to $15.5 million (annualized) for the ten months ended December 31, 2000, a decrease of $61,000. The decrease was primarily a result of a decrease in the average yield on interest-earning assets to 6.47%
for the year ended December 31, 2001 from 7.00% for the ten months ended
December 31, 2000, partially offset by an increase in the average balance of interest earning assets to $238.2 million for the year ended December 31, 2001 from $221.0 million for the ten months ended December 31, 2000. The average balance of securities increased $13.5 million as funds generated from the initial public offering in September of 2000 were reinvested in securities during the year ended December 31, 2001. The increase in the average balance of securities was partially offset by the decrease in the yield on securities to
5.61% for the year ended December 31, 2001 from 6.27% for the ten months ended
December 31, 2000.

         INTEREST EXPENSE. Interest expense for the year ended December 31, 2001 was $9.1 million compared to $9.8 million (annualized) for the ten months ended
December 31, 2000, a decrease of $688,000 or 7.0%. The decrease primarily represents a decrease in the average cost of funds from 5.05% for the ten months ended December 31, 2000 to 4.72% for the year ended December 31, 2001. This was partially offset by an increase in the average balance of savings and certificates of deposit to $153.2 million for the year ended December 31, 2001 compared to $150.8 million for the ten months ended December 31, 2000.

         NET INTEREST INCOME. Net interest income of $6.3 million for the year ended December 31, 2001 reflects an increase of $627,000, or 11.1%, as compared to $5.7 million (annualized) for the ten months ended December 31, 2000. The increase in net interest income was primarily a result of an increase in FFBI's interest-earning assets, which was offset by a decrease in the net interest spread to 1.75% for the year ended December 31, 2001 from 1.95%

                                      D-31

for the ten months ended December 31, 2000, as well as an increase in the net interest margin to 2.64% from 2.56% for the same period. The increase in the net interest margin was due primarily to the increase in the ratio of interest-
earning assets to interest-earning liabilities to 123.17% from 113.58%.

         PROVISION FOR LOAN LOSSES. FFBI establishes provisions for loan losses, which are charged to operations, at a level that management believes is appropriate to absorb probable credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, an evaluation of losses inherent in the loan portfolio, problem loans, delinquency trends, and prevailing economic conditions. In evaluating the level of the allowance for loan losses, FFBI evaluates larger commercial, commercial real estate, and construction loans individually for impairment based upon collateral values, adverse situations that may affect the borrowers ability to repay, and other factors. Smaller balance homogeneous mortgage and consumer loans are evaluated independently based upon loss factors derived from historical loss experience, peer group information, and similar factors adjusted for current economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as circumstances change. Based on FFBI's evaluation of these factors, FFBI made provisions of $103,000 for the year ended
December 31, 2001 and $71,000 ($85,000 annualized) for the ten months ended
December 31, 2000. The increase in the provision for loan losses for the year ended December 31, 2001 was a direct result of increased charge-offs of consumer loans, as management charged off all consumer loans greater than 120 days delinquent. Net charge-offs for the year ended December 31, 2001, totaled
$141,000 compared to net recoveries of $18,000 for the ten months ended December
31, 2000. A downturn in the local economy could have a significant impact on the valuation of collateral and the ability for First Federal to foreclose or repossess and find an interested buyer as a means of recovery. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance.
While management believes the existing level of reserves is adequate, future adjustments to the allowance may by necessary due to economic, operating, regulatory and other conditions that may be beyond FFBI's control. The allowance for loan losses as of December 31, 2001 is maintained at a level that represents management's best estimate of losses in the loan portfolio and such losses were both probable and reasonably estimatable.

         NONINTEREST INCOME. Noninterest income was $588,000 for the year ended
December 31, 2001 compared to $344,000 (annualized) for the ten months ended
December 31, 2001, an increase of $244,000, or 70.9%. The increase reflects a net gain on sales of securities of $819,000 during the year ended December 31,
2001 offset by an impairment loss of $596,000 related to certificates of deposits (CDs) purchased through a broker that has been charged by the SEC with securities fraud in relation to these certificates. While the receiver that was appointed for the CD broker has identified significant assets of the broker, there has been no indication at this time as to what amount FFBI might recover with respect to these CDs. In addition, service charges and fee income have increased due to the increase in average deposits.

         NONINTEREST EXPENSE. Noninterest expense was $3.9 million for the year ended December 31, 2001 and $3.2 million (annualized) for the ten months ended
December 31, 2000, an increase of $633,000, or 19.6%. The increase in noninterest expense primarily resulted from an increase in compensation and benefits expense of $446,000, due to normal salary and retirement benefit increases, expense of $283,000 associated with the ESOP established as part of the stock conversion, and expense of $68,000 related to restricted stock awards granted in October 2001. Professional fees increased $128,000 as a result of filings associated with being a public company. Other expenses increased, including expenses associated with being a public company, such as Illinois franchise taxes, filing fees, and printing and supplies.

         INCOME TAXES. The provision for income taxes increased $116,000 to $1.1 million for the year ended December 31, 2001 compared to $946,000 (annualized)
for the ten-month period in 2000. The increase was a direct result of an increase in pretax income.

COMPARISON OF RESULTS OF OPERATIONS FOR THE TEN MONTHS ENDED DECEMBER 31, 2000
AND DECEMBER 31, 1999

         GENERAL. Net income for the ten months ended December 31, 2000 was $1.5 million compared to $1.3 million for the ten months ended December 31, 1999, an increase of $204,000. The increase was primarily a result of a $551,000 increase in net interest income, partially offset by a $271,000 increase in noninterest expense primarily related to compensation and benefits.

                                      D-32

         INTEREST INCOME. Interest income for the ten months ended December 31,
2000 was $12.9 million compared to $11.3 million for the ten months ended
December 31, 1999, an increase of $1.6 million, or 14.2%. The increase was primarily a result of an increase in the average balance of interest earning assets to $221.0 million for the ten months ended December 31, 2000 from $200.9 million for the ten months ended December 31, 1999 while the average yield on interest-earning assets increased to 7.00% for the ten months ended December 31,
2000 from 6.74% for the ten months ended December 31, 1999. The average balance of loans receivable increased $11.2 million as a result of continued loan demand and management's new focus on commercial lending during 2000. In addition, the yield on loans receivable increased to 7.85% for the ten months ended December
31, 2000 from 7.47% in the prior period as a result of increased market rates.

         INTEREST EXPENSE. Interest expense for the ten months ended December
31, 2000 was $8.2 million compared to $7.1 million for the ten months ended
December 31, 1999, an increase of $1.1 million, or 15.5%. The increase was primarily the result of an increase in the average balance of interest-bearing liabilities to $194.6 million for the ten months ended December 31, 2000 from
$180.9 for the ten months ended December 31, 1999 as a result of stock subscriptions held in savings accounts during the subscription period and the introduction of tiered interest rates for money market deposit accounts.
Additionally, the average cost of funds increased to 5.05% for the ten months ended December 31, 2000 from 4.73% for the ten months ended December 31, 1999, primarily due to increased rates on savings, certificates of deposit, and money market accounts as a response to increased market rates. The average cost of savings and certificates of deposit in particular increased to 5.18% for the ten months ended December 31, 2000 from 4.94% for the ten months ended December 31,
1999.

         NET INTEREST INCOME. Net interest income of $4.7 million for the ten months ended December 31, 2000 reflects an increase of $551,000 or 12.0% from the same period in 1999. The increase in net interest income was primarily a result of an increase in both FFBI's interest-earning assets, which was offset by a decrease in the net interest spread to 1.95% for the ten months ended
December 31, 2000 from 2.02% for the ten months ended December 31, 1999, as well as an increase in the net interest margin to 2.56% from 2.49% for the same period. The increase in net interest margin was due primarily to the increase in the ratio of interest-earning assets to interest- bearing liabilities to 113.58%
from 111.02%.

         PROVISION FOR LOAN LOSSES. FFBI establishes provisions for loan losses at a level that management believes is appropriate to absorb probable incurred credit losses in the loan portfolio. The provision for loan losses for the ten months ended December 31, 2000 was $71,000 compared to $61,000 for the ten months ended December 31, 1999. Management increases the allowance for loan losses through a provision charged to expense based on a statistical percentage developed considering past loss experiences, an evaluation of losses inherent in the portfolio, the evaluation of problem credits, delinquency trends and other factors such as portfolio composition. The increase in the provision for the ten months ended December 31, 2000 reflects an increase in commercial loans, which generally have a higher risk than loans secured by real estate, and a continued
increase in delinquencies and nonperforming loans.

         NONINTEREST INCOME. Noninterest income for the ten months ended
December 31, 2000 was $287,000 compared to $245,000 for the ten months ended
December 31, 1999, an increase of $42,000, or 17.1%. The increase was primarily a result of an increase in service charges and ATM fees due to increased volume of transactional accounts.

         NONINTEREST EXPENSE. Noninterest expense for the ten months ended
December 31, 2000 was $2.7 million compared to $2.4 million for the ten months ended December 31, 1999, an increase of $271,000, or 11.4%. Several factors contributed to the increase, including a $206,000 increase in compensation and employee benefits attributable primarily to the hiring of a full-time commercial loan officer and additional staffing as a result of continued growth of FFBI, as well as the recording of compensation expense related to the ESOP that was established as part of the stock conversion. The increase in noninterest expense was also the result of a $39,000 increase in data processing expense attributable to an increase in volume of loan and deposit accounts and a $88,000 increase in miscellaneous other expense.

         INCOME TAXES. The provision for income taxes increased to $788,000 for the ten months ended December 31, 2000 from $680,000 for the same period in
1999. The increase was a direct result of an increase in pretax income.

                                      D-33

LIQUIDITY AND CAPITAL RESOURCES

         FFBI's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. FFBI generally manages the pricing of its deposits to be competitive and to increase core deposit relationships. FFBI's cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities and financing activities. Cash flows provided by operating activities were $1.2 million and $1.1 million for the year ended December 31, 2001 and the ten months ended December 31, 2000, respectively. Net cash from investing activities consisted primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from maturation of securities and paydowns on mortgage-backed securities. Net cash from financing activities consisted primarily of the stock issuance proceeds, activity in deposit accounts and Federal Home Loan Bank advances. During 2001,
FFBI used excess liquidity to repurchase 224,250 shares of its stock for a total of $3.6 million. FFBI's most liquid assets are cash and short-term investments.
The levels of these assets are dependent on FFBI's operating, financing, lending and investing activities during any given period. At December 31, 2001, cash and short-term investments totaled $18.8 million. FFBI has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. FFBI may also utilize the sale of securities available-for-sale, federal funds purchased, and Federal Home Loan
Bank advances as sources of funds. At December 31, 2001, FFBI had the ability to borrow a total of approximately $20.2 million from the Federal Home Loan Bank of
Chicago. On that date, FFBI had outstanding advances of $4.0 million.

         At December 31, 2001, FFBI had outstanding commitments to originate loans of $682,000, of which $57,800 had fixed interest rates. These loans are to be secured by properties located in its market area. FFBI anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through
FHLB borrowings. Certificates of deposit, which are scheduled to mature in one year or less from December 31, 2001, totaled $86.6 million. Management believes, based on past experience, that a significant portion of such deposits will remain with FFBI. Based on the foregoing, in addition to FFBI's high level of core deposits and capital, FFBI considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

         Liquidity management is both a daily and long-term responsibility of management. FFBI adjusts its investments in liquid assets based upon management's assessment of (1) expected loan demand, (2) expected deposit flows,
(3) yields available on interest-earning deposits and investment securities, and
(4) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short-
and intermediate-term U.S. government and agency obligations and mortgage-backed securities of short duration.

                                      D-34

         The following tables disclose contractual obligations and commercial commitments of FFBI as of December 31, 2001 (in thousands):

                                                             LESS THAN                            AFTER
                                                    TOTAL     1 YEAR     1-3 YEARS   4-5 YEARS   5 YEARS
                                                  ---------  ---------   ---------   ---------  ---------

FHLB advances...............................        $4,000     $4,000      $   --      $   --     $   --
                                                    ------     ------      ------      ------     ------
Total contractual cash obligations..........        $4,000     $4,000      $   --      $   --     $   --
                                                    ======     ======      ======      ======     ======

                                                    TOTAL
                                                   AMOUNTS   LESS THAN                            AFTER
                                                  COMMITTED   1 YEAR     1-3 YEARS   4-5 YEARS   5 YEARS
                                                  ---------  ---------   ---------   ---------  ---------

Lines of credit............................         $2,157     $2,157      $   --      $   --     $   --
                                                                           ------      ------     ------
Other loan commitments.....................            682        682          --          --         --
                                                    ------     ------      ------      ------    -------
Total commercial commitment................         $2,839     $2,839      $   --      $   --     $   --
                                                    ======     ======      ======      ======     ======

         First Federal is subject to various regulatory capital requirements imposed by the OTS. At December 31, 2001, FFBI was in compliance with all applicable capital requirements. See Note 13 of the Notes to Consolidated
Financial Statements.

NEW ACCOUNTING PRONOUNCEMENTS

         In July 2001, the FASB issued SFAS 141, BUSINESS COMBINATIONS, which requires that all business combinations be accounted for under the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. This pronouncement will have no effect on FFBI's financial statements unless it enters into a business combination transaction. In July
2001, the FASB also issued SFAS 142, GOODWILL AND OTHER INTANGIBLE ASSETS, which requires that goodwill no longer be amortized to earnings, but instead that the assets received in a business combination transaction be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement, which for most companies will be January 1, 2001. This pronouncement will not have any effect on FFBI's financial statements.

EFFECT OF INFLATION AND CHANGING PRICES

         The consolidated financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of First Federal is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution's performance than does inflation.
Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                                      D-35

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

         The following table presents certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented and annualizing the yields and costs for the ten month periods. Nonaccruing loans have been included in the average loan amounts. Average balances were derived from average daily balances.

                                     YEAR ENDED                                   ANNUALIZED
                                 DECEMBER 31, 2001                             TEN MONTHS ENDED
                             --------------------------- -------------------------------------------------------------
                                                              DECEMBER 31, 2000              DECEMBER 31, 1999
                             --------------------------- ----------------------------- -------------------------------
                             AVERAGE  INTEREST AVERAGE   AVERAGE  INTEREST(2) AVERAGE   AVERAGE  INTEREST(2) AVERAGE
                             BALANCE            YIELD/   BALANCE              YIELD/    BALANCE              YIELD/
                                                 COST                         COST(2)                        COST(2)
                             --------------------------- ----------------------------- -------------------------------

INTEREST-EARNING ASSETS:
   Loans receivable ........ $115,136   $8,941     7.77% $116,094     $ 9,112    7.85%  $104,891     $6,527      7.47%
   Securities (1) ..........  105,189    5,898     5.61    91,716       5,752    6.27     87,446      4,494      6.17
                             --------                     -------                       --------
   Other interest-earning
     assets ................   17,839      578     3.24    13,212         614    4.65      8,520        267      3.76
                             --------   ------            -------     -------           --------     ------
       Total interest-
         earning assets ....  238,164   15,417     6.47   221,022      15,478    7.00    200,857     11,288      6.74
   Non-interest-earning
     assets ................    6,144                       4,096                          6,184
                                -----                       -----                          -----
       Total assets ........ $244,308                    $225,118                       $207,041
                             ========                    ========                       ========

INTEREST-BEARING LIABILITIES:
   Deposits:
     NOW and money market
       accounts ............ $ 37,842   $1,088     2.88%  $39,036     $ 1,682    4.31%  $ 32,051     $  972      3.64%
     Savings and
       certificates ........  153,161    7,920     5.17   150,765       7,814    5.18    144,355      5,939      4.94
                             --------   ------            -------     -------           --------     ------
       Total deposits ......  191,003    9,008     4.72   189,801       9,496    5.00    176,406      6,911      4.05
   FHLB advances ...........    2,362      127     5.38     4,789         326    6.80      4,510        216      5.75
                             --------   ------            -------     -------           --------     ------
       Total interest-bearing
         liabilities .......  193,365    9,135     4.72   194,590       9,822    5.05    180,916      7,127      4.73
                             --------   ------            -------     -------           --------     ------
   Noninterest-bearing
     liabilities ...........    4,732                       1,431                          2,644
                             --------                     -------                       --------
       Total liabilities ...  198,097                     196,021                        183,560
   Equity ..................   46,211                      29,097                         23,481
                             --------                     -------                       --------
       Total liabilities
         and equity ........ $244,308                    $225,118                       $207,041
                             ========                    ========                       ========
Net interest income/ interest
   rate spread .............            $6,282     1.75%              $ 5,656    1.95%               $4,161      2.02%
                                        ======   ======               =======  ======                ======    ======
Net interest margin/
   interest-earning assets .                       2.64%                         2.56%                           2.49%
                                                 ======                        ======                          ======
Ratio of interest-earning assets
   to interest-bearing
   liabilities .............                     123.17%                       113.58%                         111.02%
                                                 ======                        ======                          ======

----------------------------
(1)  Includes Federal Home Loan Bank stock and FHLMC stock.
(2)  Interest and average yield/cost have been annualized.

                                      D-36

RATE/VOLUME ANALYSIS

         The following table presents the effects of changing rates and volumes on the interest income and interest expense of FFBI. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume
(changes in volume multiplied by prior rate). For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.

                                                      YEAR ENDED
                                                   DECEMBER 31, 2001                     TEN MONTHS ENDED
                                              COMPARED TO TEN MONTHS ENDED               DECEMBER 31, 2000
                                                   DECEMBER 31, 2000               COMPARED TO TEN MONTHS ENDED
                                                     (ANNUALIZED)                        DECEMBER 31, 1999
                                           ----------------------------------   -----------------------------------
                                                   INCREASE/DECREASE                     INCREASE/DECREASE
                                                        DUE TO                               DUE TO
                                             RATE       VOLUME       TOTAL        RATE       VOLUME        TOTAL
                                           ---------  ----------  -----------   ---------   ---------   -----------

INTEREST-EARNING ASSETS:
   Loans receivable......................    $   (96)      $ (75)      $ (171)       $201        $865        $1,066
   Securities............................       (647)        793          146          32         267           299
   Other interest-earning assets.........        (36)          -          (36)        245           -           245
                                            --------     -------     --------       -----    --------      --------
         Total interest-earning assets...       (779)        718          (61)        478       1,132         1,610

INTEREST-BEARING LIABILITIES:
   Deposits:
      Savings accounts and certificates..        106           -          106         249         324           573
      NOW and money market accounts......       (544)        (50)        (594)        430           -           430

   FHLB advances.........................       (199)          -         (199)         56           -            56
                                             -------     -------      -------      ------     -------     ---------
         Total interest-bearing liabilities     (637)        (50)        (687)        735         324         1,059
                                             -------      ------      -------       -----       -----       -------

         Increase (decrease) in net interest
           income........................     $ (142)       $768       $  626        $257      $  808        $  551
                                              ======        ====       ======        ====      ======        ======

MARKET RISK ANALYSIS

         QUALITATIVE ASPECTS OF MARKET RISK. FFBI's most significant form of market risk is interest rate risk. The principal objectives of FFBI's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given FFBI's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of
Director's approved guidelines. FFBI has an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets monthly and reports trends and interest rate risk position to the Board of Directors quarterly. The extent of the movement of interest rates is uncertainty that could have a negative impact on the earnings of FFBI.
FFBI has used the following strategies to manage interest rate risk: (1)
emphasizing the origination of adjustable-rate and balloon loans and not originating long-term, fixed-rate loans for retention in its portfolio; (2)
emphasizing shorter term consumer loans; (3) introducing floating-rate commercial business loans tied to the prime rate; (4) maintaining a high quality securities portfolio that provides adequate liquidity and flexibility to take advantage of opportunities that may arise from fluctuations in market interest rates, the overall maturity of which is monitored in relation to the repricing
12. of its loan portfolio; and (5) using Federal Home Loan Bank advances to better structure maturities of its interest rate sensitive liabilities. FFBI currently does not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments.

                                      D-37

         QUANTITATIVE ASPECTS OF MARKET RISK. FFBI primarily utilizes an interest sensitivity analysis prepared by the Office of Thrift Supervision to review the level of interest rate risk. This analysis measures interest rate risk by computing changes in the net portfolio value of FFBI's cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and its equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect give to any steps that management might take to counter the effect of that interest rate movement.
The following table, which is based on information provided to FFBI by the
Office of Thrift Supervision, presents the change in FFBI's net portfolio value at December 31, 2001, that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without giving effect to any steps that management might take to counteract that change.

                                                                                         NPV AS % OF
     CHANGES IN                         NET PORTFOLIO VALUE                         PORTFOLIO VALUE OF ASSETS
   INTEREST RATES         ------------------------------------------------     ------------------------------------
  IN BASIS POINTS                                                                     NPV              BASIS POINT
    (RATE SHOCK)               AMOUNT           $ CHANGE          % CHANGE           RATIO                CHANGE
--------------------        ------------      ------------      ------------     -------------       ----------------
                                       (DOLLARS IN THOUSANDS)

        300                    $30,741            (9,587)              (24)%           13.42%                  (324) bp
        200                     33,818            (6,510)              (16)            14.50                   (216) bp
        100                     36,975            (3,353)               (8)            15.57                   (110) bp
       Static                   40,328                --                --             16.66                     --
       (100)                    43,151             2,823                 7             17.54                     88 bp
       (200)                        --                 0                 0              0.00                      0 bp
       (300)                        --                 0                 0              0.00                      0 bp

         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.
As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.
Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

                                      D-38

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following information is furnished for Mr. Stebor. No other executive officer of FFBI or First Federal received a salary and bonus of $100,000 or more during the year ended December 31, 2001.

                                                                                 LONG-TERM
                                              ANNUAL COMPENSATION(1)        COMPENSATION AWARDS
                                          ------------------------------ -------------------------
                                                                          RESTRICTED   SECURITIES
                                                                            STOCK      UNDERLYING     ALL OTHER
NAME AND POSITION                           YEAR    SALARY(2)    BONUS    AWARDS(3)     OPTIONS      COMPENSATION
---------------------                     --------- ---------- --------- ------------ ------------ ----------------

James J. Stebor......................    2001     $142,350  $  1,500     $270,894    44,850           $34,908(4)
   President and Chief Executive Officer 2000(5)   101,952    11,000        --         --               6,857
                                         2000(6)   113,940    10,379        --         --                --

--------------------
(1)   Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(2)   Includes board of directors and board committee fees.
(3)   The dollar amounts set forth in the table represent the market value of
      17,940 shares on the date of grant. The restricted stock award vests in five equal annual installments commencing on October 10, 2002. As of
      December 31, 2001, the market value of the unvested shares of restricted stock held by Mr. Stebor was $294,934. Dividends, if any, are paid on the restricted stock.
(4)   Consists of the value of stock allocation to the employee stock ownership plan.
(5)   For the ten months ended December 31, 2000.
(6)   For the fiscal year ended February 29, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

       The following table lists all grants of options under the stock-based incentive plan to Mr. Stebor for the year ended December 31, 2001.

                                                                                           POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                               NUMBER OF        PERCENT OF     EXERCISE OR                 ANNUAL RATES OF STOCK
                              SECURITIES      TOTAL OPTIONS    BASE PRICE                  PRICE APPRECIATION FOR
                              UNDERLYING        GRANTED TO                                       OPTIONS (2)
                                OPTION         EMPLOYEES IN    EXERCISE OR  EXPIRATION   --------------------------
   NAME                       GRANTED(1)       FISCAL YEAR     BASE PRICE      DATE           5%           10%
----------                 ----------------- ---------------- ------------ ------------- ------------ -------------

James J. Stebor...........      44,850             20%           $15.10     10/10/2011     $426,658    $1,076,804

--------------------
(1)      Options become exercisable in five equal annual installments commencing on October 10, 2002; provided, however, that options will be immediately exercisable if the optionee dies or becomes disabled or upon a change in control of FFBI, as defined in the plan.
(2)      The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of FFBI common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of FFBI's common stock would be approximately $24.61 and $39.11, respectively, as of the expiration date of the options.

                                      D-39

OPTION VALUE AT FISCAL YEAR END

       The following table provides information regarding unexercised stock options for Mr. Stebor as of December 31, 2001. Mr. Stebor did not exercise any stock options during the year ended December 31, 2001.

                                               NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED                   VALUE OF UNEXERCISED
                                                    OPTIONS/SARS                     IN-THE-MONEY OPTIONS/SARS
                                                 AT FISCAL YEAR-END                    AT FISCAL YEAR-END(1)
                                         -----------------------------------     ----------------------------------
  NAME                                    EXERCISABLE        UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
---------                                --------------    -----------------     --------------   -----------------

James J. Stebor...................            --                44,850                --                    $60,099
---------------------------------

(1)    Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2001 ($16.44 per share) less the option exercise price ($15.10 per share). Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

EMPLOYMENT AGREEMENTS

         First Federal and FFBI have each entered into employment agreements with Mr. Stebor. The employment agreements provide for a three-year term. The term of the FFBI employment agreement extends on a daily basis until written notice of non-renewal is given by the Board of Directors or Mr. Stebor. The term of the First Federal employment agreement is renewable on an annual basis. The employment agreements provide that Mr. Stebor's base salary will be reviewed annually. The current base salary under the employment agreements for Mr. Stebor is $137,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock and employee benefits plans and fringe benefits applicable to executive personnel. The employment agreements provide for termination by First Federal or FFBI for cause, as defined in the employment agreements, at any time. If First Federal or FFBI chooses to terminate Mr. Stebor's employment for reasons other than for cause, or if Mr.
Stebor resigns from First Federal or FFBI after specified circumstances that would constitute constructive termination, Mr. Stebor or, if Mr. Stebor dies, his beneficiary, would be entitled to receive an amount equal to the benefit plan base salary payments that would have been paid to Mr. Stebor for the remaining term of the employment agreement and the contributions that would have been made on Mr. Stebor's behalf to any employee benefit plans of First Federal and FFBI during the remaining term of the employment agreement. First Federal and FFBI would also continue to pay for Mr. Stebor's health and welfare benefit plan coverage for the remaining term of the employment agreement. Upon termination of Mr. Stebor's employment for reasons other than cause or a change in control, Mr. Stebor must adhere to a one-year non-competition agreement.

         Under the employment agreements, if, following a change in control of
First Federal or FFBI, Mr. Stebor's employment is involuntarily terminated or if
Mr. Stebor voluntarily terminates his employment in connection with circumstances specified in the agreement, then Mr. Stebor or, if Mr. Stebor dies, his beneficiary, would be entitled to a severance payment equal to the greater of the payments and benefits that would have been paid for the remaining term of the agreement or three times the average of Mr. Stebor's five preceding taxable years' annual compensation. First Federal and FFBI would also continue
Mr. Stebor's health and welfare benefits coverage for thirty-six months. Even though both employment agreements provide for a severance payment if a change in control occurs, Mr. Stebor would not receive duplicate payments or benefits under the agreements. Under applicable law, an excise tax would be triggered by change in control-related payments that equal or exceed three times Mr. Stebor's average annual taxable compensation over the five years preceding the change in control. The excise tax would equal 20% of the amount of the payment in excess of one times Mr. Stebor's average taxable compensation over the preceding five-
year period. In the event that payments related to a change in control of FFBI are subject to this excise tax, FFBI will provide Mr. Stebor with an additional amount sufficient to enable Mr. Stebor to retain the full value of his change in control benefits as if the excise tax had not applied.

         FFBI guarantees the payments to Mr. Stebor under First Federal's employment agreement if they are not paid by First Federal. FFBI will also make all payments due under the FFBI's employment agreement. First Federal or FFBI will pay or reimburse all reasonable costs and legal fees incurred by Mr. Stebor under any dispute or question of interpretation relating to the employment agreements, if Mr. Stebor is successful on the merits in a legal

                                      D-40

judgment, arbitration or settlement. The employment agreements also provide that
First Federal and FFBI will indemnify Mr. Stebor to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of FFBI or First Federal.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         First Federal maintains a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan. The plan provides benefits to eligible individuals (those designated by the Board of Directors of First Federal or its affiliates) that cannot be provided under the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the plan also provides supplemental benefits to designated individuals upon a change of control before the complete scheduled repayment of the employee stock ownership plan loan.
Generally, upon such an event, the supplemental executive retirement plan provides the individual with a benefit equal to what the individual would have received under the employee stock ownership plan and the supplemental plan had he or she remained employed throughout the term of the employee stock ownership plan loan less the benefits actually provided under the plans on behalf of the individual. An individual's benefits under the supplemental executive retirement plan generally become payable upon the change in control of First Federal or
FFBI. The Board of Directors has designated Mr. Stebor as a participant in the supplemental executive retirement plan.

RETIREMENT PLAN

         First Federal is a participant in the Financial Institutions Retirement
Fund, a multi-employer, non- contributory defined benefit retirement plan. The retirement plan provides for monthly payments to, or on behalf of, each covered employee. All full-time employees are eligible to participate in the retirement plan after completion of one year of service to First Federal and the attainment of age 21. To obtain one year of service, an employee must complete at least
1,000 hours of service in 12 consecutive months. Benefits are based upon years of service and salary excluding bonuses, fees, etc. Employees become vested following five years of service.

         The following table indicates the annual retirement benefits that would be payable under the retirement plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the retirement plan are limited to $170,000 per year for the 2001 calendar year.

                                                 YEARS OF SERVICE
   FINAL AVERAGE       --------------------------------------------------------------------
       SALARY              15           20            25            30              35
--------------------   ----------   -----------   ----------   ------------    ------------

      $  75,000        $ 22,500      $ 30,000     $ 37,500       $ 45,000        $ 52,500
        100,000          30,000        40,000       50,000         60,000          70,000
        125,000          37,500        50,000       62,500         75,000          87,500
        150,000          45,000        60,000       75,000         90,000         105,000
        175,000          52,500        70,000       87,500        105,000         122,500
        200,000          60,000        80,000      100,000        120,000         140,000

         The benefits listed in the foregoing table for the Retirement Plan are not subject to a deduction for Social Security benefits or any other offset amount. As of December 31, 2001, Mr. Stebor had 23 years of credited service under the retirement plan.

                                      D-41

                          INDEX OF FINANCIAL STATEMENTS

                                                                                                                PAGE

Independent Auditors' Report..................................................................................  D-43
Consolidated Statements of Financial Condition as of December 31, 2001 and 2000...............................  D-44
Consolidated Statements of Income for the Year Ended December 31, 2001 and
   the Ten Months Ended December 31, 2000 and 1999 (unaudited) and the Year Ended February 29, 2000...........  D-45
Consolidated Statements of Changes in Shareholders' Equity for the Year Ended December 31, 2001,
   and the Ten Months Ended December 31, 2000 and the Year Ended February 29, 2000............................  D-46
Consolidated Statements of Cash Flows for the Year Ended December 31, 2001,

                                      D-42

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
First Federal Bancshares, Inc.
Colchester, Illinois

We have audited the accompanying consolidated statements of financial condition of First Federal Bancshares, Inc. and subsidiary (the Corporation) as of
December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31,
2001, the ten months ended December 31, 2000, and the year ended February 29,
2000. These consolidated financial statements are the responsibility of the
Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of First Federal
Bancshares, Inc. and subsidiary as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the year ended December 31, 2001, the ten months ended December 31, 2000, and the year ended February 29, 2000, in conformity with accounting principles generally accepted in the United States of
America.

                                         /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 7, 2002

                                      D-43

                         FIRST FEDERAL BANCSHARES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           December 31, 2001 and 2000
                             (Dollars in thousands)

--------------------------------------------------------------------------------

                                                                          2001                2000
                                                                       ---------           ---------

ASSETS
Cash and cash equivalents (interest-bearing:  2001 - $16,786;
  2000 - $8,922) ....................................................  $  18,249           $  11,244
Time deposits in other financial institutions .......................        588               2,562
Securities available-for-sale .......................................     97,106              42,592
Securities held-to-maturity (fair value: 2001 - $10,033;
  2000 - $60,991) ...................................................     10,036              61,619
Loans receivable, net ...............................................    112,911             115,619
Real estate owned, net ..............................................        195                  --
Premises and equipment ..............................................      1,522               1,547
Accrued interest receivable .........................................      1,445               2,041
Other assets ........................................................        118                 378
                                                                       ---------           ---------

    Total assets ....................................................  $ 242,170           $ 237,602
                                                                       =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits
       Non-interest-bearing .........................................  $   3,156           $   2,643
       Interest-bearing .............................................    189,628             182,235
                                                                       ---------           ---------
 ....................................................................    192,784             184,878

    Advances from borrowers for taxes and insurance .................        157                 189
    Federal Home Loan Bank advances .................................      4,000               5,000
    Accrued interest payable ........................................        536                 669
    Other liabilities ...............................................        992                 999
                                                                       ---------           ---------

       Total liabilities ............................................    198,469             191,735

Shareholders' equity
    Preferred stock, $.01 par value per share,
      1,000,000 shares authorized, no shares issued
      and outstanding ...............................................         --                  --
    Common stock, $.01 par value per share,
      4,000,000 shares authorized, 2,242,500 shares issued ..........         22                  22
    Additional paid-in capital ......................................     21,418              21,315
    Unearned ESOP shares ............................................     (1,570)             (1,749)
    Unearned stock awards ...........................................     (1,287)                 --
    Treasury stock, 134,550 shares ..................................     (2,322)                 --
    Retained earnings ...............................................     26,745              25,483
    Accumulated other comprehensive income ..........................        695                 796
                                                                       ---------           ---------
       Total equity .................................................     43,701              45,867
                                                                       ---------           ---------

          Total liabilities and shareholders' equity ................  $ 242,170           $ 237,602
                                                                       =========           =========

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                                      D-44

                         FIRST FEDERAL BANCSHARES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
           For the year ended December 31, 2001, the ten months ended
           December 31, 2000, the ten months ended December 31, 1999
                (unaudited), and the year ended February 29, 2000
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

                                                              ------------December 31,-----------   February 29,
                                                               2001           2000         1999         2000
                                                             ----------   ----------   ----------   ----------
                                                                                        (Unaudited)

Interest income
    Loans .................................................  $    8,941   $    7,593   $    6,527   $    7,933
    Securities ............................................       5,898        4,793        4,494        5,409
    Deposits in other financial institutions ..............         578          512          267          318
                                                             ----------   ----------   ----------   ----------
       Total interest income ..............................      15,417       12,898       11,288       13,660

Interest expense
    Savings and certificates ..............................       7,920        6,512        5,939        7,108
    NOW and money market accounts .........................       1,088        1,402          972        1,216
    Federal Home Loan Bank advances .......................         127          272          216          318
                                                             ----------   ----------   ----------   ----------
       Total interest expense .............................       9,135        8,186        7,127        8,642
                                                             ----------   ----------   ----------   ----------

NET INTEREST INCOME .......................................       6,282        4,712        4,161        5,018

Provision for loan losses .................................         103           71           61          119
                                                             ----------   ----------   ----------   ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES .......       6,179        4,641        4,100        4,899

Noninterest income
    Service charges on NOW accounts .......................         138          119           94          116
    Other fee income ......................................         135          100           82           97
    Net gain on sale of securities ........................         819           --           --           --
    Impairment loss .......................................        (596)          --           --           --
    Other income ..........................................          92           68           69           78
                                                             ----------   ----------   ----------   ----------
       Total noninterest income ...........................         588          287          245          291

Noninterest expense
    Compensation and benefits .............................       2,199        1,443        1,237        1,464
    Occupancy and equipment ...............................         353          310          290          354
    Data processing .......................................         428          412          373          425
    Federal insurance premiums ............................          96           65          126          151
    Advertising ...........................................          98           69           90          104
    Professional fees .....................................         177           41           26           32
    Other noninterest expense .............................         503          344          271          315
                                                             ----------   ----------   ----------   ----------
       Total noninterest expense ..........................       3,854        2,684        2,413        2,845
                                                             ----------   ----------   ----------   ----------

INCOME BEFORE INCOME TAXES ................................       2,913        2,244        1,932        2,345

Provision for income taxes ................................       1,062          788          680          838
                                                             ----------   ----------   ----------   ----------

NET INCOME ................................................  $    1,851   $    1,456   $    1,252   $    1,507
                                                             ==========   ==========   ==========   ==========

Earnings per share
    Basic and diluted .....................................  $      .91   $      .22         N/A          N/A

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                                      D-45

                         FIRST FEDERAL BANCSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           For the year ended December 31, 2001, the ten months ended
            December 31, 2000, and the year ended February 29, 2000
                 (Dollars in thousands, except per share data)
--------------------------------------------------------------------------------

                                                                                                       Accumulated
                                                    Additional  Unearned  Unearned                        Other
                                           Common    Paid-in      ESOP      Stock Treasury  Retained Comprehensive
                                           Stock     Capital     Shares    Awards   Stock   Earnings      Income       Total
                                          --------   --------   --------   ------   -----   --------     --------    --------

Balance at March 1, 1999 ................ $     --   $     --   $     --    $  --   $  --   $ 22,623     $    713    $ 23,336

Comprehensive income
   Net income ...........................       --         --         --       --      --      1,507           --       1,507
   Unrealized loss on securities
     available-for-sale, net of
     reclassification and tax effects ...       --         --         --       --      --         --         (818)       (818)
                                                                                                                     --------

     Total comprehensive income .........      689
                                          --------   --------   --------    -----   -----   --------     --------    --------

Balance at February 29, 2000 ............       --         --         --       --      --     24,130         (105)     24,025

Issuance of common stock,
  net of expenses .......................       22     21,302     (1,794)      --      --         --           --      19,530

ESOP shares earned ......................       --         13         45       --      --         --           --          58

Dividend declared ($.05 per share) ......       --         --         --       --      --       (103)          --        (103)

Comprehensive income
   Net income ...........................       --         --         --       --      --      1,456           --       1,456
   Unrealized gain on securities
     available-for-sale, net of
     reclassification and tax effects ...       --         --         --       --      --         --          901         901
                                                                                                                     --------

     Total comprehensive income .........    2,357
                                          --------   --------   --------    -----   -----   --------     --------    --------

Balance at December 31, 2000 ............       22     21,315     (1,749)      --      --     25,483          796      45,867

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-46

                         FIRST FEDERAL BANCSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           For the year ended December 31, 2001, the ten months ended
            December 31, 2000, and the year ended February 29, 2000
                 (Dollars in thousands, except per share data)
--------------------------------------------------------------------------------

                                                                                                             Accumulated
                                                  Additional  Unearned    Unearned                              Other
                                         Common     Paid-in     ESOP       Stock     Treasury     Retained  Comprehensive
                                         Stock      Capital    Shares      Awards      Stock      Earnings      Income       Total
                                        --------   --------   --------    --------    --------    --------      -------     --------

Purchase of 224,250 shares of
  treasury stock .....................  $     --   $     --   $     --    $     --    $ (3,677)   $     --    $     --     $ (3,677)

Allocation of stock awards ...........        --         --         --      (1,355)      1,355          --          --           --

ESOP shares earned ...................        --        103        179          --          --          --          --          282

Stock awards earned ..................        --         --         --          68          --          --          --           68

Dividend declared ($.29 per share) ...        --         --         --          --          --        (589)         --         (589)

Comprehensive income
   Net income ........................        --         --         --          --          --       1,851          --        1,851
     Unrealized loss on securities
     available-for-sale, net of
     reclassification and tax effects .       --         --         --          --          --          --        (101)        (101)
                                                                                                                           --------

     Total comprehensive income ......                                                                                        1,750
                                        --------   --------   --------    --------    --------    --------    --------     --------

Balance at December 31, 2001 .........  $     22   $ 21,418   $ (1,570)   $ (1,287)   $ (2,322)   $ 26,745    $    695     $ 43,701
                                        ========   ========   ========    ========    ========    ========    ========     ========

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                                      D-47

                         FIRST FEDERAL BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the year ended December 31, 2001, the ten months ended
             December 31, 2000, and the year ended February 29, 2000
                             (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                  ----December 31,----  February 29,
                                                                    2001        2000        2000
                                                                  --------    --------    --------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income .................................................  $  1,851    $  1,456    $  1,507
    Adjustments to reconcile net income to net cash
      provided by operating activities
       Depreciation ............................................       116         150         159
       Gain on sale of real estate owned .......................       (25)        (27)          8
       Net amortization of premiums and discounts ..............      (286)        (70)        (22)
       ESOP compensation expense ...............................       282          58          --
       Stock award compensation expense ........................        68          --          --
       Amortization of intangible assets .......................        12          35          37
       Provision for loan losses ...............................       103          71         119
       Deferred income taxes ...................................       (70)        (32)        (82)
       Dividend reinvestments ..................................    (1,323)     (1,044)       (933)
       Federal Home Loan Bank stock dividends ..................       (67)         --          --
       Gain on sale of securities ..............................      (819)         --          --
       Impairment loss .........................................       596          --          --
       Net changes in
          Accrued interest receivable and other assets .........       844        (256)       (312)
          Deferred loan costs ..................................       (10)         13         (21)
          Accrued interest payable and other liabilities .......       (23)        731          42
                                                                  --------    --------    --------
              Net cash provided by operating activities ........     1,249       1,085         502

CASH FLOWS FROM INVESTING ACTIVITIES
    Net change in time deposits in other financial institutions.     1,378        (990)       (198)
    Purchase of securities available-for-sale ..................   (84,595)    (12,738)     (5,103)
    Purchase of securities held-to-maturity ....................    (8,192)     (2,952)    (18,803)
    Principal paydowns on mortgage-backed securities
       available-for-sale ......................................     6,821       2,135       1,572
    Principal paydowns on mortgage-backed securities
      held-to-maturity .........................................       850         299       2,564
    Proceeds from maturities of securities available-for-sale ..     5,917          --          --
    Proceeds from maturities of securities held-to-maturity ....    58,843          --       9,104
    Proceeds from sale of securities available-for-sale ........    19,757          --          --
    Redemption of Federal Home Loan Bank stock .................        --          --          35
    Purchase of loans ..........................................      (742)         --          --
    Net (increase) decrease in loans receivable ................     3,073      (2,133)    (11,902)
    Proceeds from sale of real estate owned ....................       114         107          41
    Purchase of property and equipment .........................       (91)        (60)       (132)
                                                                  --------    --------    --------
       Net cash provided by (used in) investing activities .....     3,133     (16,332)    (22,822)

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-48

                         FIRST FEDERAL BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the year ended December 31, 2001, the ten months ended
             December 31, 2000, and the year ended February 29, 2000
                             (Dollars in thousands)
--------------------------------------------------------------------------------

                                                      ----December 31,----  February 29,
                                                        2001        2000        2000
                                                      --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposits ........................ $  7,906    $  2,306    $  5,890
    Net change in advances from borrowers for taxes
      and insurance .................................      (32)       (107)         21
    Federal Home Loan Bank advances .................    4,000          --       6,000
    Repayment of Federal Home Loan Bank advances ....   (5,000)     (1,000)         --
    Purchase of treasury stock ......................   (3,677)         --          --
    Dividends paid ..................................     (574)         --          --
    Net proceeds from stock issuance ................       --      19,530          --
                                                      --------    --------    --------
       Net cash provided by financing activities ....    2,623      20,729      11,911
                                                      --------    --------    --------

Net change in cash and cash equivalents .............    7,005       5,482     (10,409)

Cash and cash equivalents
    Beginning of period .............................   11,244       5,762      16,171
                                                      --------    --------    --------

    End of period ................................... $ 18,249    $ 11,244    $  5,762
                                                      ========    ========    ========

Supplemental disclosures of cash flow information
    Cash paid during the period for
       Interest ..................................... $  9,268    $  7,637    $  8,648
       Taxes, net of refunds ........................    1,058         652         900
    Transfer of loans to real estate owned ..........      284          32          36

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                                      D-49

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 1 - PLAN OF CONVERSION

On December 8, 1999, the Board of Directors of First Federal Bank (the Bank)
adopted a Plan of Conversion to convert from a federal mutual savings bank to a federal stock savings bank with the concurrent formation of a holding company.
On September 27, 2000, First Federal Bancshares, Inc. (the Corporation) sold
2,242,500 shares of common stock at $10 per share and received proceeds of
$19,530,000 net of conversion expenses of $550,000 and employee stock ownership plan (ESOP) shares. Approximately 50% of the net proceeds were used by the
Corporation to acquire all of the capital stock of the Bank.

At the time of conversion, the Bank established a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, the
Bank. All significant intercompany transactions and balances are eliminated in consolidation.

Nature of Operations: The only business of the Corporation is the ownership of the Bank. The Bank provides a full range of banking and related financial services to individual and corporate business customers located primarily in west central Illinois. The Bank's primary deposit products are demand deposits and time and savings accounts. Its primary lending products are commercial and residential real estate loans to customers who are predominantly small and middle market businesses and individuals. The accounting and reporting policies of the Corporation are based upon accounting principles generally accepted in the United States of America and conform to predominant practices within the banking industry. Significant accounting policies followed by the Corporation are presented below.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-50

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates: In preparing consolidated financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, income, and expenses, as well as affecting the disclosures provided. Actual results could differ from the current estimates. The collectibility of loans, fair values of financial instruments, and status of contingencies are particularly subject to change.

Securities: Securities are classified as held-to-maturity when the Corporation has the positive intent and ability to hold those securities to maturity.
Accordingly, they are stated at cost, adjusted for amortization of premiums and accretion of discounts. All other securities are classified as available-for-sale since the Corporation may decide to sell those securities in response to changes in market interest rates, liquidity needs, changes in yields or alternative investments, and for other reasons. These securities are carried at market value with unrealized gains and losses charged or credited, net of income taxes, to a valuation allowance included in other comprehensive income.
Realized gains and losses on disposition are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses.

Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.
Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-51

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A loan is impaired when full payment under the loan terms is not expected.
Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective premises and equipment.

Income Taxes: The provision for income taxes is based on an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

Earnings Per Share: The amount reported as earnings per common share for the year ended December 31, 2000 reflects the earnings since September 27, 2000 available to common shareholders divided by the weighted average number of common shares outstanding since that date. Diluted earnings per share is computed using the weighted number of shares determined for the basic computation plus the number of shares of common stock that would be issued assuming all contingently issuable shares having a dilutive effect on earnings per share were outstanding for the period.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale, net of tax, which are also recognized as separate components of equity.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP but not yet allocated to participants is presented in the consolidated balance sheet as a reduction of shareholders' equity. Compensation expense is recorded based on the market price of the shares as they are committed to be released for allocation to participant accounts. The difference between the market price and the cost of the shares committed to be released is recorded as an adjustment to paid-in capital. Dividends on allocated ESOP shares reduce retained earnings; dividends on unallocated ESOP shares reduce debt.

Shares are considered outstanding in the earnings per share calculations as they are committed to be released, unallocated shares are not considered outstanding.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-52

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statement of Cash Flows: Cash and cash equivalents include cash on hand, amounts due from banks, and daily federal funds sold. The Bank reports net cash flows for customer loan transactions, deposit transactions, and time deposits in other financial institutions.

New Accounting Pronouncements: A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition and the excess of cost over fair value of net assets acquired is recorded as goodwill.
Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 will not have a material effect on the Company's financial statements.

NOTE 3 - SECURITIES

The amortized cost and estimated fair value of securities at December 31, 2001 were as follows:

                                                                              Gross        Gross      Estimated
                                                             Amortized     Unrealized    Unrealized      Fair
                                                               Cost           Gains        Losses        Value
                                                            -----------   ----------    ----------   ----------

    Securities available-for-sale
       U.S. government agency ............................  $     9,114   $       39    $      (85)  $    9,068
       SLMA bonds ........................................       20,735           25           (19)      20,741
       State and municipal obligations ...................        2,708            6           (49)       2,665
                                                            -----------   ----------    ----------   ----------
                                                                 32,557           70          (153)      32,474
       U.S. government agency mortgage-
         backed securities and collateralized
         mortgage obligations
          FHLMC ..........................................       16,869           49          (162)      16,756
          FNMA ...........................................       19,598           40          (198)      19,440
          GNMA ...........................................          908           31             -          939
                                                            -----------   ----------    ----------   ----------
                                                                 37,375          120          (360)      37,135

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-53

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

                                                                            Gross           Gross      Estimated
                                                             Amortized   Unrealized      Unrealized      Fair
                                                               Cost         Gains          Losses        Value
                                                            -----------   ----------    ----------   ----------

       Marketable equity securities
          Mortgage securities fund .......................  $    16,368   $       --    $     (278)  $   16,090
          Federal Home Loan Bank stock ...................        1,010           --            --        1,010
          Federal Home Loan Mortgage
            Corporation stock ............................           31        1,699            --        1,730
          Adjustable rate mortgage securities fund .......        8,630           37            --        8,667
                                                            -----------   ----------    ----------   ----------
                                                                 26,039        1,736          (278)      27,497
                                                            -----------   ----------    ----------   ----------

              Total ......................................  $    95,971   $    1,926    $     (791)  $   97,106
                                                            ===========   ==========    ==========   ==========

    Securities held-to-maturity
       Corporate bonds ...................................  $     8,102   $       26    $      (83)  $    8,045
       State and municipal obligations ...................        1,329           28            --        1,357
                                                            -----------   ----------    ----------   ----------
                                                                  9,431           54           (83)       9,402
       U.S. government agency mortgage-
         backed securities
          FHLMC ..........................................          388           23            --          411
          FNMA ...........................................          209            3            --          212
          GNMA ...........................................            8           --            --            8
                                                            -----------   ----------    ----------   ----------
                                                                    605           26            --          631
                                                            -----------   ----------    ----------   ----------

              Total ......................................  $    10,036   $       80    $      (83)  $   10,033
                                                            ===========   ==========    ==========   ==========

The amortized cost and estimated fair value of securities at December 31, 2000 were as follows:

                                                                            Gross           Gross      Estimated
                                                             Amortized   Unrealized      Unrealized      Fair
                                                               Cost         Gains          Losses        Value
                                                            -----------   ----------    ----------   ----------

    Securities available-for-sale
       U.S. government agency ............................  $     4,000   $       --    $      (50)  $    3,950
       State and municipal obligations ...................          600            4            (4)         600
                                                            -----------   ----------    ----------   ----------
                                                                  4,600            4           (54)       4,550
       U.S. government agency mortgage-
         backed securities
          FHLMC ..........................................        3,550           26           (23)       3,553
          FNMA ...........................................        4,010           47           (29)       4,028
          GNMA ...........................................        9,472           24           (35)       9,461
                                                            -----------   ----------    ----------   ----------
                                                                 17,032           97           (87)      17,042

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-54

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

                                                                              Gross         Gross      Estimated
                                                             Amortized     Unrealized    Unrealized      Fair
                                                               Cost           Gains        Losses        Value
                                                            -----------   ----------    ----------   ----------

    Marketable equity securities
       U.S. League government mortgage
         securities fund .................................  $    15,461   $       --    $     (390)  $   15,071
       Federal Home Loan Bank stock ......................          944           --            --          944
       Federal Home Loan Mortgage
         Corporation stock ...............................           29        1,728            --        1,757
       Adjustable rate mortgage securities fund ..........        3,227            4            (3)       3,228
                                                            -----------   ----------    ----------   ----------
                                                                 19,661        1,732          (393)      21,000
                                                            -----------   ----------    ----------   ----------

          Total ..........................................  $    41,293   $    1,833    $     (534)  $   42,592
                                                            ===========   ==========    ==========   ==========

    Securities held-to-maturity
       U.S. government agency ............................  $    58,783   $       --    $     (666)  $   58,117
       State and municipal obligations ...................        1,329           16            (2)       1,343
                                                            -----------   ----------    ----------   ----------
                                                                 60,112           16          (668)      59,460
       U.S. government agency mortgage-
         backed securities
          FHLMC ..........................................          705           27            --          732
          FNMA ...........................................          802           --            (3)         799
                                                            -----------   ----------    ----------   ----------
                                                                  1,507           27            (3)       1,531
                                                            -----------   ----------    ----------   ----------

              Total ......................................  $    61,619   $       43    $     (671)  $   60,991
                                                            ===========   ==========    ==========   ==========

Securities with a carrying amount of $5,026,256 and $2,000,000 at December 31,
2001 and 2000, respectively, were pledged to secure public deposits and for other purposes as required by law.

Proceeds from the sale of securities available-for-sale were $19,757,000 at
December 31, 2001. Gross gains of $819,000 were realized on those sales. There were no security sales for the ten months ended December 31, 2000, the ten months ended December 31, 1999 (unaudited), or the year ended February 29, 2000.

During the year ended December 31, 2001, the Company incurred an impairment loss of $596,000 related to certificates of deposit purchased through a broker that has been charged by the SEC with securities fraud in relation to these certificates of deposit. While the receiver that was appointed for the broker has identified significant assets of the broker, there has been no indication at this time as to what amount the Company might recover with respect to these certificates of deposit.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-55

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

The scheduled maturities of securities available-for-sale and securities held-to-maturity at December 31, 2001 were as follows:

                                                                   Securities                Securities
                                                               Available-for-Sale         Held-to-Maturity
                                                               ------------------         ----------------
                                                              Amortized        Fair       Amortized      Fair
                                                                Cost           Value        Cost         Value
                                                             ----------   ----------    ----------   ----------

    Due in one year or less ..............................   $       --   $       --    $    8,302   $    8,348
    Due after one year through five years ................        5,200        5,118           928          848
    Due after five years through ten years ...............       17,089       17,095           201          206
    Due after ten years ..................................       10,268       10,261            --           --
                                                             ----------   ----------    ----------   ----------
       Subtotal ..........................................       32,557       32,474         9,431        9,402
    Mortgage-backed securities ...........................       37,375       37,135           605          631
    Marketable equity securities .........................       26,039       27,497            --           --
                                                             ----------   ----------    ----------   ----------

       Total .............................................   $   95,971   $   97,106    $   10,036   $   10,033
                                                             ==========   ==========    ==========   ==========

NOTE 4 - LOANS RECEIVABLE

Loans receivable consist of the following:

                                                                                      2001             2000
                                                                                  ------------    ------------

     First mortgage loans
         One-to-four-family ..............................................        $     75,904    $     81,630
         Multi-family and commercial .....................................              19,973          15,767
         Construction ....................................................                 439             964
                                                                                  ------------    ------------
              Total first mortgage loans .................................              96,316          98,361
     Commercial loans ....................................................               5,684           5,281
     Consumer loans
         Automobile ......................................................               5,055           5,599
         Home improvement ................................................               2,270           2,491
         Share loans .....................................................                 931           1,004
         Other ...........................................................               3,068           3,347
                                                                                  ------------    ------------
              Total consumer loans .......................................              11,324          12,441
                                                                                  ------------    ------------
                  Total loans ............................................             113,324         116,083
     Less
         Unearned discounts ..............................................                 (15)            (18)
         Deferred loans costs, net .......................................                 136             126
         Allowance for loan losses .......................................                (534)           (572)
                                                                                  ------------    ------------

              Loans receivable, net ......................................        $    112,911    $    115,619
                                                                                  ============    ============

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-56

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 4 - LOANS RECEIVABLE (Continued)

The Bank makes commercial and residential real estate loans, commercial business loans, and consumer loans to customers located primarily in the west central
Illinois area. Generally, the loans are backed by collateral and are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

Activity in the allowance for loan losses is summarized as follows for the year ended December 31, 2001, the ten months ended December 31, 2000, the ten months ended December 31, 1999 (unaudited), and the year ended February 29, 2000.

                                                               -----------December 31,----------   February 29,
                                                                2001          2000         1999        2000
                                                              ---------    ---------    ---------    ---------
                                                                                       (Unaudited)

     Balance at beginning of period ........................  $     572    $     483    $     457    $     457
     Provision charged to income ...........................        103           71           61          119
     Charge-offs ...........................................       (178)          --          (63)         (93)
     Recoveries ............................................         37           18           --           --
                                                              ---------    ---------    ---------    ---------
         Balance at end of year ............................  $     534    $     572    $     455    $     483
                                                              =========    =========    =========    =========

Impaired loans on which accrual of interest has been discontinued totaled
$34,120, $23,800, and $32,360 as of December 31, 2001, December 31, 2000, and
February 29, 2000. Differences in interest income recorded on the cash basis on nonaccrual loans for the year ended December 31, 2001, for the ten months ended
December 31, 2000, and for the year ended February 29, 2000 and the amounts that would have been recorded if interest on such nonaccrual loans had been accrued were not material to the consolidated financial statements.

Loans outstanding to directors, executive officers, and their associates totaled
$134,093 and $121,440 at December 31, 2001 and 2000, respectively.

NOTE 5 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of these loans are summarized below:

                                                     2001            2000
                                                  -----------    -----------

     FHLMC ...................................    $        56        $    93
     City of Quincy, Illinois ................            600            824
     Federal Home Loan Bank ..................          5,016            690
                                                  -----------    -----------
         Total ...............................    $     5,672    $     1,607
                                                  ===========    ===========

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-57

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                                              2001            2000
                                                           ----------     -----------

         Land, buildings, and improvements .............   $    2,368     $     2,354
         Furniture, fixtures, and equipment ............        1,091           1,023
                                                           ----------     -----------
                                                                3,459           3,377
         Less accumulated depreciation .................        1,937           1,830
                                                           ----------     -----------
              Total ....................................   $    1,522     $     1,547
                                                           ==========     ===========

In 2002, the Bank will begin the process of constructing an addition to the
Quincy branch, located at 101 North 36th Street. Total estimated costs to complete the addition to the branch are $500,000 at December 31, 2001.

NOTE 7 - DEPOSITS

Certificate of deposit accounts with balances of $100,000 or more totaled approximately $19,885,000 and $16,785,000 at December 31, 2001 and 2000,
respectively. Deposits greater than $100,000 are not federally insured.

Scheduled maturities of certificates of deposit at December 31, 2001 were as follows:

               2002 .................................    $ 86,601
               2003 .................................      31,286
               2004 .................................       6,896
               2005 .................................       6,571
                                                         --------

                   Total ............................    $131,354
                                                         ========

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES

Advances from the Federal Home Loan Bank consist of:

       Maturity Date                Rate         Rate Adjustment                   2001               2000
       -------------                ----         ---------------                   ----               ----

     January 16, 2002               5.40%              Fixed .............   $     2,000,000    $            -
     November 24, 2003              3.31%              Fixed .............         2,000,000                 -
     Open Line                      1.74%             Variable ...........                 -         5,000,000
                                                                             ---------------    --------------

                                                                             $     4,000,000    $    5,000,000
                                                                             ===============    ==============

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-58

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES (Continued)

The Bank maintains a collateral pledge agreement covering secured advances whereby the Bank has agreed to at all times keep on hand, free of all other pledges, liens, and encumbrances, whole first mortgage loans on improved residential property not more than 90 days delinquent, aggregating no less than
167% of the outstanding secured advances from the Federal Home Loan Bank of
Chicago.

NOTE 9 - INCOME TAXES

An analysis of the provision for income taxes is as follows for the year ended
December 31, 2001, the ten months ended December 31, 2000, the ten months ended
December 31, 1999 (unaudited), and the year ended February 29, 2000.

                                                              -------------December 31,----------   February 29,
                                                                 2001          2000         1999        2000
                                                              ---------    ---------    ---------    ---------
                                                                                         (Unaudited)

     Current .............................................    $   1,132    $     820    $     747    $     920
     Deferred ............................................          (70)         (32)         (67)         (82)
                                                              ---------    ---------    ---------    ---------

                                                              $   1,062    $     788    $     680    $     838
                                                              =========    =========    =========    =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and
2000 are as follows:

                                                                                       2001            2000
                                                                                       ----            ----

     Deferred tax assets
         Deferred loan fees ..................................................      $        50    $        45
         Bad debts ...........................................................              102             18
         Other ...............................................................               58              7
                                                                                    -----------    -----------
              Total deferred tax assets ......................................              210             70

     Deferred tax liabilities
         Unrealized gains on securities available-for-sale ...................              440            503
         Depreciation ........................................................               65             63
         Federal Home Loan Bank stock dividends ..............................               45             19
         Other ...............................................................               42              -
                                                                                    -----------    -----------
              Total deferred tax liabilities .................................              592            585
                                                                                    -----------    -----------

                  Net deferred tax liability .................................      $      (382)   $      (515)
                                                                                    ===========    ===========

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-59

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES (Continued)

A reconciliation of the federal statutory tax rate of 34% for the year ended
December 31, 2001, the ten months ended December 31, 2000, the ten months ended
December 31, 1999 (unaudited), and the year ended February 29, 2000 to the effective tax rate on income before income taxes is as follows:

                                                                   December 31,               December 31,
                                                             ----------2001---------      --------2000---------
                                                              Amount         Percent        Amount       Percent
                                                              ------         -------        ------       -------

   Tax expense at statutory rate ........................   $       990        34.0%     $       762       34.0%
   Tax-exempt interest income ...........................           (43)       (1.5)             (22)      (1.0)
   State income taxes, net of federal ...................           101         3.5               25        1.2
   Other ................................................            14          .5               23         .9
                                                            -----------    --------      -----------     ------

       Tax expense at effective rate ....................   $     1,062        36.5%     $       788       35.1%
                                                            ===========    ========      ===========     ======

                                                                   December 31,               February 29,
                                                             ----------1999---------      --------2000---------
                                                                    (Unaudited)
                                                              Amount         Percent        Amount       Percent
                                                              ------         -------        ------       -------

   Tax expense at statutory rate ........................   $       657        34.0%     $       797       34.0%
   Tax-exempt interest income ...........................           (19)       (1.0)             (25)      (1.1)
   State income taxes, net of federal ...................            22         1.1               26        1.1
   Other ................................................            20         1.1               40        1.7
                                                            -----------    --------      -----------     ------

       Tax expense at effective rate ....................   $       680        35.2%     $       838       35.7%
                                                            ===========    ========      ===========     ======

Retained earnings at December 31, 2001 include allocations for federal income tax purposes representing tax bad debt deductions of approximately $2,300,000 through December 31, 2001, on which no tax has been paid and no deferred federal income taxes have been provided. Reductions of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes only, which will be subject to the then current corporate income tax rate.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-60

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to fund loans and previously approved unused lines of credit. The Bank's exposure to credit loss in the event of nonperformance by the parties to these financial instruments is represented by the contractual amount of the instruments. The Bank uses the same credit policy for commitments as it uses for on-balance-sheet items. The contract amount of these financial instruments is summarized as follows:

                                                                              2001             2000
                                                                              ----             ----

              Commitments to extend credit ............................  $       682      $     1,922
              Unused lines of credit ..................................        2,087            1,943
              Construction loans in process ...........................           70              513
              Letters of credit .......................................            -               50

At December 31, 2001, the Bank had one 7.125% fixed rate commitment to extend credit in the amount of $57,800. This commitment is due to expire within 60 days of issuance. Since many commitments expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral may be obtained upon exercise of a commitment. The amount of collateral is determined by management and may include commercial and residential real estate and other business and consumer assets.

NOTE 11 - PENSION PLAN

The Corporation participates in a multi-employer defined benefit pension plan.
The plan provides benefits to substantially all of the Corporation's employees.
The plan is funded through contributions to a nationwide plan for savings and loan associations. Beginning April 1, 1997, payments to the plan were suspended by the plan's executive committee due to the fully funded status of the plan.
During the ten months ended December 31, 2000, payments to the plan were reinstated. Pension expense was $120,000 and $24,000 during the year ended
December 31, 2001 and the ten months ended December 31, 2000. No contributions were made to the plan for the ten months ended December 31, 1999 (unaudited) or the year ended February 29, 2000.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-61

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 12 - STOCK-BASED COMPENSATION PLANS

As part of the conversion transaction, the Corporation established an ESOP for the benefit of substantially all employees. The ESOP borrowed $1,794,000 from the Corporation and used those funds to acquire 179,400 shares of the
Corporation's stock at $10 per share.

Shares issued to the ESOP are allocated to ESOP participants based on principal and interest repayments made by the ESOP on the loan from the Corporation. The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Corporation's discretionary contributions to the
ESOP and earnings on the ESOP's assets. Principal payments are scheduled to occur over a ten-year period. However, in the event the Corporation's contributions exceed the minimum debt service requirements, additional principal payments will be made.

During 2001 and 2000, 17,940 and 4,485 shares of stock with an average fair value of $15.73 and $12.89 per share were committed to be released, resulting in
ESOP compensation expense of $282,959 and $57,834, respectively. Shares held by the ESOP at December 31 are as follows:

                                                              2001            2000
                                                          ------------     ------------

         Allocated shares ..............................        22,425            4,485
         Unallocated shares ............................       156,975          174,915
                                                          ------------     ------------

              Total ESOP shares ........................       179,400          179,400
                                                          ============     ============

         Fair value of unallocated shares ..............  $      2,582     $      2,339
                                                          ============     ============

The Corporation adopted a stock-based incentive plan during 2001 under the terms of which 224,250 shares of the Corporation's common stock were reserved for issuance. The options become exercisable in equal installments over a five-year period from the date of grant. The options expire ten years from the date of grant.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-62

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 12 - STOCK-BASED COMPENSATION PLANS (Continued)

A summary of the status of the Corporation's stock option plan and changes during 2001 is presented below:

                                                                                Weighted-
                                                                                 Average
                                                                                Exercise
                                                                    Shares        Price
                                                                    ------        -----

         Outstanding at beginning of year ...................            --     $       --
         Granted ............................................       208,549          15.10
         Exercised ..........................................            --             --
         Forfeited ..........................................            --             --
                                                                 ----------     ----------

         Outstanding at end of year .........................       208,549     $    15.10
                                                                 ==========     ==========

                                                                                    2001
                                                                                    ----
     Options exercisable at end of year ................................                --
     Weighted-average fair value of options granted during year ........        $     3.50
     Average remaining option term .....................................          10 years

The Corporation applies Accounting Principles Board (APB) Opinion 25 and related
Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized at the date of grant. Had compensation cost been determined based on the fair value at the grant dates for awards under the plan consistent with the method of Statement of Financial Accounting
Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," the
Corporation's net income and earnings per share for 2001 would have been reduced to the pro forma amounts in the table below. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period.

                                                                 Year Ended
                                                              December 31, 2001
                                                              -----------------

         Net income as reported ...............................     $ 1,851
         Pro forma net income .................................       1,814
         Earnings per share as reported
              Basic and diluted ...............................         .91
         Pro forma earnings per share
              Basic and diluted ...............................         .89

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-63

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 12 - STOCK-BASED COMPENSATION PLANS (Continued)

The Black-Scholes option pricing valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     Date of grant                                      October 10, 2001
     Options granted ...................................    208,549
     Estimated fair value of stock options granted .....    $  3.50
     Assumptions used:
         Risk-free interest rate .......................       3.88%
         Expected option life ..........................    5 years
         Expected stock price volatility ...............       20.1%
         Expected dividend yield .......................       1.93%

Pursuant to its 2001 stock-based incentive plan, the Corporation awarded 89,700 shares of restricted stock during 2001. These shares vest over a five-year period. The unamortized cost of shares not yet earned (vested) is reported as a reduction of shareholders' equity. Compensation expense for restricted stock awards totaled $68,000 for the year ended December 31, 2001.

NOTE 13 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-64

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 13 - REGULATORY CAPITAL REQUIREMENTS (Continued)

The Bank's actual and required capital amounts and ratios are presented below.

                                                                                          To Be Well Capitalized
                                                                       For Capital        Under Prompt Corrective
                                               Actual               Adequacy Purposes        Action Provisions
                                               ------               -----------------        -----------------
                                          Amount    Ratio           Amount      Ratio        Amount      Ratio
                                          ------    -----           ------      -----        ------      -----

As of December 31, 2001
    Total capital (to risk-weighted
      assets) ..........................$  34,071     31.4%      $   8,687       8.0%     $  10,858      10.0%
    Tier I capital (to risk-weighted
      assets) ..........................   32,888     30.3           4,343       4.0          6,515       6.0
    Tier I (core) capital (to adjusted
      total assets) ....................   32,888     14.1           9,309       4.0         11,636       5.0

As of December 31, 2000
    Total capital (to risk-weighted
      assets) ..........................$  35,518     35.6%      $   8,146       8.0%     $  10,183      10.0%
    Tier I capital (to risk-weighted
      assets) ..........................   34,409     33.8           4,073       4.0          6,110       6.0
    Tier I (core) capital (to adjusted
      total assets) ....................   34,409     15.2           9,085       4.0         11,357       5.0

NOTE 14 - EARNINGS PER COMMON SHARE

A reconciliation of the numerator and denominator of the earnings per common share computation for the year ended December 31, 2001 and the three-month period ended December 31, 2000:

                                                                                2001                   2000
                                                                                ----                   ----

     Earnings per common share
         Net income .....................................................  $       1,851        $        1,456
         Less net income of the Bank prior to conversion ................              -                   998
                                                                           -------------        --------------

              Net income attributable to common shareholders ............  $       1,851        $          458
                                                                           =============        ==============

         Total weighted average common shares outstanding ...............      2,031,347             2,065,343
                                                                           -------------        --------------

              Basic earnings per share ..................................  $         .91        $          .22
                                                                           =============        ==============

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-65

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 14 - EARNINGS PER COMMON SHARE (Continued)

                                                                                2001                   2000
                                                                                ----                   ----

     Diluted
         Net income attributable to common shareholders ................   $       1,851        $          458
                                                                           =============        ==============

         Weighted average common shares outstanding
           for basic earnings per common share .........................       2,031,347             2,065,343
         Add:  dilutive effects of assumed exercises of
           stock options and stock awards ..............................           2,350                    --
                                                                           -------------        --------------

              Average shares and dilutive potential
                common shares ..........................................       2,033,697             2,065,343
                                                                           =============        ==============

         Diluted earnings per common share .............................   $         .91        $          .22
                                                                           =============        ==============

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The approximate carrying amount and estimated fair value of financial instruments as of December 31, 2001 and 2000 are as follows:

                                                     -----------2001------------     -----------2000----------
                                                                ----                            ----
                                                      Approximate     Estimated     Approximate        Estimated
                                                       Carrying         Fair         Carrying            Fair
                                                        Amount          Value         Amount             Value
                                                        ------          -----         ------             -----

    Financial assets
       Cash and cash equivalents ................    $    18,249     $    18,249    $    11,244     $    11,244
       Time deposits in other financial
         institutions ...........................            588             588          2,562           2,562
       Securities available-for-sale ............         97,106          97,106         42,592          42,592
       Securities held-to-maturity ..............         10,036          10,033         61,619          60,991
       Loans receivable, net ....................        112,911         113,011        115,619         115,562
       Accrued interest receivable ..............          1,445           1,445          2,041           2,041

    Financial liabilities
       Deposits .................................    $   192,784     $   194,024    $   184,878     $   185,388
       Advance payments by borrowers
         for taxes and insurance ................            157             157            189             189
       Federal Home Loan Bank advances ..........          4,000           3,989          5,000           5,000
       Accrued interest payable .................            536             536            669             669

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-66

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes and, if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of debt is based on current rates for similar financing.

NOTE 16 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                                                     Ten Months
                                                                                        Ended
                                                                   December 31,     December 31,       February 29,
                                                                       2001             2000               2000
                                                                       ----             ----               ----

     Unrealized holdings gains on securities
       available-for-sale ........................................   $    655         $   1,474         $ (1,363)
     Reclassification adjustments for gains recognized
       in income .................................................       (819)               --               --
                                                                     --------         ---------         --------
     Net unrealized gains (losses) ...............................       (164)            1,474           (1,363)
     Tax effect ..................................................         63              (573)             545
                                                                     --------         ---------         --------

     Other comprehensive income (loss) ...........................   $   (101)        $     901         $   (818)
                                                                     ========         =========         ========

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-67

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY CONSOLIDATED FINANCIAL STATEMENTS

                             CONDENSED BALANCE SHEET
                           December 31, 2001 and 2000

                                                                                        2001            2000
                                                                                        ----            ----

ASSETS
Cash and cash equivalents .......................................................   $     1,017    $     1,075
Securities available-for-sale ...................................................         7,594          4,960
Securities held-to-maturity .....................................................            --          2,981
ESOP loan .......................................................................         1,652          1,768
Investment in bank subsidiary ...................................................        33,565         35,227
Accrued interest receivable and other assets ....................................            48             44
                                                                                    -----------    -----------

 ................................................................................   $    43,876    $    46,055
                                                                                    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accrued expenses and other liabilities ..........................................   $       175    $       188
Shareholders' equity ............................................................        43,701         45,867
                                                                                    -----------    -----------

 ................................................................................   $    43,876    $    46,055
                                                                                    ===========    ===========

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-68

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY CONSOLIDATED FINANCIAL STATEMENTS
  (Continued)

                          CONDENSED STATEMENT OF INCOME
                    For the year ended December 31, 2001 and
                    the three months ended December 31, 2000

                                                                                     2001              2000
                                                                                     ----              ----

Income
     Securities ..............................................................    $       402      $       105
     ESOP loan ...............................................................            164               44
     Deposits in other financial institutions ................................             48               15
     Dividend income from bank subsidiary ....................................          3,500                -
     Gain on sale of securities ..............................................             59               --
     Other operating income ..................................................              8               --
                                                                                  -----------      -----------
         Total income ........................................................          4,181              164

Other expenses
     Other operating expenses ................................................            224               34
                                                                                  -----------      -----------

INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
 EARNINGS OF BANK SUBSIDIARY .................................................          3,957              130

Income taxes .................................................................            151               50
                                                                                  -----------      -----------

INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF BANK
 SUBSIDIARY ..................................................................          3,806               80

Equity in undistributed (over distributed) earnings of
  bank subsidiary ............................................................         (1,955)             378
                                                                                  -----------      -----------

NET INCOME ...................................................................    $     1,851      $       458
                                                                                  ===========      ===========

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-69

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY CONSOLIDATED FINANCIAL STATEMENTS
  (Continued)

                        CONDENSED STATEMENT OF CASH FLOWS
                    For the year ended December 31, 2001 and
                    the three months ended December 31, 2000

                                                                   2001        2000
                                                                 --------    --------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income ...............................................  $  1,851    $    458
     Adjustments to reconcile net income to net cash provided
       by operating activities
         Equity in (undistributed) earnings of bank subsidiary.     1,955        (378)
         Net accretion ........................................       (30)        (38)
         Dividend reinvestments ...............................       (60)         (9)
         Gain on sale of securities ...........................       (59)         --
         Change in other assets and liabilities ...............       (37)         33
                                                                 --------    --------
              Net cash provided by operating activities .......     3,620          66

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of bank subsidiary stock ........................        --     (10,662)
     Purchase of securities available-for-sale ................    (6,778)     (4,932)
     Purchase of securities held-to-maturity ..................        --      (2,952)
     Paydowns on mortgage-backed securities ...................       422           8
     Proceeds from sales of securities available-for-sale .....     3,864          --
     Maturities of securities held-to-maturity ................     3,000          --
     Capital contribution to subsidiary .......................       (51)         (9)
                                                                 --------    --------
         Net cash provided by (used in) investing activities ..       457     (18,547)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net proceeds from sale of common stock ...................        --      19,530
     Payment received on loan to ESOP .........................       116          26
     Purchase of treasury stock ...............................    (3,677)         --
     Dividends paid ...........................................      (574)         --
                                                                 --------    --------
         Net cash provided by (used in) financing activities ..    (4,135)     19,556
                                                                 --------    --------

Net change in cash and cash equivalents .......................       (58)      1,075

Cash and cash equivalents at beginning of period ..............     1,075          --
                                                                 --------    --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ....................  $  1,017    $  1,075
                                                                 ========    ========

--------------------------------------------------------------------------------
                                  (Continued)

                                      D-70

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 and 2000, December 31, 1999 (Unaudited), and February 29, 2000
             (Tables in thousands, except share and per share data)
--------------------------------------------------------------------------------

NOTE 18 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         Net
                                                    Interest          Interest           Net            Earnings
                                                     Income            Income          Income           Per Share
                                                     ------            ------          ------           ---------

2001
     First quarter ..............................  $   4,112         $  1,727         $     553         $    0.27
     Second quarter .............................      4,022            1,666               564              0.27
     Third quarter ..............................      3,883            1,572               467              0.23
     Fourth quarter .............................      3,400            1,317               267              0.14

2000
     First quarter ..............................  $   3,576         $  1,273         $     379         $      N/A
     Second quarter .............................      3,696            1,349               432                N/A
     Third quarter ..............................      3,891            1,421               410                N/A
     Fourth quarter .............................      4,107            1,526               490              0.22

--------------------------------------------------------------------------------

                                      D-71

FIRST FEDERAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
(UNAUDITED)

                                                                             JUNE 30,      DECEMBER 31,
                                                                               2002           2001
                                                                               ----           ----
                                     ASSETS
Cash and cash equivalents                                                   $   24,564     $   18,249
Time deposits in other financial institutions                                      588            588
Securities available-for-sale                                                   86,700         97,106
Securities held-to-maturity (fair value: June 30 - $19,900
     December 31 - $10,033)                                                     19,915         10,036
Loans receivable, net                                                          107,765        112,911
Real estate owned, net                                                              88            195
Premises and equipment                                                           1,543          1,522
Accrued interest receivable                                                      1,416          1,445
Other assets                                                                       365            118
                                                                            ----------     ----------

TOTAL ASSETS                                                                $  242,944     $  242,170
                                                                            ==========     ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits                                                                    $  194,180     $  192,784
Advances from borrowers for taxes and insurance                                    271            157
Federal Home Loan Bank advances                                                  4,000          4,000
Accrued interest payable                                                           470            536
Other liabilities                                                                  951            992
                                                                            ----------     ----------
     Total liabilities                                                         199,872        198,469

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized;
  none issued or outstanding                                                        --             --
Common stock, $.01 par value, 4,000,000 shares authorized;
  2,242,500 shares issued                                                           22             22
Additional paid-in capital                                                      21,481         21,418
Unearned ESOP shares                                                            (1,480)        (1,570)
Unearned stock awards                                                           (1,151)        (1,287)
Treasury stock, (June 30 - 239,160 shares, December 31 - 134,550 shares)        (4,221)        (2,322)
Retained earnings                                                               27,436         26,745
Accumulated other comprehensive income                                             985            695
                                                                            ----------     ----------
     Total shareholders' equity                                                 43,072         43,701
                                                                            ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $  242,944     $  242,170
                                                                            ==========     ==========

                 See notes to consolidated financial statements.

                                      D-72

FIRST FEDERAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
(UNAUDITED)

                                                 THREE MONTHS                 SIX MONTHS
                                                ENDED JUNE 30,              ENDED JUNE 30,
                                                --------------              --------------
                                              2001          2002          2001          2002
                                              ----          ----          ----          ----
Interest income
   Loans                                   $    1,925    $    2,283    $    3,928    $    4,593
   Securities                                   1,217         1,546         2,417         3,189
   Other interest income                           98           193           171           352
                                           ----------    ----------    ----------    ----------
     Total interest income                      3,240         4,022         6,516         8,134

Interest expense
   Deposits                                     1,450         2,328         2,951         4,676
   Federal Home Loan Bank advances                 39            28            75            65
                                           ----------    ----------    ----------    ----------

     Total interest expense                     1,489         2,356         3,026         4,741
                                           ----------    ----------    ----------    ----------

Net interest income                             1,751         1,666         3,490         3,393

Provision for loan losses                          --            --             7            --
                                           ----------    ----------    ----------    ----------

Net interest income after provision for
  loan losses                                   1,751         1,666         3,483         3,393

Noninterest income
   Service charges                                 31            35            63            67
   Other fee income                                32            37            63            69
   Net gain on sale of securities                  31           141            53           141
   Other income                                     7            24            30            33
                                           ----------    ----------    ----------    ----------
     Total noninterest income                     101           237           209           310

Noninterest expense
   Compensation and benefits                      689           542         1,301         1,027
   Occupancy and equipment                         85            83           159           185
   Data processing                                131           108           259           207
   Federal insurance premiums                      24            24            48            48
   Advertising                                     25            24            51            49
   Professional fees                               43            51            84            93
   Other noninterest expenses                     100           137           176           271
                                           ----------    ----------    ----------    ----------
     Total noninterest expense                  1,097           969         2,078         1,880
                                           ----------    ----------    ----------    ----------

Income before income taxes                        755           934         1,614         1,823

Provision for income taxes                        270           370           612           706
                                           ----------    ----------    ----------    ----------
   Net income                              $      485    $      564    $    1,002    $    1,117
                                           ==========    ==========    ==========    ==========
Earnings per share
   Basic                                   $      .26    $      .27    $      .54    $      .54
                                           ==========    ==========    ==========    ==========
   Diluted                                 $      .26    $      .27    $      .53    $      .54
                                           ==========    ==========    ==========    ==========

Weighted average shares                    $1,860,446    $2,074,313    $1,864,559    $2,072,070
                                           ==========    ==========    ==========    ==========

Comprehensive income                       $    1,025    $      310    $    1,292    $    1,187
                                           ==========    ==========    ==========    ==========

                                      D-73

FIRST FEDERAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
SIX MONTHS ENDED JUNE 30, 2001 AND 2002
(IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
(UNAUDITED)

                                                                                                   Accumulated
                                                                                                      Other     Total
                                                 Additional Unearned   Unearned                       Compre-   Stock-
                                         Common    Paid-in    ESOP      Stock    Treasury  Retained   hensive  holders'
                                         Stock     Capital   Shares     Awards    Stock    Earnings   Income    Equity
                                        --------  --------  --------   --------  --------  --------  --------  --------

Balance at December 31, 2000            $     22  $ 21,315  $ (1,749)  $     --  $     --  $ 25,483  $    796  $ 45,867
ESOP shares earned                            --        47        90         --        --        --        --       137
Comprehensive income                          --        --        --         --        --      (283)       --      (283)
    Net income                                --        --        --         --        --     1,117        --     1,117
    Change in fair value of securities
      classified as available-for-sale,
      net of reclassification and tax
      effects                                 --        --        --         --        --        --        70        70
                                                                                                               --------
       Total comprehensive income                                                                                 1,187
                                        --------  --------  --------   --------  --------  --------  --------  --------

Balance at June 30, 2001                $     22  $ 21,362  $ (1,659)  $     --  $     --  $ 26,317  $    866  $ 46,908
                                        ========  ========  ========   ========  ========  ========  ========  ========

Balance at December 31, 2001            $     22  $ 21,418  $ (1,570)  $ (1,287) $ (2,322) $ 26,745  $    695  $ 43,701
Purchase of 104,610 shares of treasury
  stock                                       --        --        --         --    (1,899)       --        --    (1,899)
ESOP shares earned                            --        63        90         --        --        --        --       153
Stock awards earned                           --        --        --        136        --        --        --       136
Dividends declared ($.08 per share)           --        --        --         --        --      (311)       --      (311)
Comprehensive income
    Net income                                --        --        --         --        --     1,002        --     1,002
    Change in fair value of securities
      classified as available-for-sale,
      net of reclassification and tax
      effects                                 --        --        --         --        --        --       290       290
                                                                                                               --------
       Total comprehensive income                                                                                 1,292
                                        --------  --------  --------   --------  --------  --------  --------  --------

Balance at June 30, 2002                $     22  $ 21,481  $ (1,480)  $ (1,151) $ (4,221) $ 27,436  $    985  $ 43,072
                                        ========  ========  ========   ========  ========  ========  ========  ========

                                      D-74

FIRST FEDERAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF DOLLARS)
(UNAUDITED)

                                                                         SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                     -------------------------
                                                                        2002           2001
                                                                        ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                       $    1,002     $    1,117
    Adjustments to reconcile net income to net cash provided by operating activities
       Provision for depreciation                                            52             55
       Loss (gain) on sale of real estate owned                              (3)             7
       Net amortization of premiums and discounts                            66           (225)
       ESOP compensation expense                                            153            137
       Stock award compensation expense                                     136             --
       Provision for loan losses                                              7             --
       Dividend reinvestments                                              (541)          (682)
       Federal Home Loan Bank stock dividends                               (28)            --
       Gain on sale of securities                                           (53)          (141)
       Net changes in
           Accrued interest receivable and other assets                    (218)           417
           Deferred loan costs                                               (9)            --
           Accrued interest payable and other liabilities                  (263)          (276)
                                                                     ----------     ----------
               Net cash provided by operating activities                    301            409

CASH FLOWS FROM INVESTING ACTIVITIES
    Net change in time deposits in other financial institutions              --            887
    Purchase of securities available-for-sale                           (10,344)       (55,541)
    Purchase of securities held-to-maturity                             (13,348)        (4,121)
    Principal paydowns on mortgage-backed securities
      available-for-sale                                                  4,695          2,244
    Principal paydowns on mortgage-backed securities
      held-to-maturity                                                      267            481
    Purchase of Federal Home Loan Bank stock                                (54)            --
    Proceeds from maturities of securities available-for-sale             1,000             --
    Proceeds from maturities of securities held-to-maturity               3,100         41,367
    Proceeds from sale of securities available-for-sale                  16,240          8,073
    Purchase of loans                                                      (322)            --
    Capital expenditures of real estate owned                                (1)            --
    Net (increase) decrease in loans receivable                           5,436          1,475
    Proceeds from sale of real estate owned                                 145             31
    Purchase of property and equipment                                      (73)           (30)
                                                                     ----------     ----------
       Net cash provided by investing activities                          6,741         (5,134)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposits                                              1,396          9,385
    Net change in advances from borrowers for taxes and insurance           114            106
    Purchase of treasury stock                                           (1,899)            --
    Dividends paid                                                         (338)            --
    Repayment of Federal Home Loan Bank advances                             --         (3,000)
                                                                     ----------     ----------
       Net cash provided by financing activities                           (727)         6,491
                                                                     ----------     ----------

Net change in cash and cash equivalents                                   6,315          1,766

Cash and cash equivalents
    Beginning of period                                                  18,249         11,244
                                                                     ----------     ----------

    End of period                                                    $   24,564     $   13,010
                                                                     ==========     ==========

Supplemental disclosures of cash flow information
    Cash paid during the period for
       Interest                                                      $    3,092     $    4,759
       Taxes, net of refunds                                                681            767
       Transfers to real estate owned                                        34             --

                                      D-75

                         FIRST FEDERAL BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2002
           (table amounts in thousands of dollars, except share data)

NOTE 1 - BASIS OF PRESENTATION

The accompanying interim consolidated financial statements have been prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain disclosures required by accounting principles generally accepted in the
United States of America are not included herein. These interim statements should be read in conjunction with the Company's Annual Report on Form 10-KSB.
The December 31, 2001 balance sheet presented herein has been derived from the audited financial statements included in the Company's Annual Report on Form
10-KSB, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Interim statements are subject to possible adjustment in connection with the annual audit of the Company for the year ending December 31, 2002. In the opinion of management of the Company, the accompanying unaudited interim consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position and consolidated results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Note 2 - Earnings Per Share

For purposes of per share calculations, the Company had 2,003,340 and 2,242,500 shares of common stock outstanding at June 30, 2002 and 2001. Basic earnings per share for the three months ended June 30, 2002 and 2001 were computed by dividing net income by the weighted average number of shares outstanding.
Diluted earnings per share for the three months ended June 30, 2002 and 2001 were computed by dividing net income by the weighted average number of shares outstanding, adjusted for the dilutive effect of the outstanding stock options and stock awards. Computations for basic and diluted earnings per share are provided below.

                                      D-76

                                                 FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                    ENDED JUNE 30,           ENDED JUNE 30,
                                                 --------------------    --------------------
                                                   2002        2001        2002        2001
                                                 --------    --------    --------    --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC
   Net income                                    $    485    $    564    $  1,002    $  1,117
                                                 ========    ========    ========    ========
   Weighted average common shares outstanding       1,860       2,074       1,865       2,072
                                                 ========    ========    ========    ========
   Basic earnings per common share               $   0.26    $   0.27    $   0.54    $   0.54
                                                 ========    ========    ========    ========

DILUTED
   Net income                                    $    485    $    564    $  1,002    $  1,117
                                                 ========    ========    ========    ========
   Weighted average common shares
     outstanding                                    1,860       2,074       1,865       2,072
                                                 --------    --------    --------    --------
   Dilutive effect of stock options                    26          --          21          --
                                                 --------    --------    --------    --------
   Dilutive effect of stock awards                      7          --           6          --
                                                 --------    --------    --------    --------

   Diluted average common shares                    1,893       2,074       1,892       2,072
                                                 ========    ========    ========    ========

   Diluted earnings per common share             $   0.26    $   0.27    $   0.53    $   0.54
                                                 ========    ========    ========    ========

Note 3 - Recent Developments - New Accounting Pronouncements

Financial Accounting Standards Board (FASB), in July 2001, issued SFAS 142,
"Goodwill and Other Intangible Assets," that requires goodwill to no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill by the Company ceased upon adoption of the Statement, which became effective at January 1, 2002. Adoption of SFAS 142 has not had a material effect on the Company's financial statements.

Effective January 1, 2003, SFAS 143, "Accounting for Asset Retirement
Obligations," will apply. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period incurred. Adoption of SFAS 143 is not expected to have a material effect on the financial position and operations of the Company.

The Company adopted SFAS 144, "Accounting for the Impairment of Disposal of
Long-Lived Assets," on January 2002. The statement requires that the Company recognize an impairment loss on long-lived assets when the carrying amount is not recoverable and the measurement of the impairment loss is the difference between the carrying amount and the fair value of the asset. Adoption of SFAS
144 did not have a material effect on the Company's financial statements.

                                      D-77

                                                                      APPENDIX E

                               2001 ANNUAL REPORT

                               PFSB BANCORP, INC.

                                      E-1

PFSB BANCORP, INC.

2001 ANNUAL REPORT

Management's Discussion and Analysis of Financial Condition and Results of

                                      E-2

                       [LETTERHEAD OF PFSB BANCORP, INC.]

                             REPORT TO STOCKHOLDERS

President's Message
To Our Stockholders:

On behalf of the Board of Directors, officers and employees of PFSB Bancorp,
Inc. and its wholly owned subsidiary, Palmyra Savings, it is my privilege to present to you our 2001 annual report to stockholders.

Rather than repeat to you the numbers shown on the following pages, I will try to give you more of an overview of our operations, our appreciation for your support and some thoughts concerning the future.

Despite recording losses for the first two quarters of the past year, the
Company did show a profit in the last two quarters. This was a direct result of the improving interest rate spread between interest-earning assets and interest-bearing liabilities. We believe this trend will continue into the 2002 year.

The Company repurchased 36,058 shares of stock during the past year. In addition, we paid dividends of $.30 per share during the past year. The Board of
Directors believes that stock repurchases and the payment of dividends are effective means to enhance shareholder value and return on equity.

We remain committed to giving quality personal service to our customers and believe with our strong capital structure we shall be able to continue to retain and effectively serve our customer base.

All of us at PFSB Bancorp, Inc. appreciate your support and look forward to a long-lasting and profitable relationship.

Sincerely,

/s/ Eldon R. Mette

Eldon R. Mette
President and Chief Executive Officer

                                      E-3

BUSINESS OF THE CORPORATION

PFSB Bancorp, Inc. (the "Company"), a Missouri corporation, was organized in
November 1998 for the purpose of becoming the holding company for Palmyra
Savings (formerly Palmyra Saving and Building Association, F.A.) (the "Bank")
upon the conversion of the Bank from a federal mutual savings association to a federal stock savings bank. The conversion was completed on March 31, 1999. The
Company is not engaged in any significant business activity other than holding the stock of the Bank. Accordingly, the information set forth in this report, including financial statements and related data, applies primarily to the Bank.

The Bank is a federal stock association, originally organized in 1887 and is regulated by the Office of Thrift Supervision ("OTS"). Its deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Company ("FDIC"). The Bank also is a member of the
Federal Home Loan Bank ("FHLB") System.

The Bank's business strategy is to operate as a traditional, community-oriented savings association dedicated to financing home ownership and providing quality customer service. The Bank operates out of three offices in northeast Missouri which are located in the towns of Palmyra (Marion County), Canton (Lewis County)
and Kahoka (Clark County). It considers Marion, Lewis and Clark Counties as its primary market area for making loans and attracting deposits. The Bank's principal business is attracting deposits from the general public and using those funds to originate residential mortgage loans. It also purchases participation interests in residential, multi-family and commercial real estate loans, generally secured by properties located in Missouri but outside of its primary market area.

COMMON STOCK INFORMATION

The Company's common stock is traded on the OTC Bulletin Board under the symbol
"PFSI". As of September 30, 2001, there were 416,952 shares of common stock outstanding (including unreleased Employee Stock Ownership Plan ("ESOP") shares of 33,540 and unvested Stock-Based Incentive Plan ("SBIP") shares of 17,001) and
322 stockholders, excluding persons or entities who hold stock in nominee or
"street name". Dividend payments by the Company depend primarily on dividends received by the Company from the Bank. Under federal regulations, the dollar amount of dividends the Bank may pay depends upon its capital position and recent net income. Generally, if the Bank satisfies its regulatory capital requirements, it may make dividend payments up to the limits prescribed in the
OTS regulations. However, institutions that have converted to the stock form of ownership may not declare or pay a dividend on, or repurchase any of, its common stock if the effect thereof would cause the regulatory capital of the institution to be reduced below the amount required for the liquidation account which was established in the conversion in accordance with the OTS regulations.
See Note N of the Consolidated Financial Statements.

The table below shows the closing price high and low range of the Company's common stock and dividends paid for the year ended September 30, 2001 and 2000.
This information was provided by Nasdaq Data Products, Historical Data Service.
OTC Bulletin Board quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                               FISCAL 2001                                 FISCAL 2000
                      HIGH         LOW        DIVIDENDS           HIGH         LOW        DIVIDENDS
                   --------------------------------------     ---------------------------------------

First Quarter ....  $12.6875     $11.0000       $0.15           $11.1250    $ 9.6250        $0.15
Second Quarter ...  $12.6250     $11.1300       $  --           $11.0000    $10.0000        $  --
Third Quarter ....  $12.1000     $11.2000       $0.15           $12.3750    $11.0000        $0.15
Fourth Quarter ...  $12.1000     $10.1100       $  --           $12.1250    $11.1250        $  --

                                      E-4

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth certain information concerning the consolidated financial position and results of operations of the Company at and for the dates indicated. Since the Company had not commenced operations prior to the mutual-to-stock conversion of the Bank in March 1999, the financial information presented for the periods prior to 1999 is that of the Bank only. The consolidated data is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Company and its subsidiaries presented in this report.

                                                                                AT SEPTEMBER 30,
                                                                    -----------------------------------------
                                                                        2001     2000      1999      1998
                                                                        ----     ----      ----      ----
                                                                             (Dollars in Thousands)

SELECTED FINANCIAL CONDITION DATA:

Total assets .....................................................    $70,044   $70,044   $66,445   $59,476
Cash and cash equivalents ........................................      4,185     3,792     2,340     2,268
Investment securities available-for-sale .........................      6,036     8,870     9,816     7,087
Investment securities held-to-maturity ...........................        900     7,427     7,484     5,589
Mortgage-backed securities held-to-maturity ......................      6,970     3,099     3,650     2,584
Loans receivable, net ............................................     49,901    44,529    41,385    40,513
Deposits .........................................................     60,736    56,385    53,139    52,724
FHLB advances ....................................................         --     4,250     2,500       500
Total equity, substantially restricted ...........................      9,136     9,263    10,645     6,048

                                                                              YEAR ENDED SEPTEMBER 30,
                                                                    -----------------------------------------
                                                                        2001     2000      1999      1998
                                                                        ----     ----      ----      ----
                                                                              (Dollars in Thousands,
                                                                             Except Per Share Amounts)

SELECTED OPERATING DATA:

Interest income ..................................................    $ 4,757   $ 4,537   $ 4,292   $ 4,164
Interest expense .................................................      3,162     2,865     2,665     2,685
                                                                      -------   -------   -------   -------
   Net interest income ...........................................      1,595     1,672     1,627     1,479

Provision for loan losses ........................................         19        --        --        25
                                                                      -------   -------   -------   -------
   Net interest income after provision for loan losses ...........      1,576     1,672     1,627     1,454

Noninterest income ...............................................         82        59       145        75
Noninterest expense ..............................................      1,539     1,483     1,309     1,104
                                                                      -------   -------   -------   -------

   Income before income taxes ....................................        119       248       463       425

Income taxes .....................................................         20        78       163       149
                                                                      -------   -------   -------   -------

   Net income ....................................................    $    99   $   170   $   300   $   276
                                                                      =======   =======   =======   =======

Basic income per share ...........................................    $  0.26   $  0.40   $  0.58         *
                                                                      =======   =======   =======

Diluted income per share .........................................    $  0.26   $  0.39   $    --         *
                                                                      =======   =======   =======

Dividends per share ..............................................    $  0.30   $  0.30   $    --         *
                                                                      =======   =======   =======

                                      E-5

                                                                              AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                                           --------------------------------------------
                                                                             2001        2000        1999        1998
                                                                             ----        ----        ----        ----

KEY OPERATING RATIOS:

PERFORMANCE RATIOS:
Return on average assets (net income divided by average assets) ..........   0.14%       0.25%       0.47%       0.47%
Dividend payout ratio (dividends paid divided by
 net income per share-basic) .............................................   1.15        0.75          --          --
Return on average equity (net income divided by average equity) ..........   1.07        1.75        3.48        4.64
Interest rate spread (difference between average yield on interest-
 earning assets and average cost of interest-bearing liabilities) ........   1.78        1.95        2.09        2.24
Net interest margin (net interest income to average
 interest-earning assets) ................................................   2.39        2.57        2.66        2.62
Noninterest expense to average total assets ..............................   2.24        2.21        2.07        1.88
Average interest-earning assets to average
 interest-bearing liabilities ............................................ 112.78      114.07      112.91      107.87

ASSET QUALITY RATIOS:
Nonperforming loans to loan receivable, net(1) ...........................   0.83        0.34        0.33        0.54
Nonperforming assets to total assets(2) ..................................   0.59        0.21        0.21        0.37
Allowance for loan losses to gross loans receivable ......................   0.59        0.62        0.66        0.68
Allowance for loan losses to nonperforming loans .........................  72.52      186.02      203.75      127.82
Net charge-offs to average outstanding loans .............................     --          --          --          --

CAPITAL RATIOS:
Tangible .................................................................  11.83       12.32       12.56       10.13
Core .....................................................................  11.83       12.32       12.56       10.13
Risk-based ...............................................................  24.15       26.97       28.11       22.30
Average equity to average assets .........................................  13.42       14.50       13.62       10.12

                                                                                         AT SEPTEMBER 30,
                                                                           --------------------------------------------
                                                                             2001        2000        1999        1998
                                                                             ----        ----        ----        ----

OTHER DATA:
Number of:
  Mortgage loans outstanding .............................................  1,229       1,232       1,191       1,221
  Deposit accounts .......................................................  8,146       7,977       7,674       7,761
  Full-service offices ...................................................      3           3           3           3

* Operating as a mutual institution
----------------------------
(1)     Nonperforming loans consist of loans accounted for on a nonaccrual basis
(2)     Nonperforming assets consist of nonaccrual loans.

                                      E-6

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather they are statements based on the current expectations of the Company regarding its business strategies and their intended results and its future performance.
Forward-looking statements are preceded by terms such as "expects", "believes",
"anticipates", "intends" and similar expressions. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange
Commission. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.

GENERAL

The Company is a Missouri corporation that was organized for the purpose of becoming the holding company for the Bank upon the Bank's conversion from a federal mutual savings association to a federal stock savings bank. The Bank's conversion was completed on March 31, 1999. The Bank's business consists principally of attracting retail deposits from the general public and using these funds to originate and purchase residential mortgage loans generally located in Missouri.

The Company's operating results depend primarily on its net interest income, which is the difference between the income it receives from its loans and investments, and the interest paid on deposits and borrowings. Noninterest income and expenses also affect the Company's operating results. Noninterest income would include such items as loan service fees, service charges and other fees. Noninterest expense would include such items as salaries and benefits, occupancy costs, data processing and other expenses.

Management's discussion and analysis of the financial condition and results of operations is intended to assist in understanding the consolidated financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the Consolidated Financial
Statements and accompanying notes thereto.

OPERATING STRATEGY

The business of the Company consists principally of attracting retail deposits from the general public and using these funds to originate and purchase mortgage loans secured by one- to four-family residences generally located in Missouri.
To a lesser extent, the Company also originates and purchases multi-family loans and originates commercial real estate loans, land loans, residential construction loans, consumer loans and loans secured by savings accounts. The
Company funds its assets primarily with retail deposits, although it occasionally uses advances from the FHLB of Des Moines as a supplemental source of funds.

Operating results depend primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of interest-bearing liabilities, consisting primarily of deposits. Operating results are also significantly affected by general economic and competitive conditions, primarily changes in market interest rates, governmental legislation and policies concerning monetary and fiscal affairs and housing, as well as financial institutions and the attendant actions of the regulatory authorities.

                                      E-7

The Company's business strategy is to operate as a conservative, well-capitalized, profitable community-oriented financial institution dedicated to financing home ownership and providing quality customer service. To supplement loan demand in its primary market area, the Company purchases participation interests in one- to four-family mortgage loans, primarily non-owner-occupied duplex properties, multi-family loans and commercial real estate loans generally secured by properties located in Missouri. The Company believes that it has successfully implemented its strategy by (i) maintaining strong capital levels, (ii) maintaining effective control over operating expenses to attempt to achieve profitability under differing interest rate scenarios, (iii) limiting interest rate risk, (iv) emphasizing local loan originations and (v) emphasizing high-quality customer service with a competitive fee structure.

INTEREST RATE RISK MANAGEMENT

In order to reduce the impact on the Company's net interest earnings due to changes in interest rates, the Company's strategy on interest rate sensitivity risk is to manage the exposure to potential risks associated with changing interest rates by maintaining a balance sheet posture where annual net interest earnings and the market value of portfolio equity are not significantly impacted by unexpected changes in interest rates.

INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE

Net portfolio value ("NPV") is the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts.
An institution's interest rate risk ("IRR") is measured as the change to its NPV as a result of a hypothetical 200 basis point ("bp") change in market interest rates. The following table presents the Bank's NPV at September 30, 2001, as calculated by the OTS.

                                                       NET PORTFOLIO VALUE
            BASIS POINT            -----------------------------------------------------------
          CHANGE IN RATES              $ AMOUNT              $ CHANGE            % CHANGE
       ----------------------      -----------------    -------------------   ----------------

              +300 bp                    $9,313                $(853)                (8)%
              +200 bp                     9,741                 (426)                (4)
              +100 bp                    10,048                 (119)                (1)
                 0 bp                    10,167                   --                 --
              -100 bp                    10,167                   --                 --
              -200 bp                    10,128                  (39)                --
              -300 bp                        --                   --                 --

Because of the market rates of interest at September 30, 2001, calculation of the NPV for a decline of 300 basis points is not possible.

As with any method of measuring IRR, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Furthermore, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table. Therefore, the data presented in the table should not be relied upon as indicative of actual results.

                                      E-8

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2001 AND 2000

Total assets remained the same at $70.0 million at September 30, 2001 and
September 30, 2000. Loans receivable increased $5.4 million, which includes an increase of $2.7 million in purchased multi-family loans, and mortgage-backed investments increased $3.9 million. The increase in the mortgage loan portfolio was funded by a decrease in the investment security portfolio of $9.4 million.
Deposits increased $4.4 million principally from an increase in retail certificates of deposit. The funds from the increase in deposits were used primarily to repay $4.3 million in FHLB advances. Equity decreased from $9.3 million at September 30, 2000 to $9.1 million at September 30, 2001, primarily due to the Company's repurchase of its common stock. During the year ended
September 30, 2001, the Company acquired 36,058 shares of its outstanding common stock at a cost of $437,000.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000

NET INCOME. Net income for 2001 decreased $72,000 or 42.1% to $99,000 compared to $170,000 for 2000. Basic income per share dropped from $0.40 for 2000 to
$0.26 for 2001. Diluted income per share was $0.26 for 2001.

NET INTEREST INCOME. Net interest income increased 4.7% or $78,000 to $1.6 million for 2001. Interest income increased $220,000 for 2001 as compared to the prior year while interest expense increased $298,000 during the same period. The increase in interest income was due to the increase in interest-earning assets, primarily loans receivable which increased $5.4 million and mortgaged-backed securities which increased $3.9 million for the period. Interest expense rose due to an increase in deposits of $4.4 million, partially offset by the repayment of $4.3 million in FHLB advances. Investment yields decreased from
6.1% to 6.0% and loan yields increased from 7.5% to 7.8% from 2000 compared to
2001. For the same period, the cost of deposits increased from 5.0% to 5.3%.
These factors resulted in a decrease of the interest rate spread from 1.95% to
1.78%.

PROVISION FOR LOAN LOSSES. The allowance for loan losses increased $19,000 to
$299,000 in 2001. There were no loan losses or recoveries for 2001 or 2000. The allowance represented 0.60% and 0.62% of loans outstanding at 2001 and 2000, respectively. Management believes the overall allowance is adequate to meet any potential losses in the loan portfolio.

NONINTEREST INCOME. Total noninterest income increased $23,000 to $82,000 for
2001. The increase is attributable to a $12,000 increase in the gain on investments called, and a $9,000 increase in service charges and other fees.
Service charges and other fees increased $5,000 from mortgage loan prepayment and late charges, and $3,000 from increased checking account fees. Other income increased $19,000, of which $10,000 was due to a one-time insurance premium refund and $8,000 was due to several non-recurring transactions that took place in the quarter ended December 31, 2000. These increases were partially offset by losses on foreclosed real estate of $20,000.

NONINTEREST EXPENSE. Total noninterest expense increased $56,000 to $1.5 million for 2001. Of the increase, $84,000 was due to increased employee compensation and benefits which included expenses which are associated with the addition of the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan and a 20% increase in employee insurance costs. Occupancy costs increased $15,000, primarily due to costs associated with the Kahoka branch office building opened in the spring of
2000, and professional fees decreased $12,000. Directors fees increased $5,000 in 2001 and other expenses decreased $28,000.

INCOME TAXES. Income taxes decreased $58,000 between 2001 and 2000 as a result of lower income before income taxes in 2001.

                                      E-9

YIELDS EARNED AND RATES PAID

The earnings of the Company depend largely on the spread between the yield on interest-earning assets and the cost of interest-bearing liabilities, as well as the relative size of the Company's interest-earning assets and interest-bearing liability portfolios.

The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spreads, net interest margin, and ratio of average interest-earning assets to average interest-bearing liabilities.

                                                                          YEAR ENDED SEPTEMBER 30,
                                             ---------------------------------------------------------------------------------
                                                                2001                                        2000
                                             -------------------------------------        ------------------------------------
                                                               INTEREST                                    INTEREST
                                               AVERAGE           AND       YIELD/           AVERAGE          AND       YIELD/
                                              BALANCE(1)      DIVIDENDS     COST           BALANCE(1)     DIVIDENDS     COST
                                              ----------      ---------     ----           ----------     ---------     ----
                                                                          (Dollars in Thousands)

INTEREST-EARNING ASSETS(2):
  Loans receivable, net .....................     $45,879         $3,561         7.76%       $42,646         $3,202      7.51%
  Investment securities .....................      13,615            815         5.99         16,703          1,026      6.14
  Mortgage-backed securities ................       3,819            250         6.55          3,375            217      6.42
  FHLB stock ................................         414             21         5.07            397             27      6.74
  Interest-bearing deposits .................       3,035            109         3.59          1,905             66      3.48
                                                  -------         ------                     -------         ------
    Total interest-earning assets ...........      66,762          4,756         7.12         65,026          4,538      6.98

Noninterest-earning assets ..................       2,060                                      2,065
                                                  -------                                    -------

    Total average assets ....................     $68,822                                    $67,091
                                                  =======                                    =======

INTEREST-BEARING LIABILITIES:
  Savings accounts ..........................     $12,009            340         2.83        $12,209            371      3.04
  Certificates of deposit ...................      45,746          2,729         5.97         41,279          2,273      5.51
                                                  -------         ------                     -------         ------
    Total average deposits ..................      57,755          3,069         5.31         53,488          2,644      4.94
  FHLB advances .............................       1,442             93         6.45          3,519            222      6.33
                                                  -------         ------                     -------         ------
    Total interest-bearing liabilities ......      59,197          3,162         5.34         57,007          2,866      5.03

Noninterest-bearing liabilities .............         388                                        359
                                                  -------                                    -------

    Total average liabilities ...............      59,585                                     57,366

Average total equity ........................       9,237                                      9,725
                                                  -------                                    -------

    Total liabilities and equity ............     $68,822                                    $67,091
                                                  =======                                    =======

Net interest income .........................                     $1,594                                     $1,672
                                                                  ======                                     ======

Interest rate spread ........................                                    1.78%                                   1.95%
                                                                                 ====                                    ====

Net interest margin .........................                                    2.39%                                   2.57%
                                                                                 ====                                    ====

Ratio of average interest-earning assets
         to average interest-bearing ........      112.78%                                    114.07%
                                                   ======                                     ======

-----------------------------
(1)      Average balance for a period are calculated using the average month-end balance during each period, except for the months of February through
         September 2001, when the calculation includes average monthly balances rather than month-end balances for Palmyra Savings.
(2)      Interest-earning assets include non-accrual loans and loans 90 days or more past due.

                                      E-10

The following table sets forth the effects of changing rates and volumes on net interest income of the Company. Information is provided with respect to (i)
effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); (iii) effects attributable to changes in rate/volume (changes in rate multiplied by changes in volume); and, (iv) to the net change.

                                                                     YEARS ENDED SEPTEMBER 30,
                                       -------------------------------------------------------------------------------------
                                                2001 COMPARED TO 2000                        2000 COMPARED TO 1999
                                              INCREASE (DECREASE) DUE TO                  INCREASE (DECREASE) DUE TO
                                       -----------------------------------------   -----------------------------------------
                                                               RATE/                                       RATE/
                                        RATE      VOLUME      VOLUME       NET      RATE      VOLUME      VOLUME        NET
                                        ----      ------      ------       ---      ----      ------      ------        ---
                                                                      (Dollars in Thousands)

Interest-earning assets:
  Loans receivable, net ..............  $ 108      $ 243       $   8      $ 359     $ (30)     $ 151      $  (2)       $ 119
  Investment securities ..............    (26)      (190)          5       (211)       20        138          3          161
  Mortgage-backed securities .........      4         29          --         33       (10)        20         (1)           9
  FHLB stock .........................     (7)         1          --         (6)        2          1         --            3
  Interest-earning deposits ..........      2         39           2         43       (16)       (34)         5          (45)
                                        -----      -----       -----      -----     -----      -----      -----        -----
    Total net change in income
     on interest-earning assets ......     81        122          15        218       (34)       276          5          247

Interest-bearing liabilities:
  Savings accounts ...................      6         (6)         --         --        (3)         4         --            1
  Certificates of deposit ............   (222)       246         (24)        --        24        (27)        --           (3)
                                        -----      -----       -----      -----     -----      -----      -----        -----
    Total average deposits ...........   (216)       240         (24)        --        21        (23)        --           (2)
  FHLB advances ......................    320       (131)       (189)        --         9        132         63          204
                                        -----      -----       -----      -----     -----      -----      -----        -----
    Total net change in expense
     on interest-bearing liabilities .    104        109        (213)        --        30        109         63          202
                                        -----      -----       -----      -----     -----      -----      -----        -----

Net change in net
  interest income ....................  $ (23)     $  13       $ 228      $ 218     $ (64)     $ 167      $ (58)       $  45
                                        =====      =====       =====      =====     =====      =====      =====        =====

                                      E-11

LIQUIDITY AND CAPITAL RESOURCES

The Company's primary sources of funds are maturities and prepayments of investment securities, customer deposits, proceeds from principal and interest payments on loans and FHLB advances. While investment securities maturities and scheduled amortization of loans are a predictable source of funds, deposit flows, investment securities prepayments and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

The Company must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Company generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At September 30,
2001, cash and interest-bearing deposits totaled $4.2 million, or 5.97% of total assets, and investment securities classified as available-for-sale totaled $6.0 million. At September 30, 2001, the Company had no outstanding advances under an available credit line of $26.5 million with the FHLB.

Liquid funds necessary for normal daily operations are maintained with the FHLB.
Excess funds over balances required to cover bank charges for services are transferred to time deposit accounts at the FHLB. At September 30, 2001, the
Company and its subsidiaries held $3.2 million in excess funds in time deposit accounts at the FHLB.

The Company uses its sources of funds primarily to fund loan commitments and to pay deposit withdrawals. At September 30, 2001, the Company had commitments to originate loans aggregating approximately $691,000. As of September 30, 2001, certificates of deposit amounted to $47.7 million or 78.5% of total deposits, including $29.0 million, which are scheduled to mature in less than one year.
Historically, the Company has been able to retain a significant amount of its deposits as they mature. The Company believes it has adequate resources to fund all loan commitments through deposit growth by adjusting the offering rates of certificates to retain deposits in changing interest rate environments or, if necessary, through FHLB advances.

Net cash provided by operating activities for the Company during the year ended
September 30, 2001, was $357,000. Net income of $99,000, adjusted for non-cash charges, largely accounted for the net cash provided by operating activities.
Net cash provided by investing activities was $485,000. Net cash used by financing activities was $450,000. The largest components of cash provided by financing activities were the net repayment of FHLB advances and purchase of treasury stock, net increase in deposits.

The Company is not subject to any regulatory capital requirements. The Bank is subject to certain capital requirements imposed by the OTS. The Bank satisfied these requirements at September 30, 2001. See Note J of the Consolidated
Financial Statements.

EFFECT OF INFLATION AND CHANGING PRICES

The consolidated financial statements and related financial data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America which require the measurement of financial position and operating results in terms of historical dollars, without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on operations of the Company is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation.
Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

See Note A of the Notes to the Consolidated Financial Statements.

                                      E-12

                 [LETTERHEAD OF MOORE, HORTON & CARLSON, P.C.]

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
PFSB Bancorp, Inc.
Palmyra, Missouri

We have audited the accompanying consolidated statements of financial condition of PFSB Bancorp, Inc. ("Company") as of September 30, 2001 and 2000 and the
related consolidated statements of income, equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of
September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore, Horton & Carlson, P.C.

Mexico, Missouri
November 28, 2001

                                      E-13

PFSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                           SEPTEMBER 30
                                                                                        2001           2000
                                                                                  ------------------------------

ASSETS

Cash (includes interest-bearing deposits of $3,883,205 and
 $3,490,424, respectively) ......................................................   $ 4,184,971     $ 3,792,322
Investment securities--Note B
   Available-for-sale, at fair value ............................................     6,036,178       8,869,799
   Held-to-maturity (fair value of $912,132 and $7,217,291, respectively) .......       900,000       7,426,755
Mortgage-backed securities held-to-maturity (fair value of $7,061,023
 and $3,007,600, respectively)--Note C ..........................................     6,969,528       3,099,151
Stock in Federal Home Loan Bank of Des Moines ("FHLB") ..........................       426,500         402,900
Loans receivable--Note D ........................................................    49,900,971      44,529,174
Accrued interest receivable--Note E .............................................       537,800         600,396
Premises and equipment--Note F ..................................................     1,029,886       1,082,390
Foreclosed real estate--Note D ..................................................            --         104,653
Other assets ....................................................................        58,297         136,000
                                                                                    -----------     -----------
                                                                   TOTAL ASSETS .   $70,044,131     $70,043,540
                                                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Deposits--Note G .............................................................   $60,735,533     $56,384,648
   Advances from FHLB--Note H ...................................................            --       4,250,000
   Advances from borrowers for property taxes and insurance .....................        54,970          50,784
   Other liabilities ............................................................       117,596          95,527
                                                                                    -----------     -----------
                                                              TOTAL LIABILITIES .    60,908,099      60,780,959

Commitments and contingencies--Note M and P

Stockholders' Equity--Notes J and N
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
    none issued .................................................................            --              --
   Common stock, $.01 par value, 5,000,000 shares authorized,
    559,000 shares issued .......................................................         5,590           5,590
   Additional paid-in capital ...................................................     4,937,426       4,929,502
   Retained earnings - substantially restricted .................................     6,316,696       6,348,256
   Accumulated other comprehensive loss .........................................        28,000        (197,448)
   Unearned ESOP shares .........................................................      (335,400)       (380,120)
   Unearned SBIP shares .........................................................      (156,656)       (206,270)
   Treasury stock at cost (142,048 and 107,208 shares, respectively) ............    (1,659,624)     (1,236,929)
                                                                                    -----------     -----------
                                                     TOTAL STOCKHOLDERS' EQUITY .     9,136,032       9,262,581
                                                                                    -----------     -----------
                                     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .   $70,044,131     $70,043,540
                                                                                    ===========     ===========

See accompanying notes to consolidated financial statements.

                                      E-14

PFSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

YEARS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                  ACCUMULATED
                                           ADDITIONAL                 OTHER      UNEARNED   UNEARNED                    TOTAL
                                 COMMON     PAID-IN     RETAINED  COMPREHENSIVE    ESOP       SBIP       TREASURY    STOCKHOLDERS'
                                 STOCK      CAPITAL     EARNINGS  INCOME (LOSS)   SHARES     SHARES        STOCK        EQUITY
                                --------------------------------------------------------------------------------------------------

                   BALANCE AT
           SEPTEMBER 30, 1999 . $  5,590  $4,975,544   $6,316,932   $(228,000)  $(424,840)  $      --   $        --   $10,645,226

Net income ....................       --          --      170,365          --          --          --            --       170,365
Other comprehensive income,
  net of taxes of $19,250 .....       --          --           --      30,552          --          --            --        30,552
Purchase of Treasury Stock ....       --          --           --          --          --          --    (1,516,429)   (1,516,429)
Adoption of SBIP - Note K .....       --     (50,310)          --          --          --    (229,190)      279,500            --
Amortization of SBIP ..........       --          --           --          --          --      22,920            --        22,920
Dividend paid ($.30 per share)        --          --     (139,041)         --          --          --            --      (139,041)
Release of ESOP shares ........       --       4,268           --          --      44,720          --            --        48,988
                                --------  ----------   ----------   ---------   ---------   ---------   -----------   -----------
                   BALANCE AT
           SEPTEMBER 30, 2000 .    5,590   4,929,502    6,348,256    (197,448)   (380,120)   (206,270)   (1,236,929)    9,262,581

Net income ....................       --          --       98,612          --          --          --            --        98,612
Other comprehensive income,
  net of taxes of $130,750 ....       --          --           --     225,448          --          --            --       225,448
Purchase of Treasury Stock ....       --          --           --          --          --          --      (436,926)     (436,926)
Amortization of SBIP ..........       --          --           --          --          --      49,614            --        49,614
Dividend paid ($.30 per share)        --          --     (130,172)         --          --          --            --      (130,172)
Release of ESOP shares ........       --       7,783           --          --      44,720          --            --        52,503
Stock options exercised .......       --         141           --          --          --          --        14,231        14,372
                                --------  ----------   ----------   ---------   ---------   ---------   -----------   -----------
                   BALANCE AT
           SEPTEMBER 30, 2001 . $  5,590  $4,937,426   $6,316,696   $  28,000   $(335,400)  $(156,656)  $(1,659,624)  $ 9,136,032
                                ========  ==========   ==========   =========   =========   =========   ===========   ===========

COMPREHENSIVE INCOME
                                                                                                         YEAR ENDED SEPTEMBER 30
                                                                                                             2001        2000
                                                                                                        -------------------------

Net Income ............................................................................................   $  98,612   $ 170,365
Increase in unrealized gains (losses) on securities available-for-sale,
  net of taxes of $130,750 and $19,250, respectively ..................................................     225,448      30,552
Less reclassification adjustment for gains included in net income,
  net of taxes (benefit) of $3,710 ....................................................................      (6,313)         --
                                                                                                          ---------   ---------
                                                                                                          $ 317,747   $ 200,917
                                                                                                          =========   =========

See accompanying notes to consolidated financial statements.

                                      E-15

PFSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

                                                                          YEAR ENDED SEPTEMBER 30
                                                                            2001           2000
                                                                       -----------------------------

INTEREST INCOME
   Mortgage loans ..................................................    $ 3,520,327     $ 3,159,930
   Consumer and other loans ........................................         41,027          41,798
   Investment securities ...........................................        836,348       1,052,731
   Mortgage-backed securities ......................................        250,289         216,622
   Interest-bearing deposits .......................................        109,040          66,238
                                                                        -----------     -----------
     Total Interest Income .........................................      4,757,031       4,537,319

INTEREST EXPENSE
   Deposits--Note G ................................................      3,069,023       2,641,861
   Advances from FHLB ..............................................         93,150         222,765
                                                                        -----------     -----------
     Total Interest Expense ........................................      3,162,173       2,864,626
                                                                        -----------     -----------
     Net Interest Income ...........................................      1,594,858       1,672,693

PROVISION FOR LOAN LOSSES--NOTE D ..................................         19,100              --
                                                                        -----------     -----------
     Net Interest Income After Provision
       for Loan Losses .............................................      1,575,758       1,672,693

NONINTEREST INCOME
   Service charges and other fees ..................................         67,482          58,369
   Gain on sale of investments .....................................         11,972              --
   Gain (loss) on sale of premises and equipment ...................             --          (2,595)
   Net expense of foreclosed real estate ...........................        (31,592)        (12,024)
   Other ...........................................................         34,524          15,354
                                                                        -----------     -----------
     Total Noninterest Income ......................................         82,386          59,104

NONINTEREST EXPENSE
   Employee compensation and benefits ..............................        810,444         726,660
   Occupancy costs .................................................        173,123         157,926
   Advertising .....................................................         48,760          49,728
   Data processing .................................................         95,885          96,898
   Federal insurance premiums ......................................         10,937          16,843
   Professional fees ...............................................        131,100         143,306
   Directors' fees .................................................         67,753          62,960
   Other ...........................................................        201,530         229,111
                                                                        -----------     -----------
     Total Noninterest Expense .....................................      1,539,532       1,483,432
                                                                        -----------     -----------
                                          INCOME BEFORE INCOME TAXES        118,612         248,365
INCOME TAXES--NOTE I ...............................................         20,000          78,000
                                                                        -----------     -----------
                                                          NET INCOME    $    98,612     $   170,365
                                                                        ===========     ===========

BASIC INCOME PER SHARE .............................................    $      0.26     $      0.40
                                                                        ===========     ===========

DILUTED INCOME PER SHARE ...........................................    $      0.26     $      0.39
                                                                        ===========     ===========

See accompanying notes to consolidated financial statements

                                      E-16

PFSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           YEAR ENDED SEPTEMBER 30
                                                                                             2001            2000
                                                                                       -------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

    Net income ......................................................................   $     98,612     $    170,365
    Adjustments to reconcile net income to net cash
     provided by operating activities
      Depreciation and amortization .................................................         87,252           73,505
      Amortization of premiums and discounts ........................................            (39)          (2,933)
      Loan fee amortization and payoffs .............................................            113             (113)
      Provision for loan losses .....................................................         19,100               --
      Deferred income taxes .........................................................        (19,800)         (25,400)
      Gain on sale of investments ...................................................        (11,972)              --
      Loss on sale of premises and equipment ........................................             --            2,595
      Loss on sale of foreclosed real estate ........................................         28,487            9,721
      ESOP shares released ..........................................................         52,503           48,988
      Amortization of SBIP ..........................................................         49,614           22,920
      Stock options exercised .......................................................          1,886               --
      Change to assets and liabilities
       increasing (decreasing) cash flows
         Accrued interest receivable ................................................         62,597           16,981
         Other assets ...............................................................         77,704            3,653
         Other liabilities ..........................................................        (88,884)          (6,795)
                                                                                        ------------     ------------
                                                               NET CASH PROVIDED BY
                                                               OPERATING ACTIVITIES .        357,173          313,487

CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from maturities and calls of investment
    securities, held-to-maturity ....................................................      6,534,000           60,000
   Purchase of investment securities,
    available-for-sale ..............................................................     (7,618,125)              --
   Proceeds from maturities and calls of investment
    securities, available-for-sale ..................................................     10,816,875        1,000,000
   Purchase of mortgage-backed securities ...........................................     (4,590,901)              --
   Principal collected on mortgage-backed securities ................................        716,361          547,713
   Purchase of FHLB stock ...........................................................        (23,600)         (11,700)
   Loans originated, net of repayments ..............................................       (977,832)      (1,857,652)
   Purchase of mortgage loans .......................................................     (4,442,742)      (1,401,578)
   Proceeds from sale of education loans ............................................         49,480           99,018
   Purchase of premises and equipment ...............................................        (34,748)        (638,999)
   Proceeds from sales of foreclosed real estate ....................................         56,320            2,826
   Expenditures on foreclosed real estate ...........................................            (70)          (1,677)
   Proceeds from sale of premises and equipment .....................................             --            1,700
                                                                                        ------------     ------------
                                                     NET CASH PROVIDED BY (USED IN)
                                                               INVESTING ACTIVITIES .        485,018       (2,200,349)

                                      E-17

PFSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONT'D

                                                                                          YEAR ENDED SEPTEMBER 30
                                                                                            2001           2000
                                                                                       -----------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Net increase in deposits ........................................................... $ 4,350,885     $ 3,245,653
   Advances from FHLB
     Borrowings .......................................................................   2,250,000       5,750,000
     Repayments .......................................................................  (6,500,000)     (4,000,000)
   Net increase (decrease) in advances for
    taxes and insurance ...............................................................       4,186          (1,402)
   Proceeds from exercise of stock options ............................................      12,485              --
   Payments of dividends ..............................................................    (130,172)       (139,041)
   Purchase of treasury stock .........................................................    (436,926)     (1,516,429)
                                                                                        -----------     -----------
                                                     NET CASH PROVIDED BY (USED IN)
                                                               FINANCING ACTIVITIES ...    (449,542)      3,338,781
                                                                                        -----------     -----------
                                                               NET INCREASE IN CASH ...     392,649       1,451,919
   Cash, beginning of period ..........................................................   3,792,322       2,340,403
                                                                                        -----------     -----------
                                                                CASH, END OF PERIOD ... $ 4,184,971     $ 3,792,322
                                                                                        ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION

   Cash paid for
     Interest on deposits ............................................................. $ 3,070,880     $ 2,635,046
                                                                                        ===========     ===========

     Interest on FHLB advances ........................................................ $   115,776     $   215,560
                                                                                        ===========     ===========

     Income tax ....................................................................... $    57,057     $    93,407
                                                                                        ===========     ===========

    Noncash investing and financing activities are as follows
       Loans to facilitate sales of real estate ....................................... $    19,916     $    50,578
                                                                                        ===========     ===========

       Foreclosed real estate acquired by foreclosure or deed in lieu of foreclosure .. $        --     $    66,580
                                                                                        ===========     ===========

       Adoption of SBIP shares of common stock ........................................ $        --     $   279,500
                                                                                        ===========     ===========

See accompanying notes to consolidated financial statements.

                                      E-18

PFSB BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying reporting policies and practices of PFSB Bancorp, Inc. (the
"Company") conform to accounting principles generally accepted ("GAAP") in the
United States of America and to prevailing practices within the thrift industry.
A summary of the more significant accounting policies follows:

NATURE OF OPERATIONS: The Company, a Missouri corporation, was incorporated in
November, 1998 for the purpose of becoming the holding company for Palmyra
Savings (formerly Palmyra Saving and Building Association, F.A.) (the "Bank").
On March 31, 1999, the Bank converted from a mutual to a stock form of ownership and the Company completed its initial public offering and acquired all of the outstanding capital stock of the Bank.

The Company provides a variety of financial services to individual and corporate customers through its headquarters located in Palmyra, Missouri and its branch locations in Canton and Kahoka, Missouri. Its primary deposit products are interest-bearing checking and savings accounts and certificates of deposit and its primary lending products are one- to four-family residential loans.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank and its wholly-owned subsidiary, PSA Service Corporation, whose activities consist principally of selling mortgage redemption insurance and safe deposit box rental to the Bank's customers. Significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES: Investment securities are classified as held-to-maturity, which are recorded at amortized cost, or available-for-sale. Securities designated as held-to-maturity are designated as such because the Company has the ability and the intent to hold these securities to maturity. Securities designated as available-for-sale provide the investor with certain flexibility in managing its investment portfolio. Such securities are reported at fair value; net unrealized gains and losses are excluded from income and reported net of applicable income taxes as a separate component of stockholders' equity.

Gains or losses on sales of securities are recognized in operations at the time of sale and are determined by the difference between the net sales proceeds and the cost of the securities using the specific identification method, adjusted for any unamortized premiums or discounts. Premiums or discounts are amortized or accreted to income using a method which approximates the interest method over the period to maturity.

MORTGAGE-BACKED SECURITIES: Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. These securities are recorded at amortized cost.
Gains and losses on sales of mortgage-backed securities are recognized in operations at the time of sale and are determined by the difference between the net sales proceeds and the amortized costs of the securities using the specific identification method, adjusted for any unamortized premiums or discounts.
Premiums or discounts are amortized or accreted to income using a method which approximates the interest method over the period to maturity.

STOCK IN FEDERAL HOME LOAN BANK OF DES MOINES: Stock in the FHLB is stated at cost and the amount of stock held is determined by regulation. No ready market exists for such stock and it has no quoted market value.

LOANS RECEIVABLE: Loans receivable are carried at unpaid principal balances, less the allowance for loan losses and deferred loan-origination fees. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized to interest income over the contractual life of the loan using a method which approximates the interest method.

                                      E-19

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONT'D

The Company's real estate loan portfolio consists primarily of long-term loans secured by first trust deeds on single-family residences, other residential property, commercial property and land. The adjustable-rate mortgage is the
Company's primary loan investment. Consumer loans consist principally of loans secured by savings deposits, auto and mobile home loans.

Mortgage loans are placed on nonaccrual status when principal or interest is delinquent for 90 days or more.

Uncollectible interest on loans is charged off or an allowance established by a charge to income equal to all interest previously accrued. Interest is subsequently recognized only to the extent cash payments are received until delinquent interest is paid in full and in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal in which case the loan is returned to accrual basis. Interest on consumer loans continues to accrue even if the loan is 90 days or more past due and is reversed when management determines the interest to be uncollectible.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

Management applies its normal loan review procedures in determining when a loan is impaired. All nonaccrual loans are considered impaired except those classified as small-balance homogeneous loans which are collectively evaluated for impairment. The Company considers all one-to four-family residential mortgage loans, residential construction loans, and all consumer and other loans to be smaller homogeneous loans. Impaired loans are assessed individually and impairment identified when the accrual of interest has been discontinued, loans have been restructured or management has serious doubts about the future collectibility of principal and interest, even though the loans are currently performing. Factors considered in determining impairment include, but are not limited to, expected future cash flow, the financial condition of the borrower and current economic conditions. The Company measures each impaired loan based on the fair value of its collateral and charges off those loans or portions of loans deemed uncollectible. Management has elected to continue to use its existing nonaccrual methods for recognizing interest income on impaired loans.

PREMISES AND EQUIPMENT: Premises and equipment have been stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the respective assets, which range from five to fifty years.

FORECLOSED REAL ESTATE: Real estate acquired in settlement of loans is carried at the lower of the balance of the related loan at the time of foreclosure or fair value less the estimated costs to sell the asset. Costs of holding foreclosed property are charged to expense in the current period, except for significant property improvements which are capitalized to the extent that carrying value does not exceed estimated fair market value.

INCOME TAXES: Deferred tax assets and liabilities are recognized for the future tax consequences, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. As changes in tax law or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

STATEMENTS OF CASH FLOWS: For purposes of the cash flows, cash and amounts due from depository institutions and interest-bearing deposits in other banks with a maturity of three months or less at date of purchase are considered cash equivalents.

                                      E-20

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONT'D

RISK AND UNCERTAINTIES: The Company is a community-oriented financial institution which provides traditional financial services within the areas it serves. The Company is engaged primarily in the business of attracting deposits from the general public and using these funds to originate one- to four-family residential mortgage loans located primarily in Northeastern Missouri. The
Company's principal market area consists of rural communities and substantially all of the Company's loans are to residents of or secured by properties located in its principal lending area other than purchased participation interests in residential, multi-family and commercial real estate loans, generally secured by property located in Missouri. Accordingly, the ultimate collectibility of the
Company's loan portfolio is dependent upon market conditions in that area. This geographic concentration is considered in management's establishment of the allowance for loan losses.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated statements, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the balance sheet dates and income and expenses for the periods covered.
Actual results could differ significantly from these estimates and assumptions.

In the normal course of its business, the Company encounters two significant types of risk, economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more or less rapidly, or on a different basis, than its interest-earning assets. Credit risk is the risk of default on the
Company's loan portfolio that results from the borrower's inability or unwillingness to make contractually required payments. Market risk results from changes in the value of assets and liabilities which may impact, favorably or unfavorably, the realizability of those assets and liabilities held by the
Company.

The Company is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examination.

NET INCOME PER SHARE: Basic income per share is based upon the weighted average number of common shares outstanding during the periods presented. Diluted income per share include the effects of all dilutive potential common shares outstanding during each period.

NEW ACCOUNTING STANDARDS: In June 2001, the Financial Accounting Standards Board
("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141,
BUSINESS COMBINATIONS. SFAS No. 141 requires that all business combinations after June 30, 2001 be accounted for using the purchase method. It also defines certain criteria for intangible assets that are acquired in a business combination, in order to be recognized and reported separately from goodwill.
SFAS No. 141 supersedes Accounting Principles Board Opinion No. 16 ("APB 16"),
BUSINESS COMBINATIONS and Financial Accounting Standards Board Statement No. 38
("SFAS 38"), ACCOUNTING FOR PREACQUISITION CONTINGENCIES OF PURCHASED
ENTERPRISES.

In June 2001, FASB issued SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS.
SFAS No. 142 establishes accounting and reporting standards for intangible assets. It requires that goodwill and intangible assets with indefinite useful lives be tested for impairment annually rather than amortized. SFAS No. 142 supersedes Accounting Principles Board Opinion No. 17 ("APB 17"), INTANGIBLE
ASSETS.

The Company is reviewing SFAS 141 and SFAS 142 and does not expect that application of these statements will have any material effect on the consolidated financial statements.

                                      E-21

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONT'D

RECLASSIFICATION: Certain September 30, 2000 balances have been reclassified to conform with the current year presentation.

NOTE B--INVESTMENT SECURITIES

                                                                             GROSS UNREALIZED
                                                            AMORTIZED    ------------------------      FAIR
                                                              COST          GAINS       LOSSES         VALUE
                                                          ------------------------------------------------------

Available-for-sale:
   U.S. Government agency obligations
    September 30, 2001 ..................................  $5,992,178    $   44,750    $      750    $6,036,178
                                                           ==========    ==========    ==========    ==========

    September 30, 2000 ..................................  $9,181,999    $       --    $  312,200    $8,869,799
                                                           ==========    ==========    ==========    ==========

Held-to-Maturity:
   September 30, 2001
     U.S. Government agency obligations .................  $  500,000    $    8,144    $       --    $  508,144
     State and local obligations ........................     400,000         3,988            --       403,988
                                                           ----------    ----------    ----------    ----------
 ........................................................  $  900,000    $   12,132    $       --    $  912,132
                                                           ==========    ==========    ==========    ==========
   September 30, 2000
     U.S. Government agency obligations .................  $6,916,755    $       --    $  211,355    $6,705,400
     State and local obligations ........................     510,000         2,182           291       511,891
                                                           ----------    ----------    ----------    ----------
 ........................................................  $7,426,755    $    2,182    $  211,646    $7,217,291
                                                           ==========    ==========    ==========    ==========

The scheduled contractual maturities of debt securities at September 30, 2001 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                                              AVAILABLE-FOR-SALE           HELD-TO-MATURITY
                                                          --------------------------  --------------------------
                                                            AMORTIZED       FAIR        AMORTIZED       FAIR
                                                              COST          VALUE         COST          VALUE
                                                          --------------------------  --------------------------

Amounts maturing:
   One year or less .....................................  $       --    $       --    $  625,000    $  634,818
   After one year through five years ....................     750,000       749,250       175,000       175,986
   After five years through ten years ...................   5,242,178     5,286,928       100,000       101,328
   After ten years ......................................          --            --            --            --
                                                           ----------    ----------    ----------    ----------
 ........................................................  $5,992,178    $6,036,178    $  900,000    $  912,132
                                                           ==========    ==========    ==========    ==========

Securities available-for-sale were called for redemption for total proceeds of
$10,580,000, resulting in a gross realized gain of $16,326 at September 30,
2001. There were no securities called during 2000.

During 2001, securities available-for-sale were sold for total proceeds of
$236,875 resulting in a gross realized loss of $10,012. There were no securities sold during 2000.

Securities held-to-maturity were called for redemption for total proceeds of
$5,925,000, resulting in a gross realized gain of $5,653 at September 30, 2001.
There were no securities called during 2000.

                                      E-22

NOTE B--INVESTMENT SECURITIES - CONT'D

During 2001, securities held-to-maturity were sold for total proceeds of
$499,000 resulting in a gross realized gain of $6. There were no securities sold during 2000.

Investment securities were pledged to secure deposits as required or permitted by law, with an amortized cost of $1,795,439 and fair value of $1,721,014 at
September 30, 2000. There were no investment securities pledged at September 30,
2001.

NOTE C--MORTGAGE-BACKED SECURITIES

Mortgage-backed securities held-to-maturity consist of the following:

                                                                             GROSS UNREALIZED
                                                            AMORTIZED    ------------------------      FAIR
                                                              COST          GAINS       LOSSES         VALUE
                                                          ------------------------------------------------------

September 30, 2001
   GNMA .................................................  $  474,931    $   14,647    $       --    $  489,578
   FNMA .................................................   1,732,211        25,424            --     1,757,635
   FHLMC ................................................   3,025,259        52,397        20,665     3,056,991
   CMO ..................................................   1,715,243        18,910           156     1,733,997
   SBA ..................................................      21,884           938            --        22,822
                                                           ----------    ----------    ----------    ----------
 ........................................................  $6,969,528    $  112,316    $   20,821    $7,061,023
                                                           ==========    ==========    ==========    ==========

September 30, 2000
   GNMA .................................................  $  325,555    $    5,011    $      470    $  330,096
   FNMA .................................................   1,128,539         2,904        43,427     1,088,016
   FHLMC ................................................   1,620,932         2,995        56,558     1,567,369
   SBA ..................................................      24,125            --         2,006        22,119
                                                           ----------    ----------    ----------    ----------
 ........................................................  $3,099,151    $   10,910    $  102,461    $3,007,600
                                                           ==========    ==========    ==========    ==========

The amortized cost and fair value of mortgage-backed securities at September 30,
2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                                                                        AMORTIZED       FAIR
                                                                                           COST         VALUE
                                                                                      --------------------------

Amounts maturing:
   One year or less ............................................................       $    3,430    $    3,439
   After one year through five years ...........................................          520,306       534,470
   After five years through ten years ..........................................        1,345,886     1,368,051
   After ten years .............................................................        5,099,906     5,155,063
                                                                                       ----------    ----------
 ...............................................................................       $6,969,528    $7,061,023
                                                                                       ==========    ==========

Mortgage-backed securities were pledged to secure deposits as required or permitted by law, with an amortized cost of $2,376,790 and $608,024 and fair value of $2,397,021 and $602,686 at September 30, 2001 and 2000, respectively.

                                      E-23

NOTE D--LOANS RECEIVABLE

Loans receivable consist of the following at September 30:

                                                                 2001           2000
                                                            ----------------------------

Mortgage loans:
   One- to four-family residences .........................  $41,556,932    $39,227,919
   Multi-family ...........................................    3,605,339        910,650
   Commercial .............................................    3,549,015      2,743,993
   Construction ...........................................    1,106,800      1,465,712
   Land ...................................................      297,052        382,273
                                                             -----------    -----------
                                                              50,115,138     44,730,547
  Less undisbursed portion of mortgage loans ..............      536,904        480,733
                                                             -----------    -----------
                                                              49,578,234     44,249,814
Consumer and other loans:
   Savings ................................................      349,192        511,498
   Education ..............................................       23,628         44,802
   Mobile home ............................................       98,072             --
   Other ..................................................      152,242          4,469
                                                             -----------    -----------
                                                                 623,134        560,769
                                                             -----------    -----------
                                                              50,201,368     44,810,583
Less:
   Net deferred loan-origination fees .....................        1,297          1,409
   Allowance for loan losses ..............................      299,100        280,000
                                                             -----------    -----------
                                                                 300,397        281,409
                                                             -----------    -----------
Loans receivable ..........................................  $49,900,971    $44,529,174
                                                             ===========    ===========

In the normal course of business, the Company has made loans to its directors and officers. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and does not involve more than the normal risk of collectibility. The aggregate dollar amount of loans outstanding to directors, officers and employees total approximately $616,000 and $547,000 at September 30, 2001 and 2000,
respectively.

The Company had loans serviced by others amounting to $10,115,013 and $7,077,655 at September 30, 2001 and 2000, respectively.

Allowance for loan losses was $299,100 and $280,000 at September 30, 2001 and
2000, respectively. Provision for loan losses was $19,100 at September 30, 2001 and there was no provision for loan loss at September 30, 2000.

There were no impaired loans at September 30, 2001 and 2000.

There was no allowance for losses on foreclosed real estate at September 30,
2001 and 2000.

                                      E-24

NOTE E--ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consist of the following at September 30:

                                                                     2001          2000
                                                                 --------------------------

Loans .........................................................   $  366,990    $  250,874
Investments securities ........................................      123,592       321,766
Mortgage-backed securities ....................................       45,756        27,756
FHLB stock ....................................................        1,462            --
                                                                  ----------    ----------
                                                                  $  537,800    $  600,396
                                                                  ==========    ==========

NOTE F--PREMISES AND EQUIPMENT

Premises and equipment consist of the following at September 30:

                                                                     2001          2000
                                                                 --------------------------

Land ..........................................................   $   74,340    $   74,340
Building and improvements .....................................    1,006,933     1,000,480
Furniture and equipment .......................................      518,397       493,979
                                                                  ----------    ----------
                                                                   1,599,670     1,568,799
Less accumulated depreciation and amortization ................      569,784       486,409
                                                                  ----------    ----------
                                                                  $1,029,886    $1,082,390
                                                                  ==========    ==========

NOTE G--DEPOSITS

Deposit account balances are summarized as follows at September 30:

                               WEIGHTED
                             AVERAGE RATE                  2001                        2000
                            AT SEPTEMBER 30,    ----------------------------------------------------
                                 2001               AMOUNT          %            AMOUNT          %
                           ------------------   ----------------------------------------------------

NOW ........................      1.95%          $ 2,900,405       4.8%       $ 2,635,832       4.7%
Money Market ...............      3.34             1,860,306       3.0          1,271,609       2.3
Passbook savings ...........      2.50             8,324,709      13.7          7,885,991      14.0
                                                 -----------    ------        -----------    ------
                                  2.50            13,085,420      21.5         11,793,432      21.0

Certificates of deposit:
  3.00 to 3.99% ............      3.49             2,339,671       3.9                 --        --
  4.00 to 4.99% ............      4.64            21,854,885      36.0          3,957,312       7.0
  5.00 to 5.99% ............      5.58            14,236,193      23.4         17,608,359      31.2
  6.00 to 6.99% ............      6.31             7,589,110      12.5         16,883,234      29.9
  7.00 to 7.99% ............      7.00             1,630,254       2.7          6,142,311      10.9
                                                 -----------    ------        -----------    ------
                                  5.28            47,650,113      78.5         44,591,216      79.0
                                                 -----------    ------        -----------    ------
                                  4.68%          $60,735,533     100.0%       $56,384,648     100.0%
                                                 ===========    ======        ===========    ======

                                      E-25

NOTE G--DEPOSITS - CONT'D

The aggregate amount of certificates of deposit with a minimum denomination of
$100,000 was approximately $4,081,183 and $3,449,658 at September 30, 2001 and
2000, respectively. Deposits over $100,000 are not federally insured.

The Company held deposits of approximately $1,780,628 and $1,794,000 for its directors, officers and employees at September 30, 2001 and 2000, respectively.

At September 30, 2001, contractual maturities of certificates of deposit are as follows:

    STATED                                      YEAR ENDED SEPTEMBER 30
 INTEREST RATE             2002           2003           2004           2005          2006
---------------       -------------------------------------------------------------------------

3.00 to 3.99% ......   $ 2,339,671    $        --    $        --    $        --    $        --
4.00 to 4.99% ......    13,693,554      1,078,752      2,342,694        842,180      3,897,705
5.00 to 5.99% ......     9,426,978      1,718,075      1,892,241        482,872        716,027
6.00 to 6.99% ......     1,868,122      3,570,043             --        632,965      1,517,980
7.00 to 7.99% ......     1,630,254             --             --             --             --
                       -----------    -----------    -----------    -----------    -----------
                       $28,958,579    $ 6,366,870    $ 4,234,935    $ 1,958,017    $ 6,131,712
                       ===========    ===========    ===========    ===========    ===========

Interest expense on deposits is as follows:

                                                                   YEAR ENDED SEPTEMBER 30
                                                                     2001            2000
                                                                -----------------------------

NOW, Money Market and Passbook savings accounts ..............   $   340,076     $   368,973
Certificate accounts .........................................     2,728,947       2,272,888
                                                                 -----------     -----------
                                                                 $ 3,069,023     $ 2,641,861
                                                                 ===========     ===========

NOTE H--ADVANCES FROM FEDERAL HOME LOAN BANK OF DES MOINES

Advances from FHLB, with weighted average interest rates and scheduled maturities, consist of the following at September 30:

                                                                       2001          2000
                                                                    -------------------------

6.47% due on or before October 18, 2000 ..........................    $   --     $   500,000
6.35% due on or before December 15, 2000 .........................        --       1,000,000
6.93% due on or before January 29, 2001 ..........................        --       1,000,000
6.87% due on or before February 5, 2001 ..........................        --       1,000,000
6.88% due on or before April 30, 2001 ............................        --         750,000
                                                                      ------     -----------
                                                                      $   --     $ 4,250,000
                                                                      ======     ===========

The Company has signed a blanket pledge agreement with the FHLB under which it can draw advances of unspecified amounts. The Company must hold an unencumbered portfolio of eligible one- to four-family residential mortgages with a book value of not less than 150% of the indebtedness.

                                      E-26

NOTE I--INCOME TAXES

Components of income tax expense are as follows:

                                                                   YEAR ENDED SEPTEMBER 30
                                                                    2001              2000
                                                                 ----------------------------

Current .......................................................   $ 39,800          $103,400
Deferred benefit ..............................................    (19,800)          (25,400)
                                                                  --------          --------
                                                                  $20,000           $ 78,000
                                                                  ========          ========

In addition, the Company recorded deferred income tax to equity relating to unrealized gains and losses on investment securities available-for-sale of
$130,752 and $19,248 for the years ended September 30, 2001 and 2000, respectively.

The provision for income taxes as shown on the consolidated statements of income differs from amounts computed by applying the statutory federal income tax rate of 34% to income before taxes as follows:

                                                                     YEAR ENDED SEPTEMBER 30
                                                                  2001                      2000
                                                         ------------------------------------------------
                                                           AMOUNT          %         AMOUNT          %
                                                         ------------------------------------------------

Income tax expense at statutory rates ................... $ 40,328       34.0%      $ 84,444       34.0%
Increase (decrease) resulting from:
  State income taxes, net of federal benefit ............       --         --          9,900        4.0
  Tax exempt income, net of related expenses ............   (9,253)      (7.8)        (9,859)      (4.0)
  Rate differential from federal graduated tax rates ....  (11,867)     (10.0)        (6,444)      (2.6)
  Other, net ............................................      792        0.7            (41)      (0.0)
                                                          --------      -----       --------      -----
                                                          $ 20,000       16.9%      $ 78,000       31.4%
                                                          ========      =====       ========      =====

Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Temporary differences which give rise to a significant portion of deferred tax assets and liabilities included in other liabilities at September 30 are as follows:

                                                                      2001          2000
                                                                   ------------------------

Deferred tax assets
  Allowance for loan losses ......................................  $84,450       $ 64,100
  Deferred loan fees .............................................      500            500
  Accrued vacation ...............................................   11,100          7,400
  Unearned SBIP ..................................................    4,300          8,500
  Unrealized loss on available-for-sale securities ...............       --        114,750
Deferred tax liabilities
  Depreciation ...................................................  (40,950)       (40,900)
  FHLB stock dividend ............................................  (45,200)       (45,200)
  Unrealized gain on available-for-sale securities ...............  (16,000)            --
                                                                   --------       --------
                          NET DEFERRED TAX ASSET (LIABILITY) ..... $ (1,800)      $109,150
                                                                   ========       ========

                                      E-27

NOTE I--INCOME TAXES - CONT'D

During 1996, the Small Business Job Protection Act (the "Act") was signed into law. The Act eliminated the percentage of taxable income bad debt deductions for thrift institutions for tax years beginning after December 31, 1995. The Act provides that bad debt reserves accumulated prior to 1988 be exempt from recapture. Bad debt reserves accumulated after 1987 are subject to recapture over a six year period. The Bank has provided for deferred income taxes for the reserve recapture after 1987; therefore the impact of this legislation will not have a material effect on the Bank's financial statements.

Prior to the enactment of the Act, the Bank at September 30, 1998, accumulated approximately $1,053,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for income tax purposes only. If any of this amount is used other than to absorb loan losses (which is not anticipated), the amount will be subject to income tax at the current corporate rates.

NOTE J--REGULATORY CAPITAL REQUIREMENTS

The Company is not subject to any separate regulatory capital requirements. The
Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the
Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to insure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier I capital to risk-weighted assets, and Tier I capital to adjusted assets (all as defined in the regulations). Management believes, as of September
30, 2001 that the Bank meets all capital adequacy requirements to which it is subject.

Based on its regulatory capital ratios at September 30, 2001 the Bank is categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table.

                                      E-28

NOTE J--REGULATORY CAPITAL REQUIREMENTS - CONT'D

                                                                                                          TO BE WELL
                                                                                                      CAPITALIZED UNDER
                                                                              FOR CAPITAL             PROMPT CORRECTIVE
                                                      ACTUAL               ADEQUACY PURPOSES          ACTION PROVISIONS
                                              ----------------------   ------------------------   -------------------------
                                                AMOUNT      RATIO        AMOUNT       RATIO         AMOUNT         RATIO
                                              -----------------------------------------------------------------------------
                                                                          (Dollars in thousands)

As of September 30, 2001
   Total Risk-Based Capital
    (to Risk Weighted Assets) ..............    $8,583      24.15%      > $2,843       8.0%        => $3,554        10.0%
   Tier 1 Capital                                                       -

    (to Risk Weighted Assets) ..............     8,284      23.31       >  1,422       4.0         =>  4,201         6.0
   Tier 1 Capital                                                       -

    (to Adjusted Assets) ...................     8,284      11.83       >  2,100       3.0         =>  3,501         5.0
   Tangible Capital                                                     -

    (to Adjusted Assets) ...................     8,284      11.83       >  1,050       1.5
                                                                        -
As of September 30, 2000
   Total Risk-Based Capital
    (to Risk Weighted Assets) ..............    $8,937      26.97%      > $2,651       8.0%        => $3,314        10.0%
   Tier 1 Capital                                                       -

    (to Risk Weighted Assets) ..............     8,657      26.13       >  1,325       4.0         =>  4,214         6.0
   Tier 1 Capital                                                       -

    (to Adjusted Assets) ...................     8,657      12.32       >  2,107       3.0         =>  3,512         5.0
   Tangible Capital                                                     -

    (to Adjusted Assets) ...................     8,657      12.32       >  1,054       1.5               N/A          N/A
                                                                        -

Reconciliation of equity and regulatory risk-based capital is as follows at
September 30:

                                                                        2001         2000
                                                                      ---------------------
                                                                         (In thousands)

Equity .............................................................   $8,312       $8,460
Unrealized (gain) loss on securities, net of taxes .................      (28)         197
General valuation allowance ........................................      299          280
                                                                       ------       ------
Regulatory risk-based capital ......................................   $8,583       $8,937
                                                                       ======       ======

NOTE K--EMPLOYEE BENEFITS

The Company has a 401(k) salary reduction plan that covers all employees meeting specific age and length of service requirements. Under the plan, the Company matches participant contributions at the rate of 50% up to 4% of the participants' annual compensation. Pension costs recognized under the plan totaled $9,907, and $9,500 for the years ended September 30, 2001 and 2000, respectively.

In connection with the conversion from mutual to stock form, the Company established an Employee Stock Ownership Plan ("ESOP") for the benefit of participating employees. Employees are eligible to participate upon attaining age twenty-one and completing one year of service.

                                      E-29

NOTE K--EMPLOYEE BENEFITS - CONT'D

The ESOP borrowed $447,200 from the Company to fund the purchase of 44,720 shares of the Company's common stock. The purchase of shares of the ESOP was recorded in the consolidated financial statements through a credit to common stock and additional paid-in capital with a corresponding charge to a contra equity account for the unreleased shares. The loan is secured solely by the common stock and is to be repaid in equal quarterly installments of principal and interest payable through March, 2009 at an interest rate of 7.75%. The intercompany ESOP note and related interest were eliminated in consolidation.

The Company makes quarterly contributions to the ESOP which are equal to the debt service less dividends on unallocated ESOP shares used to repay the loan.
Dividends on allocated shares will be paid to participants of the ESOP. The ESOP shares are pledged as collateral on the ESOP loan. Shares are released from collateral and allocated to participating employees, based on the proportion of loan principal and interest repaid and compensation of the participants.
Forfeitures will be reallocated to participants on the same basis as other contributions in the plan year. Benefits are payable upon a participant's retirement, death, disability or separation from service.

Effective with the date of the stock conversion the Company adopted Statement of
Position ("SOP") 93-6. As shares are committed to be released from collateral, the Company reports compensation expense equal to the average fair value of the shares committed to be released. Dividends on allocated shares will be charged to stockholders' equity. Dividends on unallocated shares are recorded as a reduction to the ESOP loan. ESOP expense for the year ended September 30, 2001 and 2000 was $43,141 and $35,543 respectively. The fair value of unreleased shares based on the market price of the Company's stock was $339,089 and
$460,896 at September 30, 2001 and 2000 respectively.

The number of ESOP shares are summarized as follows at September 30:

                                                               2001       2000
                                                             -------------------

Shares released for allocation ..........................     11,180      6,708
Unreleased shares .......................................     33,540     38,012
                                                              ------     ------
                                                              44,720     44,720
                                                              ======     ======

The Company has entered into three-year employment agreements with certain members of management. Under the agreements, the Company will pay the members their initial base salaries, which may be increased at the discretion of the
Board of Directors. Additionally, the agreements provide for severance payments if employment is terminated following a change in control. These payments will be equal to 2.99 times their average annual compensation paid during the five years immediately preceding the change in control.

The Board of Directors adopted and the shareholders subsequently approved
(January 27, 2000) the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan
("SBIP"). The purpose of the SBIP is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors of the
Company and Palmyra Savings, with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholder's concerns, and reward employees for outstanding performance.

The SBIP authorizes the granting of options to purchase common stock of the
Company and awards of restricted shares of common stock. Subject to certain adjustments to prevent dilution of awards to participants, the number of shares of common stock reserved for awards under the SBIP is 78,260 shares, consisting of 55,900 shares reserved for options and 22,360 shares reserved for restricted stock awards. All employees and non-employee directors of the Company and its affiliates are eligible to receive awards under the SBIP. The SBIP will be administered by a committee consisting of the Board of Directors.

                                      E-30

NOTE K--EMPLOYEE BENEFITS - CONT'D

On April 6, 2000, the Company granted options for 44,720 shares at $10.25 per share and awarded the 22,360 shares reserved for restricted stock awards.

The options will enable the recipient to purchase stock at the exercise price above. The options will vest over three years following date of grant and are exercisable for up to 10 years. At September 30, 2001, 16,154 share options vested and 1,218 share options were exercised.

The restricted stock award does not require any payment by the recipient and will vest over five years beginning after the award. The Company funded the restricted stock award with Treasury Stock in 2000 which was purchased at a price above the fair market value of the Company's stock at the award date resulting in an increase in additional paid-in capital of $50,310. Amortization of the award resulted in a charge to compensation and benefit expense of $49,614 in 2001 and $22,920 in 2000.

The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize, as expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No.
123 allows entities to disclose pro forma net income and income per share as if the fair value-based method defined in SFAS No. 123 has been applied, while continuing to apply the provisions of Accounting Principles Board ("APB")
Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, under which compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

The Company has elected to apply the recognition provisions of APB Opinion No.
25 and provided the pro forma disclosure provisions of SFAS No. 123. Had compensation expense for the Company's incentive and nonstatutory stock options been determined based upon the fair value of the grant date consistent with the methodology prescribed under SFAS No. 123, the Company's net earnings and diluted earnings per share would have been reduced by approximately $66,031 and
$.17 per share for the year ended September 30, 2001.

Following is a summary of the fair values of options granted using the
Black-Sholes option-pricing model for the year ended September 30, 2001:

Fair value at grant date ..........................................     $7.23
Assumptions:
      Dividend yield ..............................................      0.75%
      Volatility ..................................................     39.37%
      Risk-free interest rate .....................................      6.02%
      Expected life ...............................................  10 years

Pro forma net earnings reflect only options granted, vested and exercised in fiscal 2001. Therefore, the full impact of calculating compensation expense for stock options under SFAS is not reflected in the pro forma net earnings amount presented above because compensation expense is reflected over the options'
vesting period.

NOTE L--INCOME PER SHARE

The shares used in calculation of basic and diluted income per share area as follows:

                                                                 YEAR ENDED SEPTEMBER 30
                                                                   2001           2000
                                                               -------------------------

Weighted average common shares outstanding ..................    373,510        429,317
Stock options and SBIP ......................................     11,659          2,786
                                                                --------       --------
                                                                 385,169        432,103
                                                                ========       ========

                                      E-31

NOTE M--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF
CREDIT RISK

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet customer financing needs. These financial instruments consist principally of commitments to extend credit. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Company's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. The Company does not generally require collateral or other security on unfunded loan commitments until such time that loans are funded.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Such collateral consists primarily of residential properties.

The Company had the following outstanding commitments at September 30:

                                                                                           2001         2000
                                                                                      --------------------------

Undisbursed portion of mortgage loans ..............................................   $  536,904    $  480,733
Undisbursed portion of purchased loans .............................................    1,079,075     1,228,231
Commitments to originate mortgage loans with variable or pending interest rates ....      669,850       392,300
Commitments to originate mortgage loan with fixed interest rate of
 9.25% at September 30, 2000 .......................................................           --        22,000
Commitments to originate consumer loan with fixed interest rate of
 9.50% at September 30, 2001 .......................................................       21,300            --
                                                                                       ----------    ----------
Undisbursed portion of nonmortgage loans ...........................................        5,062         7,686
                                                                                       ----------    ----------
                                                                              TOTAL.   $2,312,191    $2,130,950
                                                                                       ==========    ==========

At September 30, 2001 the Company had made verbal commitments to purchase three loans totaling $3,161,898.

At September 30, 2001 and 2000 the Company had amounts on deposit at banks and federal agencies in excess of federally insured limits of approximately
$3,802,000 and $3,504,000, respectively.

NOTE N--CONVERSION TO STOCK OWNERSHIP

On September 24, 1998, the Board of Directors of the Bank adopted a plan of conversion pursuant to which the Bank converted from a federally-chartered mutual savings bank to a federally-chartered stock savings bank with the concurrent formation of the holding company which acquired all of the common stock of the Bank. On March 31, 1999, the Company sold 559,000 shares of common stock at $10 per share to eligible purchasers, including depositors of the Bank.
Total proceeds from the conversion, after deducting conversion expenses of
$608,237 were $4,981,763 and are reflected as common stock and additional paid-in capital in the accompanying consolidated statements of financial condition. The Company utilized $2,490,252 of the net proceeds to acquire all of the common stock of the Bank. The Company is also authorized to issue 1,000,000 shares of $.01 par value preferred stock. At September 30, 2001, no shares of preferred stock had been issued.

                                      E-32

NOTE N--CONVERSION TO STOCK OWNERSHIP - CONT'D

As part of the conversion, the Bank established a liquidation account for the benefit of eligible depositors who continue to maintain their deposit accounts in the Bank after conversion. In the unlikely event of a complete liquidation of the Bank, and only in such event, each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account in the proportionate amount of the then-current adjusted balance for deposit accounts held before distribution may be made with respect to the Bank's capital stock.
The Bank may not declare or pay a cash dividend to the Company on, or repurchase any of, its capital stock if the effect thereof would cause the retained earnings of the Bank to be reduced below the amount required for the liquidation account. Except for such restrictions, the existence of the liquidation account does not restrict the use of application of retained earnings.

The Bank may not declare or pay cash dividends on, or repurchase any of, its shares of common stock, if the effect would cause stockholder's equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

NOTE O--FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of estimated fair value for financial instruments held by the
Company. Fair value estimates of the Company's financial instruments as of
September 30, 2001 and 2000, including methods and assumptions utilized, are set forth below.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein.

Cash and due from depository institutions: The carrying amounts approximate fair value.

Investment and mortgage-backed securities: Fair value is determined by reference to quoted market prices.

Stock in FHLB: This stock is a restricted asset and its carrying value is a reasonable estimate of fair value.

Loans receivable: The fair value of fixed rate first mortgage loans is estimated by using discounted cash flow analyses, using interest rates currently offered by the Company for loans with similar terms to borrowers of similar credit quality. The carrying value of variable rate first mortgage loans approximate fair value. The fair value of consumer loans is calculated by using the discounted cash flow based upon the current market for like instruments. Fair values for impaired loans are estimated using discounted cash flow analyses.

Accrued interest receivable: The carrying value approximates fair value.

Transaction accounts: Transaction deposits, payable on demand or with maturities of 90 days or less, have a fair value equal to book value.

Certificates of deposit: The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar maturities.

Advances from FHLB: The carrying value approximates fair value.

Advances from borrowers for taxes and insurance: The carrying value approximates fair value.

All other liabilities: The carrying value approximates fair value.

                                      E-33

NOTE O--FAIR VALUE OF FINANCIAL INSTRUMENTS - CONT'D

Off-balance sheet instruments: The fair value of a loan commitment and a letter of credit is determined based on the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the present credit worthiness of the counterparties. Neither the fees earned during the year on these instruments nor their value at year-end are significant to the Company's consolidated financial position.

Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. The valuation techniques employed above involve uncertainties and are affected by assumptions used and judgments regarding prepayments, credit risk, discount rates, cash flows and other factors. Changes in assumptions could significantly affect the reported fair value.

In addition, the fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Also, the fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market. The amounts at September 30, 2001 and 2000, are as follows:

                                                                    2001                    2000
                                                           ---------------------------------------------
                                                            CARRYING    FAIR       CARRYING       FAIR
                                                            AMOUNT      VALUE       AMOUNT        VALUE
                                                           ---------------------------------------------
                                                                      (Dollars in thousands)

ASSETS

  Cash and due from depository institutions ..............  $ 4,185     $ 4,185     $ 3,792     $ 3,792
  Investment securities available-for-sale ...............    6,036       6,036       8,870       8,870
  Investment securities held-to-maturity .................      900         912       7,427       7,217
  Mortgage-backed securities held-to-maturity ............    6,970       7,061       3,099       3,008
  Stock in FHLB ..........................................      427         427         403         403
  Loans receivable, net ..................................   49,901      50,042      44,529      44,397
  Accrued interest receivable ............................      538         538         600         600

LIABILITIES

  Transaction accounts ...................................   13,085      13,085      11,793      11,793
  Certificates of deposit ................................   47,650      48,119      44,591      44,228
  Advances from FHLB .....................................       --          --       4,250       4,250
  Advances from borrowers for property taxes
   and insurance .........................................       55          55          51          51

NOTE P--COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of the management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial position of the Company.

                                      E-34

NOTE Q--CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following condensed balance sheet and condensed statements of income and cash flows for the Company should be read in conjunction with the consolidated financial statements and the notes thereto.

                                                                         SEPTEMBER 30
                                                                      2001           2000
                                                                 -----------------------------

CONDENSED BALANCE SHEET

ASSETS

Cash and cash equivalents ....................................... $   382,696     $   358,296
ESOP note receivable ............................................     365,347         400,038
Investment in subsidiary ........................................   8,312,471       8,459,542
Due from subsidiary .............................................      79,195          51,815
Deferred taxes ..................................................       4,280           8,580
                                                                  -----------     -----------
                                                  TOTAL ASSETS .. $ 9,143,989     $ 9,278,271
                                                                  ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities ............................................. $     7,957     $    15,690
Stockholders' equity ............................................   9,136,032       9,262,581
                                                                  -----------     -----------
                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .. $ 9,143,989     $ 9,278,271
                                                                  ===========     ===========

                                                                     YEAR ENDED SEPTEMBER 30
                                                                      2001            2000
                                                                 -----------------------------

CONDENSED STATEMENT OF INCOME

Interest Income ................................................. $    58,686     $    76,821
Expenses ........................................................     155,951         161,367
                                                                  -----------     -----------
                                         LOSS BEFORE EQUITY IN
                          UNDISTRIBUTED EARNINGS OF SUBSIDIARY ..     (97,265)        (84,546)

Equity in undistributed earnings of subsidiary ..................     174,977         230,611
                                                                  -----------     -----------
                                    INCOME BEFORE INCOME TAXES ..      77,712         146,065
Income tax benefit ..............................................     (20,900)        (24,300)
                                                                  -----------     -----------
                                                    NET INCOME .. $    98,612     $   170,365
                                                                  ===========     ===========

                                      E-35

NOTE Q--CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS - CONT'D

                                                                    YEAR ENDED SEPTEMBER 30
                                                                      2001           2000
                                                                 -----------------------------

CONDENSED STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income ................................................... $    98,612     $   170,365
   Adjustments to reconcile net income
    to net cash provided by operating activities
     Equity in income of the subsidiary .........................    (174,977)       (230,611)
     Deferred income taxes ......................................       4,300          (8,580)
     Stock options exercised ....................................       1,886              --
     Amortization of SBIP .......................................      49,614          22,920
     Change to assets and liabilities
      increasing (decreasing) cash flows
       Due from subsidiary ......................................     (27,380)        (51,815)
       Increase (decrease) in accrued liabilities ...............      (7,733)         (1,709)
                                                                  -----------     -----------
                         NET CASH USED IN OPERATING ACTIVITIES ..     (55,678)        (99,430)

CASH FLOWS FROM FINANCING ACTIVITIES
   Payments of dividends to shareholders ........................    (130,172)       (139,041)
   Payments of dividends from subsidiary ........................     600,000              --
   Proceeds from exercise of stock options ......................      12,485              --
   Purchase of treasury stock ...................................    (436,926)     (1,516,429)
   Principal collected from ESOP ................................      34,691          32,040
                                                                  -----------     -----------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ..      80,078      (1,623,430)
                                                                  -----------     -----------
                                       NET INCREASE (DECREASE)
                                  IN CASH AND CASH EQUIVALENTS ..      24,400      (1,722,860)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ................     358,296       2,081,156
                                                                  -----------     -----------
                    CASH AND CASH EQUIVALENTS AT END OF PERIOD .. $   382,696     $   358,296
                                                                  ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for Income Tax ........................................ $        --     $       374
                                                                  ===========     ===========

Noncash investing and financing activities are as follows:
  Allocation of SBIP shares of common stock ..................... $        --     $   279,500
                                                                  ===========     ===========

                                      E-36

DIRECTORS AND OFFICERS

OFFICERS                                   DIRECTORS

PFSB BANCORP, INC.                         PFSB BANCORP, INC.
AND PALMYRA SAVINGS                        AND PALMYRA SAVINGS

Eldon R. Mette                             L. Edward Schaeffer
President and Chief Executive Officer      Chairman of the Board
                                           Owner, Schaeffer Blacksmith Shop
Ronald L. Nelson                           And Retired Postal Employee
Chief Financial Officer,
Vice President, Treasurer and Secretary    Eldon R. Mette
                                           President and Chief Executive Officer

                                           Mark K. Bross
                                           CFO, Chester Bross Construction Co.

                                           Steve W. Lewis
                                           Mortician and Partner
                                           Lewis Brothers Funeral Chapel, Inc.

                                           James D. Lovegreen
                                           Owner, Lovegreen Motor Co.

                                           Robert M. Dearing
                                           Farmer - Stockman

                                           Albert E. (Jerry) Davis
                                           Retired Businessman

                              CORPORATE INFORMATION

MAIN OFFICE                                SPECIAL COUNSEL

123 W. Lafayette                           Muldoon Murphy & Faucette LLP
Palmyra, Missouri 63461-0072               Washington, D.C. 20016
Telephone (573) 769-2134

BRANCH LOCATIONS                           INDEPENDENT AUDITORS

600 Washington St.                         Moore, Horton & Carlson, P.C.
Canton, Missouri 63435-0309                510 South Muldrow
                                           Mexico, Missouri 65265
180 S. Johnson St.
Kahoka, Missouri 63445-0029

                                      E-37

STOCKHOLDERS' INFORMATION

The Annual Meeting of Stockholders will be held at the main office of Palmyra
Savings, 123 West Lafayette Street, Palmyra, Missouri, on January 24, 2002, at
2:00 p.m., Central Time.

SHAREHOLDER AND GENERAL INQUIRIES      TRANSFER AGENT

Ronald L. Nelson                       Registrar and Transfer Company
PFSB Bancorp, Inc.                     10 Commerce Drive
123 West Lafayette Street              Cranford, New Jersey 07016-3572
Palmyra, Missouri 63461                (800) 368-5948
(573) 769-2134

ANNUAL AND OTHER REPORTS

A COPY OF THE FORM 10-KSB (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE
RECORD DATE FOR VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS UPON WRITTEN
REQUEST TO RONALD L. NELSON, SECRETARY, PFSB BANCORP, INC., 123 WEST LAFAYETTE
STREET, PALMYRA, MISSOURI 63461. THE COMPANY'S FORM 10-KSB IS ALSO AVAILABLE
THROUGH THE SEC'S WORLD WIDE WEB SITE ON THE INTERNET (http://www.sec.gov).

                                      E-38

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB
                                -----------------

(X) QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

For the quarterly period ending   June 30, 2002
                                ---------------

                                       or

( ) TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

For the transition period from __________ to

Commission File Number               0-25355
                       ---------------------

                               PFSB BANCORP, INC.
     ----------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

         Missouri                                            31-1627743
----------------------------                                 ----------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

 123 W. Lafayette St., P.O. Box 72, Palmyra, MO                63461
------------------------------------------------            ------------
(Address of principal executive offices)                     (Zip Code)

      573-769-2134
---------------------------
(Issuer's telephone number)

As of August 14, 2002, there were 418,195 shares of the Registrant's Common
Stock, $.01 par value per share, outstanding.

Transitional Small Business Disclosure Format

                         Yes _______ No ___X___

                                      E-39

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                                   FORM 10-QSB
                                 JUNE 30, 2002

INDEX                                                                       PAGE
-----                                                                       ----

PART I - FINANCIAL INFORMATION
------------------------------

ITEM 1 - FINANCIAL STATEMENTS (UNAUDITED)

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                          E-41

  CONSOLIDATED STATEMENTS OF INCOME                                       E-42

  CONSOLIDATED STATEMENTS OF CASH FLOWS                                   E-43

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              E-44

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS                              E-47

PART II - OTHER INFORMATION
---------------------------

ITEM 1. LEGAL PROCEEDINGS                                                 E-51

ITEM 2. CHANGES IN SECURITIES                                             E-51

ITEM 3. DEFAULTS UPON SENIOR SECURITIES                                   E-51

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS               E-51

ITEM 5. OTHER INFORMATION                                                 E-51

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K                                  E-51

SIGNATURES                                                                E-52

                                      E-40

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (Dollars in thousands)

                                                                                                   June 30,     September 30,
                                                                                                     2002           2001
                                                                                                -----------------------------
ASSETS                                                                                            (Unaudited)    (Unaudited)

   Cash (includes interest-bearing deposits of $5,013 and $3,883, respectively)                   $    5,261     $    4,185
   Investment securities:
       Available-for-sale, at fair value                                                               8,346          6,036
       Held-to-maturity (fair value of $256 and $912, respectively)                                      175            900
   Mortgage-backed securities held-to-maturity (fair value of $5,709 and $7,061, respectively)         5,602          6,970
   Stock in Federal Home Loan Bank of Des Moines ("FHLB")                                                509            427
   Loans receivable, net (allowance for loan losses of $341 and $299 respectively)                    50,128         49,901
   Accrued interest receivable                                                                           499            538
   Premises and equipment                                                                                968          1,030
   Foreclosed Real Estate                                                                                 57             --
   Other assets                                                                                           48             57
                                                                                                  ----------     ----------

                                              TOTAL ASSETS                                        $   71,593     $   70,044
                                                                                                  ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits                                                                                       $   62,060     $   60,736
   Advances from borrowers for property taxes and insurance                                               57             55
   Dividends Payable                                                                                      63             --
   Other liabilities                                                                                     187            117
                                                                                                  ----------     ----------

                                           TOTAL LIABILITIES                                          62,367         60,908

STOCKHOLDERS' EQUITY
   Common stock, $.01 par value per share; 5,000,000 authorized, 559,000 issued                            6              6
   Additional paid-in capital                                                                          4,950          4,937
   Retained earnings-substantially restricted                                                          6,301          6,317
   Accumulated other comprehensive income                                                                 35             28
   Unearned ESOP shares                                                                                 (302)          (335)
   Unearned SBIP shares                                                                                 (119)          (157)
   Treasury stock, at cost (140,805 and 142,048 shares of common stock, respectively)                 (1,645)        (1,660)
                                                                                                  ----------     ----------

                                       TOTAL STOCKHOLDERS' EQUITY                                      9,226          9,136
                                                                                                  ----------     ----------

                               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $   71,593     $   70,044
                                                                                                  ==========     ==========

See accompanying notes to consolidated financial statements.

                                      E-41

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in thousands, except per share amounts)

                                                         Three Months Ended        Nine Months Ended
                                                              June 30,                  June 30,
                                                         2002         2001         2002         2001
                                                      -------------------------------------------------
                                                                        (Unaudited)
INTEREST INCOME
   Mortgage loans                                      $    916     $    883     $  2,774     $  2,582
   Consumer and other loans                                   6            9           18           32
   Interest-bearing deposits                                  2           19           27           88
   Investment securities                                    126          202          328          697
   Mortgage-backed securities                                86           57          285          155
                                                       --------     --------     --------     --------

TOTAL INTEREST INCOME                                  $  1,136     $  1,170     $  3,432     $  3,554

INTEREST EXPENSE
   Deposits                                                 573          763        1,855        2,321
   Advances from FHLB                                        --            5           --           93
                                                       --------     --------     --------     --------

TOTAL INTEREST EXPENSE                                 $    573     $    768     $  1,855     $  2,414
                                                       --------     --------     --------     --------

NET INTEREST INCOME                                         563          402        1,577        1,140

PROVISION FOR LOAN LOSSES                                    --            8           41            8
                                                       --------     --------     --------     --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES         563          394        1,536        1,132

NON-INTEREST INCOME
   Service charges and other fees                            19           17           69           49
   Loss from foreclosed assets                              (10)         (19)         (17)         (32)
   Gain from sale of investments                              1            8            3           10
   Other income                                               1           12           11           28
                                                       --------     --------     --------     --------

TOTAL NON-INTEREST INCOME                                    11           18           66           55

NON-INTEREST EXPENSE
   Employee salaries and benefits                           214          194          637          604
   Occupancy costs                                           42           43          126          131
   Advertising                                               12           11           34           33
   Data processing                                           24           23           77           72
   Federal insurance premiums                                 3            4            8            8
   Professional fees                                        105           25          261          110
   Directors' fees                                           20           19           55           52
   Other expenses                                            82           49          204          158
                                                       --------     --------     --------     --------

TOTAL NON-INTEREST EXPENSE                                  502          368        1,402        1,168
                                                       --------     --------     --------     --------

INCOME BEFORE INCOME TAXES                                   72           44          200           19

INCOME TAXES (INCOME TAX BENEFIT)                            58            9           90           (4)
                                                       --------     --------     --------     --------

NET INCOME                                             $     14     $     35     $    110     $     23
                                                       ========     ========     ========     ========

BASIC INCOME PER SHARE                                 $   0.04     $   0.10     $   0.30     $   0.06
                                                       ========     ========     ========     ========
DILUTED INCOME PER SHARE                               $   0.03     $   0.09     $   0.28     $   0.06
                                                       ========     ========     ========     ========

See accompanying notes to Consolidated Financial Statements

                                      E-42

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                         Nine Months Ended
                                                                                              June 30
                                                                                         2002         2001
                                                                                      -----------------------
                                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                                             $    110     $     23
   Adjustments to reconcile net income to net cash provided by operating activities
   Depreciation and amortization                                                             66           63
   Amortization of premiums and discounts                                                     4           (1)
   Provisions for loan losses                                                                42           --
   Gain on sale of investments                                                               (3)         (10)
   Loss on sale of foreclosed real estate                                                    16           28
   ESOP shares released                                                                      45           40
   Amortization of SBIP                                                                      37           31
   Stock Option Expense                                                                       3           --
   Changes to assets and liabilities increasing (decreasing) cash flows
      Accrued interest receivable                                                            39          115
      Other assets                                                                           11           90
      Other liabilities                                                                      67         (106)
                                                                                       --------     --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   437          273

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities and calls of investment securities, held-to-maturity            725        5,189
   Purchase of investment securities, available-for-sale                                 (8,045)      (6,868)
   Proceeds from maturities and calls of investment securities, available-for-sale        5,747        8,437
   Purchase of mortgage-backed securities                                                  (978)      (2,098)
   Principal collected on mortgage-backed securities                                      2,340          437
   Purchase of FHLB Stock                                                                   (83)         (24)
   Loans originated, net of repayments                                                    1,700         (807)
   Purchase of mortgage loans                                                            (2,079)      (2,071)
   Proceeds from sale of education loans                                                     37           41
   Purchase of premises and equipment                                                        (4)         (24)
   Proceeds from sales of foreclosed real estate                                              1           76
   Expenditures on foreclosed real estate                                                    --            2
                                                                                       --------     --------

NET CASH USED BY INVESTING ACTIVITIES                                                  $   (639)    $  2,290

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                                                               1,325        2,911
   Advances from FHLB
      Borrowings                                                                             --           --
      Repayments                                                                             --       (4,250)
  Net increase in advances for taxes and insurance                                            2            4
  Proceeds from exercise of stock options                                                    13           --
  Dividends paid                                                                            (62)         (68)
  Purchase of treasury stock                                                                 --         (422)
                                                                                       --------     --------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                       $  1,278     $ (1,825)
                                                                                       --------     --------
NET INCREASE IN CASH                                                                      1,076          738
CASH, BEGINNING OF PERIOD                                                                 4,185        3,792
                                                                                       --------     --------
CASH, END OF PERIOD                                                                    $  5,261     $  4,530
                                                                                       ========     ========

See accompanying notes to Consolidated Financial Statements

                                      E-43

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--Basis of Presentation
-----------------------------

The accompanying unaudited, consolidated financial statements have been prepared by PFSB Bancorp, Inc. (the "Company") in accordance with instructions to Form
10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation are reflected in the June 30, 2002, interim financial statements.

The results of operations for the period ended June 30, 2002, are not necessarily indicative of the operating results for the full year. The accompanying consolidated financial statements and related notes of PFSB
Bancorp, Inc. should be read in conjunction with the audited financial statements and related notes included in the Company's Annual Report for the year ended September 30, 2001.

NOTE B--Formation of Holding Company and Conversion to Stock Form
-----------------------------------------------------------------

On March 31, 1999, the Company became the holding company for Palmyra Savings
(the "Bank) upon the Bank's conversion from a federally chartered mutual savings association to a federally chartered capital stock savings bank. The conversion was accomplished through the sale and issuance by the Company of 559,000 shares of common stock at $10 per share. Proceeds from the sale of common stock, net of expenses incurred of $608,237, were $4,981,763, inclusive of $447,200 related to shares held by Palmyra Savings' Employee Stock Ownership Plan ("ESOP").

NOTE C--Net Income (Loss) Per Share
-----------------------------------

Basic income per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

                                                      Three Months Ended       Nine Months Ended
                                                           June 30,                June 30,
                                                       2002         2001       2002        2001
                                                    ----------------------------------------------
                                                    (In thousands, except   (In thousands, except
                                                      per share amounts)      per share amounts)
Basic earnings per share:

   Income (loss) available to common shareholders    $     14    $     35    $    110    $     23
                                                     ========    ========    ========    ========

   Average common shares outstanding                      375         367         370         381
                                                     ========    ========    ========    ========

   Basic income (loss) per share                     $   0.04    $   0.10    $   0.30    $   0.06
                                                     ========    ========    ========    ========

   Diluted income (loss) per share                   $   0.03    $   0.09    $   0.28    $   0.06
                                                     ========    ========    ========    ========

                                      E-44

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE D--Employee Stock Ownership Plan
-------------------------------------

In connection with the conversion to stock form, Palmyra Savings established an
ESOP for the exclusive benefit of participating employees (all salaried employees who have completed at least 1000 hours of service in a twelve-month period and have attained the age of 21). The ESOP borrowed funds from the
Company in an amount sufficient to purchase 44,720 shares (8% of the Common
Stock issued in the stock offering). The loan is secured by the shares purchased and will be repaid by the ESOP with funds from contributions made by Palmyra
Savings, dividends received by the ESOP and any other earnings on ESOP assets.
Contributions will be applied to repay interest on the loan first, and then the remainder will be applied to principal. The loan is expected to be repaid in approximately 10 years. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid.
Contributions to the ESOP and shares released from the suspense account are allocated among participants in proportion to their compensation relative to total compensation of all active participants. Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year, beginning upon the completion of two years of service. Vesting is accelerated upon retirement, death or disability of the participant. Forfeitures will be reallocated to remaining plan participants. Benefits may be payable upon retirement, death, disability or separation from service. Since Palmyra Savings'
annual contributions are discretionary, benefits payable under the ESOP cannot be estimated.

The Company accounts for its ESOP in accordance with Statement of Position
("SOP") 93-6, Employers Accounting for Employee Stock Ownership Plans.
Accordingly, the debt of the ESOP is eliminated in consolidation and the shares pledged as collateral are reported as unearned ESOP shares in the consolidated statements of financial condition. Contributions to the ESOP shall be sufficient to pay principal and interest currently due under the loan agreement. As shares are committed to be released from collateral, the Company reports compensation expense equal to the average market price of the shares for the respective period, and the shares become outstanding for earnings per share computations.
Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.

A summary of ESOP shares at June 30, 2002 is as follows:

   Shares committed for release                                            2,236
   Shares released                                                        12,298
   Unreleased shares                                                      30,186
                                                                       ---------

                                                TOTAL                     44,720
                                                                       =========

   Fair value of unreleased shares                                     $ 617,606
                                                                       =========

NOTE E--Stock Based Compensation Plans
--------------------------------------

The Board of Directors adopted, and the shareholders subsequently approved on
January 27, 2000, the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan
("SBIP"). The purpose of the SBIP is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors of the
Company and Palmyra Savings, with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholder's concerns, and reward employees for outstanding performance.

The SBIP authorizes the granting of options to purchase common stock of the
Company and awards of restricted shares of common stock. Subject to certain adjustments to prevent dilution of awards to participants, the number of shares of common stock reserved for awards under the SBIP is 78,260 shares, consisting of 55,900 shares reserved for options and 22,360 shares reserved for restricted stock awards. All employees and non-employee directors of the Company and its affiliates are eligible to receive awards under the SBIP. The SBIP is administered by a committee consisting of members of the Board of Directors who are not employees of the Company or its affiliates.

                                      E-45

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

On April 6, 2000, the Company granted options for 44,720 shares at $10.25 per share and awarded the 22,360 shares of restricted stock pursuant to the SBIP.

The options will enable the recipient to purchase stock at the exercise price above. The options vest over three years following the date of grant and are exercisable for up to 10 years. As of June 30, 2002, options for 31,059 shares had vested, and options for 2,461 shares were exercised.

The restricted stock awards do not require any payment by the recipient and vest over five years following the date of the award. The Company funded the restricted stock awards with Treasury Stock which was purchased at a price above the fair market value of the Company's stock at the award date resulting in an increase in additional paid-in capital of $50,310. Amortization of the awards resulted in a charge to compensation and benefit expense of $10,478 for the three month period ended June 30, 2002.

The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize, as expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No.
123 allows entities to disclose pro forma net income and income per share as if the fair value-based method defined in SFAS No. 123 has been applied, while continuing to apply the provisions of Accounting Principles Board ("APB")
Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, under which compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation" the
Company has elected to apply the recognition provisions of Accounting Principles
Board Opinion No. 25, under which compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Accordingly, adoption of SFAS No. 123 will have no impact on the
Company's consolidated financial position or results of operations.

NOTE F--Comprehensive Income
----------------------------

On October 1, 1998 the Company adopted the provisions of Statement of Financial
Accounting Standards No. 130, "Reporting Comprehensive Income", which established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. For the three and nine month periods ended
June 30, 2002 and 2001, unrealized holding gains and losses on investments in debt and equity securities available-for-sale were the Company's only other comprehensive income component.

Comprehensive income for the three and nine month periods ended June 30, 2002 and 2001 is summarized as follows:

                                                             Three Months Ended         Nine Months Ended
                                                                  June 30,                  June 30,
                                                              2002         2001         2002        2001
                                                           -------------------------------------------------
                                                            (Dollars in thousands)    (Dollars in thousands)

Net Income (loss)                                           $     14     $     35     $    110     $     23

Other comprehensive income:
  Net unrealized holding gains (losses) on investments
   in debt and equity securities available-for-sale              162          (58)          10          151

  Adjustments for net securities (gains) losses realized
   in net income, net of applicable income taxes                  (1)          (5)          (3)          (6)
                                                            --------     --------     --------     --------

Total other comprehensive income (loss)                     $    175     $    (28)    $    117     $    168
                                                            ========     ========     ========     ========

                                      E-46

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS
--------------------------

This report contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather they are statements based on PFSB Bancorp, Inc.'s (the "Company's") current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as
"expects," "believes," "anticipates," "intends," and similar expressions.
Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results; performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.

GENERAL
-------

The Company is a Missouri corporation that was organized for the purpose of becoming the holding company for Palmyra Savings ("Bank") upon the Bank's conversion from a federal mutual savings association to a federal stock savings bank. The Bank's conversion was completed on March 31, 1999. The Bank's business consists principally of attracting retail deposits from the general public and using these funds to originate and purchase residential mortgage loans generally located in Missouri.

The Company's operating results depend primarily on its net interest income, which is the difference between the income it receives from its loans and investments, and the interest paid on deposits and borrowings. Non-interest income and expenses also affect the Company's operating results. Non-interest income would include such items as loan service fees, service charges, and other fees. Non-interest expense would include such items as salaries and benefits, occupancy costs, data processing expenses, and other expenses.

The discussion and analysis included herein covers material changes in results of operations during the three month periods ended June 30, 2002 and 2001 as well as those material changes in liquidity and capital resources that have occurred since September 30, 2001.

MERGER
------

Pursuant to an Agreement and Plan of Merger dated as of June 4, 2002, by and between the Company and First Federal Bancshares, Inc. ("First Federal
Bancshares"), the Company has agreed to merge with First Federal Bancshares with
First Federal Bancshares being the surviving corporation. As a result of this transaction, the Company and Palmyra Savings will cease to exist. First Federal
Bancshares intends to operate Palmyra Savings' three locations as branches of
First Federal Bank, the sole subsidiary of First Federal Bancshares. Under the terms of the merger agreement, shareholders of the Company will be entitled to receive either $21.00 in cash, shares of First Federal Bancshares common stock, or a combination of both in exchange for each share of the Company's common stock.

FINANCIAL CONDITION AT JUNE 30, 2002 AND SEPTEMBER 30, 2001
-----------------------------------------------------------

Total assets increased $1.5 million to $71.6 million at June 30, 2002. There was a $1.1 million increase in cash and interest bearing deposits, a $1.6 million increase in investment securities, a $1.4 million decrease in mortgage-backed securities, a $82,000 increase in FHLB Stock, a $227,000 increase in loans receivable, a $39,000 decrease in accrued interest receivable, a $62,000 decrease in premises and equipment, a $57,000 increase in foreclosed real estate, and a $9,000 decrease in other assets. There were $5.7 million in securities which were called or matured in the period, $747,750 which were sold, and $8.0 million in securities which were purchased. The increases in cash and interest bearing deposits, investment securities, and loans receivable were primarily funded by a $1.3 million increase in deposits. Five properties were foreclosed and two were sold during the period.

                                      E-47

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                   (Continued)

Total liabilities increased $1.5 million to $62.4 million at June 30, 2002 as compared to September 30, 2001. The increase was due to an increase in deposits of $1.3 million, an increase in advances for taxes and insurance of $2,000, an increase in dividends payable of $63,000, and an increase in other liabilities of $70,000.

Stockholders' equity at June 30, 2002 increased $90,000 to $9.2 million or 12.9%
of total assets as compared to September 30, 2001. The majority of the $16,000 increase in retained earnings was due to earnings of $110,000 and dividends of
$125,000. Other components contributing to the change in stockholders' equity were an increase in additional paid-in capital of $13,000, a decrease in unrealized losses on securities of $7,000, a decrease in unearned ESOP and SBIP shares of $71,000, and a decrease in treasury stock of $15,000 due to the exercise of stock options.

Non-performing assets include non-accrual loans, loans 90 days or more delinquent and still accruing interest, foreclosed real estate and other repossessed assets. The following table presents non-performing assets at the dates indicated.

                                                                             June 30,    September 30,
                                                                               2002          2001
                                                                            ---------------------------

        Non-accrual loans ............................................        $  215        $  339
        Loans past due 90 days or more and still accruing interest ...            --            73
        Foreclosed real estate and other repossessed assets ..........            57            --
                                                                              ------        ------
             Total non-performing assets .............................        $  272        $  412
                                                                              ======        ======

Non-accrual loans at June 30, 2002 and September 30, 2001 consisted primarily of residential real estate loans. All non-accrual loans are classified as substandard. As of June 30, 2002, one current loan was classified as $92,000 substandard and $5,000 loss due to value of the collateral securing the loan.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND 2001
-----------------------------------------------------------------------

NET INCOME - Net income decreased $21,000 to $14,000 for the quarter ended June
30, 2002 as compared to $35,000 for the quarter ended June 30, 2001. Diluted income per share decreased from $0.09 for the 2001 quarter end to $0.03 for the
2002 quarter end.

NET INTEREST INCOME - Net interest income increased $161,000 to $563,000 for the three months ended June 30, 2002. Interest income decreased $34,000 for the three month period ended June 30, 2002 as compared to the three month period ended June 30, 2001, while interest expense decreased $195,000, resulting in an increase in net interest income of $161,000. The increase in interest income was due to an increase in loans receivable of $2.8 million along with an increase in mortgage-backed investments of $845,000, partially offset by a decrease in investment securities of $1.3 million. Interest expense decreased $195,000 from the three month period ended June 30, 2002 as compared to the same period ended
June 30, 2001. This was primarily due to the decrease in deposit expense of
$190,000 along with a decrease in interest expense on FHLB advances of $5,000.
Although there was a $2.8 million increase in deposits, primarily in certificates of deposit, interest expense on deposits decreased $190,000 due to a decrease in the cost of deposits from 5.11% to 3.67% from June 30, 2001 to
June 30, 2002. The decrease in interest on FHLB advances was due to the repayment of all FHLB advances in the prior fiscal year.

PROVISION FOR LOAN LOSSES - The provision for loan losses decreased $8,000 from
June 30, 2001 to June 30, 2002. The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

                                      E-48

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                   (Continued)

Management applies its normal loan review procedures in determining when a loan is impaired. All nonaccrual loans are considered impaired except those classified as small-balance homogeneous loans which are collectively evaluated for impairment. The Company considers all one-to four-family residential mortgage loans, residential construction loans, and all consumer and other loans to be smaller homogeneous loans. Impaired loans are assessed individually and impairment identified when the accrual of interest has been discontinued, loans have been restructured or management has serious doubts about the future collectibility of principal and interest, even though the loans are currently performing. Factors considered in determining impairment include, but are not limited to, expected future cash flow, the financial condition of the borrower and current economic conditions. The Company measures each impaired loan based on the fair value of its collateral and charges off those loans or portions of loans deemed uncollectible. Management has elected to continue to use its existing nonaccrual methods for recognizing interest income on impaired loans.

NONINTEREST INCOME - Total noninterest income decreased $7,000 to $11,000 for
June 30, 2002. Service charges and other fees increased $2,000 for the three month period ended June 30, 2002 as compared to the three month period ended
June 30, 2001. Also contributing to this decrease was a decrease in loss from foreclosed assets of $9,000, a decrease in gain from sale of investments of
$7,000, and a decrease in other income of $11,000.

NONINTEREST EXPENSE - Total noninterest expense increased $134,000 to $502,000 for June 30, 2002. Of this increase, $80,000 was due to an increase in professional fees primarily due to the pending merger, $20,000 was due to an increase in employee's salaries and benefits, and $33,000 was due to an increase in other expenses.

INCOME TAXES - Income taxes increased from $9,000 for the quarter ended June 30,
2001 to $58,000 for the quarter ended June 30, 2002 primarily due to $64,000 in non tax deductible expenses relating to the pending merger.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2002 AND 2001
----------------------------------------------------------------------

NET INCOME - Net income increased $87,000 to $110,000 for the nine month period ended June 30, 2002 as compared to net income of $23,000 for the same period ended June 30, 2001. Diluted income per share increased from $0.06 for the 2001 period end to $0.28 for the 2002 period end.

NET INTEREST INCOME - Net interest income increased $437,000 to $1.6 million for the nine months ended June 30, 2002. Interest income decreased $122,000 for the nine month period ended June 30, 2002 as compared to the nine month period ended
June 30, 2001, while interest expense decreased $559,000, resulting in the increase net interest income of $437,000. The increase in interest income was due to an increase in loans receivable of $2.8 million along with an increase in mortgage-backed investments of $845,000, partially offset by a decrease in investment securities of $1.3 million. Interest expense decreased $559,000 from the nine month period ended June 30, 2002 as compared to the same period ended
June 30, 2001. This was primarily due to the decrease in deposit expense of
$466,000 along with a decrease in interest expense on FHLB advances of $93,000.
Although there was a $2.8 million increase in deposits, primarily certificates of deposit, interest expense on deposits decreased $466,000 due to a decrease in the cost of deposits from 5.11% to 3.67% from June 30, 2001 to June 30, 2002.
The decrease in interest on FHLB advances was due to the repayment of all FHLB advances in the prior fiscal year.

PROVISION FOR LOAN LOSSES - The provision for loan losses increased $33,000 from
June 30, 2001 to June 30, 2002. The majority of the increase was due to an increase in 1-4 family non-owner occupied loans and commercial loans for the nine month period ended June 30, 2002. The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions.
Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

                                      E-49

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                   (Continued)

NONINTEREST INCOME - Total noninterest income increased $11,000 to $66,000 for
June 30, 2002. Service charges and other fees increased $20,000 for the nine month period ended June 30, 2002 as compared to the nine month period ended June
30, 2001. There was a decrease in loss from foreclosed assets of $15,000, offset by a decrease in gain from sale of investments of $7,000 and a decrease in other income of $17,000.

NONINTEREST EXPENSE - Total noninterest expense increased $234,000 to $1.4 million for June 30, 2002. Of this increase, $33,000 was due to an increase in employee salaries and benefits, $151,000 was due to an increase in professional fees primarily relating to the pending merger, and $46,000 was due to an increase in other expenses.

INCOME TAXES - Income taxes increased from a $4,000 tax benefit for the nine months ended June 30, 2001 to a $90,000 tax expense for the same period ended
June 30, 2002 primarily due to $108,000 in non tax deductible expenses relating to the pending merger.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

The Company's primary sources of funds are maturities and prepayments of investment securities, customer deposits, proceeds from principal and interest payments on loans and Federal Home Loan Bank of Des Moines advances. While investment securities maturities and scheduled amortization of loans are a predictable source of funds, deposit flows, investment securities prepayments and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

Palmyra Savings must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. Palmyra Savings generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At June 30, 2002, cash and interest-bearing deposits totaled $5.3 million, or 7.4% of total assets. Investment securities classified as available-for-sale totaled $8.3 million at June 30, 2002.

The Bank's primary investing activity is the origination and purchase of one- to four-family mortgage loans. At June 30, 2002, the Bank had outstanding loan commitments totaling $1.5 million and had undisbursed loans in process totaling
$639,000. Certificates of deposit that are scheduled to mature in less than one year from June 30, 2002 totaled $28.7 million. Historically, the Bank has been able to retain a significant amount of its deposits as they mature. Management believes it has adequate resources to fund all loan commitments from the cash inflow from savings deposits, loan payments and maturities of investment securities. Management also has the ability to obtain advances from the Federal
Home Loan Bank to supplement liquidity.

Office of Thrift Supervision regulations require Palmyra Savings to maintain specific amounts of regulatory capital. As of June 30, 2002, Palmyra Savings complied with all regulatory capital requirements stated below. The following table summarizes Palmyra Savings' capital ratios and the ratios required by regulation at June 30, 2002.

                                                                                 To Be Well Capitalized
                                                             For Capital         Under Prompt Corrective
                                      Actual              Adequacy Purposes         Action Provisions
                                 ----------------         -----------------         ----------------
                                 Amount     Ratio         Amount      Ratio         Amount     Ratio
                                 ------     -----         ------      -----         ------     -----
                                                       (Dollars in thousands)
As of June 30, 2002
  Total Risk-Based Capital
  (to Risk Weighted Assets)      $8,981     24.22%        $2,967       8.0%         $3,708     10.0%
  Tier 1 Capital
  (to Risk Weighted Assets)      $8,646     23.32%        $1,483       4.0%         $2,225      6.0%
  Tier 1 Capital
  (to Adjusted Assets)           $8,646     12.07%        $2,149       3.0%         $3,581      5.0%
  Tangible Capital
  (to Adjusted Assets)           $8,646     12.07%        $1,074       1.5%         N/A         N/A

                                      E-50

                       PFSB BANCORP, INC. AND SUBSIDIARIES
                           PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

Neither the Company nor Palmyra Savings is a party to any material legal proceedings at this time. From time to time Palmyra Savings is involved in various claims and legal actions arising in the ordinary course of business.

ITEM 2. CHANGES IN SECURITIES

None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

ITEM 5. OTHER INFORMATION

None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

a.      Exhibits

        3.1 Articles of Incorporation of PFSB Bancorp, Inc.*

        3.2 Bylaws of PFSB Bancorp, Inc.*

        4.0 Form of Stock Certificate of PFSB Bancorp, Inc.*

        10.1 Employment Agreement with Eldon R. Mette * *

        10.2 Employment Agreement with Ronald L. Nelson * *

        10.3 PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan * * *

        99.1 Chief Executive Officer Certification

        99.2 Chief Financial Officer Certification

b.      Reports on Form 8-K

        On June 6, 2002, the Company filed a Current Report on Form 8-K disclosing that it had entered into an Agreement and Plan of Merger with
        First Federal Bancshares, Inc. pursuant to which the Company will merge with and into First Federal Bancshares, Inc. The Agreement and Plan of
        Merger and the press release announcing the merger were filed as exhibits.

*       Incorporated by reference from the Form SB-2 (Registration No.
        333-69191), as amended, as filed on December 18, 1998.

* *     Incorporated by reference from the Form 10-QSB for the quarter ended
        March 31, 1999, as filed on May 17, 1999.

* * *   Incorporated by reference from the Definitive Proxy Statement for the
        2000 Annual Meeting of Stockholders, as filed on December 15, 1999.

                                      E-51

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PFSB Bancorp, Inc.

       Date: August 14, 2002        By:/s/ Eldon R. Mette
                                       -----------------------------------------
                                           Eldon R. Mette
                                           President and Chief Executive Officer

       Date: August 14, 2002        By:/s/ Ronald L. Nelson
                                       -----------------------------------------
                                           Ronald L. Nelson
                                           Vice President, Treasurer
                                           And Secretary

                                      E-52

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Article TENTH of the Certificate of Incorporation of First Federal Bancshares, Inc. requires indemnification of officers and directors as follows:

            TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be

II-1

twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Director and Officer Insurance Policy

     First Federal Bancorp, Inc. maintains standard insurance coverage for its directors and officers. Such insurance coverage limits the payment of claims arising from covered actions to directors and officers to $1,000,000 per occurrence.

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Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

2.0	Agreement and Plan of Merger, dated as of June 4, 2002, by and between First Federal Bancshares, Inc. and PFSB Bancorp, Inc. (included as Appendix A to the proxy statement-prospectus contained in this Registration Statement).

3.1	Certificate of Incorporation of First Federal Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to First Federal Bancshares Inc.’s Registration Statement on Form SB-2, initially filed on May 5, 2000, Registration No. 333-36368).

3.2	Bylaws of First Federal Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to First Federal Bancshares, Inc.’s Annual Report on Form 10-KSB filed March 28, 2002).

4.0	Specimen Stock Certificate of First Federal Bancshares, Inc. (incorporated herein by reference to Exhibit 4.0 to First Federal Bancshares, Inc.’s Registration Statement on Form SB-2, initially filed on May 5, 2000, Registration No. 333-36368).

5.0	Opinion of Muldoon Murphy & Faucette LLP regarding legality.

8.1	Opinion of Muldoon Murphy & Faucette LLP regarding tax matters.

8.2	Opinion of Jenkens & Gilchrist, P.C. regarding tax matters.

10.1	Employment Agreement between First Federal Bancshares, Inc. and James J. Stebor (incorporated herein by reference to Exhibit 10.1 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.2	Employment Agreement between First Federal Bank and James J. Stebor (incorporated herein by reference to Exhibit 10.2 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.3	First Federal Bank Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10.3 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.4	First Federal Bank Employee Severance Compensation Plan (incorporated herein by reference to Exhibit 10.4 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.5	First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan (incorporated herein by reference to Exhibit 10.5 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed August 13, 2001).

10.6	Non-Competition and Consulting Agreement by and between First Federal Bank and Eldon R. Mette (including side letter) (previously filed).

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21.0	List of Subsidiaries (incorporated herein by reference to Exhibit 21.0 to First Federal Bancshares, Inc.’s Annual Report on Form 10-KSB filed March 28, 2002).

23.1	Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 5.0).

23.2	Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 8.1).

23.3	Consent of Jenkens & Gilchrist, P.C. (included in Exhibit 8.2).

23.4	Consent of Crowe, Chizek & Company LLP.

23.5	Consent of Moore, Horton & Carlson, P.C.

23.6	Consent of RP Financial, L.C.

24.0	Powers of Attorney (previously filed).

99.1	Opinion of RP Financial, LC. (included as Appendix B to the proxy statement-prospectus contained in this Registration Statement).

99.2	Form of proxy materials of PFSB Bancorp, Inc.

99.3	Consent of Eldon R. Mette (previously filed).

99.4	Cover letter for Election Form.

99.5	Election Form and Letter of Transmittal.

99.6	Notice of Guaranteed Delivery.

99.7	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (previously filed).

Item 22. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the

II-4

low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	(1)	The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The undersigned Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, First Federal Bancshares, Inc., the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colchester, State of Illinois, on October 1, 2002.

FIRST FEDERAL BANCSHARES, INC. By: /s/ James J. Stebor —————————————— James J. Stebor President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2002.
Name	Title
/s/ James J. Stebor —————————— James J. Stebor	President, Chief Executive Officer and Director (principal executive officer)

/s/ Cathy D. Pendell —————————— Cathy D. Pendell	Treasurer (principal financial and accounting officer)

* —————————— Franklin M. Hartzell	Chairman of the Board

* —————————— B. Bradford Billings	Director

* —————————— Murrel Hollis	Director

* —————————— Gerald L. Prunty	Director

* —————————— Dr. Stephan L. Roth	Director

* —————————— Richard D. Stephens	Director

     *Pursuant to the Power of Attorney included as part of the signature page to the Registration Statement on Form S-4 for First Federal Bancshares, Inc. filed on August 9, 2002.

/s/ James J. Stebor —————————— James J. Stebor	President, Chief Executive Officer and Director

EXHIBIT INDEX

2.0	Agreement and Plan of Merger, dated as of June 4, 2002, by and between First Federal Bancshares, Inc. and PFSB Bancorp, Inc. (included as Appendix A to the proxy statement-prospectus contained in this Registration Statement).

3.1	Certificate of Incorporation of First Federal Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to First Federal Bancshares Inc.’s Registration Statement on Form SB-2, initially filed on May 5, 2000, Registration No. 333-36368).

3.2	Bylaws of First Federal Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to First Federal Bancshares, Inc.’s Annual Report on Form 10-KSB filed March 28, 2002).

4.0	Specimen Stock Certificate of First Federal Bancshares, Inc. (incorporated herein by reference to Exhibit 4.0 to First Federal Bancshares, Inc.’s Registration Statement on Form SB-2, initially filed on May 5, 2000, Registration No. 333-36368).

5.0	Opinion of Muldoon Murphy & Faucette LLP regarding legality.

8.1	Opinion of Muldoon Murphy & Faucette LLP regarding tax matters.

8.2	Opinion of Jenkens & Gilchrist, P.C. regarding tax matters.

10.1	Employment Agreement between First Federal Bancshares, Inc. and James J. Stebor (incorporated herein by reference to Exhibit 10.1 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.2	Employment Agreement between First Federal Bank and James J. Stebor (incorporated herein by reference to Exhibit 10.2 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.3	First Federal Bank Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10.3 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.4	First Federal Bank Employee Severance Compensation Plan (incorporated herein by reference to Exhibit 10.4 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed November 14, 2000).

10.5	First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan (incorporated herein by reference to Exhibit 10.5 to First Federal Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed August 13, 2001).

10.6	Non-Competition and Consulting Agreement by and between First Federal Bank and Eldon R. Mette (including side letter) (previously filed).

21.0	List of Subsidiaries (incorporated herein by reference to Exhibit 21.0 to First Federal Bancshares, Inc.’s Annual Report on Form 10-KSB filed March 28, 2002).

23.1	Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 5.0).

23.2	Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 8.1).

23.3	Consent of Jenkens & Gilchrist, P.C. (included in Exhibit 8.2).

23.4	Consent of Crowe, Chizek & Company LLP.

23.5	Consent of Moore, Horton & Carlson, P.C.

23.6	Consent of RP Financial, L.C.

24.0	Powers of Attorney (previously filed).

99.1	Opinion of RP Financial, LC. (included as Appendix B to the proxy statement-prospectus contained in this Registration Statement).

99.2	Form of proxy materials of PFSB Bancorp, Inc.

99.3	Consent of Eldon R. Mette (previously filed).

99.4	Cover letter for Election Form.

99.5	Election Form and Letter of Transmittal.

99.6	Notice of Guaranteed Delivery.

99.7	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (previously filed).